UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Seagate Technology Holdings public limited company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

August 30, 2021

Dear Fellow Shareholder:

You are cordially invited to attend the 2021 Annual General Meeting of Shareholders of Seagate Technology Holdings plc, which will be held on Wednesday, October 20, 2021, at 5:00 p.m. Irish Standard Time at the InterContinental Hotel, Simmonscourt Road, Dublin 4, D04 A9K8, Ireland. Due to public health concerns and continuing uncertainty in connection with COVID-19, this year we also are offering you the opportunity to virtually join the Annual General Meeting via live webcast over the Internet at 5:00 p.m. Irish Standard Time (12:00 p.m. Eastern Daylight Time). You may virtually join the Annual General Meeting and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/STX2021. In accordance with Irish law, we are required to have a principal meeting place, which is a physical location, where shareholders may attend the Annual General Meeting in person and vote. However, in light of continuing public health concerns and potential travel recommendations and restrictions, we strongly advise shareholders not to attend in person at the principal meeting place and ask that shareholders join the Annual General Meeting virtually instead. Your vote is important. We encourage shareholders to cast their votes in advance of the Annual General Meeting, whether they plan to attend in person or join virtually.

We continue to monitor COVID-19 developments and other circumstances. Should we determine that alternate Annual General Meeting arrangements may be advisable or required, such as changing the date, time and/or location of the Annual General Meeting, we will announce our decision by press release, post additional information at investors.seagate.com, and make a public filing with the U.S. Securities and Exchange Commission. Please monitor the “Events” tab of investors.seagate.com regularly, as circumstances may change upon short notice.

Details of the business to be presented at the meeting may be found in the Notice of 2021 Annual General Meeting of Shareholders and the Proxy Statement accompanying this letter. We urge you to read the Proxy Statement carefully and use one of the methods of voting described in the Proxy Statement to ensure that your shares will be voted at the 2021 Annual General Meeting.

On behalf of the Board of Directors of Seagate Technology Holdings plc, we thank you for your continued support.

Sincerely,

Michael R. Cannon	William D. Mosley
Board Chair	Chief Executive Officer and Director

2021 NOTICE OF MEETING AND PROXY STATEMENT

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The 2021 Annual General Meeting of Shareholders (the “2021 AGM”) of Seagate Technology Holdings plc (“Seagate” or the “Company”), a company incorporated under the laws of Ireland with its registered and principal executive offices at 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, will be held on Wednesday, October 20, 2021, at 5:00 p.m. Irish Standard Time, at the InterContinental Hotel, Simmonscourt Road, Dublin 4, D04 A9K8, Ireland. Due to public health concerns and continuing uncertainty in connection with COVID-19, this year we are also offering you the opportunity to join the 2021 AGM virtually via live webcast over the Internet. We encourage you to use this feature rather than attending the 2021 AGM in person. Those participating virtually can join, vote and submit questions via the Internet during the 2021 AGM by accessing www.virtualshareholdermeeting.com/STX2021. We encourage shareholders to cast their votes prior to the 2021 AGM by one of the methods described in the accompanying Proxy Statement to ensure that your shares will be voted at the 2021 AGM, even if you plan to attend in person or join virtually.

The Company is monitoring COVID-19 developments and other circumstances, as well as guidance issued by the Irish Health Service Executive (“HSE”), the Irish government, the U.S. Centers for Disease Control and Prevention, and the World Health Organization. We have implemented, and will continue to implement, the measures advised by the HSE to minimize the spread of COVID-19, including in respect of the 2021 AGM. Should we determine that alternative 2021 AGM arrangements may be advisable or required, such as changing the date, time and/or location of the 2021 AGM, we will announce our decision by press release, post additional information at investors.seagate.com, and make a public filing with the U.S. Securities and Exchange Commission (“SEC”); such notifications will be in accordance with Irish and other applicable laws, rules and regulations. Please monitor the “Events” tab of investors.seagate.com regularly, as circumstances may change upon short notice.

The purposes of the 2021 AGM, which are more completely described in the accompanying Proxy Statement, are:

General Proposals:

1.

By separate resolutions, to elect as directors the following incumbent directors who shall retire in accordance with the Company’s Constitution and, being eligible, offer themselves for election (the “Director Nominees”):

(a) Mark W. Adams	(b) Shankar Arumugavelu	(c) Pratik (“Prat”) Bhatt
(d) Judy Bruner	(e) Michael R. Cannon	(f) Jay L. Geldmacher
(g) Dylan Haggart	(h) William D. Mosley	(i) Stephanie Tilenius
(j) Edward J. Zander

Stephen J. Luczo will retire as a director and will not stand for re-election.

2.	Approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

3.

Ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending July 1, 2022 (“fiscal year 2022”), and authorize, in a binding vote, the Audit and Finance Committee (“Audit and Finance Committee”) of the Company’s Board of Directors (the “Board”) to set the auditors’ remuneration.

4.	To approve the Seagate Technology Holdings plc 2022 Equity Incentive Plan.

Other:

5.	Conduct such other business properly brought before the meeting.

The Board recommends that you vote “FOR” each director nominee included in Proposal 1, and “FOR” each of Proposals 2 through 4. The full text of these proposals is set forth in the accompanying Proxy Statement.

All of the proposals are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting.

Only shareholders as of the close of business on August 25, 2021 (“Record Date”) are entitled to receive notice of and to vote at the 2021 AGM. If you are a shareholder as of the close of business on the Record Date, you may attend, speak and vote at the 2021 AGM or you may appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy need not be a shareholder. If you wish to appoint as proxy any person other than the individuals specified on the proxy card, please contact the Company Secretary at our registered office or deliver to the Company Secretary a proxy card in the form set out in section 184 of the Irish Companies Act 2014 (the “Irish Companies Act”); please also note your nominated proxy must attend the 2021 AGM in Dublin in person in order for your votes to be cast.

Whether or not you plan to attend the meeting or join virtually, we encourage you to please read the accompanying Proxy Statement and submit your proxy as soon as possible, so that your shares may be represented at the 2021 AGM in Dublin. You may vote by proxy by using the Internet, calling by telephone, or completing, signing and returning your proxy card by mail by no later than 6:59 p.m. Eastern Daylight Time (11:59 p.m. Irish Standard Time) on October 19, 2021 (or, if you are a beneficial owner, such earlier time as your bank, broker-dealer, brokerage firm, or nominee may require). Instructions on how to submit your proxy are set forth in the accompanying Proxy Statement.

If you have any questions about the meeting or require assistance, please call Georgeson LLC, our proxy solicitor, at +1 781 575 2137 or at + 1 800 891 3214 (toll-free within the United States).

During the meeting, following a review of the Company’s affairs, management will also present Seagate’s Irish statutory financial statements for the fiscal year ended July 2, 2021 (“fiscal year 2021”) and the reports of the directors and auditors thereon.

By order of the Board,

Katherine E. Schuelke

Senior Vice President, Chief Legal Officer and Company Secretary

August 30, 2021

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 20, 2021

We will rely on the SEC rule that allows companies to furnish proxy materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are sending our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our Proxy Statement, including our Irish statutory financial statements for fiscal year 2021 and any other appendices thereto, the proxy card and our Annual Report on Form 10-K for fiscal year 2021 (collectively, the “Proxy Materials”). The Notice also contains instructions on how to request a paper or email copy of the Proxy Materials. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

In this Proxy Statement, “Seagate,” the “Company,” “we,” “us” and “our” refer to Seagate Technology Holdings plc, an Irish public limited company. This Proxy Statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, are first being mailed on or about September 1, 2021 to shareholders as of the close of business on the Record Date.

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about the topics summarized below, please review the entire Proxy Statement and Seagate’s Annual Report on Form 10-K for fiscal year 2021.

2021 AGM

Date and Time:	Wednesday, October 20, 2021 at 5:00 p.m. Irish Standard Time

Place:	InterContinental Hotel Simmonscourt Road Dublin 4, D04 A9K8, Ireland

Record Date:	August 25, 2021

Voting:	Shareholders as of the close of business on the Record Date may vote on the proxy proposals. Each ordinary share that you own entitles you to one vote on each matter to be voted on at the 2021 AGM. Your vote is very important. We encourage you to vote your shares prior to the 2021 AGM.

Attendance:	All shareholders as of the close of business on the Record Date may attend the 2021 AGM. If present in person, you may attend, speak and vote at the meeting even if you have completed and submitted a form of proxy. You or your nominated proxy must attend the 2021 AGM in person in Dublin in order for your votes to be cast. Shareholders as of the close of business on the Record Date may virtually join, vote and submit questions at the 2021 AGM on the Internet via live webcast at www.virtualshareholdermeeting.com/STX2021. Instructions on how to join, vote and submit questions at the meeting will be posted on that website. Participants joining virtually should ensure that they have a strong Wi-Fi connection at the location where they intend to be while

i

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

virtually joining the 2021 AGM. Participants should also give themselves plenty of time to log in prior to the 2021 AGM. Participants intending to join virtually will need to demonstrate proof of share ownership by entering the 16-digit control number included on their notices, proxy cards or voting instruction forms received with their Notice or Proxy Materials.

We are monitoring guidance issued by the HSE, the Irish government, the U.S. Centers for Disease Control and Prevention, and the World Health Organization and we have implemented, and will continue to implement, the measures advised by the HSE to minimize the spread of COVID-19, including in respect of the 2021 AGM. In light of continuing public health concerns, and potential travel recommendations and restrictions, we strongly advise shareholders wishing to attend the 2021 AGM to virtually join instead of attending in person in Dublin. The meeting will be as brief as possible and, other than the shareholder business items outlined in the Proxy Materials, will not include presentations. Also, in order to comply with any suggested COVID-19 social distancing guidelines in place at the time of the 2021 AGM, we may limit the number of shareholders who may attend the meeting in person, and will require compliance with any then applicable governmental requirements or recommendations or facility requirements, such as the use of face coverings and maintaining appropriate social distancing.

Proxy Materials:	The Proxy Materials were first made available to shareholders on or about September 1, 2021.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Proposals, Voting Recommendations and Vote Required

The Board recommends that you vote “FOR” each of the proposals that will be submitted for shareholder approval at the 2021 AGM.

Proposals:		Vote Required:	Board Recommendation:
1.	Election of each of the 10 Director Nominees	Majority of Votes Cast	FOR each nominee
We are asking our shareholders to elect, by separate resolutions, each of the Director Nominees identified in the Proxy Statement.
2.	Advisory Vote on Say-on-Pay	Majority of Votes Cast	FOR
We are asking for your approval, on an advisory, non-binding basis, of the compensation of our named executive officers (“NEOs”). While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding on us.
3.	Ratification of the Appointment and Authorization to Set Remuneration of Auditors	Majority of Votes Cast	FOR
We are asking for your ratification, in a nonbinding vote, of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2022, and to authorize, in a binding vote, the Audit and Finance Committee of the Board to set the auditors’ remuneration.
4	To approve the Seagate Technology Holdings plc 2022 Equity Incentive Plan	Majority of Votes Cast	FOR
We are asking for your approval of the 2022 Equity Incentive Plan that would replace our existing 2012 Equity Incentive Plan and govern the grant of share-based awards to our employees, directors and consultants.

During the meeting, following a review of Seagate’s affairs, management will also present Seagate’s Irish statutory financial statements for fiscal year 2021 and the reports of the directors and statutory auditors thereon.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Seagate’s Corporate Governance Highlights

• The Board consists of a substantial majority (82% as of end of fiscal year 2021) of independent directors.	• The Board Chair is an independent director.

• Directors must receive a majority of shareholder votes cast to be elected.	• All directors are elected annually by shareholders.

• All Board committees are composed exclusively of independent directors.	• The independent directors meet regularly in executive sessions.

• Directors and executive officers are subject to share ownership requirements.	• Executive officers are subject to a “clawback” policy.

• The Board and each Board committee perform periodic self-evaluations.	• The Board oversees the Company’s enterprise risk management program including ESG-related risks.

• The Board oversees succession planning for all executive officers, including the Chief Executive Officer, and also undertakes succession planning for members of the Board.	• The Company maintains an anti-hedging policy for all directors and employees.

• The Company maintains a policy prohibiting the pledging of Company securities by directors, executive officers and certain other employees.

2022 Annual General Meeting of Shareholders

Deadline for shareholder proposals for inclusion in the Proxy Statement:	May 4, 2022

Period for shareholder nomination of directors:	April 4, 2022 to May 4, 2022

Deadline for all other proposals:	July 18, 2022

For further information, see the section entitled “Shareholder Proposals and Nominations” on page 86 of this Proxy Statement.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

GENERAL INFORMATION	1
PROPOSALS REQUIRING YOUR VOTE	6
PROPOSALS 1(a) – 1(j) – ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	14
COMPENSATION OF DIRECTORS	23
PROPOSAL 2 – AN ADVISORY, NON-BINDING VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION – SAY-ON- PAY VOTE	27
COMPENSATION DISCUSSION AND ANALYSIS	28
Fiscal Year 2021 Company Highlights	28
Executive Summary	29
Fiscal Year 2021 Executive Compensation Highlights	29
Our Executive Compensation Strategy	30
Our Fiscal Year 2021 Executive Compensation Programs	31
Role of Our Compensation Committee	31
Role of the Compensation Consultant	32
Role of our CEO and Management in the Compensation Process	32
Fiscal Year 2020 Shareholder Advisory Vote Results	33
Executive Market Comparison Peer Group and Benchmark Philosophy	33
How We Determine Individual Compensation Amounts for the NEOs	34
Annual Base Salary	37
Annual Incentive Plan – Executive Officer Performance Bonus	37
Long-Term Equity Incentives	39
Share Ownership Requirements	43
Benefits and Perquisites	43
Non-Qualified Deferred Compensation Plan	43
Long Term International (Expatriate) Assignment Policy	44
Severance and Change in Control Benefits	45
Other Company Policies and Compensation Considerations	46
Compensation Committee Report	47
Compensation Committee Interlocks and Insider Participation	47
COMPENSATION OF NAMED EXECUTIVE OFFICERS	48
Summary Compensation Table for Fiscal Year 2021	48
All Other Compensation for Fiscal Year 2021	49
Grants of Plan-Based Awards Table for Fiscal Year 2021	50
Outstanding Equity Awards at 2021 Fiscal Year-End	52
Option Exercises and Shares Vested for Fiscal Year 2021	54
Non-qualified Deferred Compensation Plans	55
Potential Payments Upon Qualifying Termination or Change in Control	55
CHIEF EXECUTIVE OFFICER PAY RATIO	61
PROPOSAL 3 – A NON-BINDING RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING JULY 1, 2022 AND BINDING AUTHORIZATION OF AUDIT AND FINANCE COMMITTEE TO SET AUDITORS’ REMUNERATION	62
Audit and Finance Committee Report	63
Fees to Independent Auditors	64
Pre-Approval of Services by Independent Auditors	64
PROPOSAL 4 – TO APPROVE THE SEAGATE TECHNOLOGY HOLDINGS PLC 2022 EQUITY INCENTIVE PLAN	66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	80

v

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for fiscal year 2021 and in our Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

GENERAL INFORMATION

The following are questions and answers concerning voting and solicitation and other general information. You should read this entire Proxy Statement carefully.

Why did I receive this Proxy Statement?	We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (the “Notice”) on or around September 1, 2021 because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s 2021 Annual General Meeting of Shareholders (“2021 AGM”). This Proxy Statement summarizes the information you need to know to vote on an informed basis. If you have received a Notice, it contains a control number that will allow you to access the Notice, our Proxy Statement, including our Irish statutory financial statements for fiscal year 2021, the proxy card and our Annual Report on Form 10-K for fiscal year 2021 (collectively, the “Proxy Materials”) online.

Why are there two sets of financial statements covering the same fiscal period?	U.S. securities laws require us to send you our Annual Report on Form 10-K for fiscal year 2021, which includes our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). These financial statements are included in the mailing of this Proxy Statement. Irish law requires us to provide you with our Irish statutory financial statements for fiscal year 2021, including the reports of our directors and statutory auditors thereon. The Irish statutory financial statements are included as Appendix A to this Proxy Statement, are available online at www.proxyvote.com, and, as required under Irish law, will be available at the 2021 AGM in Dublin.

What do I need to do to attend the 2021 AGM?	All shareholders of record (“record holders”) and beneficial owners (i.e., those whose shares are held via a bank, broker-dealer, brokerage firm, trust or other similar organization or other nominee record holder (each referred to herein as a “broker”)) as of the close of business on the Record Date may attend the 2021 AGM in person or join virtually via live webcast at www.virtualshareholdermeeting.com/STX2021. We encourage you to vote your shares prior to the 2021 AGM. In light of continuing public health concerns, and potential travel recommendations and restrictions, we strongly advise shareholders wishing to attend the 2021 AGM to join virtually instead of attending in person in Dublin. The meeting will be as brief as possible and, other than the shareholder business items outlined in the Proxy Materials, will not include presentations. Also, in order to comply with any suggested COVID-19 social distancing guidelines in place at the time of the 2021 AGM, we may limit the number of shareholders who may attend the meeting in person, and will require compliance with any then applicable governmental requirements or recommendations or facility requirements, such as the use of face coverings and maintaining appropriate social distancing.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

To attend the 2021 AGM in person, if you are a record holder, you must present valid photo identification, such as a driver’s license or passport, matching that of a shareholder appearing on the Company’s register as of close of business on the Record Date and a copy of a share certificate or other evidence of share ownership. If you are a beneficial owner, in addition to the foregoing, you also must present a letter from your broker showing that you were the beneficial owner of the shares as of the close of business on the Record Date together with a legal proxy from your broker entitling you to vote your shares in person at the 2021 AGM.

To attend, vote and submit questions at the 2021 AGM virtually, visit www.virtualshareholdermeeting.com/STX2021 and enter the 16-digit control number included on your Notice, proxy card or in the instructions that accompanied your Proxy Materials. You may also submit questions in advance of the 2021 AGM at www.proxyvote.com.

The webcast website, www.virtualshareholdermeeting.com/STX2021, is supported on browsers (e.g., Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants joining virtually should ensure that they have a strong Wi-Fi connection at wherever they intend to be during the 2021 AGM. Online check-in will be available approximately 5-15 minutes prior to the meeting. Additional information regarding the rules and procedures for participating in the 2021 AGM will be set forth in our meeting rules of conduct, which you can view during the 2021 AGM on www.virtualshareholdermeeting.com/STX2021.

Anyone who has technical difficulties accessing or using the website during the 2021 AGM should call the technical support number shown on the www.virtualshareholdermeeting.com/STX2021 website.

Who may vote?	You may vote if you are a shareholder of our ordinary shares at the close of business on the Record Date. As of the Record Date, there were 225,972,455 ordinary shares outstanding and entitled to vote.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

How do I vote?

We encourage you to vote your shares in advance by submitting your proxy or following the instructions provided by your broker, even if you plan to attend the 2021 AGM in person in Dublin.

Record Holders

If you are the record holder, meaning that you own your shares in your own name and not through a broker, you may vote in one of four ways:

•  Via the Internet. To vote using the Internet go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice. You will need to follow the instructions on the website.

• By Telephone. To vote via telephone, call +1.800.690.6903 and follow the telephone prompts.

•  By Mail. If you received a paper copy of the Proxy Materials in the mail, a printed proxy card has been enclosed. You may mark, sign, date and mail your proxy card to the address indicated on the proxy card, which will then be forwarded to Seagate’s registered office in Ireland electronically. If you have not received a paper copy of our Proxy Materials and wish to vote by mail, please follow the instructions included in the Notice to obtain a paper proxy card. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

•  In Person. Attend the 2021 AGM in person in Dublin, Ireland, virtually, or by appointing one or more proxies (who do not have to be shareholders) to attend the 2021 AGM in person and cast votes on your behalf in accordance with your instructions. If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Company Secretary at our registered office. If you attend virtually, you will not be able to speak at the 2021 AGM but you can vote during the meeting at www.virtualshareholdermeeting.com/STX2021. Once the 2021 AGM has formally opened, the chair of the 2021 AGM will explain that voting will take place by poll and will outline the voting procedure. For information on how to attend the 2021 AGM in person or join virtually, please see “What do I need to do to attend the 2021 AGM?” above.

Beneficial owners

Beneficial owners must vote their shares in the manner prescribed by their broker. If you do not receive voting instructions, please contact your broker directly. As noted above, beneficial owners wishing to vote in person at the 2021 AGM will need to obtain a legal proxy from their broker and bring it with them to the 2021 AGM. For information on how to attend the 2021 AGM in person, please see “What do I need to do to attend the 2021 AGM?” above.

In order to be timely processed, your proxy must be received by 6:59 p.m. Eastern Time (11:59 p.m. local time in Ireland) on October 19, 2021 (or, if you are a beneficial owner, such earlier time as your broker may require).

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

May I revoke my proxy?

If you are a record holder of the Company’s shares you may change or revoke your proxy at any time before it is voted at the 2021 AGM by:

•  notifying the Company Secretary in writing: c/o Seagate Technology Holdings plc at 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, Attention: Company Secretary;

•  submitting another properly signed proxy card (in the form mailed to you or in the form set out in section 184 of the Irish Companies Act) with a later date or another Internet or telephone proxy at a later date but prior to the voting deadline described above; or

•  by voting in person at the 2021 AGM in Dublin.

Merely attending the 2021 AGM in person does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.

For beneficial owners, you must contact your broker to revoke your proxy. If you are a beneficial owner, merely attending or attempting to vote in person at the 2021 AGM in Dublin will not revoke your proxy.

See “What do I need to do to attend the 2021 AGM?” above for information on how to attend the 2021 AGM.

How will my proxy get voted?	If your proxy is properly submitted, you are legally designating the person or persons named on the proxy card to vote your shares as you have directed. Unless you name a different person or persons to act as your proxy, Michael R. Cannon and/or Katherine E. Schuelke (the “Company Designees”) or their substitutes will act as your proxies. If you sign and return your proxy without indicating how your shares are to be voted and name anyone other than a Company Designee as your proxy, that person may vote your shares at their discretion. If you name a Company Designee as your proxy without indicating how your shares are to be voted, the Company Designee will vote your shares as the Board recommends on each proposal in this Proxy Statement and at their discretion regarding any other matter properly presented for a vote at the 2021 AGM. The Board currently does not know of any matters to be raised at the 2021 AGM other than the proposals contained in this Proxy Statement.

If you are a beneficial owner, your broker may vote your shares at their discretion on “routine” matters if your broker does not receive instructions from you.

The following proposals are routine matters:

•   Proposal 3 (Ratification of the Appointment and Authorization to Set Remuneration of Auditors)

However, your broker may not vote your shares on “non-routine” matters if your broker does not receive instructions from you (“broker non-votes”). Broker non-votes will be counted for the purposes of a quorum, but will not be counted as votes for or against the non-routine matters, but rather will be regarded as votes withheld and will not be counted in the calculation of votes for or against the resolution.

The following proposals are non-routine matters:

•   Proposal 1 (Election of each of the 10 Director Nominees)

•   Proposal 2 (Advisory Vote on Say-on-Pay)

•   Proposal 4 (Approve the Seagate Technology Holdings plc 2022 Equity Incentive Plan)

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

What constitutes a quorum?	A quorum is the minimum number of shares required to be present at the 2021 AGM to properly hold an annual meeting and conduct business. The presence at the meeting in Dublin (in person or by proxy) of shareholders entitled, as of the Record Date, to exercise a majority of the voting power of the Company is necessary to constitute a quorum to conduct business at the 2021 AGM. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.

What vote is required to approve each of the proposals?	Each of the proposals is an ordinary resolution, requiring the approval of a simple majority of the votes cast at the meeting.

Although, as noted above, abstentions and broker non-votes are counted as “shares present” at the 2021 AGM for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the proposal and, accordingly, do not affect the outcome of the vote.

Who pays the expenses of this Proxy Statement?	We have engaged Georgeson LLC (“Georgeson”) to assist in the distribution of the Proxy Materials and the solicitation of proxies. We expect to pay Georgeson a fee for these services estimated at $10,000 plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board by mail, in person, by telephone and via the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding Proxy Materials to the beneficial owners for whom they hold shares.

How will proxy holders vote on any other matters that may be presented at the 2021 AGM?	Although we do not know of any matters to be presented or acted upon at the 2021 AGM other than the items described in this Proxy Statement, if any other matter is proposed and properly and validly presented at the 2021 AGM, the proxy holders will vote on such matters at their discretion.

How does the Board recommend that I vote?	The Board recommends that you vote your shares “FOR” each of proposals in this Proxy Statement.

Voting procedures and tabulation.	The Board has appointed a member of the Company’s Legal Department to serve as inspector of elections at the 2021 AGM and to make a written report thereof. Prior to the 2021 AGM, the inspector will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspector will ascertain the number of ordinary shares outstanding, determine the number of ordinary shares present and represented at the 2021 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS 1(a) – 1(j) — ELECTION OF DIRECTORS

(Ordinary Resolutions)

The Company uses a majority of votes cast standard for the election of directors. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. The Board currently has 11 directors, but Stephen J. Luczo will not be standing for re-election when his current term expires at the 2021 AGM. The Board has voted to reduce its size from 11 to 10 members effective as of October 20, 2021 and, accordingly, the number of directors will be set at 10 in accordance with our Constitution. Each of the Director Nominees listed below is being nominated to hold office for a one-year term beginning at the end of the 2021 AGM to be held on October 20, 2021 and expiring at the end of the 2022 Annual General Meeting of Shareholders (the “2022 AGM”).

After many years of distinguished service, Stephen J. Luczo will be retiring from the Board on October 20, 2021, at the expiration of his current term. We appreciate Mr. Luczo’s years of service as an executive and Director and thank him for his valuable guidance during his tenure with the Company. Additionally, we want to acknowledge Director William Coleman, who served this Board of Directors with distinction until his death at the end of last year. We miss his counsel and friendship.

Under our Constitution, if a director is not re-elected in a director election, then that director will not be re-appointed and the position on the Board that would have been elected or filled by the director nominee will become vacant, except in limited circumstances. The Board has the ability to fill the vacancy in accordance with the Constitution, subject to approval by the Company’s shareholders at the next annual general meeting of shareholders.

Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of their election shall, in accordance with the Company’s Constitution, hold office until their successor shall be elected.

All of the Director Nominees are current Board members. The Nominating and Corporate Governance Committee reviewed the performance and qualifications of the directors listed below and recommended to the Board, and the Board approved, that each be recommended to shareholders for re-election at the 2021 AGM to serve for an additional one-year term. All of the Director Nominees have indicated that they will be willing and able to serve as directors.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth the names, ages, and certain other information for each of the Director Nominees as of August 30, 2021. Full biographical information is below.

Name of Director Nominee	Age	Director Since	Independent	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mark W. Adams	57	2017	✓			✓

Shankar Arumugavelu	50	2021	✓	✓

Prat Bhatt	54	2020	✓	✓

Judy Bruner	62	2018	✓			✓

Michael R. Cannon	68	2011	✓		✓	✓

Jay L. Geldmacher	65	2012	✓		✓

Dylan Haggart	34	2018	✓		✓

William D. Mosley	55	2017

Stephanie Tilenius	54	2014	✓	✓

Edward J. Zander	74	2009	✓		✓

Committee Chair

Audit Committee Financial Expert

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING DIRECTOR NOMINEES:

(a) Mark W. Adams—age 57, Director since 2017

Mr. Adams has served as the President and Chief Executive Officer (“CEO”) and a member of the board of directors of Smart Global Holdings, Inc., a specialty memory, storage and hybrid solutions company, since August 31, 2020. He served as the CEO of Lumileds, Inc., a lighting solutions company, from February 2017 until March 2019, and remains in an advisory role to the company. Mr. Adams served as President of Micron Technology, Inc., a semiconductor company, from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in positions of increasing responsibility at Micron, including Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron, Mr. Adams served as Chief Operating Officer (“COO”) of Lexar Media, Inc., a memory chip maker, in 2006. He served as Vice President of Sales and Marketing of Creative Labs, Inc., a digital entertainment products company, from 2002 to 2006. He held numerous roles at Creative Labs prior to 2002 including five years as General Manager of Latin America. Prior to Creative Labs, Mr. Adams spent five years in major account sales at NCR Corporation, an omni-channel technology solutions company, in their enterprise server business. Mr. Adams has served on the board of directors of Cadence Design Systems, Inc., since 2015. He also served on the board of Whistle Sports, Inc. from 2014 to 2021. Within the past five years, he served on the boards of directors of Lumileds, Inc. and of Aptina Inc.

Expertise: Mr. Adams brings financial, international, business development, sales and marketing, technological and operational expertise to our Board through his service as a senior level executive with several large multi-national corporations. In addition, his service on other public company boards brings valuable experience to our Board.

(b) Shankar Arumugavelu—age 50, Director since 2021

Mr. Arumugavelu has served as the Senior Vice President and Group Chief Information Officer at Verizon Communications Inc. (“Verizon”), a multinational telecommunications company, leading Verizon’s technology organization, since October 2017. From February 2008 to October 2017, Mr. Arumugavelu served as Senior Vice President and Chief Information Officer for Verizon Wireless and Verizon Consumer Markets business units, and from October 2005 to December 2007 as Senior Vice President of Verizon Telecom. Since joining Verizon in 2002 through October 2005 Mr. Arumugavelu served in varying leadership roles of increasing responsibilities until his promotion to Senior Vice President.

Expertise: Mr. Arumugavelu brings substantial technology, strategy, global operations, cybersecurity, information systems and infrastructure expertise to our Board though his experience as a senior level executive in a large multi-national telecommunications corporation.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

(c) Prat Bhatt—age 54, Director since 2020

Mr. Bhatt has served as the Senior Vice President, Chief Accounting Officer at Cisco Systems, Inc. (“Cisco”), a global technology company, since April 2013, and also held the title Corporate Controller from April 2013 to May 2021. From July 2009 to April 2013 he served as Vice President, Chief Accounting Officer and Corporate Controller at Cisco, from June 2007 to July 2009 he served as Vice President, Finance and Assistant Corporate Controller, and from November 2000 to June 2007 Mr. Bhatt served in various leadership roles of increasing importance at Cisco. From June 1999 to November 2000 Mr. Bhatt was Director of Financial Operations at Kaiser Permanente and from October 1990 to June 1999 was Senior Manager with Ernst & Young. He is a licensed Certified Public Accountant.

Expertise: Mr. Bhatt brings substantial accounting, financial, global operations, strategy, enterprise risk management, and investor relations expertise to our Board through his experience as a senior level executive in a large multi-national technology corporation.

(d) Judy Bruner—age 62, Director since 2018

Ms. Bruner served as the Executive Vice President of Administration and Chief Financial Officer of SanDisk Corporation, a supplier of flash storage products, from June 2004 to May 2016 and served on the SanDisk Corporation board of directors from June 2002 to July 2004. She also served as the Senior Vice President and Chief Financial Officer of Palm, Inc., an electronics company, from September 1999 to June 2004. Prior to Palm, Ms. Bruner held financial management positions at 3Com Corporation, a digital electronics manufacturer, and Hewlett Packard Corporation, an information technology company. Ms. Bruner has been a member of the board of directors of Applied Materials, Inc. since July 2016, Qorvo, Inc. since May 2021, and Rapid7, Inc. since October 2016. Within the past five years, Ms. Bruner has also served on the board of directors of Varian Medical Systems and Brocade Communications Systems, Inc.

Expertise: Ms. Bruner brings over 35 years of financial management and operational experience in the global high-tech industry, including in solid state storage devices, and extensive experience with strategy, investor relations, compliance and enterprise risk management. In addition, her service on other public company boards, including as chair of the audit committee, brings valuable experience to our Board.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

(e) Michael R. Cannon—age 68, Director since 2011

Mr. Cannon has served as our Board Chair since July 2020. He served as President, Global Operations of Dell Inc., a multinational computer technology company, from February 2007 until January 2009, and as consultant to Dell Inc. from January 2009 until January 2011. He was the President and CEO of Solectron Corp., an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the CEO of Maxtor Corporation, a disk drive and storage systems manufacturer. He served on Maxtor’s board of directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM, a multinational technology company, and earlier was the Vice President of Asia Operations residing in Singapore, for the disk drive division of Control Data Corporation, a mainframe and supercomputer firm. Mr. Cannon began his career at The Boeing Company, an aerospace company, in engineering and management positions. He has served on the board of directors of Lam Research Corporation since February 2011, and on the board of directors of Dialog Semiconductor plc since February 2013. Mr. Cannon has previously served on the board of directors of Elster Group SE and within the past five years, on the board of directors of Adobe Systems, Inc.

Expertise: Mr. Cannon has extensive relevant industry expertise, including expertise in the disk drive business as well as with our major customers, that is valuable to our Board. Mr. Cannon brings international, technological, operations, leadership, and research and development expertise to our Board through his service as a public company CEO, and as a member of other public company boards of directors.

(f) Jay L. Geldmacher—age 65, Director since 2012

Mr. Geldmacher has served as president and CEO and a member of the board of directors of Resideo Technologies, Inc. since May 2020. Resideo is a global provider of smart home solutions providing safety, security and comfort, and is a global distributor of security and fire products. Mr. Geldmacher served as Global CEO and President of Electro Rent Corporation, a Platinum Equity company from September 2019 to May 2020. From November 2013 to August 2019, Mr. Geldmacher served as President and CEO of Artesyn Embedded Technologies, a spin off of Emerson Network Power’s Embedded Computing & Power business. Artesyn was owned by Platinum Equity, a private equity firm, which acquired a majority interest in that company through a joint venture with Emerson in November 2013. Between 2007 and 2013, Mr. Geldmacher served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power’s Embedded Computing & Power Group, which designs, manufactures and distributes embedded computing and embedded power products, systems and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power’s Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary. Within the past five years, Mr. Geldmacher has served on the board of directors of Verra Mobility and as an Executive Advisory Council Member for Vertiv.

Expertise: As a CEO, Mr. Geldmacher brings international, technological, and operational expertise to our Board, along with additional board experience from his service on public company boards.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

(g) Dylan G. Haggart—age 34, Director since 2018

Mr. Haggart has served as a General Partner at ValueAct Capital, a governance-oriented investment firm that invests in a concentrated portfolio of public companies, including Seagate, and has worked collaboratively with management and boards of directors on matters such as strategy, capital structure, mergers and acquisitions, and talent management since July 2013. Mr. Haggart also served as a board observer of Seagate from September 2016 until he was elected to serve as a director in January 2018. Prior to joining ValueAct Capital in 2013, Mr. Haggart served as a private equity investor at TPG Capital, an investment company, focusing on North American buyouts, and as an investment banker at Goldman Sachs, an investment banking firm.

Expertise: Mr. Haggart brings experience as an investor involved in strategic planning for other public and private companies. He also brings substantial experience with complex financial markets issues, capital allocation, strategy, technology, matters of corporate governance, executive compensation, and talent management. In addition, as a Partner and stockholder with ValueAct Capital, he has a deep knowledge of Seagate’s business and the markets it serves.

(h) William D. Mosley—age 55, Director since 2017

Dr. Mosley has served as our CEO since October 2017 and as a member of the Board since July 25, 2017. He was previously our President and COO from June 2016 to September 2017. He also served as our President, Operations and Technology from October 2013 until June 2016 and as our Executive Vice President of Operations from March 2011 until October 2013. Prior to these positions, Dr. Mosley served as our Executive Vice President of Global Sales and Marketing from February 2009 through March 2011; Senior Vice President of Global Disk Storage Operations from 2007 to 2009; and Vice President of Research and Development, Engineering from 2002 to 2007. He joined Seagate in 1996 as a Senior Engineer with a PhD in solid state physics, and from 1996 to 2002, Dr. Mosley served at Seagate in varying roles of increasing responsibility until his promotion to Vice President.

Expertise: As our CEO, Dr. Mosley brings broad-based executive-level experience and in-depth understanding of the various aspects of our business. Dr. Mosley also brings valuable global operational, technological, research and development, and sales and marketing expertise to our Board.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

(i) Stephanie Tilenius—age 54, Director since 2014

Ms. Tilenius is a founder and CEO of Vida Health, Inc., a mobile continuous care platform for preventing, managing and overcoming chronic and mental health conditions deployed at Fortune 500 companies, large U.S. payers and healthcare providers, since January 2014. Ms. Tilenius was an Executive in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm, from June 2012 until October 2014, primarily focusing on companies within its Digital Growth Fund. From February 2010 until June 2012, Ms. Tilenius was Vice President of Global Commerce and Payments at Google, Inc., a multinational technology company, where she oversaw digital commerce, product search and payments. Prior to joining Google, Inc., she served in various positions at eBay Inc., an e-commerce company, from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and Global Products. She currently serves on the board of directors of ContextLogic and Wish, and within the past five years, served on the board of directors of Tradesy, Coach Inc., Redbubble Limited and served as the Chair of the Advisory Board of the Harvard Business School California Research Center.

Expertise: Ms. Tilenius is an experienced senior executive in the consumer internet sector. She contributes her leadership, strategic insight, digital and e-commerce expertise, and her experience as a company founder, to our Board, along with experience as a board member for other public and private companies.

(j) Edward J. Zander—age 74, Director since 2009

Mr. Zander served as Chairperson and CEO of Motorola, Inc., a multinational telecommunications company, from January 2004 until January 2008, when he retired as CEO, and continued as Chairperson until May 2008. Prior to joining Motorola, Mr. Zander was a Managing Director of Silver Lake Partners, a private equity fund focused on investments in technology industries, from July 2003 to December 2003. Mr. Zander was President and COO of Sun Microsystems Inc., an information technology company, from October 1987 until June 2002. Within the past five years, Mr. Zander has served as a member of the board of directors of NetSuite, Inc.

Expertise: Mr. Zander brings to our Board financial, technological, sales and marketing, and research and development expertise from his career as a senior executive of technology companies, and financial expertise from his prior private equity experience. His service on other public and private company boards also brings valuable experience to our Board.

There are no familial relationships between any of the Director Nominees or our executive officers, nor are any of our directors, Director Nominees or executive officers party to any legal proceedings adverse to us.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR NOMINEES SNAPSHOT

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

Our Corporate Governance Guidelines, together with our Board committee charters, provide the framework for the corporate governance of the Company. This promotes the interests of our shareholders and strengthens our Board and management accountability. Below is a summary of our Corporate Governance Guidelines and Board Committee Charters. We provide our Corporate Governance Guidelines, as well as the charters of each of our Board committees and our Code of Conduct and Code of Ethics, on our website at investors.seagate.com, under the “Governance” tab. Information contained on or accessible via our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Role of the Board

The Board, elected annually by our shareholders, oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the shareholders. The Board has three standing committees: Audit and Finance, Compensation, and Nominating and Corporate Governance.

The Board and its committees have the primary responsibilities of:

•	reviewing, monitoring and approving the Company’s strategic direction, annual operating plan, and major corporate actions;

•	monitoring and evaluating the performance of the Company;

•	hiring and evaluating the performance of our CEO;

•	reviewing and approving compensation of the CEO and other executive officers;

•	reviewing and approving CEO and executive officer succession planning;

•	advising and counseling the Company’s management;

•	overseeing the Company’s ethical and legal compliance, including the Code of Conduct and Code of Ethics; and

•	overseeing the Company’s enterprise risk management processes and programs.

Environmental, Social and Corporate Governance Matters

Our values—Integrity, Innovation, and Inclusion—underpin our strategy and our approach to environmental, social, and governance (“ESG”) matters. Seagate is committed to developing and maintaining sustainable and responsible practices in its global operations. As such, Seagate is a signatory to the Responsible Business Alliance Code of Conduct and the United Nations Global Compact (UNGC) and supports their principles and standards. Management regularly reports to our Board on the outcomes of programs and processes we have established to adhere to these principles and standards as well as on other ESG matters such as the diversity of our workforce, employee development, and employee health and safety.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

The Board is responsible for ensuring that ESG opportunities and oversight of related risks are integrated into our long-term strategy. Rather than concentrating all ESG oversight solely at the Board or into a single Board committee, given the multi-faceted nature of the Company’s approach to ESG and its integration into our overall strategy, the Board believes each of its committees should maintain oversight over the particular ESG matters that fall within its scope. For example, the Compensation Committee has established two ESG modifiers for the performance-based share units (“PSUs”) to be granted to our NEOs in fiscal year 2022. These modifiers will increase or decrease the achievement level based on the Company’s performance against both a social (gender diversity) goal and an environmental (greenhouse gas reduction) goal. These goals are intended to incentivize our NEOs to set the tone at the top on these matters.

More information on our ESG efforts can be found on the Diversity, Equity and Inclusion (“DEI”) and Global Citizenship sections of our website, www.seagate.com, and in our fiscal year 2020 DEI Annual Report and our fiscal year 2020 Global Citizenship Annual Report, the latter of which was prepared in accordance with the Global Reporting Initiative (GRI) Standards: Core Option and is responsive to the Sustainability Accounting Standards Board (SASB) technology and telecommunication sector hardware standards. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Role of the Board in Risk Oversight

The Board has responsibility for oversight of the processes established by management to report and monitor material risks applicable to the Company, including ESG risks. The Board and its committees focus on the Company’s general risk management strategy and the most significant risks facing the Company, and regularly review the Company’s processes for monitoring and addressing risks. The Board’s review of our long-term strategic, financial and organizational goals and its review of management’s plans designed to achieve those goals is a part of the Board’s oversight of risk management and assists the Board in assessing management’s approach to and tolerance for risk. In addition, the committees of the Board report to the full Board at regularly scheduled Board meetings on any identified material risks within that committee’s area of responsibilities.

•

The Audit and Finance Committee has responsibility for oversight of financial risks, including any ESG-related financial risks, in the Company’s business, cash position, financing activity, tax position and tax strategy, and corporate development plans, as well as risks associated with the Company’s financial reporting and disclosure process, and cybersecurity, data privacy, product security and other computerized information system controls;

•

The Compensation Committee has responsibility for oversight of the risks related to or created by the Company’s compensation programs, arrangements, policies and procedures as well as risks related to other practices and policies affecting our employees; and

•	The Nominating and Governance Committee has responsibility for oversight of the risks related to director and CEO succession, the Board and its committees, and corporate governance.

Our Board believes that open communication between management and our Board is essential for effective risk oversight and management. As such, the Board is informed and engaged when new risks arise. For example, in response to the COVID-19 global pandemic, the Board and the Compensation Committee each received and continues to receive regular reports from members of management to monitor and assess risks to our business and to manage the impact of the pandemic on our employees, customers, suppliers and other business partners, and the communities in which we operate globally. In addition, the Audit and Finance Committee receives regular reports from management, including the Chief Information Officer and Chief Information Security Officer, on enterprise security, data privacy and data security risks, controls, and incident preparedness.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Committees of the Board

Audit and Finance Committee

Key Functions of the Audit and Finance Committee of the Board:

•	Oversee the Company’s financial reporting and disclosure processes.

•

Review annual audited and quarterly financial statements and Irish statutory financial statements, as well as the Company’s ESG disclosures and disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained in our SEC Forms 10-K and 10-Q and in our earnings releases, with management and the independent auditors.

•

Obtain and review periodic reports, at least annually, from management and from the independent auditors assessing the effectiveness of the Company’s internal controls and procedures for financial reporting.

•

Review and monitor the Company’s processes that are designed to ensure compliance with all applicable laws, regulations and corporate policy, including with respect to senior executives’ expenses and perquisites as well as ethics matters reported through the anonymous reporting line or from other sources.

•	Appoint the public accounting firm that will serve as our independent auditors and review the performance, independence, and qualifications of the independent auditors.

•

Review and make recommendations regarding the Company’s cash position; financial position; capital needs; financing plans; the Company’s ability to access capital markets including the Company’s debt and credit ratings; bank and lender relationships; capital structure; equity and debt issuances; dividends including and, if and as delegated by the Board, making declarations of Company dividends; share splits; financing proposals; debt issuances, repayment, repurchase or redemption of any outstanding notes; capital asset plans and capital expenditures; and corporate development plans.

•

Monitor and review, and make recommendations regarding, the Company’s policies and procedures around managing major risks in the Company’s business, cash position, financing activity, tax position and tax strategy, and corporate development plans, and risks pertaining to our financial reporting and disclosure processes, including disclosures with respect to ESG matters, and to other enterprise risks including cybersecurity, data privacy, product security and other computerized information system controls.

•

Review, evaluate and authorize management to enter into any capital market transactions (including debt and equity financings), private equity and debt financing, or proposed merger, acquisition, divestiture or investment transactions, in accordance with the committee’s delegated authority from the Board, and to review, evaluate and recommend to the Board with respect to any such transactions that exceed the committee’s delegated authority.

•	Review the scope of the financial statements audit and the findings and approve the fees of the independent auditors.

•	Review and determine in advance permitted audit and non-audit services to be performed by the independent auditors.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•	Satisfy itself as to the independence of the independent auditors and ensure receipt of their annual independence statement.

•	Appoint and oversee the performance of the head of the Company’s internal audit function and approve the annual internal audit plan.

•	Review legal and related matters that could have a significant impact on the Company’s financial statements and compliance with applicable laws.

A copy of the charter of the Audit and Finance Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.

Compensation Committee

Key Functions of the Compensation Committee of the Board:

•	Establish the Company’s overall compensation philosophy and the executive compensation policies.

•	Oversee the design, development and administration of the Company’s incentive, equity compensation and benefits plans, policies and programs.

•	Review and decide upon executive compensation and benefit programs and periodically review their effectiveness.

•	Discuss and consider the results of the shareholder advisory vote on Say-on-Pay.

•	Review and determine, whether as a committee or together with the other independent members of the Board, all compensation decisions pertaining to the CEO.

•

Review and approve or recommend to the Board, any employment contracts or other transactions with current or former named executive officers, and all other Section 16 officers, including severance or termination arrangements.

•	Review and, with advice from the CEO, make compensation decisions pertaining to the other executive officers.

•	Review and determine all corporate financial and operational performance metrics and objectives relevant to executive officers’ compensation.

•	Review compliance of the NEOs with the share ownership requirements.

•	Review and recommend significant changes in principal employee benefit programs.

•	Select, retain and oversee Compensation Committee consultants and advisors.

•	Recommend for decision by the independent members of the Board the compensation to be paid to non-employee directors.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•

Review other programs and practices affecting our employees including with respect to compensation and the health and well-being of employees, employee development, and programs designed to promote and foster diversity, equity, and inclusion at the Company.

A copy of the charter of the Compensation Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.

Compensation Risk Assessment

As noted above, the Compensation Committee considers potential risks created by the Company’s executive compensation programs. In addition, the Compensation Committee reviews all of its compensation policies and procedures to determine whether they present a significant risk to the Company. Based on these reviews, the Compensation Committee has concluded that its compensation policies, programs, and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

Key Functions of the Nominating and Corporate Governance Committee of the Board:

•	Take a leadership role in shaping the corporate governance of the Company including with respect to Company culture, corporate social responsibility, sustainability, DEI and human rights.

•

Identify individuals qualified to become directors and recommend candidates for all directorships and Board committee memberships, and evaluate candidates nominated by shareholders on substantially the same basis as it considers other nominees.

•	Review the Company’s Corporate Governance Guidelines and Board committee charters, and make recommendations for changes.

•	Oversee the Board, Board committees, and director self-evaluation processes.

•	Consider questions of independence, related party transactions, and potential conflicts of interest of directors and executive officers.

•	Periodically review succession planning of the Board Chair, CEO and other executive officers.

•	Periodically review and propose amendments to the Company’s constitution.

A copy of the charter of the Nominating and Corporate Governance Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.

Board Leadership Structure

Our Corporate Governance Guidelines permit the roles of Board Chair and CEO to be filled by the same or different individuals, based on the Company’s needs, best practices, and the best interests of our shareholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs and the Board’s assessment of its leadership from time to time. The Board believes that our corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management, are currently

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

conducive to separation of the Board Chair and CEO positions to maximize Board effectiveness. Separating the Board Chair and CEO positions also provides an appropriate degree of Board oversight and allows Dr. Mosley, our CEO, to focus on our business strategy and market opportunities, as well as on our organizational structure and execution capabilities.

For fiscal year 2021, Michael R. Cannon served as Board Chair. In the event that we do not have an independent Board Chair, a Lead Independent Director would be appointed as part of the organizational structure for the independent directors in order to address the need for independent leadership and perspective.

Board Composition

The Board consists of a substantial majority (82% as of the end of fiscal year 2021) of independent, non-employee directors. In addition, we require that all members of the Audit and Finance, Compensation and Nominating and Governance committees of the Board be independent directors.

The Board has determined that each member of each of these three committees is “independent” as defined in The Nasdaq Stock Market (“NASDAQ”) listing rules and that each member of the Compensation Committee and Audit and Finance Committee meet applicable NASDAQ and SEC independence standards for such committees (see “Director Independence Determination” below). The Board has also determined that three of the four members of the Audit and Finance Committee are audit committee financial experts, as that term is defined by rules of the SEC, and that each member of the Compensation Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (“Exchange Act”).

Board committee memberships and chairs are rotated periodically, and an independence analysis is conducted annually.

Board Diversity

The Nominating and Corporate Governance Committee regularly reviews the diversity of skills, expertise, background and other characteristics of existing and potential director candidates in deciding on nominations for election to the Board by the Company’s shareholders or for appointment to the Board. The Nominating and Corporate Governance Committee seeks director nominees that would complement and enhance the effectiveness of the existing Board with respect to skills, knowledge, perspectives, experience, background and other characteristics. Furthermore, the Company is committed to its value of inclusion and the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences. Accordingly, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee will consider the foregoing factors and will include both underrepresented races and ethnicities and different genders in the pool of qualified candidates. If the Nominating and Corporate Governance Committee chooses to engage a search firm, it will instruct such search firm to include both underrepresented races and ethnicities and different genders in the initial pool of qualified candidates.

Director Independence Determination

The Board, based on its review and the recommendation of the Nominating and Corporate Governance Committee, has determined that all of our Director Nominees, with the exception of William D. Mosley, who serves as CEO of the Company, are independent under the NASDAQ listing rules and the Company’s Corporate Governance Guidelines, which are consistent with the NASDAQ listing rules. When assessing director independence, the Board considers the various commercial, charitable and employment transactions, affiliations and relationships known to the Board (including those identified through annual director questionnaires) to exist between the Company and the

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

entities with which our directors or members of their immediate families are, or have been, affiliated. In considering such transactions, the Board determines whether any such transactions are in the ordinary course of business, fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances.

Executive Sessions

The Company’s independent directors meet privately in regularly scheduled executive sessions of the Board and Board committees, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are typically held at each Board and Board committee meeting.

Board, Board Committee and Annual Meeting Attendance

The Board and the Board committees held the following number of meetings during fiscal year 2021:

Board	6
Audit and Finance Committee	13
Compensation Committee	7
Nominating and Corporate Governance Committee	6

Each incumbent director attended at least 83% of the total number of meetings of the Board and the Board committees on which they served during fiscal year 2021. The Company’s independent directors held executive sessions without management present during the four regularly scheduled quarterly Board meetings held in fiscal year 2021 as well as during all regularly scheduled committee meetings.

The Company expects all Board members to attend the 2021 AGM in person or to join virtually, although other commitments may prevent some directors from attending or joining the meeting. All directors who served in such capacity on October 22, 2020, other than William Coleman, virtually joined the 2020 Annual General Meeting of Shareholders of the Company (the “2020 AGM”).

Board and Committee Evaluations

As mentioned above, the Nominating and Corporate Governance Committee assists the Board in periodically evaluating its performance and the performance of the Board committees. Each Board committee conducts periodic self-evaluations, and the Board conducts periodic peer-to-peer evaluations to determine whether the Board and the committees are functioning effectively and whether any changes are necessary to improve their performance. The effectiveness of individual directors is considered each year when the Board nominates directors to stand for election.

Board Advisors

The Board and its committees may, under their respective charters, retain external and independent advisors to assist the directors in carrying out their responsibilities. For fiscal year 2021, the Compensation Committee retained FW Cook as its external and independent advisor (see “Compensation Discussion and Analysis—Role of the Compensation Consultant” below for more information).

Director Nomination Process

The Nominating and Corporate Governance Committee

•	conducts an annual review of the performance of the Board, Board committees, and individual directors leading up to the nomination of directors for election by the shareholders;

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•

periodically evaluates the makeup of the Board in order to determine whether the diversity of skills, experience, qualifications, perspectives and other characteristics of the existing board members adequately address the Company’s needs in light of its then current strategy;

•	identifies the skills, experience, qualifications, perspectives and other characteristics needed to enhance further the composition of the Board;

•	makes recommendations to the Board concerning the appropriate size and needs of the Board;

•	on its own, with the assistance of other Board members or management, a search firm or others, identifies potential candidates for election or appointment to the Board; and

•

seeks to ensure that the Board is composed of members whose skills, experience, qualifications, perspectives and other characteristics, when taken together, allow the Board to satisfy its oversight responsibilities effectively.

Furthermore, the Company is committed to its value of inclusion and the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences. Accordingly, the Nominating and Corporate Governance Committee will consider the foregoing factors and will include both underrepresented races and ethnicities and different genders in the pool of qualified candidates for nomination as a new director. If the Nominating and Corporate Governance Committee chooses to engage a search firm, it will instruct such search firm to include both underrepresented races and ethnicities and different genders in the initial pool of qualified candidates.

In nominating candidates, the Nominating and Corporate Governance Committee takes into account, among other things, the diversity factors noted above, professional experience, understanding of business and financial issues, ability to exercise sound judgment and make independent analytical inquiries, leadership, achievements, knowledge, and experience in matters affecting the Company’s business and industry. Each nominee should possess a commitment to representing the long-term interests of the shareholders, the highest character and integrity, sufficient time to devote to Board matters, an understanding of the Company’s business, and no conflict of interest that would interfere with performance as a director.

Shareholders may recommend candidates for consideration for Board membership by sending their recommendation to the Company Secretary at the registered office of the Company (details of which are included in this Proxy Statement) in accordance with our Constitution. The Company Secretary will forward the recommendations to the Nominating and Corporate Governance Committee. Candidates recommended by shareholders are evaluated in a substantially similar manner as director candidates identified by any other means.

Term Limits and Retirement

The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt specific term limits for directors.

Director Orientation and Education

The Company has developed an orientation program for all new directors that they are required to attend, which includes receiving and reviewing materials relative to our business and operations. We also encourage ongoing education for our directors and reimburse for such continuing director education. In addition, the directors are given full access to management and other employees as a means of providing additional information.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Communications with Directors

Shareholders and other interested parties wishing to communicate with the full Board, the independent directors, or any individual director (including any Board committee Chairperson) may do so in writing by sending a communication to the Board and/or a particular member of the Board, to Seagate Technology Holdings plc, 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, Attention: Company Secretary. Depending upon the nature of the communication and to whom it is directed, the Company Secretary will: (i) forward the communication to the appropriate director or directors; (ii) forward the communication to the relevant department within the Company; or (iii) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter), as appropriate.

Code of Ethics

The Company has adopted a Code of Ethics which is applicable to the CEO, Chief Financial Officer and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available at investors.seagate.com, under the “Governance—Code of Ethics” tab. Amendments to, or waivers of the Code of Ethics will be disclosed promptly on our website or on a Current Report on Form 8-K filed with the SEC. No such waivers were requested or granted in fiscal year 2021.

Anti-Hedging and Pledging Policy and Other Trading Restrictions

The Company prohibits its Board members and all employees from taking “short” positions in our securities or engaging in hedging or other monetization transactions with respect to our securities. The Company also prohibits its Board members and all employees from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of the Company securities and (ii) engaging in any form of short-term speculative trading in Company securities. Directors, executive officers, and certain other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Further, our directors, executive officers, and certain other employees are prohibited from trading in our securities absent pre-clearance from our designated compliance officer unless such trades are pursuant to a trading plan (a “10b5-1 plan”) meeting the requirements of Rule 10b5-1 promulgated under the Exchange Act. The 10b5-1 plan must be reviewed and acknowledged by our designated compliance officer and we require that the first trade under a newly approved 10b5-1 plan take place after a reasonable “cooling off” period has passed from the time of adoption of the plan; in addition, a director, executive officer, or other covered employee is only permitted to use one 10b5-1 plan at a time.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION OF DIRECTORS

Director Compensation and Share Ownership

It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program that is also designed to be competitive with director compensation programs of the Company’s peers. The Compensation Committee periodically reviews the type and form of compensation paid to our non-employee directors and recommends, for approval by the Board, the amount and form of director compensation. The Compensation Committee believes that a substantial portion of the total director compensation should be in the form of equity in the Company. The purpose of this is to better align the interests of the Company’s directors with the long-term interests of its shareholders. As such, the directors are subject to a share ownership requirement of four times their annual cash retainer.

Cash and Equity Compensation

Our director compensation program is designed to (i) provide our non-employee directors with reasonable and appropriate compensation for the work required for a company of our size and scope and (ii) align non-employee directors’ interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and utilize the expertise of highly qualified individuals serving on the Company’s Board. Company employees do not receive additional compensation for their service as directors.

Our fiscal year 2021 director compensation program for non-employee directors consisted of the elements set forth in the table below.

Compensation Element	Position	Retainer ($)
Cash Retainer
Board of Directors	Board Chair (non-employee)	175,000
	Board Member	100,000
Audit and Finance Committee	Chairperson	35,000
	Member	15,000
Compensation Committee	Chairperson	30,000
	Member	10,000
Nominating and Corporate Governance Committee	Chairperson	20,000
	Member	10,000
Annual Restricted Share Unit Award (value)		275,000

Each non-employee director elected in connection with the annual election of directors at the 2020 AGM (including non-employee directors re-elected at the annual general meeting) received an initial restricted share unit (“RSU”) award equal in number to $275,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share. If the appointment of a non-employee director occurred other than in connection with the annual election of directors at the 2020 AGM, for example, Messrs. Arumugavelu and Bhatt, this dollar amount was pro-rated for the year of appointment. If, prior to commencement of Board service, the newly elected or appointed director was an officer or member of the board of directors of an entity acquired by Seagate, the Board may award a lesser number of RSUs. The grant date for each such award was the date of the director’s election or appointment. Generally, each RSU award will vest on the earlier of the one-year anniversary of the grant date or the next election of directors at an annual general meeting (provided such annual general meeting is held at

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

least 50 weeks after the prior meeting). All RSU awards will become fully vested in the event of a “Change of Control” of Seagate (as such term is defined in the Amended and Restated Seagate Technology Holdings plc 2012 Equity Incentive Plan (“EIP”)).

In addition to the cash compensation and equity awards, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending Board meetings and other Board-related activities.

For the RSU awards to be granted to the directors elected at the 2021 AGM and in the future in connection with the annual election of directors at annual general meetings, the Compensation Committee approved the following: (1) the non-employee Board chair shall receive an RSU award equal in number to $350,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share, and (2) each other non-employee director shall receive an RSU award equal in number to $275,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share.

Director Share Ownership Requirement

To align the interests of directors with the Company’s shareholders, the Board has adopted a share ownership requirement of four times the annual board cash retainer (excluding committee retainers, if any) for non-employee directors. The calculation of ordinary shares owned for purposes of the ownership requirement includes: (i) ordinary shares directly or indirectly owned (for example, through a trust), (ii) unvested restricted share awards or RSUs (if any) and, (iii) for any director affiliated with an entity and contractually obligated to assign to such entity any equity awards received as compensation for service as a non-employee director, shares owned by such entity or its affiliates. Until a non-employee director satisfies the mandatory ownership level, they may not sell more than that number of shares that vest pursuant to any outstanding restricted share award or RSU award as is necessary, in each case, to cover the tax liability associated with the vesting or exercise of the equity award. Once a non-employee director has attained the minimum level of Company share ownership, they must maintain this minimum level of Company share ownership until their resignation or retirement from the Board. In setting the share ownership requirement, the Board considered the input of the independent compensation consultant, the Company’s then-current share price and the period of time, generally, that it would take a non-employee director to reach the required ownership level. Directors who are Company employees are subject to the share ownership requirements described in the section entitled “Compensation Discussion and Analysis—Share Ownership Requirements” of this Proxy Statement. As of July 2, 2021, all of our non-employee Director Nominees meet the share ownership requirement with the exception of Shankar Arumugavelu who joined the Board in March 2021.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Fiscal Year 2021 Non-Employee Director Compensation

The compensation paid or awarded to our non-employee directors as of July 2, 2021 for fiscal year 2021 is set forth in the table below.

Name of Director	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)	Total ($)

Mark W. Adams	143,215	287,731	—	430,946

Shankar Arumugavelu	33,490	209,236	—	242,726

Prat Bhatt	60,343	294,150	—	354,493

Judy Bruner	145,000	287,731	—	432,731

Michael R. Cannon	195,961	287,731	—	483,692

Jay L. Geldmacher	110,000	287,731	—	397,731

Dylan Haggart(2)	110,000	287,731	—	397,731

Stephen J. Luczo(3)	100,000	287,731	—	387,731

Stephanie Tilenius	115,000	287,731	—	402,731

Edward J. Zander	132,582	287,731	—	420,313

(1)

Represents the grant date fair value of RSU awards granted in fiscal year 2021 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC 718”). Such amounts do not represent amounts actually paid to or realized by the non-employee director. See Note 11, “Share-Based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2021 regarding assumptions underlying valuation of equity awards. Additional information regarding the RSUs awarded to or held by each non-employee director on the last day of fiscal year 2021 is set forth in the table below.

(2)	Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all cash and vested equity compensation received for service on our Board to the limited partners of ValueAct Capital Master Fund, L.P.
(3)	Mr. Luczo is retiring from the Board as of the end of the 2021 AGM and will not stand for re-election.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

The aggregate number of outstanding equity awards for each of our non-employee directors as of July 2, 2021 is set forth in the table below.

Name of Director	Aggregate Number of Outstanding Awards

Mark W. Adams	5,847	(1)

Shankar Arumugavelu	2,896	(2)

Prat Bhatt	4,838	(2)

Judy Bruner	5,847	(1)

Michael R. Cannon	5,847	(1)

Jay L. Geldmacher	5,847	(1)

Dylan Haggart	5,847	(1)(3)

Stephen J. Luczo	5,847	(1)(4)

Stephanie Tilenius	5,847	(1)

Edward J. Zander	5,847	(1)

(1)	Represents outstanding RSUs awarded to our non-employee directors on October 22, 2020 with the exception of Shankar Arumugavelu and Prat Bhatt.
(2)

Shankar Arumugavelu and Prat Bhatt joined our Board in March 2021 and December 2020, respectively. Amount represents outstanding RSUs awarded to them on March 19, 2021 and December 24, 2020, respectively.

(3)	Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all vested equity compensation received for service on our Board to the limited partners of ValueAct Capital Master Fund, L.P.
(4)	Mr. Luczo is retiring from the Board as of the end of the 2021 AGM and will not stand for re-election.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 2 – AN ADVISORY, NON-BINDING VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION – SAY-ON-PAY VOTE

(Ordinary Resolution)

We are presenting the following proposal, commonly known as a “Say-on-Pay” proposal, which gives you as a shareholder the opportunity to vote, on an advisory, non-binding basis, on the compensation of our NEOs for fiscal year 2021, as required by Section 14A of the Exchange Act and the related rules of the SEC. The Board has determined to hold a Say-on-Pay advisory vote each year. You may endorse or not endorse, respectively, the compensation paid to our NEOs by voting for or against the following resolution:

“RESOLVED, as an ordinary resolution, that, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related disclosure contained in the Company’s Proxy Statement, is hereby approved.”

While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding.

In considering your vote, please be advised that our compensation program for our NEOs is guided by our compensation philosophy, as further described under the “Compensation Discussion and Analysis” section below:

•

CEO cash compensation tied to performance. At least half of the annual target for the aggregate cash compensation component for our CEO is based on Company and individual performance. The total actual cash compensation of our CEO has fluctuated from year to year. In addition, we have implemented a cap on annual bonus funding for all executive officers.

•

Long-term equity incentive compensation tied to performance. In fiscal year 2021, a majority of our long-term equity incentive awards for the CEO and Executive Vice Presidents (“EVPs”) were granted in the form of PSUs, which vest dependent upon the achievement of pre-established financial and operational performance objectives, including return on invested capital, relative total shareholder return and/or adjusted earnings per share (as applicable, and as described in further detail in this Proxy Statement).

•

Compensation unrelated to performance is limited. We do not have guaranteed incentive awards, “golden parachutes,” single trigger change of control severance provisions, executive pensions or excise or golden parachute tax gross-ups for our NEOs.

•	Share Ownership Requirements. Our share ownership requirements for our NEOs directly link the interests of management and our shareholders.

Vote Required; Recommendation of the Board

A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2021 AGM in Dublin is required to approve Proposal 2.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 2 TO APPROVE, ON AN ADVISORY, NON-BINDING BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED DISCLOSURE CONTAINED IN THIS PROXY STATEMENT.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2021 Company Highlights

In response to the COVID-19 global pandemic and to protect the health and well-being of our employees, customers, suppliers and the communities in which we operate, we implemented significant safety protocols since the start of the pandemic, including employees working from home, restricting the number of employees attending events or meetings in person, limiting the number of people in our buildings and factories at any one time, further restricting access to our facilities, suspending employee travel, refraining from meeting in person with customers and suppliers, health and temperature screenings, contact tracing and enhanced cleaning procedures. We will continue to monitor the impact of the COVID-19 pandemic and will adjust these measures over time as appropriate to protect the health and well-being of our employees, customers, suppliers and communities around the world.

Highlights of fiscal year 2021 financial performance include:

•

We grew revenue to $10.7 billion navigating both macro-economic challenges and the COVID-19 global pandemic. Approximately 60% of revenue was derived from the mass capacity storage markets to support our customers’ increasing demand for data, which led to record capacity shipments of 535 exabytes.

•	We expanded operating profits by 15% year-over-year to $1.5 billion and generated over $1.6 billion in cash flow from operations.

•	We increased diluted earnings per share by 42% year-over-year to $5.36.

•

We returned approximately $2.7 billion in capital to our shareholders through dividends and share repurchases demonstrating our long-standing commitment to shareholder returns. We paid $649 million in dividends and repurchased approximately 34 million shares or 13% of total shares outstanding.

The following table presents certain key financial metrics for the past three fiscal years.

(in millions except earnings per share, exabytes and gross and operating margin percentages)	Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019

Exabytes shipped	535	442	347

Revenues (GAAP)	$10,681	$10,509	$10,390

Gross margin percentage (GAAP)	27	27	28

Operating margin percentage (GAAP)	14	12	14

Income from operations (GAAP)	$1,492	$1,300	$1,487

Net income (GAAP)	$1,314	$1,004	$2,012(1)

Diluted earnings per share (GAAP)	$5.36	$3.79	$7.06(1)

(1)

The Company recorded an income tax benefit of $640 million for fiscal year 2019. Please see the section entitled “Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for fiscal year 2019.

Please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year 2021 for a more detailed description of our fiscal year 2021 financial results.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Executive Summary

This Compensation Discussion and Analysis provides an overview of our executive compensation program for fiscal year 2021 and our executive compensation philosophies and objectives, as well as the compensation awarded to our fiscal year 2021 NEOs, who are listed below.

Named Executive Officers	Job Title

William D. Mosley	Chief Executive Officer

Gianluca Romano	Executive Vice President and Chief Financial Officer

Jeffrey D. Nygaard	Executive Vice President, Operations and Technology Development

Ravinandan (“Ravi”) Naik	Executive Vice President, Storage Services and Chief Information Officer

Ban Seng Teh	Executive Vice President, Global Sales and Sales Operations

Fiscal Year 2021 Executive Compensation Highlights

Key highlights of our executive compensation program for fiscal year 2021 are as follows:

•

Emphasize Pay-for-Performance Alignment: Our general philosophy and structure of the Company’s executive compensation programs seek to emphasize strong alignment between executive pay and corporate financial, strategic and other business performance. A majority of our executives’ target total compensation is “at risk,” including cash and equity compensation that is tied to pre-established financial and operational-performance goals aligned with our short- and long-term objectives.

•

Deliver on our Pay-for-Performance Philosophy: Annual cash incentive payouts reflected the Company’s financial performance in fiscal year 2021. Based on performance against the Company’s executive officer performance cash bonus metrics (revenue, adjusted operating margin, year-over-year revenue growth, and a customer satisfaction metric), the fiscal year 2021 bonus pool funding was at 121.52% of target. PSUs that were granted in fiscal year 2018 vested at 195.20% of target based on our three-year average annual return on invested capital (“ROIC”) as adjusted by our relative total shareholder return (“rTSR”) over the three-year performance period. With respect to the outstanding Threshold Performance Share Units (“TPSUs”), our threshold adjusted earnings per share (“AEPS”) performance for fiscal year 2021 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPSU awards will vest on their next scheduled vesting date following the end of fiscal year 2021, subject to continued employment. No discretion was utilized on either the level of funding for the annual cash bonus plan or the vesting of any long-term equity incentive awards.

•

Align Executive Compensation with Shareholder Interests: Long-term equity incentives for Dr. Mosley and Messrs. Romano and Nygaard were granted at target levels using a portfolio of 80% performance-based awards to emphasize long-term strategic incentives (based on achievement of AEPS, ROIC, and/or rTSR goals) and 20% time-based share options. Mr. Naik received 27% time-based RSUs, 42% performance-based awards and 31% time-based share options and Mr. Teh received 33% time-based RSUs, 41% performance-based awards and 26% time-based share options.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Fiscal Year 2021 Executive Compensation Practices

Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with commonly viewed best practices and sound governance principles.

WHAT WE DO	What We Don’t Do

✓ A majority of the equity incentives granted to our CEO and EVPs are performance-based	X No “single trigger” change in control benefits

✓ Caps on performance-based cash and equity incentive compensation for our executive officers	X No excise tax reimbursements or tax “gross-ups” in connection with a change in control

✓ Payouts under our cash bonus plan and awards under our equity incentive compensation plan for executive officers are largely based on achievement of financial and operating-performance metrics	X No guaranteed salary increases or guaranteed bonus payments for our executive officers in fiscal year 2021

✓ A majority of total executive target compensation is “at-risk” and dependent on corporate performance	X No defined benefit pension plan or supplemental executive pension plan

✓ Clawback provisions on incentive cash and equity compensation	X No re-pricing of options without shareholder approval

✓ Annual as well as periodic review of, and determination upon, our compensation strategy by the Compensation Committee	X No dividend equivalents on unvested equity awards

✓   Prohibition on short sales, hedging of share ownership positions and transactions involving derivatives of our ordinary shares for all employees and directors and restrictions on pledging of our ordinary shares as collateral for loans for directors, executive officers and certain other employees

✓ Meaningful share ownership requirements for executive officers and directors

✓ Independent compensation consultant engaged by the Compensation Committee

✓ Annual risk assessment of our compensation programs and practices

Our Executive Compensation Strategy

Our executive compensation strategy is intended to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:

•	attract and retain talented leaders through competitive pay programs;

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•	motivate executive officers to achieve and exceed financial, strategic and other business objectives as set by the Board or Compensation Committee;

•	align executive officer and shareholder interests to optimize long-term shareholder value with acceptable risk; and

•	manage total compensation costs in support of our financial performance.

In July 2021, to further align our compensation philosophy with our Company values, the Compensation Committee decided to tie certain NEO compensation to the achievement of specified ESG goals. The PSUs to be granted to our NEOs in fiscal year 2022 will contain two ESG modifiers that will increase or decrease the PSU achievement level based on the Company’s performance against both a social (gender diversity) goal and an environmental (greenhouse gas reduction) goal.

Our Fiscal Year 2021 Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of the Company and our industry, and continued dedicated employment with sustained performance	Attract and retain talented executive officers through competitive pay programs

Annual Incentive Executive Officer Performance Bonus Plan	Achievement of the Company’s annual financial and operational goals	Motivate executive officers to achieve and exceed annual financial, strategic and other business objectives Manage total compensation costs and align them with financial performance

Long-Term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals based on criteria such as earnings per share (EPS), return on invested capital (ROIC) and total shareholder return relative to peers (rTSR)	Align executive officers and shareholder interests to optimize shareholder value Motivate executive officers to achieve and exceed long-term financial, strategic and other business objectives

Role of Our Compensation Committee

As noted previously, the Compensation Committee is responsible for overseeing the design, development and administration of our compensation and benefits policies and programs. In executing their duties, the Compensation Committee:

•	determines all corporate financial and operating-performance metrics and objectives, including any ESG metrics, relevant to each executive officer’s incentive compensation;

•	evaluates the CEO’s performance results in light of such metrics and objectives;

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•

evaluates the competitiveness and mix of each executive officer’s cash bonus and long-term equity incentive targets in relation to compensation paid to executives performing similar functions at our peer companies; and

•

reviews and, with advice from the CEO in the case of the other executive officers, decides upon or recommends (as applicable) any changes to our CEO’s and other executive officers’ total compensation packages, including base salary, annual cash bonus and long-term equity incentive award opportunities, share ownership requirements and retention programs.

The Compensation Committee recommends to the independent directors of the Board the compensation plans and equity awards specific to our CEO, and the independent directors of the Board determine the overall compensation package of our CEO. Our CEO does not participate in the determination of their own compensation. The Compensation Committee is supported in its work by our Senior Vice President of Human Resources and their staff, and an independent executive compensation consultant, as described below. The Compensation Committee reviews and determines, with advice from the CEO, the compensation of all other executive officers.

Role of the Compensation Consultant

The Compensation Committee retained FW Cook as its independent consultant for advice and counsel during fiscal year 2021 to provide an external review of compensation proposals and to ensure alignment of our compensation decisions to our executive compensation strategy. FW Cook’s consulting during fiscal year 2021 also included consultation in support of the Compensation Committee’s decisions regarding NEO compensation programs, including salary changes, determination of equity awards, annual incentive plan design, and annual review of our severance plan and share ownership requirements. FW Cook also provided to the Compensation Committee recommendations related to the CEO’s compensation and advice regarding non-employee director compensation.

FW Cook is not permitted to provide services to the Company’s management except as directed by the Compensation Committee and did not provide such services in fiscal year 2021. The Compensation Committee retains sole authority to hire any compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

In connection with its engagement of FW Cook, the Compensation Committee considered various factors in determining FW Cook’s independence including, but not limited to (i) the amount of fees received by FW Cook from Seagate as a percentage of FW Cook’s total revenue, (ii) FW Cook’s policies and procedures designed to prevent conflicts of interest, and (iii) the existence of any business or personal relationship that could impact FW Cook’s independence. After reviewing these and other factors, the Compensation Committee determined that FW Cook was independent and its engagement did not present any conflicts of interest under SEC rules or the NASDAQ listing rules.

Role of our CEO and Management in the Compensation Process

Based on management’s review of market competitive practices, and within the framework of the Company’s approved compensation programs, each year our CEO recommends the amount of base salary increase (if any), the amount of the annual incentive bonus opportunity, and the long-term equity incentive award value for our executive officers, including the NEOs. These recommendations are based upon the CEO’s assessment of each executive officer’s performance and individual retention considerations, as well as the Company’s performance as a whole. The Compensation Committee reviews and evaluates the CEO’s recommendations and decides, in its sole discretion, upon our executive officers’ compensation, including any changes to such compensation. Our CEO does not recommend their own compensation and the Compensation Committee and the independent directors meet without our CEO present when evaluating and setting the CEO’s compensation.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Our Senior Vice President of Human Resources and members of their staff assist the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters.

Fiscal Year 2020 Shareholder Advisory Vote Results

At the 2020 AGM, the Company’s shareholders approved the advisory proposal regarding the compensation of the NEOs for fiscal year 2020 with approximately 94% of the votes cast in favor of our executive compensation programs (excluding abstentions/broker non-votes). The Board appreciates the shareholders’ continued support of the Company’s compensation philosophy and objectives. This support reaffirms to the Board the appropriateness, effectiveness and market competitiveness of the Company’s executive compensation programs, including continued emphasis on programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our shareholders. No significant changes were made to the Company’s overall executive compensation strategy in fiscal year 2021. The Board and the Compensation Committee will continue to consider the results of the Company’s annual shareholder advisory votes when making future compensation decisions for our executive officers, including the NEOs.

Executive Market Comparison Peer Group and Benchmark Philosophy

The Compensation Committee reviews executive officers’ roles and responsibilities and establishes ranges for each incentive element of executive compensation after reviewing similar information for a defined group of companies (the “Executive Peer Group”) that compete for comparable executive talent. The Compensation Committee reviews analyses of disclosures and of published surveys of compensation among the Executive Peer Group companies when considering salary, bonus and long-term equity incentive compensation of executive officers in similar roles.

As part of our annual review cycle, the Compensation Committee reviewed the Executive Peer Group and no changes were made to the selection criteria for fiscal year 2021. Executive Peer Group companies were selected based on the following criteria:

•

similar industry classification (as defined by Global Industry Classification Standard (GICS), 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment) but excluding wholesale distributors and companies that are not subject to U.S. securities law reporting requirements,

•	market value of at least 0.5 times that of Seagate,

•	trailing twelve-month (TTM) sales of between $4B and 3 times that of Seagate’s; and

•	a comparable business model to Seagate.

We do not benchmark the total annual compensation of our executive officers to a specific market percentile, although the total annual target compensation (including base salary, target annual cash bonus incentive and target long-term equity incentives) for the executive officers, including the NEOs, generally has fallen near the median for similar positions within the Executive Peer Group.

The Compensation Committee considers the pay practices and relative performance of our Executive Peer Group companies in determining target incentive compensation for our executive officers. The target amounts and

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

compensation mix vary for each executive officer and are dependent upon various factors, none of which is specifically weighted, including the importance of the position to our organization, overall retention value, internal pay equity, and projected future value of the total compensation package. Generally, the amounts actually realized by our executive officers are dependent on the Company’s financial and operational performance.

The Executive Peer Group for fiscal year 2021 included the following companies(1):

FY2021 Executive Peer Group

Advanced Micro Devices, Inc.	Flex Ltd.	Lam Research Corporation	NetApp, Inc.

Analog Devices, Inc.	Hewlett-Packard Enterprise Co.	Microchip Technology Inc.	Western Digital Corporation

Applied Materials, Inc.	Juniper Networks, Inc.	Micron Technology, Inc.	Xerox Holding Corporation

Corning Incorporated	KLA Corporation	Motorola Solutions, Inc.	Zebra Technologies Corporation

	TTM Sales ($M)(1)	FYE Sales ($M)(1)	Market Value ($M)(1)

Peer Group Median	$ 8,497	$ 8,498	$22,710

Peer Group Average	$11,545	$11,876	$25,928

Seagate Technology Holdings plc	$ 9,997	$10,390	$15,229

(1)	Based on information available as of November 12, 2019, which was the most recent available data at the time the fiscal year 2021 peer group was approved in January 2020.

For fiscal year 2021, no companies were added to or removed from the Executive Peer Group.

How We Determine Individual Compensation Amounts for the NEOs

As discussed above under the heading “Role of our CEO and Management in the Compensation Process,” the CEO recommends to the Compensation Committee all compensation elements for our NEOs (other than the CEO) and the Compensation Committee determines the value of each compensation element as described below. The CEO recommendations are based upon the CEO’s assessment of each executive officer’s performance and individual retention considerations, as well as the Company’s performance as a whole. The CEO does not recommend their own compensation and the Compensation Committee and the independent directors meet without the CEO present when evaluating and setting the CEO’s compensation.

Our Senior Vice President of Human Resources and members of their staff assist the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters.

The proportion of each compensation element (i.e., the compensation mix) relative to total compensation varies by individual, although for our executive officers, the emphasis is on compensation that is variable and contingent on our financial and operational performance. Variations in the compensation mix among NEOs reflect differences in scope of responsibility as well as Executive Peer Group market data.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Annual Total Target Compensation Mix

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Fiscal Year 2021 Actual Total Compensation Mix

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Annual Base Salary

Base salaries are the fixed annual cash amounts paid to our executive officers, including the NEOs. In reviewing and determining base salaries, the Compensation Committee considers:

•	related experience;

•	expected future contributions;

•	overall ability to influence our financial performance and the strategic impact of the role;

•	the ease or difficulty of replacing the incumbent; and

•	in the case of executive officers other than the CEO, recommendations of the CEO.

Salaries are reviewed annually and may be modified to reflect significant changes in the scope of an executive officer’s responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the Executive Peer Group by providing a greater emphasis on compensating our executive officers through the use of performance-based incentives that are consistent with our strategy of motivating executive officers to achieve and exceed annual and multi-year business objectives.

Considering the Company’s ongoing efforts to reduce costs and emphasis on free cash flow, the base salaries of Dr. Mosley and Messrs. Romano and Nygaard remained flat for fiscal year 2021. However, due to their promotion to Executive Vice President, Messrs. Naik and Teh received base salary increases.

The following NEO annualized base salary changes occurred during fiscal year 2021:

Named Executive Officer	FY2020 Base Salary $	FY2021 Base Salary(1) $	Percent Change %

William D. Mosley	1,100,008	1,100,008	0%

Gianluca Romano	600,018	600,018	0%

Jeffrey D. Nygaard	480,002	480,002	0%

Ravi Naik(2)	425,006	470,018	11%

Ban Seng Teh(3)	357,187	427,477	20%

(1)	Any base salary increases were due to promotions to Executive Vice President during the fiscal year.
(2)	Mr. Naik was not an NEO in fiscal year 2020.
(3)	Based on the Singapore dollar (SGD) period-end foreign exchange rate for fiscal year 2021 of 0.7434.

Annual Incentive Plan—Executive Officer Performance Bonus

All executive officers participate in our shareholder-approved Executive Officer Performance Bonus Plan (“EOPB”), which is intended to promote achievement of the annual financial and operating-performance metrics set by the Compensation Committee. Following the end of the fiscal year, the Compensation Committee determines and certifies the achievement level(s) of the metrics, which determines the level of funding for the EOPB bonus pool. The funded amount, once approved by the Compensation Committee, is allocated among eligible participants.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

The target cash bonus percentage for each executive officer is based on the competitive marketplace and the executive officer’s role, as well as taking internal pay equity into consideration. Actual cash payments under the EOPB may be above or below this level, based on the executive officer’s performance versus pre-established goals. Individual awards paid to each executive officer, except the CEO, are determined by the Compensation Committee. Based on the recommendation of the Compensation Committee, the independent directors of the Board determine the CEO’s target cash bonus percentage and the actual cash award based on the CEO’s performance versus pre-established goals.

On July 22, 2021, the Compensation Committee certified the achievement level of the Company’s relevant annual financial and operating-performance metrics, which are used for calculating the level of EOPB bonus pool funding for fiscal year 2021. The bonus pool funding was set at 121.52% of target. The funding level for fiscal year 2021 was determined based on the Company’s actual performance with respect to attainment of specified levels of the following financial and operating-performance metrics:

•	revenue; and

•	adjusted operating margin (defined as adjusted operating income, divided by revenue) (“AOM”)

The achievement level is then modified by:

•	Year-over-year revenue growth; and

•	our Total Customer Experience (“TCE”) metric, which is a measure of our customers’ overall satisfaction with their Seagate experience, from product quality to responsiveness of service.

While we track many financial, operating and strategic performance metrics throughout the year, the combination of AOM and revenue are considered a key measure of our success in achieving profitable growth and were selected for fiscal year 2021 to continue to align payouts under the EOPB with the Company’s profitability year-over-year. Adjusted operating income, used to determine AOM for purposes of the EOPB, is defined as operating income adjusted to exclude the impact of (a) material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events that were not foreseen at the time the performance targets were established, as publicly reported in the Company’s non-U.S. GAAP financial measures each quarter and (b) variable cash compensation expense. Any adjustment factors for AOM at the end of the fiscal year are reviewed and decided upon by the Compensation Committee. The revenue and AOM achievement level is then modified by year-over-year revenue growth and TCE. The year-over-year revenue growth modifier was introduced in fiscal year 2021 to maintain accountability for year-over-year growth expectations. TCE is comprised of two customer satisfaction measurements, which are evaluated quarterly:

•	Quarterly Business Review (“QBR”): Customers provide a ranking of Seagate against its competitors through customer scorecards; and

•	Net Promoter Score (“NPS”): A Best in Class standard consumer measure that indicates if end users are satisfied with their experience of the Seagate brand.

The target AOM for fiscal year 2021 was established with a threshold performance level of 11.5%, a target performance level of 16.2%, and a maximum performance level of 20.2%. Once the Company meets or exceeds the threshold AOM, the combination of revenue and AOM determines preliminary funding for the bonus pool. The QBR metric (weighted 15%) may increase or decrease bonus pool funding up to 3.75% each quarter and the NPS metric (weighted 10%) may increase or decrease bonus pool funding up to 2.50% each quarter, resulting in up to 25% of

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

bonus pool funding being at risk. Year-over-year revenue growth may increase or decrease bonus pool funding up to 10%. For fiscal year 2021, the AOM performance level was 17.15%, revenue was $10.681 billion, the total annualized TCE modifier (QBR + NPS) was 6.25%, and the year-over-year revenue growth target level was achieved resulting in no increase or decrease to the pool based on this modifier, which, in the aggregate, as noted above, resulted in total EOPB bonus pool funding of 121.52% of target.

The individual bonuses paid to our NEOs are based upon each NEO’s target cash bonus expressed as a percentage of base salary. For fiscal year 2021, there were no changes to the target cash bonus percentages from the prior year other than Mr. Teh whose target bonus, due to his promotion to Executive Vice President, is no longer split between the EOPB and sales commissions and was increased to 100% (Mr. Naik was not an NEO in fiscal year 2020):

•	Dr. Mosley had a target bonus equal to 150% of his base salary in his role as CEO;

•	Messrs. Romano, Nygaard, Naik and Teh had a target bonus equal to 100% of their annual base salary in their roles as Executive Vice President;

The Board retains the discretion to reduce or increase the amount of the actual cash bonus payments made to an NEO based on its overall assessment of the NEO’s performance against pre-established goals and objectives, and including factors such as revenue, profitability, product quality, cost containment and expense management, market share, strategic objectives and legal and regulatory compliance. Adjustments to actual cash bonus payouts may be made by the Compensation Committee with respect to all NEOs except our CEO, and by the independent directors of the Board for our CEO.

Given the funded EOPB bonus pool amount, the Company determined to award the following cash bonuses for fiscal year 2021:

Named Executive Officer	Annual Salary ($)	Target Bonus Percentage (%)	FY2021 EOPB Funding(1) (%)	FY2021 EOPB Payment ($)

William D. Mosley	1,100,008	150	122	2,005,095

Gianluca Romano	600,018	100	122	729,141

Jeffrey D. Nygaard	480,002	100	122	583,298

Ravi Naik	470,018	100	122	571,165

Ban Seng Teh(2)	427,477	100	122	519,471

(1)	Percentages are rounded to the nearest whole number.
(2)	Based on the Singapore dollar (SGD) period-end foreign exchange rate for fiscal year 2021 of 0.7434.

Long-Term Equity Incentives

In fiscal year 2021, the Compensation Committee granted equity awards to the NEOs under the terms of the EIP. The EIP is intended to:

•	focus executive officers and employees on achieving longer-term financial, strategic and other business performance goals;

•	provide significant reward potential for outstanding cumulative performance by the Company;

•	enhance the Company’s ability to attract and retain highly-talented executive officers and employees; and

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•	provide the Company’s management and employees with an opportunity for greater equity ownership and related incentives to increase shareholder value.

When determining our NEOs’ equity incentive awards, the Compensation Committee considers comparable equity incentive awards to executive officers in the Company’s Executive Peer Group, the NEO’s role, individual performance and potential future contributions. Our equity award guidelines and mix of the type of awards granted are based on an analysis of the unvested equity held by an NEO, the practices of Executive Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings, and the pool of available shares. In determining the award for each NEO, the Compensation Committee also considers the Company’s goals for retaining the NEO for the long term.

NEOs are generally awarded equity on an annual basis, typically in mid-September, as part of our annual award cycle, and these equity incentive awards generally consist of a mix of time-vesting options and performance-based awards (each as governed by the EIP and as described more fully below), reflecting a strong emphasis on pay-for-performance and the alignment of interests between our NEOs and our shareholders.

With the exception of Messrs. Naik and Teh, the equity awards made to each of our NEOs for fiscal year 2021 are comprised of 20% time-based options and 80% performance-based awards (the mix of performance-based awards consisting of 30% TPSUs and 50% PSUs). In their previous roles as Senior Vice Presidents, Messrs. Naik and Teh received a mix of 70% time-based RSUs and 30% PSUs. Messrs. Naik and Teh received additional awards, consisting of a mix of 50% time-based options and 50% TPSUs due to their promotions to Executive Vice President in February 2021. This reflects the Compensation Committee’s review and assessment of market practices at Executive Peer Group companies, as well as its determination that these mixes provide an appropriate blend of equity incentives to sustain and improve the Company’s financial performance and shareholder value.

Options

Options generally vest over four years and have a seven-year term. Options are awarded with an exercise price equal to the fair market value of the Company’s ordinary shares on the grant date. Fair market value is defined as the closing price of the Company’s ordinary shares on the NASDAQ on the grant date. The grant date and vesting schedule for options granted to our eligible NEOs are generally determined during the annual award process but may be different in the case of a new hire or change in employment position.

Share Awards

Restricted Share Units

RSUs generally vest in equal annual installments over four years, contingent on continued service. Each RSU represents the right to receive one of our ordinary shares. If under the terms of the RSU award agreement dividend equivalents accrue, such dividend equivalents are subject to the same vesting conditions as the RSUs, and, therefore, no dividend equivalent payment, if any, will be paid to the employee on any ordinary shares underlying the RSUs until the RSUs vest. Due to our emphasis on pay-for-performance, our CEO and EVPs are not eligible to receive RSUs under the Compensation Committee’s current policies; we believe that long-term equity awards made to our CEO and EVPs should consist only of options, performance-vesting shares, TPSUs, or PSUs. All outstanding RSU awards currently held by Messrs. Nygaard, Naik and Teh were granted prior to their promotions to their current positions.

Threshold Performance Share Units

TPSUs are equity awards with a maximum seven-year vesting period, contingent on continued service and the achievement of the specified AEPS goal. Each TPSU represents the right to receive one of our ordinary shares.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

For each tranche of a TPSU award that is eligible to vest on a vesting date, vesting is contingent on the Company achieving a threshold AEPS goal of $1.00 for the fiscal year prior to the year in which the vesting date occurs. If the threshold goal is not achieved, vesting of that tranche is delayed to the next scheduled vesting date for which the AEPS goal is achieved. TPSU awards may become fully vested as early as four years from the grant date and remain eligible to vest for up to seven years following the grant date. If the AEPS threshold level has not been met by the end of the seven-year period, any unvested TPSUs will be forfeited. Unvested awards from prior years may vest cumulatively on the scheduled vesting date in a future year within the seven-year vesting period if the annual AEPS threshold for that year is achieved. For example, if AEPS performance prior to the first vesting date is below the AEPS threshold, then vesting will be delayed. If the AEPS threshold is achieved prior to the second vesting opportunity, then 50% of the award will vest (25% from the first vesting date and 25% from the second vesting date due to the cumulative feature of the award). For purposes of the TPSU awards, AEPS is based on diluted earnings per share, calculated in accordance with U.S. GAAP, excluding the impact of (a) share-based compensation expenses and (b) material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events that were not foreseen at the time the performance target was established, in each case of (a) and (b), as publicly reported in the Company’s non-U.S. GAAP financial measures. If under the terms of the TPSU award agreement dividend equivalents accrue during the vesting period, such dividend equivalents are subject to the same vesting conditions as the TPSUs. Consequently, no dividend equivalent payment, if any, will be paid to the employee on any of the ordinary shares underlying the TPSUs until the TPSUs vest.

Our AEPS performance for fiscal year 2021 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPSU awards will vest on their next scheduled vesting date following the end of fiscal year 2021, subject to continued employment.

Performance Share Units

PSUs are performance-based RSUs that vest after the end of a three-year performance period, subject to continued employment and the achievement of annual ROIC over the performance period, modified by a factor based on the Company’s rTSR percentile compared with the Executive Peer Group. ROIC was selected as a key metric because of its ability to measure the efficiency of our use of capital and delivery of earnings above investment, considered a critical factor in the Company’s long-term success. In addition, the rTSR metric rewards financial performance and is measured by the change in our share price and the dividends we declared during the performance period relative to the performance of the Executive Peer Group. The Compensation Committee determines the number of PSUs that will vest at the end of the three-year performance period according to a pre-established vesting matrix. Payout of the targeted number of PSUs will occur if target ROIC is attained over the three-year measurement period and rTSR is at least at the median of the Executive Peer Group. The final ROIC metric is calculated as the average annual ROIC over the prior three fiscal years. Annual ROIC is calculated as (i) adjusted operating income multiplied by (1 minus the average tax rate), divided by (ii) (x) adjusted net plant, property and equipment plus total current assets minus cash and cash equivalents, minus (y) current liabilities with the exclusion of the current portion of long-term debt. All values represent U.S. GAAP results except adjusted operating income and adjusted net plant, property and equipment. Adjusted operating income, used to determine Annual ROIC, is operating income adjusted to exclude the impact of (a) share-based compensation expense and (b) material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events that were not foreseen at the time the performance target was established, in each case of (a) and (b), as publicly reported in the Company’s non-U.S. GAAP financial measures each quarter. Adjusted net plant, property and equipment includes net plant, property and equipment and the net value of right of use assets acquired through leasing.

For fiscal year 2021, the rTSR modifier was interpolated and set between 25th to 75th percentiles of the Executive Peer Group’s TSR. For awards granted in fiscal year 2021, assuming the minimum ROIC performance threshold is achieved, the actual number of ordinary shares that may vest ranges from 38% of the target number of

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

PSUs (assuming ROIC at the threshold level and relative TSR at or below the 25th percentile of the Executive Peer Group) to 200% of the target number of PSUs (assuming an ROIC at the maximum level and relative TSR equal to or above the 75th percentile of the Executive Peer Group). The specific ROIC target values for the PSUs are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. Each PSU represents the right to receive one of our ordinary shares. If under the terms of the PSU award agreement dividend equivalents accrue during the vesting period, such dividend equivalents are subject to the same vesting conditions as the PSUs. Consequently, no dividend equivalent payments, if any, will be paid to the employee on any of the ordinary shares underlying the PSUs until the PSUs vest.

In fiscal year 2018, we granted PSUs (“FY2018 PSUs”) to Dr. Mosley and Messrs. Nygaard and Teh that were eligible to vest after the end of a three-year performance period ending on July 3, 2020 (i.e., vest during fiscal year 2021), subject to continued employment and the achievement of target ROIC over the performance period, modified by a factor based on our rTSR percentile. Our average share price at the beginning of the FY2018 PSUs’ performance period was $32.26 and our ending average share price was $53.94 (assuming dividends were reinvested). Therefore, our rTSR over the performance period from July 1, 2017 through July 3, 2020 was 67.23% and our shares performed at the 72nd percentile relative to the companies in the Executive Peer Group, which resulted in a modifier of 122%. The Compensation Committee certified the level of achievement of the financial performance metrics for the three-year measurement period, such that the FY2018 PSUs vested at 195.20% of target based on a three-year average annual ROIC of 92%, and rTSR at the 72nd percentile over the three-year period.

FY2018 PSUs

Average ROIC	Threshold	Target	Maximum	Actual

3-Year Average Annual Return on Invested Capital (ROIC)	< 30%	58%	≥ 75%	92%

Vesting Level (% of Target)	0%	100%	160%	160%

rTSR Modifier	Threshold	Target	Maximum	Actual

Relative Total Shareholder Return Percentile	≤ 25th%ile	50th%ile	≥ 75th%ile	72%ile

rTSR %ile Modifier[1]	75%	100%	125%	122%

Overall Results				195.20%

(1)	with interpolation between points

As a result, the following numbers of ordinary shares were issued to the executive officers during fiscal year 2021:

	FY2018 PSUs

Named Executive Officer	Minimum PSUs	Target PSUs	Maximum PSUs	FY2018 PSUs Earned

William D. Mosley	0	130,480	260,960	254,697

Jeffrey D. Nygaard	0	8,705	17,410	16,993

Ban Seng Teh	0	2,180	4,360	4,256

The certification of the relevant financial performance metrics with respect to the PSUs granted in fiscal year 2019 to Dr. Mosley and Messrs. Nygaard and Teh, which have a three-year performance period that ended on July 2, 2021 was not completed in advance of the filing date of this Proxy Statement.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Share Ownership Requirements

We established share ownership requirements to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested RSUs (if any), are included in the calculation of ordinary shares owned for purposes of the ownership requirements, but time-based and performance-based options and unvested performance share bonuses, TPSUs and PSUs are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of the date upon which the NEO first becomes subject to the requirements. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation Committee.

Our NEOs are required to own shares in an amount equal to an applicable target value based on a multiple of annual base salary. Our NEOs are required to meet the requirements by the following ownership requirement dates.

Named Executive Officer	Role	Ownership Requirement Date	Ownership Guideline Salary Multiple	Guideline Met(1)

William D. Mosley	CEO	October 1, 2022	6x	Yes

Gianluca Romano	Executive Vice President	January 7, 2024	3x	In Progress

Jeffrey D. Nygaard	Executive Vice President	October 17, 2022	3x	Yes

Ravi Naik	Executive Vice President	February 1, 2026	3x	Yes

Ban Seng Teh	Executive Vice President	February 1, 2026	3x	Yes

(1)	As of July 2, 2021

Benefits and Perquisites

Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for executive officers, other than severance benefits (see “Severance and Change in Control Benefits” below).

We generally do not provide perquisites to our NEOs other than business use of our corporate aircraft and, in certain limited business-related circumstances, reimbursement for the travel costs of the NEO’s spouse or significant other. If an NEO’s travel on our corporate aircraft includes a personal element, the NEO is required to fully reimburse us for the aggregate incremental cost of any such usage. We do consider the value of perquisites, to the extent provided at the Executive Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs.

Non-Qualified Deferred Compensation Plan

The 2015 Seagate Deferred Compensation Plan (the “SDCP”), effective January 1, 2015, allows our U.S. based NEOs (and other eligible employees) whose annual base salary is $190,000 or more, or whose target commissions and annual base salary in the aggregate is $190,000 or more, to defer on a pre-tax basis (i) up to 70% of their base salary, (ii) up to 70% of commissions, and/or (iii) up to 100% of their annual performance-based cash bonus. Deferrals and notional earnings related to those deferrals are reflected on the Company’s books as an unfunded obligation of the Company and remain part of our general assets. We do not contribute to the SDCP, and notional earnings on deferrals are based on the performance of actual investment funds selected by each participant from a menu of investment options offered pursuant to the SDCP. Deferral amounts, earnings and year-end balances for our NEOs are set forth in the table titled “Non-qualified Deferred Compensation Plans” under the “Compensation of Named Executive Officers”

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

section below. The SDCP is a successor plan to the prior Seagate Deferred Compensation Plans, as amended from time to time, under which no additional deferrals may be made after December 31, 2014. A grantor (or rabbi) trust was established to hold any assets contributed to the trust to help satisfy our obligations due under the prior plans in effect through December 31, 2014.

Participants may elect to receive distributions upon retirement or termination of employment or at a specified time while still employed. With respect to deferrals of amounts relating to services provided to Seagate after December 31, 2019, participants may elect to receive distributions following retirement or termination in either a lump sum or annual installments up to a maximum of seven years. Participants may elect to receive in-service distributions in a lump sum or annual installments payable over 2, 3, 4 or 5 years. Upon disability, a participant’s account will be distributed in accordance with their retirement/termination distribution elections. Additionally, upon death, a participant’s accounts will be paid to their beneficiary or beneficiaries in a cash lump-sum payment payable before the later of the end of (i) the calendar year in which the participant dies or (ii) two and one-half months after the participant dies. Unless otherwise determined by the Seagate Benefits Administrative Committee prior to a change in control, the SDCP will be terminated upon the occurrence of a change in control and the aggregate balance credited to and held in a participant’s account shall generally be distributed to the participant in a lump sum not later than the thirtieth day following the change in control.

Long Term International (Expatriate) Assignment Policy

The Company’s global business needs require it on occasion to relocate certain employees with special or unique skills to countries where those skills may not be readily available. To meet this need, the Company utilizes long term international assignments, which are provided under its Long-Term International Assignment Policy (“LTIA Policy”). The Company provides certain benefits and allowances to these long-term international assignees according to the LTIA Policy. Mr. Nygaard receives the standard benefits and allowances under the LTIA Policy as described below for his assignment in Thailand. In fiscal year 2021 the Company provided Mr. Nygaard with housing and related support, goods and services in Thailand, education support for his children, and payment for his tax returns preparation in accordance with the LTIA Policy terms. In addition, the Company makes certain tax equalization payments or reimbursements for expatriates to ensure that the assignment is tax neutral to the employee. The Company withholds a hypothetical tax amount for the expatriate in amounts roughly equivalent to the taxes of a peer employee in the relevant country not on assignment under the LTIA Policy. After the expatriate’s actual income tax returns have been prepared, the Company’s accountants prepare a tax equalization calculation to show what the employee should have paid if they had remained at home and not taken the assignment. The employee receives credit for any taxes they have paid during the year, and the Company pays all costs related to the actual taxes due in both the home and host locations. The Company’s tax equalization cost is limited to any difference between the actual taxes paid and the “stay at home” tax the employee would have paid, after calculations are prepared by the Company’s accountants.

The total estimated payments made in fiscal year 2021 for Mr. Nygaard’s benefits under the LTIA Policy is $262,305 as described in note 13 to the Summary Compensation Table for Fiscal Year 2021 in this Proxy Statement. Final actual cost is not known at the time of this filing due to pending tax calculations, which can only be completed at a later date.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Severance and Change in Control Benefits

We provide severance benefits to assist in aligning executive officer and shareholder interests during the evaluation of an ownership change, to remain competitive in attracting and retaining executive officers and to support organizational changes necessary to achieve our business strategy. The purpose of the Seventh Amended and Restated Seagate Technology Executive Severance and Change in Control Plan (the “Severance Plan”) is to:

•

provide for the payment of severance benefits to our executive officers, including our NEOs, in the event their employment with the Company or any applicable subsidiary is terminated without cause or they resign for good reason;

•

encourage our executive officers, including the NEOs, to continue employment in the event of a potential “change in control” (as such term is defined under “Compensation of Named Executive Officers—Potential Payments upon Qualifying Termination or Change in Control” below); and

•	provide our executive officers, including the NEOs, with generally the same types of severance benefits in connection with a qualifying termination of employment.

All of our executive officers receive a level of severance benefits under the terms of the Severance Plan that reflects their level of responsibility within our organization, the strategic importance of their position and a market-competitive level of severance for comparable positions within the Executive Peer Group.

The Severance Plan provisions were developed, in consultation with FW Cook, based on a comparison by the independent directors of the Board of severance benefits typically available at the Executive Peer Group companies. Consistent with our compensation philosophy, the Severance Plan provides for severance only in the event of a qualifying termination under the Severance Plan (i.e., a termination by us without “cause” or by the executive for “good reason”). The Severance Plan includes the following features:

•	no guaranteed bonus amounts;

•

no post-termination healthcare benefit subsidy if the qualifying termination occurs outside of a “change in control period” (as defined in “Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control—Termination Without Cause or for Good Reason During a Change in Control Period,” below);

•

enhanced severance benefits in connection with a change in control require a “double trigger” (which is defined as a qualifying termination during a “change in control period”) before an NEO becomes entitled to receive such benefits; and

•	severance payments cannot equal or exceed three times the sum of the executive’s base salary and target cash bonus.

In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), we will reduce the benefits so that no excise tax will apply under Section 4999 of the Code (relating to Section 280G of the Code), if such reduction will result in a higher after-tax benefit to the NEO. We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all such taxes, including any excise taxes imposed on change in control payments and benefits.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

For further details on the Severance Plan, see the section below titled “Compensation of Named Executive Officers—Potential Payments Upon Qualifying Termination or Change in Control.”

Other Company Policies and Compensation Considerations

Impact of Section 162(m) of the Internal Revenue Code

Although an exception exists for certain qualified performance-based arrangements in place as of November 2, 2017, under Section 162(m) of the Code, only the first $1 million in annual compensation paid to our NEOs generally is deductible for federal income tax purposes and such deduction limit will continue to apply to such individuals for all future years in which they receive compensation (including severance) from the Company. This deduction limitation also applies to certain individuals who were NEOs in prior years. While the Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to approve compensation that is not deductible by the Company in order to maintain a compensation program that is consistent with our pay-for-performance compensation philosophy.

Securities Trading; Prohibitions Against Hedging and Pledging

Please see the “Corporate Governance – Anti-Hedging and Pledging Policy and Other Trading Restrictions” section above for information on our Securities Trading Policy.

Pay Recovery Policy (Clawback)

Our Pay Recovery Policy is intended to eliminate any reward for intentional misrepresentation of financial results. It provides standards for recovering compensation from our executive officers and other officers who hold the position of Senior Vice President and above (collectively, “Designated Officers”) where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such Designated Officer. The Designated Officer’s repayment obligation applies to any cash bonus paid, share award issued (whether or not vested) and/or vested during the covered period (as defined below) or options exercised during the period commencing with the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought (the “covered period”).

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee approved the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for fiscal year 2021.

Respectfully submitted, THE COMPENSATION COMMITTEE

Mark W. Adams, Chair Michael R. Cannon Jay L. Geldmacher Dylan Haggart Edward J. Zander

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2021 was an employee of the Company or any of its subsidiaries at any time during fiscal year 2021, has ever been an officer of the Company or any of its subsidiaries, or had a relationship with the Company during that period requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC. No executive officers of the Company served on the compensation committee of any other entity, or as a director of an entity that employed any of the members of the Compensation Committee during fiscal year 2021.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Our Summary Compensation Table for fiscal year 2021 below shows the total compensation of each of our NEOs with respect to fiscal years 2021, 2020, and 2019. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total column and the sum of its components as reflected in the table.

Summary Compensation Table for Fiscal Year 2021

Name and Principal Position	Year	Salary ($)	Bonus ($)		Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)

William D. Mosley

Chief Executive Officer	2021	1,100,008	—		7,054,961	1,474,825	2,005,095	6,300	11,641,189
	2020	1,100,008	—		7,313,257	1,900,012	1,378,090	7,400	11,698,767
	2019	1,084,623	—		6,528,382	1,684,831	1,039,343	7,400	10,344,579

Gianluca Romano

Executive Vice President and Chief Financial Officer	2021	600,018	—		1,633,956	341,566	729,141	7,400	3,312,081
	2020	600,018	—		2,032,312	528,001	501,135	117,210	3,778,676
	2019	276,931	200,000	(6)	1,060,382	1,213,679	179,631	53,374	2,983,997

Jeffrey D. Nygaard

Executive Vice President, Global Operations	2021	480,002	—		1,633,956	341,566	583,298	283,261	3,322,083
	2020	480,002	—		2,032,312	528,001	400,897	496,256	3,937,468
	2019	472,312	—		3,072,223	792,869	302,353	450,833	5,090,590

Ravi Naik(5)

Executive Vice President, Storage Services and Chief Information Officer	2021	442,318	—		1,698,875	777,542	571,165	7,790	3,497,690

Ban Seng Teh(5)(7)

Executive Vice President, Global Sales and Sales Operations	2021	500,170	—		1,312,067	485,877	519,471	18,040	2,835,625
	2020	496,343	—		788,081	—	112,272	37,117	1,433,813

(1)

Amounts do not reflect the actual value realized by the NEO. In accordance with SEC rules, the columns represent the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For RSUs and time-based options, the grant date fair value was determined using the closing share price of Seagate ordinary shares on the date of grant, adjusted for the present value of expected dividends. For all PSUs and TPSUs whose vesting is subject to performance conditions as defined by ASC 718, we have assumed the probable outcome of related performance conditions at target levels. The aggregate grant-date fair value for these PSUs and TPSUs, assuming the achievement of the highest level of performance, is $11,566,553 for Dr. Mosley, $2,678,748 for each of Messrs. Romano and Nygaard, $1,359,315 for Mr. Naik and $1,006,300 for Mr. Teh. For additional information on the valuation assumptions, see Note 11, “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2021.

(2)	Represents amounts payable under the EOPB. For a description of the EOPB, refer to the section above entitled “Annual Incentive Plan—Executive Officer Performance Bonus.”
(3)	Amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation for Fiscal Year 2021” table below.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

All Other Compensation for Fiscal Year 2021

Name	Severance ($)	Relocation ($)	Relocation Tax Assistance ($)	Personal Guest Travel ($)(8)	401(k) Match ($)(9)	Company Contribution to HSA ($)(10)	Company Contribution to CPF ($)(11)	Other Comp ($)	International Assignment Benefits ($)(13)	Consultant Payments ($)	Total ($)

William D. Mosley	—	—	—	—	6,000	—	—	300(12)	—	—	6,300

Gianluca Romano	—	—	—	—	6,000	1,400	—	—	—	—	7,400

Jeffrey D. Nygaard	—	—	—	14,956	6,000	—	—	—	262,305	—	283,261

Ravi Naik	—	—	—	—	6,390	1,400	—	—	—	—	7,790

Ban Seng Teh	—	—	—	7,111	—	—	10,929	—	—	—	18,040
(4)

We provide the use of our corporate aircraft to our NEOs primarily so that they can travel to business functions and different facilities in the course of their duties. Certain trips taken by our NEOs in fiscal year 2021 may have had a personal element. To the extent that a travel leg has a personal element to it, our NEOs fully reimburse the Company for the aggregate incremental cost of such leg to us. Such reimbursement includes the costs of “wheels up time”, a portion of fuel and insurance costs, catering, excise taxes, and crew expenses.

(5)	Mr. Naik was not an NEO in fiscal years 2019 and 2020, and Mr. Teh was not an NEO in fiscal year 2019.
(6)	Represents the one-time sign-on bonus amount paid to Mr. Romano in connection with his appointment as Executive Vice President and Chief Financial Officer.
(7)	Based on the Singapore dollar (“SGD”) period-end foreign exchange rate for fiscal year 2021 of 0.7434.
(8)

For Mr. Nygaard, personal guest travel consists of travel costs incurred for his spouse to attend an R&D-related event. For Mr. Teh, personal guest travel consists of travel costs incurred for his spouse in connection with a sales incentive program offered to eligible sales employees who achieve designated sales goals.

(9)

Reflects 401(k) Plan matching contribution made by the Company for the NEO and available to all U.S. employees who participate in the 401(k) Plan. The maximum matching amount was $6,000 per calendar year. The amount may be higher or lower for a particular fiscal year depending on the timing and amount of the employee’s contribution for preceding and following years.

(10)	Reflects Company-paid Health Savings Account (“HSA”) contributions to eligible participants. In 2021, HSA contributions are $700.00 for employee only coverage and $1,400.00 for family coverage.
(11)

Reflects Company contribution to the Singapore Central Provident Fund (“CPF”). CPF employer contribution was at SGD1,020 per month until December 2020. As of January 2021, Mr. Teh reached a new age bracket where the CPF employer contribution is now SGD780 per month with an additional employer contribution capped at SGD3,900 per year.

(12)	Dr. Mosley was awarded a cash-based service award in the amount of $300 in recognition of reaching a length of service milestone with the Company.
(13)

Mr. Nygaard’s LTIA benefits include payments made in fiscal year 2021 for expatriate tax and tax equalization for year to date 2021, remaining expatriate tax and tax equalization owed for 2020 in the amount of $36,730, a cost of living allowance in the amount of $63,906, educational payments in the amount of $51,662; host location housing in the amount of $60,035, transportation expenses in the amount of $48,641, telephone expense in the amount of $231, and immigration and tax services in the amount of $1,100. As described more fully in the section entitled “Compensation Discussion and Analysis—Long Term International (Expatriate) Assignment Policy,” the tax equalization payments are intended to ensure that the long-term international assignment is tax neutral to Mr. Nygaard as compared to being based in the U.S.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Grants of Plan-Based Awards Table for Fiscal Year 2021

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Share Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Share and Option Awards ($)
William D. Mosley
	Cash Bonus	—	825,006	1,650,012	3,300,024	—	—	—	—	—	—	—
	Time Option	9/9/2020(2)	—	—	—	—	—	—	—	167,100	46.23	1,474,825
	PSU	9/9/2020(3)	—	—	—	—	104,435	208,870	—	—	—	4,511,592(5)
	TPSU	9/9/2020(4)	—	—	—	—	62,660	—	—	—	—	2,543,369(5)
Gianluca Romano
	Cash Bonus	—	300,009	600,018	1,200,035	—	—	—	—	—	—	—
	Time Option	9/9/2020(2)	—	—	—	—	—	—	—	38,700	46.23	341,566
	PSU	9/9/2020(3)	—	—	—	—	24,185	48,370	—	—	—	1,044,792(5)
	TPSU	9/9/2020(4)	—	—	—	—	14,515	—	—	—	—	589,164(5)
Jeffrey D. Nygaard
	Cash Bonus	—	240,001	480,002	960,003	—	—	—	—	—	—	—
	Time Option	9/9/2020(2)	—	—	—	—	—	—	—	38,700	46.23	341,566
	PSU	9/9/2020(3)	—	—	—	—	24,185	48,370	—	—	—	1,044,792(5)
	TPSU	9/9/2020(4)	—	—	—	—	14,515	—	—	—	—	589,164(5)
Ravi Naik
	Cash Bonus	—	235,009	470,018	940,035	—	—	—	—	—	—	—
	Time Option	3/22/2021(2)	—	—	—	—	—	—	—	45,000	75.94	777,542
	PSU	9/9/2020(3)	—	—	—	—	6,600	13,200	—	—	—	285,120(5)
	TPSU	3/22/2021(4)	—	—	—	—	11,250	—	—	—	—	789,075(5)
	RSU	9/9/2020(6)	—	—	—	—	—	—	15,390	—	—	624,680
Ban Seng Teh
	Cash Bonus	—	213,739	427,477	854,955	—	—	—	—	—	—	—
	Time Option	3/22/2021(2)	—	—	—	—	—	—	—	28,120	75.94	485,877
	PSU	9/9/2020(3)	—	—	—	—	5,940	11,880	—	—	—	256,608(5)
	TPSU	3/22/2021(4)	—	—	—	—	7,030	—	—	—	—	493,084(5)
	RSU	9/9/2020(6)	—	—	—	—	—	—	13,855	—	—	562,374

(1)

Represents the potential range of payments for fiscal year 2021 for the NEOs under the EOPB. This range varied based on the individual’s position and target cash bonus as a percentage of fiscal year 2021 ending base salary (150% percent of base salary for Dr. Mosley, 100% for Messrs. Romano, Nygaard, Naik and Teh). For a description of the EOPB, refer to the section above entitled “Annual Incentive Plan—Executive Officer Performance Bonus.”

(2)

Unless otherwise indicated, options awarded during fiscal year 2021 under the EIP are subject to a four-year vesting schedule. 25% of the shares subject to the option vest one year after the grant date and then 1/48th of the shares subject to options vest monthly thereafter, contingent on continuous service through the applicable vesting dates. For a description of the options, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”

(3)

Unless otherwise indicated, PSUs awarded during fiscal year 2021 under the EIP vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable financial and operational-performance criteria. For a description of the PSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.”

(4)

Unless otherwise indicated, the vesting of the TPSUs awarded during fiscal year 2021 under the EIP is contingent on continuous service and satisfaction of the performance vesting requirement. The first tranche vests no sooner than the first anniversary of the vesting commencement date, subject to the satisfaction of the specified performance criterion. The remaining tranches continue to vest annually thereafter subject to the achievement of the subsequent annual AEPS goal, with the ability to catch-up vesting each year if the annual AEPS goal is not achieved. If threshold AEPS is not achieved, no awards will vest and the shares will be forfeited at the end of the performance period. For a description of the TPSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Share Units.”

(5)

In accordance with SEC rules, this represents the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For all TPSUs and PSUs, we have assumed the probable outcome of related performance conditions as defined by ASC

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

718 at target levels. The total aggregate grant-date fair value for these PSUs and TPSUs, assuming the achievement of the highest level of performance, is $11,566,553 for Dr. Mosley, $2,678,748 for each of Messrs. Romano and Nygaard, $1,359,315 for Mr. Naik and $1,006,300 for Mr. Teh. For additional information on the valuation assumptions see Note 11, “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2021.
(6)

Unless otherwise indicated, RSUs awarded during fiscal year 2021 under the EIP are subject to a four-year vesting schedule. These units vest 25% annually, contingent on continuous service. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at 2021 Fiscal Year-End

		Option Awards					Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

William D. Mosley

	9/9/2014	31,500	—	—	60.83	9/9/2021	—	—	—		—

	9/9/2016	198,860	—	—	36.09	9/9/2023	—	—	—		—

	9/11/2017	237,363	15,825	—	30.95	9/11/2024	—	—	—		—

	9/11/2017	—	—	—	—	—	—	—	16,842	(3)	1,465,759

	9/10/2018	97,477	44,308	—	50.29	9/10/2025	—	—	—		—

	9/10/2018	—	—	—	—	—	—	—	91,769	(4)	7,986,656

	9/10/2018	—	—	—	—	—	—	—	25,352	(3)	2,206,385

	9/9/2019	67,526	86,821	—	54.78	9/9/2026	—	—	—		—

	9/9/2019	—	—	—	—	—	—	—	90,664	(4)	7,890,488

	9/9/2019	—	—	—	—	—	—	—	39,020	(3)	3,395,911

	9/9/2020	—	167,100	—	46.23	9/9/2027	—	—	—		—

	9/9/2020	—	—	—	—	—	—	—	104,435	(4)	9,088,978

	9/9/2020	—	—	—	—	—	—	—	62,660	(3)	5,453,300

Gianluca Romano

	2/20/2019	4,799	47,985	—	45.89	2/20/2026	—	—	—		—

	2/20/2019	—	—	—	—	—	—	—	13,074	(3)	1,137,830

	9/9/2019	1,787	24,127		54.78	9/9/2026

	9/9/2019	—	—	—	—	—	—	—	25,195	(4)	2,192,721

	9/9/2019	—	—	—	—	—	—	—	10,843	(3)	943,666

	9/9/2020	—	38,700	—	46.23	9/9/2027	—	—	—		—

	9/9/2020	—	—	—	—	—	—	—	24,185	(4)	2,104,821

	9/9/2020	—	—	—	—	—	—	—	14,515	(3)	1,263,240

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

		Option Awards					Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Jeffrey D. Nygaard

	9/9/2016	3,158	—	—	36.09	9/9/2023	—		—	—		—

	9/11/2017	7,254	1,555	—	30.95	9/11/2024	—		—	—		—

	9/11/2017	—	—	—	—	—	2,488	(5)	216,531	—		—

	11/20/2017	29,695	10,606	—	39.85	11/20/2024	—		—	—		—

	11/20/2017	—	—	—	—	—	—		—	5,647	(3)	491,458

	9/10/2018	45,871	20,852	—	50.29	9/10/2025	—		—	—		—

	9/10/2018	—	—	—	—	—	—		—	43,186	(4)	3,758,478

	9/10/2018	—	—	—	—	—	—		—	11,930	(3)	1,038,268

	9/9/2019	18,765	24,127	—	54.78	9/9/2026	—		—	—		—

	9/9/2019	—	—	—	—	—	—		—	25,195	(4)	2,192,721

	9/9/2019	—	—	—	—	—	—		—	10,843	(3)	943,666

	9/9/2020	—	38,700	—	46.23	9/9/2027	—		—	—		—

	9/9/2020	—	—	—	—	—	—		—	24,185	(4)	2,104,821

	9/9/2020	—	—	—	—	—	—		—	14,515	(3)	1,263,240

Ravi Naik

	8/21/2017	77,990	5,130	—	31.46	8/21/2024	—		—	—		—

	8/21/2017	—	—	—	—	—	7,695	(5)	669,696	—		—

	9/10/2018	—	—	—	—	—	—		—	8,890	(4)	773,697

	9/10/2018	—	—	—	—	—	6,666	(5)	580,142	—		—

	9/9/2019	—	—	—	—	—	—		—	5,720	(4)	497,812

	9/9/2019	—	—	—	—	—	6,435	(5)	560,038	—		—

	9/9/2020	—	—	—	—	—	—		—	6,600	(4)	574,398

	9/9/2020	—	—	—	—	—	15,390	(5)	1,339,392	—		—

	3/22/2021	—	45,000	—	75.94	3/22/2028	—		—	—		—

	3/22/2021	—	—	—	—	—	—		—	11,250	(3)	979,088

Ban Seng Teh

	9/11/2014	7,250	—	—	60.87	9/9/2021	—		—	—		—

	9/11/2017	648	389	—	30.95	9/11/2024	—		—	—		—

	9/11/2017	—	—	—	—	—	623	(5)	54,220	—		—

	9/10/2018	—	—	—	—	—	—		—	4,760	(4)	414,263

	9/10/2018	—	—	—	—	—	3,570	(5)	310,697	—		—

	9/9/2019	—	—	—	—	—	—		—	6,240	(4)	543,067

	9/9/2019	—	—	—	—	—	7,020	(5)	610,951	—		—

	9/9/2020	—	—	—	—	—	—		—	5,940	(4)	516,958

	9/9/2020	—	—	—	—	—	13,855	(5)	1,205,801	—		—

	3/22/2021	—	28,120	—	75.94	3/22/2028	—		—	—		—

	3/22/2021	—	—	—	—	—	—		—	7,030	(3)	611,821

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

(1)

Options are subject to a four-year vesting schedule. 25% of the shares subject to the options vest one year after the grant date, and then 1/48th of the shares subject to the options vest monthly thereafter, contingent on continuous service through the applicable vesting dates. For more information, see the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”

(2)	Value based on the closing price of our ordinary shares on July 2, 2021 of $87.03.
(3)

These TPSU awards, issued under the EIP, are subject to both continuous service and the satisfaction of the applicable performance vesting requirement. The first tranche vests no sooner than the first anniversary of the grant date, subject to satisfaction of the specified performance criterion. The remaining tranches continue to vest annually thereafter, subject to the achievement of the subsequent annual AEPS goal, with the ability to catch-up vesting each year if the annual AEPS goal is not achieved. If threshold AEPS is not achieved, no awards will vest and the shares underlying the awards will be forfeited at the end of the performance period. The TPSU awards are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Share Units.”

(4)

These PSUs were issued under the EIP. The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.”

(5)

RSUs issued under the EIP are subject to a four-year vesting schedule. These units vest 25% annually, contingent on continuous service. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”

Option Exercises and Shares Vested for Fiscal Year 2021

	Option Awards		Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

William D. Mosley	77,754	3,296,194	310,523	14,659,986

Gianluca Romano	79,358	3,510,224	10,153	645,311

Jeffrey D. Nygaard	109,986	2,575,763	37,740	1,816,883

Ravi Naik	40,000	2,616,190	13,172	597,246

Ban Seng Teh	12,184	196,786	10,773	502,758

(1)

The value realized on exercise is the aggregate of the market value on each exercise date multiplied by the number of shares exercised on each such date less the total option price paid on such exercise date. Market value is defined as the sale price for same-day-sale exercises and as the closing market price of our ordinary shares on the date of the transaction for exercise-and-hold exercises.

(2)

The value realized on vesting is the aggregate of the closing market price for our ordinary shares on each vesting date multiplied by the number of shares that vested on such day, or if a vest date was a non-market day, the closing market price for our ordinary shares on the prior market day multiplied by the number of shares that vested on such day.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Non-qualified Deferred Compensation Plans

Name	Executive Contributions in Fiscal Year 2021 ($)(1)	Registrant Contributions in Fiscal Year 2021 ($)	Aggregate Earnings in Fiscal Year 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year 2021 End ($)(2)

William D. Mosley	—	—	76,099	—	428,703

Gianluca Romano	—	—	—	—	—

Jeffrey D. Nygaard	—	—	40,433	—	1,248,045

Ravi Naik	370,544	—	205,521	—	944,035

Ban Seng Teh	—	—	—	—	—

(1)	Amount is included in fiscal year 2021 compensation in the “Salary” column of the Summary Compensation Table for fiscal year 2021.
(2)

Includes executive contributions already reported in the Summary Compensation Table for fiscal year 2021 or a prior fiscal year, with the exception of earnings on contributions, as such earnings are not considered to be at above-market rates.

Potential Payments Upon Qualifying Termination or Change in Control

As discussed above in the section entitled “Compensation Discussion and Analysis—Severance and Change in Control Benefits,” the Compensation Committee adopted the Severance Plan to provide, among other things, consistent severance benefits to NEOs who are terminated without cause or resign for good reason in lieu of severance protections that might otherwise have been included in individually negotiated employment agreements. In addition to severance, NEOs are entitled to receive payment of deferred compensation amounts in the event of a termination of employment or a change in control, as described above under “Compensation Discussion and Analysis—Non-qualified Deferred Compensation Plans.”

Qualifying Termination	CEO—Months of Base Salary	Executive Vice Presidents—Months of Base Salary

Termination Without Cause or Resign for Good Reason—Outside of Change in Control Period	24 months	20 months (U.S.); up to 24 months (Singapore)

Termination Without Cause or Resign for Good Reason—During a Change in Control Period	36 months	24 months (U.S.); up to 24 months (Singapore)

Termination Without Cause or Resignation For Good Reason Outside of a Change in Control Period

Under the Severance Plan in effect during fiscal year 2021, if an NEO’s employment had been terminated by the Company without “cause” (as defined below) or by the NEO for “good reason” (as defined below), the NEO would have been entitled to receive a severance payment equal to a pre-determined number of months of base salary, based on the NEO’s job level. In the event of such a qualifying termination outside of a “change in control period” (as defined below), the CEO would be entitled to receive 24 months of base salary, and the EVPs would be entitled to receive 20 months of base salary if resident in the U.S. and up to 24 months of base salary, if resident in Singapore, and, if applicable, the prior year bonus (if earned but unpaid at the time of termination); further, the CEO and EVPs resident in the U.S. are entitled to a pro-rata bonus for the year of termination based on the number of days elapsed from the beginning of the fiscal year until the termination date at the most recent accrued performance level. The severance benefits are generally payable within 20 business days following the “payment confirmation date” (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) $580,000 (for calendar year 2021), with the remaining amount payable twelve months following the date of termination for the

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

CEO and EVPs. The Company would also provide paid outplacement services for a period of 24 months following a qualifying termination for the CEO and EVPs. The receipt of these severance benefits would generally be subject to the NEO’s execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation and confidentiality covenants during the applicable severance period.

Under the Severance Plan, “cause” means (i) an NEO’s continued failure to substantially perform the material duties of their office (other than as a result of total or partial incapacity due to physical or mental illness), (ii) fraud, embezzlement or theft by an NEO of the property of the Company or any of its subsidiaries, (iii) the conviction of an NEO of, or plea of nolo contendere by the NEO to, a felony under the laws of the United States or any state or comparable crime under the laws of a non-U.S. jurisdiction, (iv) an NEO’s malfeasance or misconduct in connection with such NEO’s duties to the Company or any of its subsidiaries or any other act or omission that is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries, or (v) a material breach by an NEO of any of the provisions of (A) the Severance Plan, (B) any non-compete, non-solicitation or confidentiality provisions to which such NEO is subject, or (C) any policy of the Company or any of its subsidiaries or other agreement to which such NEO is subject; and “good reason” means an NEO’s resignation of their employment with the Company or any applicable subsidiary as a result of the occurrence of one or more of the following actions without such NEO’s express written consent, which action(s) remain uncured for at least 30 days following written notice from such NEO to the Company describing the occurrence of such action(s) and asserting that such action(s) constitute(s) grounds for a good reason resignation, which notice must be provided by the NEO no later than 90 days after the initial existence of such condition; provided, that such resignation occurs no later than 60 days after the expiration of the cure period: (i) any material diminution in the level of the NEO’s level or title, authority or duties; (ii) a reduction of 10% or more in the level of the base salary or target bonus opportunity, other than a reduction that is equivalent to the reduction in base salaries and/or target bonus opportunities, as applicable, imposed on all other executives of the Group (as defined in the Severance Plan) at a similar level within the Group (as defined in the Severance Plan); (iii) the relocation of the NEO to a principal place of employment that increases their one-way commute by more than 50 miles; or (iv) the failure of any successor to the business of the Company or to substantially all of the assets and/or business of the Company to assume the Company’s obligations under the Severance Plan.

If an NEO is terminated for any qualifying reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO’s continuous service for any qualifying reason (other than death or disability): (i) the award agreements provide that vesting will cease and, where applicable, the Company will automatically reacquire all unvested shares without payment of consideration, and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as well as all other option holders, would have three months to exercise options that are vested as of the date of termination except that an option may not be exercised after the expiration of its term.

Termination Without Cause or Resignation For Good Reason During a Change in Control Period

The Severance Plan in effect during fiscal year 2021 provides for enhanced severance benefits if a NEO had been terminated by the Company without cause or resigns for good reason during a “change in control period”. This period is defined as the period commencing six months prior to the effective date of a “change in control” (or “CIC”, each as defined below) and ending 24 months following such date. In the event of a qualifying termination within a change in control period (often called a “double trigger”), the NEO would be entitled to receive the following: (i) 36 months of both base salary and target bonus in the case of the CEO, 24 months of both base salary and target bonus in the case of the EVPs, if resident in the U.S., and up to 24 months of base salary and 24 months of target bonus, if resident in Singapore, (ii) lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and their eligible dependents, if any (applicable for U.S. executives only), (iii) paid outplacement services for a period of 24 months, and (iv) full vesting of all unvested equity-based awards (whether or

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

not awarded prior to or following the adoption of the Severance Plan). The PSU award agreements further provide that the number of shares that will vest on the later of the closing of a CIC and an NEO’s qualifying termination within the change in control period will be based on the Company’s performance through the closing date of the CIC, with rTSR performance measured by using the average closing price of the Company’s ordinary shares over the 30-day trading period preceding the CIC. All other rights and obligations imposed under the Severance Plan upon such a qualifying termination of employment outside of the context of a change in control (as described above) would also be generally applicable in the event of a qualifying termination during a change in control period, except that the severance benefits would generally be payable within 20 business days following the “payment confirmation date” in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $580,000 (for calendar year 2021), with the remainder, if any, payable six months and one day following the termination date.

Under the Severance Plan, “change in control” or “CIC” means the consummation or effectiveness of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons; (ii) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (iii) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Company; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) a dissolution or liquidation of the Company.

In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Code, we will reduce the benefits so that no excise tax will apply under Section 4999 of the Code (relating to Section 280G of the Code), if such reduction will result in a higher after-tax benefit to the NEO. We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all such taxes, including any excise taxes imposed on change in control payments and benefits.

Termination due to Death or Disability

In the event a termination of employment occurs due to an NEO’s death or disability, the NEO would not be entitled to any benefits under the Severance Plan. Under the Severance Plan, “disability” means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform their duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period. However, in the event of termination of employment due to an NEO’s death or disability, the Compensation Committee has the discretion under the terms of the EOPB to pay to the NEO or the NEO’s estate a pro-rated target bonus for the fiscal year in which the termination occurs.

The terms of the RSU and TPSU agreements for our NEOs provide that vesting will cease upon a termination due to disability, and the Company will automatically reacquire all unvested shares without payment of consideration. However, for a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date so that an additional 25% of the award will vest immediately for the purposes of acceleration for RSUs and TPSUs.

Similarly, the option agreements provide that upon termination due to death, the NEO will be deemed to have completed an additional year of service for the purpose of determining the portion of an option award that will

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

be vested at termination. Additionally, the PSU agreements for our NEOs provide that in the event of a termination due to death or disability, the awards will vest pro-rata based on the number of days from the beginning of the performance period until the termination date, based on actual Company performance, and will be settled in ordinary shares after the end of the performance period.

Potential Payments Upon Termination Without Cause or Resignation For Good Reason Outside a Change in Control Period; Upon Termination Due to Death or Disability; Upon Termination Without Cause or Resignation For Good Reason within a Change in Control Period

The following table sets forth (i) the estimated value of the potential payments and severance benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason (a “Qualifying Termination”) on July 2, 2021; (ii) the estimated value calculated as of July 2, 2021 of the potential payments to each NEO, assuming a Qualifying Termination on such date during a change in control period, as defined in the Severance Plan and described above; and (iii) the estimated value as of July 2, 2021 of the potential payments and severance benefits to each NEO, assuming termination of the NEO due to death on such date, or in the case of PSUs only, disability.

Name	Type of Benefit	Qualifying Termination Outside Change in Control Period ($)	Qualifying Termination Within Change in Control Period ($)	Separation Due to Death (or, if applicable, Disability) ($)

William D. Mosley
	Severance	2,200,016	3,300,024	—

	Outplacement Benefit(1)	10,615	10,615	—

	Bonus	—	4,950,036(2)	1,650,012(3)

	Accelerated Vesting of Share Options(4)	—	12,132,999	6,416,908

	Accelerated Vesting of RSUs	—	—	—

	Accelerated Vesting of TPSUs and/or PSUs(6)	—	37,487,476	22,397,693

	Health Care Benefit	—	39,527	—

	Total	2,210,631	57,920,677(7)	30,464,613

Gianluca Romano
	Severance	1,000,029	1,200,035	—

	Outplacement Benefit(1)	10,615	10,615	—

	Bonus	—	1,200,035(2)	600,018(3)

	Accelerated Vesting of Share Options(4)	—	4,331,159	2,221,063

	Accelerated Vesting of RSUs	—	—	—

	Accelerated Vesting of TPSUs and/or PSUs(6)	—	7,642,278	3,093,917

	Health Care Benefit	—	40,336	—

	Total	1,010,644	14,424,458(7)	5,914,998

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Name	Type of Benefit	Qualifying Termination Outside Change in Control Period ($)	Qualifying Termination Within Change in Control Period ($)	Separation Due to Death (or, if applicable, Disability) ($)

Jeffrey D. Nygaard
	Severance	800,003	960,003	—

	Outplacement Benefit(1)	10,615	10,615	—

	Bonus	—	960,003(2)	480,002(3)

	Accelerated Vesting of Share Options(4)	—	3,710,754	2,237,057

	Accelerated Vesting of RSUs(5)	—	216,531	216,531

	Accelerated Vesting of TPSUs and/or PSUs(6)	—	11,792,652	7,057,176

	Health Care Benefit	—	50,391	—

	Total	810,618	17,700,949(7)	9,990,766

Ravi Naik
	Severance	783,363	940,035	—

	Outplacement Benefit(1)	10,615	10,615	—

	Bonus	—	940,035(2)	470,018(3)

	Accelerated Vesting of Share Options(4)	—	784,124	240,970

	Accelerated Vesting of RSUs(5)	—	3,149,268	1,481,251

	Accelerated Vesting of TPSUs and/or PSUs(6)	—	2,824,994	1,425,900

	Health Care Benefit	—	40,336	—

	Total	793,978	8,689,407(7)	3,618,139

Ban Seng Teh
	Severance	854,955	854,955	—

	Outplacement Benefit(1)	13,460	13,460	—

	Bonus	—	854,955(2)	427,477(3)

	Accelerated Vesting of Share Options(4)	—	333,666	119,263

	Accelerated Vesting of RSUs(5)	—	2,181,668	714,603

	Accelerated Vesting of TPSUs and/or PSUs(6)	—	2,086,109	1,009,113

	Health Care Benefit	—	—	—

	Total	868,415	6,324,813(7)	2,270,456

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

(1)	Represents the estimated amounts payable for outplacement services for 24 months for CEO and EVPs following a qualifying termination.
(2)	Represents full-year target bonus earned but unpaid at the time of a qualifying termination.
(3)

Amounts represent the bonus component of the death benefit assuming that the Compensation Committee elects to exercise its discretion to pay the NEO’s estate a bonus for the fiscal year in which death occurs. In addition, the amount represented has been calculated assuming that the Compensation Committee elects to award the bonus at the NEO’s target bonus opportunity for that year. However, the EOPB does not obligate the Compensation Committee to pay a bonus at the target bonus level or otherwise in the event of an NEO’s death.

(4)

Represents the value of options that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on July 2, 2021 ($87.03 per share) and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts represented do not include any value for the acceleration of options that have an exercise price greater than $87.03 or for options that were already vested as of July 2, 2021.

(5)

Represents the value of RSU awards that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on July 2, 2021 ($87.03 per share).

(6)

Represent the value of TPSU and PSU awards that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on July 2, 2021 ($87.03 per share). In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle. The amount disclosed as payable upon termination due to death is also payable upon termination due to disability.

(7)

Calculations do not include the impact of any potential reduction pursuant to the application of the safe harbor limit under Section 280G of the Code pursuant to the relevant provisions of the Severance Plan.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

CHIEF EXECUTIVE OFFICER PAY RATIO

We are a large multinational provider of data storage technology and solutions. We conduct our business internationally and as of July 2, 2021, had 40,085 employees, of whom approximately 88% are located outside the United States. Approximately 84% of our workforce is located in Asia.

For fiscal year 2021, the median annual total compensation of all employees of the Company, excluding our CEO, was $9,757, and the annual total compensation of our CEO was $11,641,189, as reported in the “Summary Compensation Table for Fiscal Year 2021” on page 48 of this Proxy Statement. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all employees (excluding the CEO) was 1,193:1.

As permitted under the SEC rules, we are using the same median employee identified in our fiscal year 2020 CEO pay ratio, as we believe the changes to our employee population and compensation have not significantly impacted our median compensation. In fiscal year 2020, we used total compensation to determine the median employee, which included (i) annual base salary plus actual annual incentives paid to salaried employees and (ii) hourly salary rate times annual hours plus additional adjustments for annual incentives, shift differentials, actual overtime rates, and other cash allowances paid to hourly employees and any equity granted to eligible employees.

Our estimates for the median employee in fiscal year 2020 were based on an analysis of the pay components and payrolls in each of the 25 countries in which we operate. Total cash compensation rates for employees paid in foreign currencies were converted into U.S. dollars using foreign exchange conversion rates in effect on April 30, 2020 for the determination of the median for fiscal year 2020 and July 3, 2020 for the year-end actual total compensation for fiscal year 2020. For fiscal year 2021, actual total compensation for the CEO was determined in accordance with Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC and the foreign exchange conversion rates used to convert the median employee’s total compensation were those in effect on July 2, 2021. In determining our median employee, we did not use any of the exemptions permitted under SEC rules. The ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 3 – A NON-BINDING RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING JULY 1, 2022 AND BINDING AUTHORIZATION OF AUDIT AND FINANCE COMMITTEE TO SET AUDITORS’ REMUNERATION

(Ordinary Resolution)

Our Audit and Finance Committee has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending July 1, 2022 (fiscal year 2022). We are asking you to ratify on a nonbinding basis, the appointment of Ernst & Young LLP, and to authorize, in a binding vote, the Audit and Finance Committee to set the independent auditors’ remuneration. Ernst & Young LLP has been acting as our independent auditors since 1980 and, by virtue of its long familiarity with the Company’s affairs, is considered best qualified to perform this important function.

Representatives of Ernst & Young LLP will be present at the 2021 AGM and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

You may endorse or not endorse, respectively, this proposal by voting for or against the following resolution:

“RESOLVED, as an ordinary resolution, that, on a non-binding basis, the shareholders ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending July 1, 2022, and authorize on a binding basis the Audit and Finance Committee to set the auditors’ remuneration.”

Vote Required; Recommendation of the Board

A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2021 AGM is required to approve Proposal 3.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2022 AND TO AUTHORIZE THE AUDIT AND FINANCE COMMITTEE OF THE BOARD TO SET THE AUDITORS’ REMUNERATION.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Audit and Finance Committee Report

Our management is responsible for preparing and presenting our financial statements. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit and Finance Committee’s responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements for fiscal year 2021, the Audit and Finance Committee performed the following tasks:

(1)	reviewed and discussed the audited financial statements for fiscal year 2021 with management and with Ernst & Young LLP;

(2)

reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of July 2, 2021, which it made based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the ‘COSO Criteria’);

(3)

reviewed and discussed with Ernst & Young LLP its attestation report on the effectiveness of our internal control over financial reporting as of July 2, 2021, which report was included in our Annual Report on Form 10-K for fiscal year 2021;

(4)

discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including Ernst & Young LLP’s judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

(5)

received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit and Finance Committee concerning independence, and discussed with Ernst & Young LLP their independence.

Based upon these reviews and discussions, the Audit and Finance Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2021, for filing with the SEC.

Respectfully submitted, THE AUDIT AND FINANCE COMMITTEE
Judy Bruner, Chair Shankar Arumugavelu Prat Bhatt Stephanie Tilenius

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Fees to Independent Auditors

The following table presents the aggregate fees for professional services provided by Ernst & Young LLP in fiscal years 2021 and 2020. The aggregate fees include fees billed or reasonably expected to be billed for the applicable fiscal year.

	Fiscal Year

	2021	2020

	(In thousands)

Audit Fees	$ 6,198	$ 6,091

Audit-Related Fees	$925	540

Tax Fees	—	6

All Other Fees	2	64

Total	$ 7,125	$ 6,701

Audit Fees.    This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under “Audit Fees”. For fiscal years 2021 and 2020, this category included pension plan and grant or similar audits, agreed upon procedures, engagements, advising on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements, and the review of the interim Irish statutory financial statements. For fiscal year 2021 this category of fees also included services related to (i) audit and other required procedures on Seagate’s parent company corporate reorganization in fiscal year 2021 and (ii) the issuance of a comfort letter related to new debt issued by Seagate HDD Cayman, an indirect subsidiary of the Company.

Tax Fees.    This category consists primarily of professional services provided by Ernst & Young LLP primarily for tax compliance for fiscal year 2020.

All Other Fees.    This category consists of fees for the use of Ernst & Young  LLP’s online accounting research tool and iXBRL tagging services performed for fiscal years 2021 and 2020.

Pre-Approval of Services by Independent Auditors

In fiscal years 2021 and 2020, all audit, audit-related, tax and all other fees were pre-approved by the Audit and Finance Committee. Under SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company’s principal auditors. We are in compliance with these SEC rules. The Audit and Finance Committee has delegated the authority to grant pre-approvals to the Audit and Finance Committee Chairperson when the full Audit and Finance Committee is unable to do so. These pre-approvals are reviewed by the full Audit and Finance Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit and Finance Committee regarding the services provided by the independent auditors.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2022, the Audit and Finance Committee considered whether the services provided to us by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us. The Audit and Finance Committee has determined that the provision of these services by Ernst & Young LLP is compatible with maintaining that independence.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 4 – TO APPROVE THE SEAGATE TECHNOLOGY HOLDINGS PLC 2022 EQUITY INCENTIVE PLAN

(Ordinary Resolution)

We are asking our shareholders to approve the Seagate Technology Holdings plc 2022 Equity Incentive Plan (the “2022 Plan”) that would replace our current EIP and govern the grant of share-based awards to our employees, directors, and consultants as from the date of shareholder approval. The 2022 Plan is substantially similar to the EIP except for its share reserve amount and that the 2022 Plan places a limit on the number of shares issuable under Full-Value Share Awards (as defined below), rather than counting such awards against the share reserve on a greater than 1:1 basis. Upon the recommendation of the Compensation Committee, our Board unanimously approved the 2022 Plan on July 27, 2021, subject to shareholder approval.

If the 2022 Plan is approved by shareholders at the 2021 AGM, it will become immediately effective as of the date of the 2021 AGM and the EIP will then terminate, such that no future awards will be granted under the EIP and all shares remaining available for issuance under the EIP will be retired and will not be transferred to the 2022 Plan. If the 2022 Plan is not approved by our shareholders, the 2022 Plan will not become effective, the EIP will continue in effect, and we will continue to grant awards under the EIP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

An initial pool of 15,700,000 ordinary shares will be authorized for issuance under the 2022 Plan, less the number of shares (calculated on a 1:1 basis) subject to awards granted under the EIP between August 10, 2021 and the date termination of the EIP becomes effective, plus shares subject to awards granted under the EIP that are forfeited or otherwise terminate without settlement in shares after the 2022 Plan takes effect, as further described below under “Share Reserve.” The 2022 Plan will continue in effect until the 10th anniversary of its effective date as long as ordinary shares remain available thereunder, unless terminated earlier by the Board.

The full text of the 2022 Plan is included as Appendix B to this Proxy Statement. Below is a summary of certain key provisions of the 2022 Plan, which is qualified in its entirety by reference to the full text of the 2022 Plan.

Board Recommendation

The Board recommends that our shareholders approve the 2022 Plan. The technology industry in which we compete is a vibrant sector with an active and mobile talent pool and equity compensation is an integral part of employee compensation. Similar to other companies in our industry, we believe that our success is largely dependent on our ability to attract and retain a highly-qualified workforce. In this regard, equity compensation is a critical component of our total compensation package that helps us to attract, motivate, and retain highly talented employees, while also promoting a strong ownership and disciplined pay-for-performance culture that aligns the interests of our workforce with those of our shareholders by incentivizing our employees to work hard for our future growth and success.

Upon approval, the 2022 Plan will be our sole active plan for providing future equity incentives to eligible employees, directors and consultants. If our shareholders do not approve the 2022 Plan, we will continue to grant awards under the EIP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

In developing our equity compensation programs, the Compensation Committee and the Board evaluate our corporate and equity plan governance practices and carefully consider the potential dilutive impact on shareholders. Accordingly, the 2022 Plan contains several provisions intended to foster strong compensation governance practices and address shareholder interests, as outlined below under “Alignment with Sound Corporate Governance and Plan Design Practices.”

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

The Board believes that the 2022 Plan is in the best interests of our shareholders and Seagate and recommends that our shareholders vote to approve the 2022 Plan.

Key Data Relating to Outstanding Equity and Share Reserve Request1

As of August 10, 2021

Total shares underlying outstanding share options	1,604,778

Weighted-average exercise price of outstanding share options	$44.18

Weighted-average remaining contractual life of outstanding share options	3.9

Total shares underlying outstanding unvested Full-Value Share Awards[2]	6,894,143

Total ordinary shares outstanding	227,062,403

Shares remaining for grant under the EIP[3]	19,082,527

1.	Includes 6,357 share options and 28,502 Full-Value Share Awards under the Dot Hill 2009 Equity Incentive Plan, which was terminated effective April 24, 2019.
2.

“Full-Value Share Awards” include RSUs, PSUs, TPSUs, restricted share bonuses, performance share bonuses, phantom share units and/or any other share-based awards where the recipient receives the entire value of each underlying share upon vesting without payment (or reduction of such payment by the Company) of an amount at least equal to the fair market value of the shares on the date of grant.

3.

Under the EIP, awards are granted from a pool of available shares, with each share option and share appreciation right counting against such pool as 1 ordinary share and each Full-Value Share Award counting as 2.25 ordinary shares (2.5 shares for Full-Value Share Awards granted between October 22, 2014 and October 28, 2019 (inclusive) and 2.1 ordinary shares for Full-Value Share Awards granted prior to October 22, 2014). The information in the table is calculated using the foregoing ratios disclosed in the prior sentence. If the 2022 Plan is approved, these share counting rules will be eliminated and all shares issued pursuant to share awards under the 2022 Plan (or added to the 2022 Plan upon the forfeiture of ordinary share awards under the EIP or the 2022 Plan) will be counted against the share limit as one share, regardless of the type of award.

The table above presents key information regarding outstanding awards and shares available under the EIP as of August 10, 2021, and shows that 19,082,527 ordinary shares are available for future grants under the EIP, taking into account the relevant share counting rules for Full-Value Share Awards (which translates to 52,015,481 ordinary shares on a 1:1 basis). The information in the table does not reflect the impact of our annual focal grant, which occurs after fiscal year end as part of our review of our corporate performance and the performance of our employees for the fiscal year and is expected to occur in September 2021. The majority of equity awards under the EIP each year are granted during the annual focal process and primarily are comprised of Full-Value Share Awards. If the 2022 Plan is approved by shareholders, all shares remaining available under the EIP will be retired and will not be transferred to the 2022 Plan.

In order to have an appropriate number of shares available for future equity awards to hire and retain the talent necessary to achieve strong performance, the Compensation Committee recommended that the Board authorize 15,700,000 ordinary shares for issuance under the 2022 Plan, less the number of shares (calculated on a 1:1 basis) subject to awards granted under the EIP between August 10, 2021 and the date termination of the EIP becomes effective, plus shares subject to awards granted under the EIP that are forfeited or otherwise terminate without settlement in shares, as further described below under “Share Reserve.”

In making these determinations regarding the share reserve for the 2022 Plan, the Compensation Committee considered our prospective equity compensation needs in view of our historical granting practices and adjusted burn rate (as defined below), as well as the dilutive impact of the 2022 Plan to our shareholders. The Compensation Committee also considered information published by institutional advisors, including their proxy voting guidelines.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

In this regard, the average “adjusted burn rate” for awards that we granted in the last three fiscal years is approximately 2.51%. “Adjusted burn rate” is generally calculated by reference to the total number of equity awards granted in a given fiscal year divided by the number of our ordinary shares outstanding for that fiscal year.

As of August 10, 2021, the potential dilution to current shareholders that could result from the future issuance of shares reserved under our equity plans if shareholders approve this Proposal (and the remaining shares available under the EIP are therefore retired) is approximately 10.66%. For this purpose, dilution is calculated as a percentage, where the numerator is the sum of the shares subject to outstanding awards, plus the 15,700,000 ordinary shares that will be issuable under the 2022 Plan if it is approved by shareholders, in each case as determined without using any share counting rule, and the denominator is the number of our ordinary shares outstanding.

After considering the foregoing, we forecasted that our total share reserve resulting from this Proposal would be appropriate to satisfy expected equity compensation needs through fiscal year 2026, based on our current compensation design and historical grant patterns and current share price. However, the amount of share awards granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors that cannot be predicted, including but not limited to the market price of our ordinary shares on the future dates of grant, the volatility of the shares, the growth of our employee population, and prevailing market conditions.

Alignment with Sound Corporate Governance and Plan Design Practices

We have designed the 2022 Plan in accordance with currently accepted corporate governance standards for the design and implementation of employee equity incentive programs. Accordingly, our 2022 Plan furthers a robust governance structure by including minimum vesting requirements, a complete prohibition on the payment of dividends or dividend equivalents prior to vesting of an award and a limit on the annual total compensation payable to our non-employee directors, and also by maintaining annual grant limitations applicable to all employees.

In particular, the 2022 Plan contains the following provisions that the Board believes are consistent with the interests of our shareholders and sound corporate governance principles:

•

No Share Option Repricings. The 2022 Plan prohibits the repricing of options and share appreciation rights without the approval of our shareholders. This provision applies both to direct repricings—that is, lowering the exercise price of an option or share appreciation right—and to indirect repricings—that is, canceling an outstanding option or share appreciation right in exchange for cash or for a replacement award with a lower exercise price.

•

No Discounted Share Options. The 2022 Plan generally requires the exercise price of an option or share appreciation right to be not less than the fair market value of our ordinary shares on the date of grant.

•	No Annual “Evergreen” Provision. The 2022 Plan provides for a fixed number of shares available for grant and does not provide for any automatic increase of available shares for future issuances.

•

No Liberal Share Recycling. Shares tendered by a participant to pay the exercise price of an option, shares repurchased using proceeds from option exercises and shares withheld for payment of taxes will not be added back to the number of shares remaining available for issuance under the 2022 Plan.

•	No “Single Trigger” Change of Control Provisions. Under the 2022 Plan, awards do not accelerate upon a change of control unless the acquiring company does not assume the awards.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•

Limits on Payments of Dividends and Dividend Equivalents. The 2022 Plan prohibits the payment of dividends or dividend equivalents in any form unless and until the participant becomes vested in the underlying equity award.

•

Minimum Vesting Periods. Generally, all awards granted under the 2022 Plan will have a minimum vesting period of one year measured from the date the award is granted, except as described below under “Minimum Vesting Requirements.”

•

Non-Employee Director Compensation Limit. The 2022 Plan limits the aggregate amount of compensation payable to an individual, whether in cash or equity awards granted, as compensation for services as a non-employee director during any fiscal year of the Company to $750,000. Such limit may not be increased without the approval of our shareholders.

•

Annual Limitation. The 2022 Plan provides that during any of our fiscal years, no employee may receive Full-Value Share Awards exceeding 5 million ordinary shares or share option and share appreciation right awards exceeding 4 million ordinary shares.

•

Full-Value Share Award Limitation. The 2022 Plan provides that the maximum number of ordinary shares that may be issued pursuant to Full-Value Share Awards will not exceed 13,700,000 shares, less the number of shares (calculated on a 1:1 basis) subject to Full-Value Share Awards granted under the EIP between August 10, 2021 and the date termination of the EIP becomes effective.

Summary of the 2022 Plan

The 2022 Plan was adopted by our Board on July 27, 2021. The following is a summary of the material provisions of the 2022 Plan. The description in this Proposal is qualified in its entirety by reference to the full text of the 2022 Plan. A copy of the 2022 Plan is attached to this Proxy Statement as Appendix B and you are advised to review the actual terms of the 2022 Plan.

Purpose

The purpose of the 2022 Plan is to provide incentives to eligible employees, directors, and consultants to align their long-term interests with our shareholder interests and to encourage individual and collective behavior that enhances our success. Our 2022 Plan is further intended to provide a means by which eligible recipients of share-based awards may be given an opportunity to benefit from increases in value of our shares through the grant of awards covering our ordinary shares (“shares”). An award granted under our 2022 Plan is referred to herein as an “award” and an individual holding an award is referred to as a “participant.”

Description of the 2022 Plan

Eligibility.    All of our employees, including our executive officers, all of the members of the Board, and our consultants, and employees and consultants of our affiliates, may participate in the 2022 Plan. As of July 2, 2021, the Company had approximately 10,300 employees, 10 non-employee directors and zero consultants eligible to receive awards under the 2022 Plan.

Types of Awards.    The types of awards that will be available for grant under the 2022 Plan are as follows:

•	incentive stock options;

•	non-statutory share options;

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•	restricted share bonuses;

•	share appreciation rights;

•	phantom share units;

•	RSUs;

•	performance share bonuses;

•	PSUs;

•	TPSUs; and

•	other share-based awards.

Minimum Vesting Requirements.    Subject to shareholder approval of our 2022 Plan and to certain adjustments set forth in our 2022 Plan, the 2022 Plan mandates a minimum one-year vesting period for all awards granted thereunder, except that up to 5% of the shares available for grant may be made subject to awards that do not have such a minimum vesting requirement. The minimum vesting requirement does not prevent us from granting awards that contain rights to accelerated vesting on a termination of employment or service or from otherwise accelerating vesting, including without limitation upon a “change of control” (as defined in the 2022 Plan). The minimum vesting requirement does not apply to awards issued by us in assumption of or substitution for awards previously granted, or the right or obligation to grant future awards in connection with our or any of our affiliates acquiring, or combining with, any company. The minimum vesting requirement does not apply to awards granted to non-employee directors; those vest on the earlier of the one-year anniversary of the date of grant or the next annual general meeting of our shareholders (provided such next annual meeting is at least 50 weeks after the immediately preceding year’s annual meeting).

Share Reserve.    Subject to shareholder approval of our 2022 Plan and to certain adjustments set forth in the plan, the maximum number of ordinary shares that may be issued pursuant to awards under the 2022 Plan is an aggregate of 15,700,000 shares, less the number of shares (calculated on a 1:1 basis) subject to awards granted under the EIP between August 10, 2021 and the date termination of the EIP becomes effective, plus the number of shares subject to any outstanding awards granted under the EIP that, on or after the effective date of the 2022 Plan, expire, are cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or are settled in cash rather than shares. With respect to such share reserve, the maximum aggregate number of ordinary shares that may be issued pursuant to Full-Value Share Awards under the 2022 Plan will not exceed 13,700,000, less the number of shares (calculated on a 1:1 basis) subject to Full-Value Share Awards granted under the EIP between August 10, 2021 and the date termination of the EIP becomes effective, subject to adjustments as provided in the 2022 Plan. The maximum number of shares that may be issued pursuant to incentive stock options will not exceed 14,000,000 ordinary shares.

Shares that are subject to awards granted under the 2022 Plan will be counted against the share reserve as one share for every one share granted. Similarly, shares that become available for issuance under the 2022 Plan as a result of the forfeiture or other termination of awards under the EIP (as described above) will be added to the reserve as one share for every one share forfeited or otherwise terminated.

Shares covered by awards granted under the 2022 Plan that expire, are canceled or otherwise terminated, in whole or in part, without having been exercised or redeemed, are settled for cash rather than shares, or are

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

reacquired by us prior to vesting, will again be available for grant under the 2022 Plan. In other words, each share that becomes available for the grant of awards in this manner will be added back to the aggregate share reserve under the 2022 Plan.

However, the following shares will not be added back to the share reserve under the 2022 Plan: (i) shares tendered by the participant or withheld by the Company (if and to the extent permitted by applicable law) to satisfy (A) the exercise price of an award and/or (B) tax withholding obligations with respect to an award; (ii) shares repurchased on the open market or otherwise with the proceeds of an option exercise; or (iii) shares not issued or delivered as a result of the net settlement of an outstanding share option or share appreciation right.

Adjustments by the Board.    In the event of a corporate transaction such as a merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, spinoff, dividend in property other than cash, share split, liquidating dividend, extraordinary dividend or distribution, combination of shares, exchange of shares, change in corporate structure, or other transaction in which we do not receive any consideration, our 2022 Plan will be appropriately adjusted by the Board as to the class, kind and maximum number of shares subject to our 2022 Plan, the maximum number of shares that may be subject to Full-Value Awards, the share limits on grants to a participant, and the class, kind and number of shares and, if applicable, the price per share of outstanding share-based awards. Such an adjustment may have the effect of reducing the price at which shares may be acquired to less than their nominal value (a “shortfall”), but only if and to the extent that the Board is authorized to capitalize from the reserves of the Company a sum equal to the shortfall and to apply that sum in paying up that amount on the shares.

Administration of the 2022 Plan.    The Board has the authority to, and intends to, delegate administration of the 2022 Plan to the Compensation Committee, except that the Board will retain the authority to make grants of equity-based awards to our non-employee directors, subject to the limit on non-employee director compensation under the 2022 Plan. The entity or committee administering the 2022 Plan and/or awards granted under the 2022 Plan is referred to in this description as the “administrator.” The administrator has the authority to, among other things, at all times in accordance with the terms and conditions of the 2022 Plan:

•

determine (a) which employees, members of our Board, and consultants will be granted awards; (b) when each award will be granted; (c) the type or types of awards to be granted; and (d) the number of awards to be granted and the number of shares to which an award will relate;

•

determine the terms and conditions of any award granted pursuant to our 2022 Plan, including, but not limited to, (a) the purchase price (if any) of shares to be issued pursuant to any award, (b) any restrictions or limitations on any award or shares acquired pursuant to an award, (c) any vesting schedule or conditions applicable to an award and accelerations or waivers thereof (including, but not limited to, upon a change of control), and (d) any provisions related to recovery of gain on, or forfeiture of, an award or shares issued pursuant to an award, based on such considerations as our administrator in its sole discretion determines;

•

construe and interpret the 2022 Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration and, in the exercise of this power, to correct any defect, omission or inconsistency in the 2022 Plan or in any award agreement in a manner and to the extent it shall deem necessary or expedient to make the 2022 Plan fully effective;

•	amend the 2022 Plan or an award granted thereunder;

•	suspend or terminate the 2022 Plan at any time;

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•	settle all controversies regarding the 2022 Plan and awards granted under it;

•

exercise such powers and perform such acts as our administrator deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the 2022 Plan;

•

establish, adopt or revise any rules and regulations, including adopting sub-plans to the 2022 Plan or special terms for award agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for awards granted to participants outside the United States, subject to the terms and conditions of the 2022 Plan, as it may deem necessary or advisable to administer the 2022 Plan;

•	allot and issue shares as necessary in respect of awards under the 2022 Plan; and

•	further delegate to a subcommittee or other committee any of the administrative powers the administrator is authorized to exercise.

Non-Employee Director Compensation Limit.    The maximum amount of total compensation, calculated as the sum of (1) the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards payable in shares and the maximum cash value of any other award granted under the 2022 Plan, plus (2) cash compensation in the form of Board and committee retainers and meeting or similar fees, payable to a non-employee director for services during a single Company fiscal year may not exceed $750,000. Compensation counts towards this limit for the fiscal year in which it is granted (regardless of when it vests) or earned by a non-employee director, and not later when distributed, in the event it is deferred. This limit may not be increased without the approval of our shareholders.

Award Limitations.    No employee will be eligible to be granted Full-Value Share Awards under the 2022 Plan covering more than 5 million shares during any single Company fiscal year or options and/or share appreciation rights covering more than 4 million shares during any single Company fiscal year.

Options.    Options may be granted under the 2022 Plan. The terms of an option generally will be determined by the administrator and set forth in an award agreement, subject to the terms and conditions of the 2022 Plan. The 2022 Plan provides that options must have an exercise price that is at least equal to 100% of the fair market value of our ordinary shares on the date the option is granted, except if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the terms and conditions of the 2022 Plan. The 2022 Plan provides that options may have a maximum term of no more than 7 years. However, an incentive stock option granted to an individual who owns 10% of the total combined voting power of all classes of our shares or of any of our affiliates must have an exercise price that is at least equal to 110% of the fair market value of our ordinary shares on the date the incentive stock option is granted and may have a maximum term of no more than 5 years. To the extent permitted in their option agreement, an option holder may exercise an option by payment of the exercise price in cash or check, or at the discretion of the administrator: (1) according to a deferred payment or similar arrangement, (2) pursuant to a “same day sale” program, (3) by the surrender of shares to us or (4) by a combination approved by the administrator. In the event of the option holder’s termination, the option holder will generally have up to three months (up to one year if the termination is due to disability and one year for the beneficiary if due to death) from termination to exercise their vested options, except that an option may not be exercised after the expiration of its term.

Restricted Share Bonuses and Performance Share Bonuses.    Restricted share bonuses and performance share bonuses may be granted under the 2022 Plan. Restricted share bonuses and performance share bonuses are

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

grants of shares not requiring the payment of any monetary consideration, but subject to restrictions as determined by the administrator and set forth in an award agreement, subject to the terms and conditions of the 2022 Plan. Generally, unless the award agreement provides otherwise, the shares underlying restricted share bonus or performance share bonus awards may not be sold, transferred, or otherwise disposed of until those conditions are met. The vesting of restricted share bonus awards will generally be based on the participant’s continuous service; the vesting of performance share bonus awards will be based on the achievement of certain performance criteria, as determined by the administrator. In the event a participant’s continuous service terminates or a participant fails to meet performance criteria, all unvested shares as of the date of termination or failure to meet the performance criteria will generally be reacquired by us at no cost to us.

Share Appreciation Rights.    The administrator may grant share appreciation rights independently of or in connection with an option grant. The terms of a share appreciation rights award generally will be determined by the administrator and set forth in an award agreement, subject to the terms and conditions of the 2022 Plan. The base price per share of an independent share appreciation right will be at least 100% of the fair market value of our ordinary shares on the date of grant. Generally, each share appreciation right will entitle a participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one ordinary share over (2) the base price, times (b) the number of ordinary shares covered by the share appreciation right being redeemed. To the extent a share appreciation right is granted concurrently with an option grant, the redemption of the share appreciation right will proportionately reduce the number of shares subject to the concurrently granted option. Payment will be made in shares or in cash, or a combination of both, as determined by the administrator.

Phantom Share Units.    Phantom share units may be granted under the 2022 Plan. A phantom share unit is the right to receive the value of one ordinary share, redeemable upon terms and conditions set by the administrator and set forth in an award agreement, subject to the terms and conditions of the 2022 Plan. Unless the administrator provides otherwise, the value of a phantom share unit will be equal to the fair market value of a share. Distributions upon redemption of phantom share units may be in shares valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the administrator.

RSUs, PSUs and TPSUs.    The administrator may also award RSUs, PSUs, and/or TPSUs, which entitle the participant to receive the value of one ordinary share per unit at the time the unit vests, with delivery of such value (distributed in shares or in cash or a combination) on a date chosen by the participant to the extent permitted by law. RSUs, PSUs and TPSUs will be awarded upon terms and conditions set by the administrator and set forth in an award agreement, subject to the terms and conditions of the 2022 Plan. For RSUs, vesting will generally be based on the participant’s continuous service; for PSUs and TPSUs, vesting will be based on the achievement of certain performance criteria, as determined by the administrator, as well as continuous service. In the event a participant’s continuous service terminates, all unvested shares as of the date of termination will generally be forfeited.

Other Share-Based Awards.    The administrator is authorized to grant other share-based awards subject to the terms and conditions set forth in an applicable award agreement and such other terms and conditions as may be specified by the administrator that are not inconsistent with the provisions of the 2022 Plan, and that by their terms involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, shares. The administrator may establish one or more separate programs under the 2022 Plan for the purpose of issuing particular forms of other share-based awards to one or more classes of eligible persons on such terms and conditions as determined by the administrator from time to time.

Deferred Share Units.    To the extent permitted by the administrator and subject to the terms of an applicable award agreement, participants may elect to defer receipt of vested shares underlying any share award in accordance with the requirements of applicable law, and generally subject to the terms of our deferred compensation plan. When the participant vests in shares underlying such share award, the participant will be credited with a

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

number of deferred share units equal to the number of shares for which delivery is deferred. Deferred share units may be paid by us by delivery of shares, in cash, or a combination thereof, as the administrator will in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the participant on their election form.

Dividends and Dividend Equivalent Rights.    If under the terms of the relevant award grant dividends (for restricted share bonuses or performance share bonuses) or dividend equivalents (for RSUs, TPSUs, PSU, Phantom Share Units, or other similar units) are credited and accrue, such dividends or dividend equivalents, as applicable, are subject to the same vesting conditions as the award itself. Consequently, no dividends or dividend equivalents, as applicable, may be paid on any award to the extent that the award has not vested. Such amounts will not be payable, if at all, unless and until the award vests.

Dividends or dividend equivalents, if any, that may become payable upon the vesting of shares or units, as applicable, will be distributed to the participant, at the discretion of the administrator, in cash or in shares having a fair market value equal to the amount of such dividends or dividend equivalents, as applicable. However, as noted above, if such awards are forfeited, the participant will have no right to such dividends or dividend equivalents (except as otherwise set forth in the applicable award agreement, subject to the terms and conditions of the 2022 Plan).

Performance-Based Awards.    The 2022 Plan establishes the following rules for the grant and administration of PSUs, TPSUs and performance share bonuses (collectively, “performance-based awards”) granted to executive officers, unless otherwise expressly determined by the administrator.

The grant, vesting or retention of performance-based awards generally will be subject to attainment of performance goals based on any one or more of the measures set forth below or other standards of financial, strategic or other business performance and/or personal performance evaluations. The administrator may also base the grant, vesting or retention of such awards on derivations of such performance goals or other criteria, either individually, alternatively, or in any combination, applied to either Seagate as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator. The performance goals will be established by the administrator at the earlier of (i) 90 days after the start of the performance period or (ii) within the first 25% of the performance period. The performance goals for performance-based awards may be based on measures including, without limitation, one or more of the following:

•	pre- and after-tax income;

•	operating income;

•	net operating income or profit (before or after taxes);

•	net earnings;

•	net income (before or after taxes);

•	operating margin;

•	gross margin;

•	cash flow (before or after dividends);

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

•	earnings per share;

•	return on equity;

•	return on assets, net assets, investments or capital employed;

•	revenue;

•	market share;

•	cost reductions or savings;

•	funds from operations;

•	total shareholder return;

•	share price;

•	earnings before any one or more of the following items: interest, taxes, depreciation and/or amortization;

•	market capitalization;

•	economic value added;

•	operating ratio;

•	product development or release schedules;

•	new product innovation;

•	implementation of our critical processes or projects;

•	customer service or customer satisfaction;

•	product quality measures;

•	days sales outstanding or working capital management;

•	inventory or inventory turns;

•	pre-tax profit; and/or

•	cost reductions.

Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under a performance-based award may, to the extent specified in the award agreement, be reduced, but not increased, by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

In addition, pursuant to the 2022 Plan, the Compensation Committee may determine to adjust any of the performance criteria or other such standards of financial, strategic, business and/or personal performance criteria for performance-based awards including, without limitation, as follows:

•	to exclude restructuring and/or other non-recurring charges;

•	to exclude share-based compensation costs;

•	to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

•

to exclude the effects of changes to U.S. GAAP required by the U.S. Financial Accounting Standards Board, as well as changes in accounting standards promulgated by other accounting standards setters to the extent applicable (for example, resulting from future potential voluntary or mandatory adoption of International Financial Reporting Standards);

•	to exclude the effects of any statutory adjustments to corporate tax rates;

•	to exclude the effects of any unusual or nonrecurring items as determined under U.S. GAAP;

•	to exclude any other unusual, non-recurring gain or loss, or other extraordinary item;

•	to respond to any unusual or extraordinary transaction, event or development;

•	to respond to changes in applicable laws, regulations and/or accounting principles;

•	to exclude the dilutive or accretive effects of dispositions, acquisitions or joint ventures;

•

to exclude the effect of any change in the outstanding shares by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders other than regular cash dividends;

•	to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of shares or property by a corporation), or reorganization; and/or

•	to reflect any partial or completed corporate liquidation.

Forfeiture and Recoupment Provisions.    The administrator may specify in an award agreement that a participant’s rights, payments and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, including termination for cause, violation of applicable company policies or codes of conduct, breach of an agreement between the participant and the Company or affiliate, or any other conduct by the participant that is detrimental to our or any affiliate’s business interests or reputation. All awards (including vested awards) will be subject to the terms and conditions, if applicable, of any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, as well as to the terms and conditions of any recoupment policy adopted by us from time to time to implement such requirements or to facilitate corporate governance, or for such other purpose as may be set forth in an award agreement.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

Transferability.    Unless otherwise determined by the administrator or provided for in a written agreement evidencing an award, awards granted under the 2022 Plan generally will not be transferable other than by will or by the laws of descent and distribution.

Change of Control; Dissolution or Liquidation.    In the event of a “change of control” (as defined in the 2022 Plan, other than a dissolution or liquidation), if the surviving or acquiring entity refuses to assume, continue or substitute outstanding share awards, the Board may provide for the (1) continuation of any share awards outstanding under the 2022 Plan, (2) making of a cash payment in exchange for the cancellation of an award or (3) in the case of options, share appreciation rights or phantom share units, termination of an award upon the consummation of the change of control, but only if the participant has been notified and permitted to exercise or redeem such option, share appreciation right or phantom share unit prior to the change of control. Subject to the terms and conditions of the 2022 Plan, at any time including upon a change of control, the Board may provide for the acceleration of exercisability and/or vesting of an award. The Board shall not be obligated to treat all awards, even those that are of the same type, in the same manner. In the event of our dissolution or liquidation, all outstanding awards will terminate immediately prior to such dissolution or liquidation.

No Repricing or Cancelation and Replacement without Shareholder Approval.    The 2022 Plan prohibits the Board from repricing options or share appreciation rights, or cashing out or substituting any such awards other than in connection with a change of control as described above, without first obtaining the approval of our shareholders.

Amendment or Termination.    The Board may amend, suspend, or terminate the 2022 Plan in any respect at any time, subject to shareholder approval to the extent required under the 2022 Plan and/or if such approval is required by applicable law or stock exchange rules. However, unless required or advisable under applicable law, no amendment to the 2022 Plan may materially impair any of the rights of a participant under any awards previously granted, without their consent.

Term.    Subject to shareholder approval of the 2022 Plan, unless earlier terminated by the Board, the 2022 Plan will expire on October 20, 2031. No awards will be granted under the 2022 Plan after that date. No incentive stock options may be granted under the 2022 Plan after July 27, 2031.

Share Price.    On August 10, 2021 the closing price of our ordinary shares on the NASDAQ Global Select Market was $92.77 per share.

Certain Federal Income Tax Consequences

We believe that, based on the laws as in effect on the date of this proxy statement, the following is a summary of the principal U.S. federal income tax consequences to participants and to us of awards granted under the 2022 Plan. This summary is not a complete analysis of all potential tax consequences relevant to participants and to us and does not describe tax consequences based on particular circumstances. The laws governing the tax consequences of these awards are highly technical and such laws are subject to change. State, local, and non-U.S. tax laws are not discussed.

Share Options.    When a non-statutory share option is granted, there are no income tax consequences for the option holder or us. When a non-statutory share option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the underlying ordinary shares on the date of exercise over the exercise price. We are entitled to a deduction equal to the compensation recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the compensation, subject to Section 162(m) of the Code.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

When an incentive stock option is granted, there are no income tax consequences for the option holder or us. When an incentive stock option is exercised, the option holder does not recognize income and we do not receive a deduction. The option holder, however, must treat the excess of the fair market value of the underlying ordinary shares on the date of exercise over the option price as an item of adjustment for purposes of the alternative minimum tax.

If the option holder disposes of the underlying shares after the option holder has held the shares until the expiration of two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. We are not entitled to a deduction. If the option holder makes a “disqualifying disposition” of the underlying shares by disposing of the shares before they have been held until the expiration of two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the option holder recognizes compensation equal to the excess of (1) the fair market value of the underlying shares on the date the incentive option was exercised or, if less, the amount received on the disposition over (2) the exercise price. We are entitled to a deduction equal to the compensation recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the compensation, subject to Section 162(m) of the Code.

Share Appreciation Rights and Phantom Share Units.    When a share appreciation right or phantom share unit is granted, there are no income tax consequences for the participant or us. When a phantom share unit vests, generally the participant recognizes compensation equal to the cash and/or shares received, with the shares valued at fair market value as of the date of receipt. When a share appreciation right is exercised or redeemed, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received upon exercise or redemption. We are entitled to a deduction equal to the compensation recognized by the participant, subject to Section 162(m) of the Code.

Share Units and Restricted Share Awards.    Generally, when a share unit award (whether as a RSU, PSU or TPSU) or a restricted share (whether as a restricted share bonus or performance share bonus) is granted, there are no income tax consequences for the participant or us. Upon the payment to the participant of the underlying shares in respect of share units or the lapse of restrictions on restricted share awards, the participant generally recognizes compensation equal to the fair market value of the shares as of the date of delivery or release. We are entitled to a deduction equal to the compensation recognized by the participant, subject to Section 162(m) of the Code.

Dividend Equivalent Rights.    When a dividend equivalent right is granted, there are no income tax consequences for the participant or us. When a dividend equivalent right is paid, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received. We are entitled to a deduction equal to the compensation recognized by the participant.

Section 162(m) of the Code.    Section 162(m) of the Code imposes an annual deduction limitation of $1 million on the amount of compensation paid to our chief executive officer, chief financial officer and certain of our current and former named executive officers.

Section 280G of the Code.    Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the recipient.

Section 409A of the Code.    Certain awards under the 2022 Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes additional requirements on the payment of

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

deferred compensation, including that for certain individuals who are officers, payment due upon separation from service generally may commence no earlier than six months after such officer’s separation from service. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to an additional income tax equal to 20% of the compensation required to be included in gross income, plus interest.

New Plan Benefits

The number of awards that our employees, officers and consultants may receive under the 2022 Plan is in the discretion of the Compensation Committee and/or the Board, and therefore, is not determinable at this time. Further, the 2022 Plan does not prescribe set benefits or grant amounts for non-employee directors. No awards or contingent awards will be granted under the 2022 Plan prior to obtaining shareholder approval of the 2022 Plan.

However, as described above under “Compensation of Directors,” pursuant to our current director compensation program for fiscal year 2022, each non-employee director (other than the Board Chair) who is elected (or re-elected) at the 2021 AGM will receive an RSU award equal in number to $275,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share and the non-employee Board Chair will receive an RSU award equal in number to $350,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share. Any non-employee director appointed after the 2021 AGM and prior to the 2022 AGM will receive an equivalent RSU award, pro-rated based on the director’s service in the year of appointment.

By way of further background, please see the “Compensation Discussion and Analysis” and related compensation tables for a discussion of our executive compensation philosophy and for information regarding equity awards to our officers in fiscal year 2021.

Vote Required; Recommendation of the Board

A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2021 AGM is required to approve Proposal 4.

The Board of Directors recommends that you vote “FOR” the approval of the 2022 Plan.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 10, 2021, the beneficial ownership of our ordinary shares by each of our directors, each executive officer named in the Summary Compensation Table for Fiscal Year 2021, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(1)

Directors and Named Executive Officers:

William D. Mosley(2)	1,234,643	*

Gianluca Romano(3)	46,408	*

Jeffrey D. Nygaard(4)	205,717	*

Ravi Naik(5)	115,800	*

B.S. Teh(6)	19,987	*

Mark W. Adams(7)	15,543	*

Shankar Arumugavelu	0	*

Prat Bhatt	0	*

Judy Bruner(8)	10,245	*

Michael R. Cannon(9)	27,060	*

Jay L. Geldmacher(10)	3,283	*

Dylan Haggart(11)	0	*

Stephen J. Luczo(12)	122,199	*

Stephanie Tilenius(13)	16,468	*

Edward J. Zander(14)	37,615	*

All Directors and Executive Officers as a group (15 persons)(15)	1,854,968	0.81%

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company. This information is as of August 10, 2021, except as otherwise indicated in the notes to the table.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(1)
Clearbridge Investments, LLC(16)	13,878,396	6.1%
620 8th Ave.
New York, NY 10018
BlackRock, Inc.(17)	16,391,124	7.2%
55 East 52nd Street
New York, NY 10055
FMR LLC(18)	14,012,492	6.17%
245 Summer Street
Boston, MA 02210
The Vanguard Group, Inc.(19)	26,871,930	11.8%
100 Vanguard Blvd.
Malvern, PA 19355
ValueAct Capital(20)	17,377,070	7.6%
One Letterman Drive, Building D, Fourth Floor
San Francisco, CA 94129

*	Less than 1% of Seagate’s ordinary shares outstanding.
(1)

Percentage of class beneficially owned is based on 227,062,403 ordinary shares outstanding as of August 10, 2021. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of August 10, 2021 and ordinary shares issuable pursuant to RSUs, TPSUs and PSUs vesting within 60 days of August 10, 2021 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, TPSUs and/or PSUs, but are not deemed outstanding for computing the percentage of any other person or group.

(2)

Includes 492,423 ordinary shares held directly by Dr. Mosley, 684,030 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2021, and 58,190 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 10, 2021. Does not include 91,769 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10, 2021. The 91,769 PSUs represent an annual target number of PSUs that may be earned by Dr. Mosley depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Dr. Mosley.

(3)

Includes 11,326 ordinary shares held directly by Mr. Romano, 27,838 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2021 and 7,244 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 10, 2021.

(4)

Includes 59,133 ordinary shares held by the Jeffrey D. Nygaard Revocable Trust U/A dated August 17, 2009, 130,887 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2021, 2,488 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2021 and 13,209 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 10, 2021. Does not include 43,186 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10, 2021. The 43,186 PSUs represent an annual target number of PSUs that may be earned by Mr. Nygaard depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Nygaard.

(5)

Includes 15,660 ordinary shares held directly by Mr. Naik, 83,120 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2021 and 17,020 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2021. Does not include 8,890 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10, 2021. The 8,890 PSUs represent an annual target number of PSUs that may be earned by Mr. Naik depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Naik.

(6)

Includes 10,739 ordinary shares held directly by Mr. Teh, 1,037 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2021 and 8,211 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2021. Does not include 4,760 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10,

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

2021. The 4,760 PSUs represent an annual target number of PSUs that may be earned by Mr. Teh depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Teh.
(7)	Includes 15,543 ordinary shares held indirectly by the Mark Woolsey Adams and Maureen Madden Adams, Trustees Adams Family Trust DTD 10/27/2000.
(8)	Includes 10,245 ordinary shares held by the Bruner Living Trust.
(9)	Includes 20,175 ordinary shares held directly by Mr. Cannon and 6,885 ordinary shares held by the Michael R. Cannon Trust.
(10)	Includes 3,283 ordinary shares held directly by Mr. Geldmacher.
(11)

As a partner of ValueAct Capital, Mr. Haggart relinquishes all vested equity compensation received for service on our Board to the limited partners of ValueAct Capital Master Fund, L.P. Under an agreement with ValueAct Capital Management, L.P., Mr. Haggart is deemed to hold shares for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. Mr. Haggart may be deemed to be the beneficial owner of the shares held by the ValueAct entities as described in note 20 below. Mr. Haggart disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in ValueAct.

(12)	Includes 122,199 ordinary shares held by the Stephen J. Luczo Revocable Trust. Mr. Luczo is retiring from the Board as of the end of the 2021 AGM and will not stand for re-election.
(13)	Includes 16,468 ordinary shares held directly by Ms. Tilenius.
(14)	Includes 37,615 ordinary shares held by the Edward and Mona Zander Trust dated 4/19/1993.
(15)

All Directors and current executive officers as a group (i) directly and indirectly hold 821,694 ordinary shares, (ii) hold 926,912 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2021, (iii) hold 27,719 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2021, and (iv) hold 78,643 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 10, 2021. The 148,605 PSUs that are subject to vesting within 60 days of August 10, 2021 represent an annual target number of PSUs that may be earned collectively by the executive officers depending upon the Company’s performance and are not included. A lesser amount of such PSUs or a greater amount of up to two times the executive officers’ respective annual targets may actually be received by the executive officers.

(16)

Based solely on information reported by Clearbridge Investments, LLC (“Clearbridge”) on the tenth amendment to Schedule 13G filed with the SEC on February 11, 2021, and reporting ownership as of December 31, 2020. Clearbridge has sole voting power over 13,532,404 ordinary shares and sole dispositive power over 13,878,396 ordinary shares.

(17)

Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the sixth amendment to the Schedule 13G filed with the SEC on February 1, 2021, and reporting ownership as of December 31, 2020. BlackRock has sole voting power over 14,459,683 ordinary shares and sole dispositive power over 16,391,124 ordinary shares.

(18)

Based solely on information reported by FMR LLC (“FMR”) on the thirteenth amendment to Schedule 13G (the “FMR 13G”) filed with the SEC on February 8, 2021 and reporting ownership as of December 31, 2020. FMR is a parent holding company of certain entities as described in the FMR 13G. FMR has sole voting power over 1,712,950 ordinary shares and sole dispositive power over 14,012,492 ordinary shares. Abigail P. Johnson, who, together with other members of the Johnson family own shares representing 49% of the voting power of FMR, has sole dispositive power over 14,012,492 ordinary shares. Fidelity Low-Priced Stock Fund has sole voting power over 17,551,933 ordinary shares.

(19)

Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the ninth amendment to Schedule 13G filed with the SEC on February 10, 2021, and reporting ownership as of December 31, 2020. Vanguard has sole voting power over 0 ordinary shares, shared voting power over 334,102 ordinary shares, sole dispositive power over 25,897,897 ordinary shares and shared dispositive power over 974,033 ordinary shares.

(20)

Based solely on information reported by ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund B, L.P. and their affiliates on the seventh amendment to Schedule 13D filed with the SEC on May 4, 2021 and reporting ownership as of May 3, 2021. The 17,377,070 ordinary shares held by ValueAct Capital Master Fund, L.P. may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of July 2, 2021.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by shareholders	1,616,790 (1)	$44.24 (2)	19,036,762 (3)

Equity compensation plans not approved by shareholders	—	—	—

Total	1,616,790	$44.24	19,036,762

(1)

Represents 1,610,292 ordinary shares that were subject to issuance upon the exercise of share options granted under the EIP and 6,498 ordinary shares that were subject to issuance upon the exercise of share options granted under the Dot Hill 2009 Equity Incentive Plan. Effective April 24, 2019, the Company terminated the Dot Hill 2009 Equity Incentive Plan.

(2)	This value is calculated based on the exercise price of options outstanding under the EIP and the Dot Hill 2009 Equity Incentive Plan.
(3)

Under the EIP, awards are granted from a pool of available shares, with each share option and share appreciation right counting against such pool as 1 ordinary share and each Full-Value Share Award counting as 2.25 ordinary shares (2.5 shares for Full-Value Share Awards granted between October 22, 2014 and October 28, 2019 (inclusive) and 2.1 ordinary shares for Full-Value Share Awards granted prior to October 22, 2014). Represents 19,036,762 ordinary shares available for future issuance under the EIP calculated using the foregoing ratios disclosed in the prior sentence.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS

Section 16(a) of the Exchange Act, as amended, requires our directors and certain officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) reports and amendments thereto furnished to us during and with respect to fiscal year 2021 and on written representations from certain reporting persons, all reportable transactions during fiscal year 2021 were reported on a timely basis, except for one Form 4 filed on April 2, 2021, which was late due to an administrative error resulting in delayed notification of shares granted to Mr. Shankar Arumugavelu in connection with his appointment to the Board and five Forms 4 filed on August 27, 2021, with respect to vesting of TPSUs for Dr. Mosley and Messrs. Naik, Nygaard, Romano and Teh, which were late due to administrative oversight.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written policy for approval of transactions with our directors, Director Nominees, executive officers, shareholders that beneficially own more than 5% of our ordinary shares, and immediate family members of such persons (each, a “Related Person”). Pursuant to the policy, if any Related Person has a direct or indirect material interest in a transaction or potential transaction in which the amount involved exceeds $120,000, the Related Person must promptly report it to the Chief Legal Officer of the Company or their designee. The Nominating and Corporate Governance Committee then reviews any such transactions and determines whether or not to approve or ratify them. In doing so, the Nominating and Corporate Governance Committee considers, among other factors, the extent of the Related Person’s interest; whether the transaction would interfere with the Related Person’s judgment in fulfilling their duties to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest.

In addition, if the transaction involves a director, the Nominating and Corporate Governance Committee will consider whether such transaction would impact such director’s independence under the NASDAQ listing rules or qualifications to serve on Board committees under the Company’s Corporate Governance Guidelines and applicable NASDAQ and SEC rules. The Board has delegated authority to the Chairperson of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chairperson is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval.

Josip Relota, Mr. Luczo’s brother-in-law, is employed as a software engineer by the Company. In connection with such employment in fiscal year 2021, Mr. Relota received total cash compensation of approximately $231,629, and an equity award with a fair value of $16,032. In addition, Mr. Relota is eligible to participate in our general employee benefit plans on the same terms as other employees. The Nominating and Corporate Governance Committee has ratified the terms of Mr. Relota’s employment and compensation.

On September 19, 2016, the Company entered into a Board Observer Rights Agreement (the “Observer Rights Agreement”) with ValueAct Capital Master Fund L.P. (“ValueAct”), which beneficially owns more than 5% of the Company’s ordinary shares as of May 3, 2021. Pursuant to the Observer Rights Agreement, ValueAct is entitled to one seat as a board observer provided that it continues to own not less than 2% of the ordinary shares of the Company. This board observer right was granted to ValueAct in connection with ValueAct’s purchase of 9.5 million ordinary shares of the Company. Under the terms of the Observer Rights Agreement, the Board retains the right to limit access to information and attendance at portions of the Board meetings to the ValueAct board observer at the Board’s discretion and ValueAct is required to comply with the terms of a confidentiality agreement with the Company, which was entered into on the same day. ValueAct was not a related party of the Company at the time the Company entered into these agreements. On April 12, 2018, the Company and ValueAct amended and restated the confidentiality agreement.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal by a shareholder intended to be included in our Proxy Statement for the 2022 AGM must be received by the Company at its registered office at 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, Attention: Company Secretary, no later than May 4, 2022. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, to be eligible for inclusion in our 2022 Proxy Statement.

The Company’s Constitution sets forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with the annual general meetings of shareholders or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Constitution. A shareholder wishing to nominate a director for the 2022 AGM must provide written notice to the Company Secretary of their intention to make such nomination no earlier than April 4, 2022 and no later than May 4, 2022, that is by a date not less than 120 nor more than 150 days before the anniversary of the mailing of the Proxy Statement for our prior year’s annual general meeting. If the date of the 2022 AGM occurs more than 30 days before or after the anniversary of the 2021 AGM, then the written notice must be provided to the Company Secretary no earlier than the 150th day prior to the date of the 2022 AGM and not later than the later of the 120th day prior to the date of the 2022 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

Unless a shareholder who wishes to bring business before the 2022 AGM outside the processes of Rule 14a-8 (other than a nomination as outlined above, and subject to applicable rules) provides written notice of such business received by the Company Secretary, at the address specified above, no later than July 18, 2022, the Company-designated proxy holders will have discretionary authority to vote on any such proposal at the 2022 AGM with respect to all proxies submitted to us, even when we do not include in our Proxy Statement advice on the nature of the matter and how the Company-designated proxy holders intend to exercise their discretion to vote on the matter. If the date of the 2022 AGM occurs more than 30 days before or after the anniversary of the 2021 AGM, then such notice must be received by the Company Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2022 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include a description of the proposed business item and the reasons the proposing shareholder believes its position concerning the business item. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our 2022 Proxy Statement.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to that Committee, care of the Company Secretary, at the address set forth above. In addition to considering candidates recommended by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, Seagate officers and employees, and others. As stated in the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Charter, all candidates for Board membership are selected based upon, among other things, professional experience, understanding of business and financial issues, ability to exercise sound judgment, leadership, achievements, knowledge, and experience in matters affecting the Company’s business and industry. Please also see “Board Diversity” above for additional relevant considerations the Board takes into account. Candidates recommended by shareholders are evaluated on substantially the same basis as director candidates identified by any other means.

Irish law provides that any shareholder or shareholders holding not less than 50% of the paid-up share capital of the Company carrying voting rights may convene an extraordinary general meeting of the Company. Irish law also provides any shareholder or shareholders holding not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

shareholders who wish to requisition an extraordinary general meeting must deposit a written notice, which is signed by the shareholders requisitioning the meeting and states the objects of the meeting, at Seagate’s registered office set forth above.

If the directors do not, within 21 days of the date of deposit of the requisition, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

If a shareholder wishes to communicate with the Board for any other reason, all such communications should be sent in writing, care of the Company Secretary, at the address set forth above.

DISCLOSURE OF INTERESTS

Under the Irish Companies Act, persons must notify us if, as a result of a transaction, they will become interested in 3% or more of our shares or, if as a result of a transaction, the person who was interested in 3% or more of our shares ceases to be so interested. Where a person is interested in 3% or more of our shares, that person must notify us of any alteration in their interest that brings their total interest through the nearest whole percentage, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of that person’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the person’s interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person’s interest with respect to any of our ordinary shares that it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee” and “Report of the Audit and Finance Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

Information contained on, or accessible through, our websites is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish statutory financial statements, both for fiscal year 2021, accompany this Proxy Statement. A printed copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology Holdings plc, 47488 Kato Road, Fremont, CA 94538, or upon calling +1.510.661.1600.

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

2021 NOTICE OF MEETING AND PROXY STATEMENT

HOUSEHOLDING

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not follow the householding procedure in mailings to record holders, a number of brokers with account holders who are Company shareholders have instituted householding. In these cases, a single Proxy Statement and Annual Report on Form 10-K will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from their broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes their consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report on Form 10-K, they should notify their broker. Any shareholder can receive a copy of the Company’s Proxy Statement and Annual Report on Form 10-K by contacting the Company at Investor Relations, Seagate Technology Holdings plc, 47488 Kato Road, Fremont, CA 94538. Shareholders who hold their shares through a broker who currently receive multiple copies of the Proxy Statement and Annual Report on Form 10-K at their address and would like to request householding of their communications should contact their broker.

By Order of the Board,

Katherine E. Schuelke Senior Vice President, Chief Legal Officer and Company Secretary

August 30, 2021

SEAGATE TECHNOLOGY HOLDINGS PLC	2021 Proxy Statement

Appendix A

Seagate Technology Holdings plc

Directors’ Report and Financial Statements

For the Year Ended 2 July 2021

SEAGATE TECHNOLOGY HOLDINGS PLC

DIRECTORS’ REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 2 JULY 2021

SEAGATE TECHNOLOGY HOLDINGS PLC

COMPANY INFORMATION

FOR THE YEAR ENDED 2 JULY 2021

DIRECTORS

Mark W. Adams (United States)

Shankar Arumugavelu (United States)

Prat Bhatt (United States)

Judy Bruner (United States)

Michael R. Cannon (United States)

Jay L. Geldmacher (United States)

Dylan Haggart (United States)

Stephen J. Luczo (United States)

Willam D. Mosley (United States)

Stephanie Tilenius (United States)

Edward J. Zander (United States)

SECRETARY	Katherine E. Schuelke

REGISTERED OFFICE	38/39 Fitzwilliam Square,
Dublin 2, Ireland.
D02 NX53

REGISTERED NUMBER OF INCORPORATION	606203

SOLICITOR	Arthur Cox,
Ten Earlsfort Terrace,
Dublin 2
D02 T380.

AUDITOR	Ernst & Young,
Chartered Accountants,
Ernst & Young Building,
Harcourt Centre,
Harcourt Street,
Dublin 2.

SEAGATE TECHNOLOGY HOLDINGS PLC

DIRECTORS’ REPORT

FOR THE YEAR ENDED 2 July 2021

The directors present herewith their report and audited consolidated financial statements of Seagate Technology Holdings plc and its subsidiaries for the year ended 2 July 2021.

In this Directors’ Report, unless the context indicates otherwise, as used herein, the terms “we,” “us,” “group,” “Seagate,” the “Company” and “our” refer to the Seagate group.

REVIEW OF THE DEVELOPMENT OF THE BUSINESS

We are a leading provider of data storage technology and solutions. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce a broad range of data storage products including solid state drives (“SSDs”), solid state hybrid drives (“SSHDs”), storage subsystems, as well as a scalable edge-to-cloud mass data platform that includes data transfer shuttles and a storage-as-a-service cloud.

HDDs are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. HDDs continue to be the primary medium of mass data storage due to their performance attributes, reliability, high capacities, superior quality and cost effectiveness. Complementing existing storage architectures, SSDs use integrated circuit assemblies as memory to store data, and most SSDs use NAND flash memory. In contrast to HDDs and SSDs, SSHDs combine the features of SSDs and HDDs in the same unit, containing a high-capacity HDD and a smaller SSD acting as a cache to improve performance of frequently accessed data.

Our HDD products are designed for mass capacity storage and legacy markets. Mass capacity storage involves well-established use cases—such as hyperscale data centers and public clouds as well as emerging use cases. Legacy markets include markets we continue to service but that we do not plan to invest in significantly. Our HDD and SSD product portfolio includes Serial Advanced Technology Attachment (“SATA”), Serial Attached SCSI (“SAS”) and Non-Volatile Memory Express (“NVMe”) based designs to support a wide variety of mass capacity and legacy applications.

Our systems portfolio includes storage subsystems for enterprises, cloud service providers, scale-out storage servers and original equipment manufacturers (“OEMs”). Engineered for modularity, mobility, capacity and performance, these solutions include our enterprise HDDs and SSDs, enabling customers to integrate powerful, scalable storage within legacy environments or build new ecosystems from the ground up in a secure, cost-effective manner.

We recently launched our Lyve portfolio, which provides a simple, cost-efficient and secure way to manage massive volumes of data across the distributed enterprise. The Lyve platform includes a shuttle solution that enables enterprises to transfer massive amounts of data from endpoints to the core cloud, a storage-as-a-service cloud that provides frictionless mass capacity storage at the metro edge, a converged object storage solution enabling efficient capture and consolidation of massive data sets and Cortx, an open-source object storage software optimized for mass capacity and data intensive workloads.

Corporate Reorganization

On 18 May 2021, we completed a corporate reorganization whereby a new Irish public limited company, Seagate Technology Holdings plc, serves as the publicly traded parent company of Seagate. The reorganization was carried out pursuant to a scheme of arrangement (the “Scheme”) under Irish law, which resulted in the exchange of ordinary shares of Seagate Technology plc for ordinary shares of Seagate Technology Holdings plc on a one-for-one basis. The purpose of the reorganization and the related transactions, which were completed on 16 July 2021, was to allow us to maintain our ability to make future distributions to our shareholders, including making dividend payments and effecting share redemptions and repurchases.

Industry Overview

Data Storage Industry

The data storage industry includes companies that manufacture components or subcomponents designed for data storage devices, as well as providers of storage solutions, software and services for enterprise cloud, big data, computing platforms and consumer markets. The rapid growth of data generation and the intelligent application of data are driving demand for data storage. As more data is created at endpoints outside traditional data centers, which requires processing at the edge and in the core or cloud, the need for data storage and management between the edge and cloud has also increased. Use cases include connected and autonomous vehicles, smart manufacturing and smart cities. We believe the proliferation and personal creation of media-rich digital content, further enabled by fifth-generation wireless (“5G”), the edge, the Internet of Things (“IoT”), machine learning (“ML”) and artificial intelligence (“AI”), will continue to create demand for higher capacity storage solutions. The resulting mass data ecosystem is expected to require increasing amounts of data storage at the edge, in the core and in between.

Markets

The principal data storage markets include:

Mass Capacity Storage Markets

Mass capacity storage supports high capacity, low-cost per terabyte (“TB”) storage applications, including nearline, video and image applications and network-attached storage (“NAS”) and edge-to-cloud data storage infrastructures. Mass capacity storage markets represent sectors that have been increasing as a percentage of our total revenue and in total exabytes shipped in fiscal years 2021 and 2020, with this trend expected to continue in fiscal year 2022.

Nearline. Nearline applications require mass capacity devices, HDDs and mass capacity subsystems that provide end-to-end solutions to businesses for the purpose of modular and scalable storage. Enterprise storage applications require both high-capacity and energy efficient storage devices to support low total cost of ownership. The Seagate systems offer mass capacity storage solutions that provide foundational infrastructure for public and private clouds. We expect the nearline market, which includes storage for cloud computing, content delivery, archival, backup services and newer use cases to continue to grow and drive increasing exabyte demand.

Video imaging and analytics as well as NAS. Video and image applications and NAS drives are specifically designed to ensure the appropriate performance and reliability of the system for video analytics and camera enabled environments (video and image) and network storage environments (NAS). We expect these markets, which includes storage for security and smart video installations, to show long term secular growth in exabyte demand.

Edge-to-cloud data storage infrastructures, transport, and activation of mass data. The Seagate Lyve portfolio grew out of our mass capacity storage portfolio. It provides a simple, cost-efficient and secure way to manage, transport and activate massive volumes of data across the distributed enterprise. Among other elements, the Lyve portfolio includes a shuttle solution that enables enterprises to transfer vast amounts of data from endpoints to the core cloud and a storage-as-a-service cloud that provides frictionless mass capacity storage at the metro edge.

Legacy Markets

Legacy markets include mission critical, desktop, notebook, consumer, DVR, and gaming applications. We continue to service these markets but do not plan significant additional investment. These markets have been decreasing as a percentage of our total revenue in fiscal years 2021 and 2020 and this trend is expected to continue in fiscal year 2022, and the long term outlook is for a decrease in demand for exabytes in these markets.

Mission critical storage. Mission critical applications are defined as those that use very high-performance enterprise class HDDs and SSDs with sophisticated firmware to reliably support very high workloads. We expect that enterprises utilizing dedicated storage area networks will continue to drive market demand for mission critical enterprise storage solutions.

Consumer storage. Consumer applications are externally connected storage, both HDD and SSD-based, used to provide backup capabilities, augmented storage capacity, or portable storage for PCs and mobile devices.

Desktop and notebook storage. These applications rely on low cost-per-HDD and SSD devices to provide built-in storage for a wide variety of consumer and business applications.

Gaming storage. This market includes storage for PC-based gaming rigs as well as console gaming applications. The products are optimized for the speed and responsiveness gamers require, and include both internal and external storage options based on HDDs and SSDs.

DVR. DVR applications are HDD storage for video streaming in always-on consumer premise equipment like DVRs and media centers.

Participants in the data storage industry include:

Major subcomponent manufacturers. Companies that manufacture components or subcomponents used in data storage devices or solutions include companies that supply spindle motors, heads and media, and application specific integrated circuits (“ASICs”).

Storage device manufacturers. Companies that transform components into storage products include disk drive manufacturers and semiconductor storage manufacturers that integrate flash memory into storage products such as SSDs.

Storage solutions manufacturers and system integrators. Companies, such as OEMs, that bundle and package storage solutions, distributors that integrate storage hardware and software into end-user applications, cloud service providers (“CSPs”) that provide cloud based solutions to businesses for the purpose of scale-out storage solutions and modular systems, and producers of solutions such as storage racks.

Hyperscale data centers. Large hyperscale data center companies, many of which are CSPs, are increasingly designing their own storage subsystems and having them built by contract manufacturers for use inside their own data centers. This trend is reshaping the storage system and subsystem market, driving both innovation in system design and changes in the competitive landscape of large storage system vendors.

Storage services. Companies that provide and host services and solutions, which include storage, backup, archiving, recovery and discovery of data.

Demand for Data Storage

The International Data Corporation (“IDC”) forecasts in the Seagate-sponsored 2021 update of their “Worldwide Global DataSphere Forecast, 2021-2025” show that the global datasphere should grow from 64 zettabytes in 2020 to 180 zettabytes by 2025. According to IDC, we are fast approaching a new era of the Data Age, which we expect will have a positive impact on storage demand. The digital transformation has given rise to many new applications, all of which rely on faster access to and secure storage of data proliferating from endpoints through edge to cloud.

The DataSphere Forecast study found that data is shifting to both the core and the edge, and by 2025 nearly 60% of the world’s data will be stored in the core and edge, up from 39% in 2015.

As more applications require real-time decision making, some data processing and storage is moving closer to the network edge. We believe this will result in a buildup of private and edge cloud environments that will enable fast and secure access to data throughout the IoT ecosystem.

Factors contributing to the growth of digital content include:

•

Creation, sharing and consumption of media-rich content, such as high-resolution photos, high definition videos and digital music through smart phones, tablets, digital cameras, personal video cameras, DVRs, gaming consoles or other digital devices;

•

Increasing use of video and imaging sensors to collect and analyze data used to improve traffic flow, emergency response times and manufacturing production costs, as well as for new surveillance systems that feature higher resolution digital cameras and thus require larger data storage capacities;

•

Creation and collection of data through the development and evolution of the IoT ecosystem, big data analytics, AI and new technology trends such as autonomous vehicles and drones, smart manufacturing, and smart cities;

•

The growing use of analytics, especially for action on data created at the edge instead of processing and analyzing at the data center, which is particularly important for verticals such as autonomous vehicles, property monitoring systems, smart manufacturing and others;

•

Cloud migration initiatives and the ongoing advancement of the cloud, including the build out of large numbers of cloud data centers by CSPs and private companies transitioning on-site data centers into the cloud; and

•	Need for protection of increased digital content through redundant storage on backup devices and externally provided storage services.

As a result of these factors, we anticipate that the nature and volume of data being created will require greater storage capability, which is more efficiently and economically facilitated by higher capacity mass storage devices.

In addition, the economics of storage infrastructure are also evolving. The utilization of public and private hyperscale storage and open-source solutions is reducing the total cost of ownership of storage while increasing the speed and efficiency with which customers can leverage massive computing and storage devices. Accordingly, we expect these trends will continue to create significant demand for data storage products and solutions going forward.

Demand Trends

We believe that continued growth in digital content creation will require increasingly higher storage capacity in order to store, aggregate, host, distribute, analyze, manage, protect, back up and use such content. We also believe that as architectures evolve to serve a growing commercial and consumer user base throughout the world, storage solutions will evolve as well.

Mass capacity is and will continue to be the enabler of scale. We expect increased data creation will lead to the expansion of the need for storage in the form of HDDs, SSDs and systems. While the advance of solid state technology in many end markets is expected to increase, we believe that in the foreseeable future, cloud, edge and traditional enterprise which require high-capacity storage solutions will be best served by HDDs due to their ability to deliver reliable, energy-efficient and the most cost effective mass storage devices. We also believe that as HDD capacities continue to increase, a focus exclusively on unit demand does not reflect the increase in demand for exabytes. As demand for higher capacity drives increases, the demand profile has shifted to reflect fewer total HDD units, but with higher average capacity per drive and higher overall exabyte demand.

Industry Supply Balance

From time to time, the storage industry has experienced periods of imbalance between supply and demand. To the extent that the storage industry builds or maintains capacity based on expectations of demand that do not materialize, price erosion may become more pronounced. Conversely, during periods where demand exceeds supply, price erosion is generally muted.

Our Business

Data Storage Technologies

The design and manufacturing of HDDs depends on highly advanced technology and manufacturing techniques. Therefore, it requires high levels of research and development spending and capital equipment investments. We design, fabricate and assemble a number of the most important components in our disk drives, including read/write heads and recording media. Our design and manufacturing operations are based on technology platforms that are used to produce various disk drive products that serve multiple data storage applications and markets. Our core technology platforms, including innovations like the throughput-optimizing multi actuator MACH.2 technology and the high-capacity enabling heat-assisted magnetic recording (“HAMR”) technology, focus on the areal density of media and read/write head technologies. This design and manufacturing approach allows us to deliver a portfolio of storage products to service a wide range of data storage applications and industries.

Disk drives that we manufacture are commonly differentiated by the following key characteristics:

•	input/output operations per second (“IOPS”), commonly expressed in megabytes per second, which is the maximum number of reads and writes to a storage location;

•	storage capacity, commonly expressed in TB, which is the amount of data that can be stored on the disk drive;

•	spindle rotation speed, commonly expressed in revolutions per minute (“RPM”), which has an effect on speed of access to data;

•	interface transfer rate, commonly expressed in megabytes per second, which is the rate at which data moves between the disk drive and the computer controller;

•	average seek time, commonly expressed in milliseconds, which is the time needed to position the heads over a selected track on the disk surface;

•	data transfer rate, commonly expressed in megabytes per second, which is the rate at which data is transferred to and from the disk drive;

•	product quality and reliability, commonly expressed in annualized return rates; and

•	energy efficiency, commonly measured by the power output necessary to operate the disk drive.

Areal density is measured by storage capacity per square inch on the recording surface of a disk. The storage capacity of a disk drive is determined by the size and number of disks it contains as well as the areal density capability of these disks.

We also offer SSDs as part of our storage solutions portfolio. Our portfolio includes devices with SATA, SAS and NVMe interfaces. The SSDs differ from HDDs in that they are without mechanical parts.

SSDs store data on NAND flash memory cells, or metal-oxide semiconductor transistors using a charge on a capacitor to represent a binary digit. SSD technology offers fast access to data and robust performance. SSDs complement hyperscale applications, high-density data centers, cloud environments and web servers. They are also used in mission-critical enterprise applications, consumer, gaming and NAS applications.

The SSHDs that we manufacture contain technology that fuses some features of SSDs and HDDs. They include high capacity HDDs with flash memory that acts as a cache to improve performance of frequently accessed data and are primarily targeted at PC gaming applications.

Manufacturing

We primarily design and manufacture our own read/write heads and recording media, which are critical technologies for disk drives. This integrated approach enables us to lower costs and to improve the functionality of components so that they work together efficiently.

We believe that because of our vertical design and manufacturing strategy, we are well positioned to take advantage of the opportunities to leverage the close interdependence of components for disk drives. Our manufacturing efficiency and flexibility are critical elements of our integrated business strategy. We continuously seek to improve our manufacturing efficiency and reduce manufacturing costs by:

•	employing manufacturing automation;

•	employing machine learning algorithms and artificial intelligence;

•	improving product quality and reliability;

•	integrating our supply chain with suppliers and customers to enhance our demand visibility and reduce our working capital requirements;

•	coordinating between our manufacturing group and our research and development organization to rapidly achieve volume manufacturing; and

•	operating our facilities at optimal capacities.

A vertically integrated model, however, tends to have less flexibility when demand declines as it exposes us to higher unit costs when capacity utilization is not optimized.

Components and Raw Materials

Disk drives incorporate certain components, including a head disk assembly and a printed circuit board mounted to the head disk assembly, which are sealed inside a rigid base and top cover containing the recording components in a contamination-controlled environment. We maintain a highly integrated approach to our business by designing and manufacturing a significant portion of the components we view as critical to our products, such as read/write heads and recording media.

Read/Write Heads. The function of the read/write head is to scan across the disk as it spins, magnetically recording or reading information. The tolerances of read/write heads are extremely demanding and require state-of-the-art equipment and processes. Our read/write heads are manufactured with thin-film and photolithographic processes similar to those used to produce semiconductor integrated circuits, though challenges related to magnetic film properties and topographical structures are unique to the disk drive industry. We perform all primary stages of design and manufacture of read/write heads at our facilities. We use a combination of internally manufactured and externally sourced read/write heads, the mix of which varies based on product mix, technology and our internal capacity levels.

Media. Data is written to or read from the media, or disk, as it rotates at very high speeds past the read/write head. The media is made from non-magnetic substrates, usually an aluminum alloy or glass and is coated with thin layers of magnetic materials. We use a combination of internally manufactured and externally sourced finished media and aluminum substrates, the mix of which varies based on product mix, technology and our internal capacity levels. We purchase all of our glass substrates from third parties.

Printed Circuit Board Assemblies. The printed circuit board assemblies (“PCBAs”) are comprised of standard and custom ASICs and ancillary electronic control chips. The ASICs control the movement of data to and from the read/write heads and through the internal controller and interface, which communicates with the host computer. The ASICs and control chips form electronic circuitry that delivers instructions to a head positioning mechanism called an actuator to guide the heads to the selected track of a disk where the data is recorded or retrieved. Disk drive manufacturers use one or more industry standard interfaces such as SATA, SCSI, or SAS to communicate to the host systems.

Head Disk Assembly. The head disk assembly consists of one or more disks attached to a spindle assembly powered by a spindle motor that rotates the disks at a high constant speed around a hub. Read/write heads, mounted on an arm assembly, similar in concept to that of a record player, fly extremely close to each disk surface and record data on and retrieve it from concentric tracks in the magnetic layers of the rotating disks. The read/write heads are mounted vertically on an E-shaped assembly (“E-block”) that is actuated by a voice-coil motor to allow the heads to move from track to track. The E-block and the recording media are mounted inside the head disk assembly. We purchase spindle motors from outside vendors and from time to time participate in the design of the motors that go into our products.

Disk Drive Assembly. Following the completion of the head disk assembly, it is mated to the PCBA, and the completed unit goes through extensive defect mapping and machine learning prior to packaging and shipment. Disk drive assembly and machine learning operations occur primarily at our facilities located in China and Thailand. We perform subassembly and component manufacturing operations at our facilities in China, Malaysia, Northern Ireland, Singapore, Thailand and the United States.

Contract Manufacturing. We outsource the manufacturing and assembly of certain components and products to third parties in various countries worldwide. This includes outsourcing the PCBAs used in our disk drives, SSDs and storage subsystems. We continue to participate in the design of our components and products and are directly involved in qualifying key suppliers and components used in our products.

Suppliers of Components and Industry Constraints. There are a limited number of independent suppliers of components, such as recording heads and media, available to disk drive manufacturers. Vertically integrated disk drive manufacturers like us, who manufacture their own components, are less dependent on external component suppliers than less vertically integrated disk drive manufacturers. However, our business has been adversely affected by our suppliers’ capacity constraints in the past and this could occur in the future.

Commodity and Other Manufacturing Costs. The production of disk drives requires rare earth elements, precious metals, scarce alloys and industrial commodities, which are subject to fluctuations in price and the supply of which has at times been constrained. In addition to increased costs of components and commodities, volatility in fuel and other transportation costs may also increase our costs related to commodities, manufacturing and freight. As a result, we may increase our use of alternative shipment methods to help offset any increase in freight costs, and we will continually review various forms of shipments and routes in order to minimize the exposure to higher freight costs.

Products

We offer a broad range of storage solutions for mass capacity storage and legacy applications. We supply more than one product within each product category and differentiate products on the basis of capacity, performance, product quality, reliability, price, form factor, interface, power consumption efficiency, security features and other customer integration requirements. Our industry is characterized by continuous and significant advances in technology that contribute to rapid product life cycles. Currently our product offerings include:

Mass Capacity Storage

Enterprise Nearline HDDs. Our high-capacity enterprise HDDs ship in capacities of up to 18TB. These products are designed for mass capacity data storage in the core and at the edge as well as server environments and cloud systems that require high capacity, enterprise reliability, energy efficiency and integrated security. They are available in SATA and SAS interfaces.

Enterprise Nearline SSDs. Our enterprise SSDs are designed for high-performance, hyperscale, high-density and cloud applications. They are offered with multiple interfaces, including SAS, SATA, and NVMe and in capacities up to 15TB.

Enterprise Nearline Systems. Our systems portfolio provides modular storage arrays, application platforms, JBODs and expansion shelves to expand and upgrade data center storage infrastructure and other enterprise applications. They feature speed, scalability and security. Our capacity-optimized systems feature multiple scalable configurations and can accommodate up to 106 16TB drives per chassis. We offer capacity and performance-optimized systems that include all-flash, all-disk and hybrid arrays for workloads demanding high performance, capacity and efficiency.

Video and Image Applications. Our video and image HDDs are built to support the high-write workload of always-on, always-recording video systems. These optimized drives are built to support the growing needs of the video imaging market with support for multiple streams and capacities up to 18TB.

NAS. Our NAS drives are built to support the performance and reliability demanded by small and medium businesses, and incorporate interface software with custom-built health management, error recovery controls, power settings and vibration tolerance. Our NAS HDD solutions are available in capacities up to 18TB. We also offer NAS SSDs with capacities up to 1.9TB.

Legacy Applications

Mission Critical HDDs and SSDs. We continue to support 10,000 and 15,000 RPM HDDs, offered in capacities up to 2.4TB, which enable increased throughput while improving energy efficiency. Our enterprise SSDs are available in capacities up to 15TB, with endurance options up to 10 drive writes per day and various interfaces. Our SSDs deliver the speed and consistency required for demanding enterprise storage and server applications.

Consumer Solutions. Our external storage solutions are shipped under the Seagate Ultra Touch, One Touch and Expansion product lines, as well as under the LaCie and Maxtor brand names. These product lines are available in capacities up to 16TB. We strive to deliver the best customer experience by leveraging our core technologies, offering services such as Seagate Recovery Services (data recovery) and partnering with leading brands such as Xbox, Sony and Adobe.

Desktop Drives. Our 3.5-inch drives offer up to 18TB of capacity for HDD and up to 2TB for SSD. Desktop drives are designed for applications such as personal computers and workstations.

Notebook Drives. Our 2.5-inch drives offer up to 5TB for HDD and up to 2TB for SSD. Used in applications such as traditional notebooks, convertible systems and external storage, our drives are built to address a range of performance needs and sizes for affordable, high-capacity storage.

DVR. Our DVR HDDs are optimized for video streaming in always-on consumer premise equipment applications with capacities up to 4TB to support leading-edge digital entertainment.

Gaming. Our gaming SSDs are specifically optimized internal storage for gaming rigs. These products are designed to enhance the gaming experience during game load and game play and are available in capacities up to 4TB for SSD.

Lyve Edge-to-Cloud Mass Capacity Platform

Lyve. Lyve is our new platform built with mass data in mind. These solutions, including modular hardware and software, deliver a portfolio that streamlines data access, transport and management for today’s enterprise.

Cloud. Lyve Cloud storage-as-a-service platform is an S3-compatible storage-only cloud designed to allow enterprises to unlock the value of their massive unstructured datasets. Seagate is collaborating with certain partners to maximize accessibility and provide extensive interconnect opportunities for additional cloud services and geographical expansion.

Data Services. Lyve Mobile Data Transfer Services consists of Lyve Mobile modular and scalable hardware, purpose-built for simple and secure mass-capacity edge data storage, lift-and-shift initiatives, and other data movement for the enterprise. These products are cloud-vendor agnostic and can be integrated seamlessly with public or private cloud data centers and providers.

Rack. Lyve Rack is a converged object storage infrastructure solution designed for applications such as AI and big data to enable efficient capture and consolidation of massive data sets.

Cortx. Cortx is an intelligent object storage software that is optimized for mass capacity and data-intensive workloads. This software is open source and has cloud interoperability, including S3-compatibility.

Customers

We sell our products to major OEMs, distributors and retailers.

OEM customers, including large hyperscale data center companies and CSPs, typically enter into master purchase agreements with us. Deliveries are scheduled only after receipt of purchase orders. In addition, with limited lead-time, customers may defer most purchase orders without significant penalty. Anticipated orders from many of our customers have in the past failed to materialize or OEM delivery schedules have been deferred or altered as a result of changes in their business needs.

Our distributors generally enter into non-exclusive agreements for the resale of our products. They typically furnish us with a non-binding indication of their near-term requirements and product deliveries are generally scheduled accordingly. The agreements and related sales programs typically provide the distributors with limited rights of return and price protection rights. In addition, we offer sales programs to distributors on a quarterly and periodic basis to promote the sale of selected products in the sales channel.

Our retail channel consists of our branded storage products sold to retailers either by us directly or by our distributors. Retail sales made by us or our distributors typically require greater marketing support, sales incentives and price protection periods.

Competition

We compete primarily with manufacturers of hard drives used in the mass capacity storage and legacy markets and with other companies in the data storage industry that provide SSDs and systems. Some of the principal factors used by customers to differentiate among data storage solutions manufacturers are storage capacity, product performance, product quality and reliability, price per unit and price per TB, storage/retrieval access times, data transfer rates, form factor, product warranty and support capabilities, supply continuity and flexibility, power consumption, total cost of ownership and brand. While different markets and customers place varying levels of emphasis on these factors, we believe that our products are competitive with respect to many of these factors in the markets that we currently compete in.

Principal Competitors. We compete with manufacturers of storage solutions and the other principal manufacturers in the data storage solution industry including:

•	Micron Technology, Inc.;

•	Samsung Electronics;

•	SK hynix, Inc.;

•	Kioxia Holdings Corporation;

•	Toshiba Corporation; and

•	Western Digital Corporation, operating the Western Digital, Hitachi Global Storage Technologies and SanDisk brands.

Price Erosion. Historically, our industry has been characterized by price declines for data storage products with comparable capacity, performance and feature sets (“like-for-like products”). Price declines for like-for-like products (“price erosion”) tend to be more pronounced during periods of:

•	economic contraction in which competitors may use discounted pricing to attempt to maintain or gain market share;

•	few new product introductions when competitors have comparable or alternative product offerings; and

•	industry supply exceeding demand.

Data storage manufacturers typically attempt to offset price erosion with an improved mix of data storage products characterized by higher capacity, better performance and additional feature sets and product cost reductions.

We believe the HDD industry experienced modest price erosion in fiscal years 2021 and 2020.

Product Life Cycles and Changing Technology. Success in our industry has been dependent to a large extent on the ability to balance the introduction and transition of new products with time-to-volume, performance, capacity and quality metrics at a competitive price, level of service and support that our customers expect. Generally, the drive manufacturer that introduces a new product first benefits from improved product mix, favorable profit margins and less pricing pressure until comparable products are introduced. Changing technology also necessitates on-going investments in research and development, which may be difficult to recover due to rapid product life cycles and economic declines. Further, there is a continued need to successfully execute product transitions and new product introductions, as factors such as quality, reliability and manufacturing yields continue to be of significant competitive importance.

Cyclicality and Seasonality

Variability of sales can be related to the timing of IT spending or a reflection of cyclical demand from CSPs based on the timing of their procurement and deployment requirements and the supply and demand balance of other components such as NAND and DRAM. Our legacy markets traditionally experience seasonal variability in demand with higher levels of demand in the second half of the calendar year. This seasonality is driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter.

Research and Development

We are committed to developing new component technologies, products, alternative storage technologies inclusive of systems, software and other innovative technology solutions to support emerging applications in data use and storage. Our research and development focus is designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology we believe may lead to new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies for our product development teams as well as to allow us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace.

Patents and Licenses

As of 2 July 2021, we had approximately 5,300 U.S. patents and 1,100 patents issued in various foreign jurisdictions as well as approximately 600 U.S. and 200 foreign patent applications pending. The number of patents and patent applications will vary at any given time as part of our ongoing patent portfolio management activity. Due to the rapid technological change that characterizes the data storage industry, we believe that, in addition to patent protection, the improvement of existing products, reliance upon trade secrets, protection of unpatented proprietary know-how and development of new products are also important to our business in establishing and maintaining a competitive advantage. Accordingly, we intend to continue our efforts to broadly protect our intellectual property, including obtaining patents, where available, in connection with our research and development program.

The data storage industry is characterized by significant litigation arising from time to time relating to patent and other intellectual property rights. From time to time, we receive claims that our products infringe patents of third parties. Although we have been able to resolve some of those claims or potential claims without a material adverse effect on us, other claims have resulted in adverse decisions or settlements. In addition, other claims are pending, which if resolved unfavorably to us could have a material adverse effect on our business and results of operations. For more information on these claims, see “Note 14. Legal, Environmental and Other Contingencies.” The costs of engaging in intellectual property litigation in the past have been, and in the future may be, substantial, irrespective of the merits of the claim or the outcome.

Backlog

In view of industry practice, whereby customers may cancel or defer orders with little or no penalty, we believe backlog for our business is of limited indicative value in estimating future performance and results.

Environmental Matters

Our operations are subject to laws and regulations in the various jurisdictions in which we operate relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

We have established environmental management systems and continually update environmental policies and standard operating procedures for our operations worldwide. We believe that our operations are in material compliance with applicable environmental laws, regulations and permits. We budget for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures.

Some environmental laws, such as the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law) a US law, and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. We have been identified as a responsible or potentially responsible party at several sites. Based on current estimates of cleanup costs and our expected allocation of these costs, we do not expect costs in connection with these sites to be material.

We may be subject to various state, federal and international laws and regulations governing environmental matters, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”)

enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (2011/65/EU), which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the U.S., Canada, Mexico, Taiwan, China and Japan. The EU REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern in products. If we or our suppliers fail to comply with the substance restrictions, recycle requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on our business.

Employees

As of 2 July 2021 we employed approximately 40,000 employees and temporary employees worldwide, of which approximately 33,000 were located in our Asia operations. We believe that our employees are crucial to our current success and that our future success will depend, in part, on our ability to attract, retain and further motivate qualified employees at all levels. We believe that our employee relations are good.

REVIEW OF THE PERFORMANCE OF THE BUSINESS

Fiscal Year 2021 Summary

During fiscal year 2021, we shipped 535 exabytes of HDD storage capacity. We generated revenue of $10.7 billion and gross profit of 27%, net income of $1.3 billion and diluted EPS of $5.36 and our operating cash flow was $1.6 billion. We increased our unsecured revolving credit facility (“Revolving Credit Facility”) to $1.725 billion and issued $1.0 billion of new senior notes. We repurchased approximately 33 million of our ordinary shares for $2.0 billion and paid $649 million in dividends.

Impact of COVID-19

The COVID-19 pandemic has resulted in a widespread health crisis and numerous disease control measures being taken to limit its spread, the effects of which began during our quarter ended 3 April 2020. We continued to incur certain supply chain and demand disruptions during the fiscal year 2021, as well as higher logistics and operational costs and softer or higher demand across certain markets due to the COVID-19 pandemic, which we expect to continue into our fiscal year 2022. Our customers also continued to experience certain supply chain and demand disruptions in fiscal year 2021, which we anticipate will continue into fiscal year 2022. We are continuing to actively monitor the effects and potential impacts of the COVID-19 pandemic on all aspects of our business, liquidity and capital resources. We are complying with governmental rules and guidelines across all of our sites and are actively working on opportunities to lower our cost structure and drive further operational efficiencies. Although we are unable to predict the impact of COVID-19 on our business, results of operations, liquidity or capital resources at this time, we expect we will be negatively affected if the pandemic and related public and private health measures result in substantial manufacturing or supply chain problems, substantial reductions in demand due to disruptions in the operations of our customers or partners, disruptions in local and global economies, volatility in the global financial markets, sustained reductions or volatility in overall demand trends, restrictions on the export or shipment of our products, or other ramifications from the COVID-19 pandemic. For further discussion of the uncertainties and business risks associated with the COVID-19 pandemic, see the “Principal Risk and Uncertainties” section of the Directors’ Report.

Results of Operations

We list in the tables below summarized information from our Consolidated Profit and Loss Account by dollar amounts and as a percentage of revenue:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Revenue	$10,681	$10,509
Cost of revenue	7,764	7,667

Gross profit	2,917	2,842
Product development	903	973
Marketing and administrative	502	473
Amortization of intangibles	12	14
Restructuring and other, net	8	82

Operating earnings	1,492	1,300
Other income and charges, net	(144)	(268)

Income before taxes	1,348	1,032
Income tax expense	34	28

Net income	$1,314	$1,004

	Fiscal Years Ended
(As a percentage of Revenue)	2 July 2021	3 July 2020
Revenue	100%	100%
Cost of revenue	73	73

Gross margin	27	27
Product development	8	9
Marketing and administrative	5	5
Amortization of intangibles	—	—
Restructuring and other, net	—	1

Operating margin	14	12
Other income and charges, net	(2)	(2)

Income before taxes	12	10
Income tax expense	—	—

Net income	12%	10%

The following table summarizes information regarding consolidated revenues by channel, geography, and market and HDD exabytes shipped by market and price per terabyte:

	Fiscal Years Ended
	2 July 2021	3 July 2020
Revenues by Channel (%)
OEMs	69%	71%
Distributors	18%	17%
Retailers	13%	12%
Revenues by Geography (%) (1)
Asia Pacific	49%	48%
Americas	34%	34%
EMEA	17%	18%
Revenues by Market (%)
Mass capacity	60%	53%
Legacy	32%	39%
Other	8%	8%

HDD Exabytes Shipped by Market
Mass capacity	417	317
Legacy	118	125

Total	535	442

HDD Price per Terabyte	$18	$22

(1) Revenue is attributed to geography based on the bill from location.

Revenue

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020	Change	% Change
Revenue	$10,681	$10,509	$172	2%

Revenue in fiscal year 2021 increased approximately 2% or $172 million, from fiscal year 2020, primarily due to an increase in mass capacity exabytes shipped, partially offset by price erosion and a decrease in legacy exabytes shipped.

Cost of Revenue and Gross Profit

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020	Change	% Change
Cost of revenue	$7,764	$7,667	$97	1%
Gross profit	$2,917	$2,842	$75	3%
Gross profit percentage	27%	27%

For fiscal year 2021, gross profit as a percentage of revenue remained flat compared to the prior fiscal year primarily due to improved product mix, offset by price erosion and higher logistics costs as a result of the COVID-19 pandemic.

Operating Expenses

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020	Change	% Change
Product development	$903	$973	$(70)	(7)%
Marketing and administrative	502	473	29	6%
Amortization of intangibles	12	14	(2)	(14)%
Restructuring and other, net	8	82	(74)	(90)%

Operating expenses	$1,425	$1,542	$ (117)

Product Development Expense. Product development expenses for fiscal year 2021 decreased by $70 million from fiscal year 2020 primarily due to a $42 million decrease in compensation and other employee benefits from the reduction in headcount as a result of our June 2020 restructuring plan and the additional fourteenth week in the quarter ended 4 October 2019, a $19 million decrease in information technology and software costs, a $9 million decrease in travel and entertainment expenses mainly as a result of the disruptions related to COVID-19, a $9 million decrease in materials expense and a $6 million decrease in outside services, partially offset by a $23 million increase in variable compensation expense.

Marketing and Administrative Expense. Marketing and administrative expenses for fiscal year 2021 increased by $29 million from fiscal year 2020 primarily due to a $46 million increase in information technology and software costs and a $14 million increase in variable compensation expense, partially offset by a $12 million decrease in depreciation expense, an $11 million decrease in travel and entertainment expenses mainly as a result of disruptions related to COVID-19, an $8 million decrease in equipment expense and a $7 million decrease in rent expense.

Amortization of Intangibles. Amortization of intangibles for fiscal year 2021 decreased by $2 million, as compared to fiscal year 2020, due to certain intangible assets that reached the end of their useful lives.

Restructuring and Other, net. Restructuring and other, net for fiscal year 2021 was $8 million, primarily comprised of workforce reduction costs and supplier transition costs, partially offset by a gain from the sale of a certain property and a gain upon termination of an operating lease.

Restructuring and other, net for fiscal year 2020 was $82 million, primarily comprised of restructuring charges related to the restructuring plan the Company committed to on 1 June 2020 to reduce our workforce by approximately 500 employees and charges related to a voluntary early exit program and other restructuring plans.

Other income and charges, net

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020	Change	% Change
Other income and charges, net	$(144)	$(268)	$124	(46)%

Other income and charges, net for fiscal year 2021 decreased by $124 million, as compared to fiscal year 2020 primarily due to $62 million non-recurring losses in fiscal year 2020 from the repurchase and exchange of certain long-term debt, $51 million of strategic investment gains resulting from sales and upward adjustments in fiscal year 2021, a $49 million increase in equity method investment gains, a $15 million increase in gains on de-designated cash flow hedges and a $6 million decrease in strategic investment impairment charges. These changes were partially offset by a $20 million increase in foreign exchange remeasurement expense, a $19 million increase in interest expense due to the net increase in debt and a $17 million decrease in interest income primarily due to a decline in interest rates.

Income Taxes

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020	Change	% Change
Income tax expense	$34	$28	$6	21%

We recorded an income tax expense of $34 million for fiscal year 2021 compared to an income tax expense of $28 million for fiscal year 2020. Our fiscal year 2021 income tax expense included net tax benefits of approximately $8 million associated with share-based compensation and $13 million related to the United Kingdom tax rate changes enacted in June 2021. Our fiscal year 2020 income tax expense included net tax benefits of approximately $12 million associated with share-based compensation and $16 million associated with the release of valuation allowances on deferred tax assets driven by our profitability outlook in the US.

Our Irish tax resident parent holding company owns various US and non-Irish subsidiaries that operate in multiple non-Irish income tax jurisdictions. Our worldwide operating income is either subject to varying rates of income tax or is exempt from income tax due to tax incentive programs we operate under in Malaysia, Singapore and Thailand. These tax incentives are scheduled to expire in whole or in part at various dates through 2025. Certain tax incentives may be extended if specific conditions are met.

Our income tax expense recorded for fiscal year 2021 and 2020 differed from the expense for income taxes that would be derived by applying the Irish statutory rate of 25% to income before income taxes, primarily due to the net effect of (i) tax benefits related to non-US and non-Irish earnings generated in jurisdictions that are subject to tax incentive programs and are considered indefinitely reinvested outside of Ireland; and (ii) tax benefits related to research credits.

Based on our ownership structure and subject to (i) potential future increases in our valuation allowance for deferred tax assets; and (ii) a future change in our intention to indefinitely reinvest earnings from our subsidiaries outside of Ireland, we anticipate that our effective tax rate in future periods will generally be less than the Irish statutory rate.

We generated a net income of $1.3 billion and $1.0 billion for the fiscal years ended 2 July 2021 and 3 July 2020, respectively. These amounts have been transferred to reserves.

PRINCIPAL RISKS AND UNCERTAINTIES

Summary of Principal Risks and Uncertainties

The following is a summary of the principal risks and uncertainties that could materially adversely affect our business, results of operations, financial condition, cash flows, brand and/or the price of our outstanding ordinary shares, and make an investment in our ordinary shares speculative or risky. You should read this summary together with the more detailed description of each of the risks and uncertainties contained below. Additional risks and uncertainties beyond those summarized below or discussed elsewhere in this report may apply to our business and operations as currently conducted or as we may conduct them in the future or to the markets in which we currently, or may in the future, operate.

Risks Related to our Business, Operations and Industry

•

Our ability to increase our revenue and maintain our market share depends on our ability to successfully introduce and achieve market acceptance of new products on a timely basis. If our products do not keep pace with customer requirements, our results of operations will be adversely affected.

•	We operate in highly competitive markets and our failure to anticipate and respond to technological changes and other market developments, including price, could harm our ability to compete.
•	We may be adversely affected by the loss of, or reduced, delayed or canceled purchases by, one or more of our key customers.
•	We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.
•

We must plan our investments in our products and incur costs before we have customer orders or know about the market conditions at the time the products are produced. If we fail to predict demand accurately for our products or if the markets for our products change, we may be unable to meet demand or we may have insufficient demand, which may materially adversely affect our financial condition and results of operations.

•

Changes in demand for computer systems, data storage subsystems and consumer electronic devices may in the future cause a decline in demand for our products, or an increase in demand for our products that we are unable to meet.

•	We experience seasonal declines in the sales of our consumer products during the second half of our fiscal year which may adversely affect our results of operations.
•	We may not be successful in our efforts to grow our systems, SSD and Lyve revenues.
•

Our worldwide sales operations subject us to risks that may adversely affect our business related to disruptions in international markets, currency exchange fluctuations, increased costs, and global health outbreaks.

•

The ongoing COVID-19 pandemic has impacted our business, operating results and financial condition, as well as the operations and financial performance of many of the customers and suppliers in industries that we serve. We are unable to predict the extent to which the pandemic and related effects will adversely impact our business operations, financial performance, results of operations, financial position and the achievement of our strategic objectives.

•	If we do not control our fixed costs, we will not be able to compete effectively.

Risks Associated with Supply and Manufacturing

•

If we experience shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, we may suffer lower operating margins, production delays and other material adverse effects.

•	Shortages or delays in critical components, as well as reliance on single-source suppliers, can affect our production and development of products and may harm our operating results.
•

We have a long and unpredictable sales cycle for nearline and mission critical storage solutions, which impairs our ability to accurately predict our financial and operating results in any period and may adversely affect our ability to forecast the need for investments and expenditures.

•	If revenues fall or customer demand decreases significantly, we may not meet all of our purchase commitments to certain suppliers.
•	Due to the complexity of our products, some defects may only become detectable after deployment.

Risks Related to Human Capital

•	The loss of or inability to attract key executive officers and employees could negatively impact our business prospects.
•	We are subject to risks related to corporate and social responsibility and reputation.

Risks Related to Financial Performance or General Economic Conditions

•	We may not be able to generate sufficient cash flows from operations and our investments to meet our liquidity requirements, including servicing our indebtedness.
•	We are subject to counterparty default risks.
•	Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.
•	Any cost reduction initiatives that we undertake may not deliver the results we expect, and these actions may adversely affect our business.
•	Changes in the macroeconomic environment may in the future negatively impact our results of operations.
•	Political events, war, terrorism, natural disasters, public health issues and other circumstances could materially adversely affect our results of operations and financial condition.

Legal, Regulatory and Compliance Risks

•

Our business is subject to various laws, regulations, governmental policies, litigation, governmental investigations or governmental proceedings that may cause us to incur significant expense or adversely impact our results or operations and financial condition.

•

Some of our products and services are subject to export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered, and any changes to or violation of these laws could have a material adverse effect on our business, results of operations, financial condition and cash flows.

•	Changes in U.S. trade policy, including the imposition of sanctions or tariffs and the resulting consequences, may have a material adverse impact on our business and results of operations.
•	We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.
•

We are at times subject to intellectual property proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.

•	Our business and certain products and services depend in part on IP and technology licensed from third parties, as well as data centers and infrastructure operated by third parties.

Risks Related to Information Technology, Data and Information Security

•

We could suffer a loss of revenue and increased costs, exposure to significant liability including legal and regulatory consequences, reputational harm and other serious negative consequences in the event of cyber-attacks, ransomware or other cybersecurity breaches or incidents that disrupt our operations or result in the dissemination of proprietary or confidential information of our customers or about us or our customers or other third parties.

•	We must successfully maintain and upgrade our IT systems, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Owning our Ordinary Shares

•	The price of our ordinary shares may be volatile and could decline significantly.
•

Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.

RISKS RELATED TO OUR BUSINESS, OPERATIONS AND INDUSTRY

Our ability to increase our revenue and maintain our market share depends on our ability to successfully introduce and achieve market acceptance of new products on a timely basis. If our products do not keep pace with customer requirements, our results of operations will be adversely affected.

The markets for our products are characterized by rapid technological change, frequent new product introductions and technology enhancements, uncertain product life cycles and changes in customer demand. The success of our products and services also often depends on whether our offerings are compatible with our customers’ or third-parties’ products or services and their changing technologies. Our customers demand new generations of storage products as advances in computer hardware and software have created the need for improved storage, with features such as increased storage capacity, enhanced security, energy efficiency, improved performance and reliability and lower cost. We, and our competitors, have developed improved products, and we will need to continue to do so in the future.

Historically, our results of operations have substantially depended upon our ability to be among the first-to-market with new data storage product offerings. We may face technological, operational and financial challenges in developing new products. In addition, our investments in new product development may not yield the anticipated benefits. Our market share, revenue and results of operations in the future may be adversely affected if we fail to:

•	develop new products, identify business strategies and timely introduce competitive product offerings to meet technological shifts, or we are unable to execute successfully;
•	consistently maintain our time-to-market performance with our new products;
•	produce these products in adequate volume;
•	meet specifications or satisfy compatibility requirements;
•	qualify these products with key customers on a timely basis by meeting our customers’ performance and quality specifications; or
•	achieve acceptable manufacturing yields, quality and costs with these products.

Accordingly, we cannot accurately determine the ultimate effect that our new products will have on our results of operations. Our failure to accurately anticipate customers’ needs and accurately identify the shift in technological changes could materially adversely affect our long-term financial results.

In addition, the concentration of customers in our largest end markets magnifies the potential effect of missing a product qualification opportunity. If the delivery of our products is delayed, our customers may use our competitors’ products to meet their requirements.

When we develop new products with higher capacity and more advanced technology, our results of operations may decline because the increased difficulty and complexity associated with producing these products increases the likelihood of reliability, quality or operability problems. If our products experience increases in failure rates, are of low quality or are not reliable, customers may reduce their purchases of our products, our factory utilization may decrease and our manufacturing rework and scrap costs and our service and warranty costs may increase. In addition, a decline in the reliability of our products may make it more difficult for us to effectively compete with our competitors.

Additionally, we may be unable to produce new products that have higher capacities and more advanced technologies in the volumes and timeframes that are required to meet customer demand. We are transitioning to key areal density recording technologies that use HAMR technology to increase HDD capacities. If our transitions to more advanced technologies, including the transition to HDDs utilizing HAMR technology, require development and production cycles that are longer than anticipated or if we otherwise fail to implement new HDD technologies successfully, we may lose sales and market share, which could significantly harm our financial results.

We cannot assure you that we will be among the leaders in time-to-market with new products or that we will be able to successfully qualify new products with our customers in the future. If our new products are not successful, our future results of operations may be adversely affected.

We operate in highly competitive markets and our failure to anticipate and respond to technological changes and other market developments, including price, could harm our ability to compete.

We face intense competition in the data storage industry. Our principal sources of competition include HDD and SSD manufacturers, and companies that provide storage subsystems, including electronic manufacturing services and contract electronic manufacturing.

The markets for our data storage products are characterized by technological change, which is driven in part by the adoption of new industry standards. These standards provide mechanisms to ensure technology component interoperability but they also hinder our ability to innovate or differentiate our products. When this occurs, our products may be deemed commodities, which could result in downward pressure on prices.

We also experience competition from other companies that produce alternative storage technologies such as flash memory, where increasing capacity, decreasing cost, energy efficiency and improvements in performance have resulted in increased competition with our lower capacity, smaller form factor disk drives. Some customers for both mass capacity storage and legacy markets have adopted SSDs as an alternative to hard drives in certain applications. Further adoption of SSDs or other alternative storage technologies may limit our total addressable HDD market, impact the competitiveness of our product portfolio and reduce our market share. Any resulting increase in competition could have a material adverse effect on our business, financial condition and results of operations.

We may be adversely affected by the loss of, or reduced, delayed or canceled purchases by, one or more of our key customers.

Some of our key customers account for a large portion of our revenue. While we have long-standing relationships with many of our customers, if any key customers were to significantly reduce, defer or cancel their purchases from us or delay product acceptances, or we were prohibited from selling to those key customers, our results of operations would be adversely affected. Although sales to key customers may vary from period to period, a key customer that permanently discontinues or significantly reduces its relationship with us, or that we are prohibited from selling to, could be difficult to replace. In line with industry practice, new key customers usually require that we pass a lengthy and rigorous qualification process. Accordingly, it may be difficult or costly for us to attract new key customers. Conversely, if one of our key customers unexpectedly increases its orders, we may be unable to produce the additional product volumes in a timely manner or take advantage of any overall increased market demand. This could damage our customer relationships and reputation, which may adversely affect our results of operations.

Additionally, if there is consolidation among our customer base, our customers may be able to command increased leverage in negotiating prices and other terms of sale, which could adversely affect our profitability. Furthermore, if such customer pressures require us to reduce our pricing such that our gross profits are diminished, it might not be feasible to sell to a particular customer, which could result in a decrease in our revenue. Consolidation among our customer base may also lead to reduced demand for our products, replacement of our products by the combined entity with those of our competitors and cancellations of orders, each of which could adversely affect our results of operations. If a significant transaction or regulatory impact involving any of our key customers results in the loss of or reduction in purchases by these key customers, it could have a materially adverse effect on our business, results of operations and financial condition.

We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.

A substantial portion of our sales has been to distributors and retailers of disk drive products. Certain of our distributors and retailers may also market competing products. We face significant competition in this distribution channel as a result of limited product qualification programs and a focus on price, terms and product availability. Sales volumes through this channel are also less predictable and subject to greater volatility. In addition, deterioration in business and economic conditions could exacerbate price erosion and volatility as distributors or retailers lower prices to compensate for lower demand and higher inventory levels. Our distributors’ and retailers’ ability to access credit to fund their operations may also affect their purchases of our products. If prices decline significantly in this distribution channel or our distributors or retailers reduce purchases of our products or if distributors or retailers experience financial difficulties or terminate their relationships with us, our revenues and results of operations would be adversely affected.

We must plan our investments in our products and incur costs before we have customer orders or know about the market conditions at the time the products are produced. If we fail to predict demand accurately for our products or if the markets for our products change, we may be unable to meet demand or we may have insufficient demand, which may materially adversely affect our financial condition and results of operations.

Our manufacturing process requires us to make significant product-specific investments in inventory for production at least three to six months in advance. As a result, we incur inventory and manufacturing costs in advance of anticipated sales that may never materialize or that may be substantially lower than expected. If actual demand for our products is lower than the forecast, we may also experience higher inventory carrying costs, manufacturing rework costs and product obsolescence. Conversely, if we underestimate demand, we may have insufficient inventory to satisfy demand and may have to forego sales.

Other factors that have affected and may continue to affect our ability to anticipate or meet the demand for our products and adversely affect our results of operations include:

•	competitive product announcements or technological advances that result in excess supply when customers cancel purchases in anticipation of newer products;
•	variable demand resulting from unanticipated upward or downward pricing pressures;
•	our ability to successfully qualify, manufacture and sell our data storage products;
•	changes in our product mix, which may adversely affect our gross profits;
•	key customers deferring or canceling purchases or delaying product acceptances, or unexpected increases in their orders;
•	manufacturing delays or interruptions, particularly at our manufacturing facilities in China, Malaysia, Northern Ireland, Singapore, Thailand or the United States;
•	limited access to components that we obtain from a single or a limited number of suppliers; and
•	the impact of changes in foreign currency exchange rates on the cost of producing our products and the effective price of our products to non-U.S. customers.

Changes in demand for computer systems, data storage subsystems and consumer electronic devices may in the future cause a decline in demand for our products, or an increase in demand for our products that we are unable to meet.

Our products are components in computers, data storage systems and consumer electronic devices. Historically, the demand for these products has been volatile. Unexpected slowdowns in demand for computers, data storage subsystems or consumer electronic devices generally result in sharp declines in demand for our products. Declines in customer spending on the systems and devices that incorporate our products could have a material adverse effect on demand for our products and on our financial condition and results of operations. Uncertain global economic and business conditions can exacerbate these risks.

We are dependent on our long-term investments to manufacture adequate products. Our investment decisions in adding new assembly and test capacity require significant planning and lead-time, and a failure to accurately forecast demand for our products could cause us to over-invest or under-invest, which would lead to excess capacity, under-utilization charges, impairments or loss of sales and revenue opportunities.

Sales to the legacy markets remain an important part of our business. These markets, however, have been, and we expect them to continue to be, adversely affected by:

•

announcements or introductions of major new operating systems or semiconductor improvements or shifts in customer preferences, performance requirements and behavior, such as the shift to tablet computers, smart phones, NAND flash memory or similar devices that meet customers’ cost and capacity metrics;

•	longer product life cycles; and
•	changes in macroeconomic conditions that cause customers to spend less, such as the imposition of new tariffs, increased laws and regulations, and increased unemployment levels.

We believe that the deterioration of demand for disk drives in certain of the legacy markets has accelerated, and this deterioration may continue or further accelerate, which could cause our operating results to suffer.

In addition, we believe announcements regarding competitive product introductions from time to time have caused customers to defer or cancel their purchases, making certain inventory obsolete. Whenever an oversupply of products in the market causes our industry to have higher than anticipated inventory levels, we experience even more intense price competition from other manufacturers than usual, which may materially adversely affect our financial results.

We experience seasonal declines in the sales of our consumer products during the second half of our fiscal year which may adversely affect our results of operations.

In certain end markets, sales of computers, storage subsystems and consumer electronic devices tend to be seasonal, and therefore, we expect to continue to experience seasonality in our business as we respond to variations in our customers’ demand for our products. In particular, we anticipate that sales of our products will continue to be lower during the second half of our fiscal year. Retail sales of our legacy markets solutions traditionally experience higher demand in the first half of our fiscal year driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. We experience seasonal reductions in the second half of our fiscal year in the business activities of our customers during international holidays like Lunar New Year, as well as in the summer months (particularly in Europe), which typically result in lower sales during those periods. Since our working capital needs peak during periods in which we are increasing production in anticipation of orders that have not yet been received, our results of operations will fluctuate even if the forecasted demand for our products proves accurate. Failure to anticipate consumer demand for our branded solutions as well as an inability to maintain effective working relationships with retail and online distributors may also adversely impact our future results of operations. Furthermore, it is difficult for us to evaluate the degree to which this seasonality may affect our business in future periods because of the rate and unpredictability of product transitions and new product introductions, as well as macroeconomic conditions.

We may not be successful in our efforts to grow our systems, SSD and Lyve revenues.

We have made and continue to make investments to grow our systems, SSD and Lyve platform revenues. Our ability to grow systems, SSD and Lyve revenues is subject to the following risks:

•	we may be unable to accurately estimate and predict data center capacity and requirements;
•	we may not be able to offer compelling solutions or services to enterprises, subscribers, or consumers;
•	we may be unable to obtain cost effective supply of NAND flash memory in order to offer competitive SSD solutions; and
•

our cloud systems revenues generally have a longer sales cycle, and growth is likely to depend on relatively large customer orders, which may increase the variability of our results of operations and the difficulty of matching revenues with expenses.

Our results of operations and share price may be adversely affected if we are not successful in our efforts to grow our revenues as anticipated. In addition, our growth in these markets may bring us into closer competition with some of our customers or potential customers, which may decrease their willingness to do business with us.

Our worldwide sales operations subject us to risks that may adversely affect our business related to disruptions in international markets, currency exchange fluctuations, increased costs, and global health outbreaks.

We are a global company and have significant sales operations outside of the United States, including sales personnel and customer support operations. We also generate a significant portion of our revenue from sales outside the U.S. Disruptions in the economic, environmental, political, legal or regulatory landscape in the countries where we operate may have a material adverse impact on our manufacturing and sales operations. Disruptions in financial markets and the deterioration of global economic conditions have had and may continue to have an impact on our sales to customers located in, or whose end-user customers are located in such countries.

Prices for our products are denominated predominantly in dollars, even when sold to customers that are located outside the US. An increase in the value of the dollar could increase the real cost to our customers of our products in those markets outside of the US where we sell in dollars. This could adversely impact our sales and market share in such areas or increase pressure on us to lower our price, and adversely impact our profit margins. In addition, we have revenue and expenses denominated in currencies other than the dollar, primarily the Thai Baht, Singaporean dollar, Chinese Renminbi and British Pound Sterling, which further exposes us to adverse movements in foreign currency exchange rates. A weakened dollar could increase the effective cost of our expenses such as payroll, utilities, tax and marketing expenses, as well as overseas capital expenditures. Any of these events could have a material adverse effect on our results of operations. We have attempted to manage the impact of foreign currency exchange rate changes by, among other things, entering into foreign currency forward exchange contracts from time to time, which could be designated as cash flow hedges or not designated as hedging instruments. Our hedging strategy may be ineffective, and specific hedges may expire and not be renewed or may not offset any or more than a portion of the adverse financial impact resulting from currency variations. The hedging activities may not cover our full exposure, subject us to certain counterparty credit risks and may impact our results of operations. See “Financial Risk Management” of this report for additional information about our foreign currency exchange risk.

The shipping and transportation costs associated with our international operations are typically higher than those associated with our U.S. operations, resulting in decreased operating margins in some countries. Volatility in fuel costs, political instability or constraints in or increases in the costs of air transportation may lead us to develop alternative shipment methods, which could disrupt our ability to receive raw materials, or ship finished product, and as a result our business and results of operations may be harmed.

The occurrence of a pandemic disease, such as the recent COVID-19 pandemic, has impacted and may adversely impact our operations (including, without limitation, logistical and other operational costs) and the operations of some of our customers.

The ongoing COVID-19 pandemic has impacted our business, operating results and financial condition, as well as the operations and financial performance of many of the customers and suppliers in industries that we serve. We are unable to predict the extent to which the pandemic and related effects will adversely impact our business operations, financial performance, results of operations, financial position and the achievement of our strategic objectives.

The COVID-19 pandemic has resulted in a widespread health crisis and numerous disease control measures being taken to limit its spread. The impact of the pandemic on our business has included or could in the future include:

•

disruptions to or restrictions on our ability to ensure the continuous manufacture and supply of our products and services, including insufficiency of our existing inventory levels and temporary or permanent closures or reductions in operational capacity of our facilities or the facilities of our direct or indirect suppliers or customers, and any supply chain disruptions;

•	temporary shortages of skilled employees available to staff manufacturing facilities due to stay at home orders and travel restrictions within as well as into and out of countries;
•	increases in operational expenses and other costs related to requirements implemented to mitigate the impact of the pandemic;
•	delays or limitations on the ability of our customers to perform or make timely payments;
•	reductions in short- and long-term demand for our products, or other disruptions in technology buying patterns;
•

adverse effects on economies and financial markets globally or in various markets throughout the world, potentially leading to a prolonged economic downturn or reductions in business and consumer spending, which may result in decreased net revenue, gross profits, or earnings and/or in increased expenses and difficulty in managing inventory levels;

•	delays to and/or lengthening of our sales or development cycles or qualification activity;
•	challenges for us, our direct and indirect suppliers and our customers in obtaining financing due to turmoil in financial markets;
•

workforce disruptions due to illness, quarantines, governmental actions, other restrictions, and/or the social distancing measures we have taken to mitigate the impact of COVID-19 in an effort to protect the health and well-being of our employees, customers, suppliers and of the communities in which we operate;

•	increased vulnerability to cyberattacks due to the significant number of employees working remotely; and
•	our management team continuing to commit significant time, attention and resources to monitoring the COVID-19 pandemic and seeking to mitigate its effects on our business and workforce.

The COVID-19 pandemic has increased economic and demand uncertainty. It continues to affect our business in both positive and negative ways, and there is uncertainty around its duration and impact. In some markets or industries where work-from-home or shelter-in-place orders have driven an increase in sales for certain of our products, the demand may not be sustainable if conditions change. The ultimate extent of the impact of COVID-19 on our business, financial condition and results of operations will depend on future developments, including the impact of any virus mutations or new strains of COVID-19 and the distribution and efficacy of the vaccine, which are highly uncertain and cannot be predicted at this time. These impacts, individually or in the aggregate, could have a material and adverse effect on our business, results of operations and financial condition. Such effect may be exacerbated in the event the pandemic and the measures taken in response to it, and their effects, persist for an extended period of time, or if there is a resurgence of the outbreak or variants thereof. Under any of these circumstances, the resumption of normal business operations may be delayed or hampered by lingering effects of COVID-19 on our operations, direct and indirect suppliers, partners, and customers. The COVID-19 pandemic may also heighten other risks described in this Principal Risks and Uncertainties section.

If we do not control our fixed costs, we will not be able to compete effectively.

We continually seek to make our cost structure and business processes more efficient. We are focused on increasing workforce flexibility and scalability, and improving overall competitiveness by leveraging our global capabilities, as well as external talent and skills, worldwide. Our strategy involves, to a substantial degree, increasing revenue and exabytes volume while at the same time controlling expenses. If we do not control our manufacturing and operating expenses, our ability to compete in the marketplace may be impaired. In the past, activities to reduce costs have included closures and transfers of facilities, significant personnel reductions, restructuring efforts and efforts to increase automation. Our restructuring efforts may not yield the intended benefits and may be unsuccessful or disruptive to our business operations which may materially adversely affect our financial results.

RISKS ASSOCIATED WITH SUPPLY AND MANUFACTURING

If we experience shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, we may suffer lower operating margins, production delays and other material adverse effects.

The cost, quality, availability and supply of components, subassemblies, certain equipment and raw materials used to manufacture our products and key components like recording media and heads are critical to our success. Particularly important for our products are components such as read/write heads, substrates for recording media, ASICs, spindle motors, printed circuit boards, suspension assemblies and NAND flash memory. In addition, the equipment we use to manufacture our products and components is frequently custom made and comes from a few suppliers and the lead times required to obtain manufacturing equipment can be significant. Our efforts to control our costs, including capital expenditures, may also affect our ability to obtain or maintain such inputs and equipment, which could affect our ability to meet future demand for our products.

We rely on sole or a limited number of direct and indirect suppliers for some or all of these components that we do not manufacture, including substrates for recording media, read/write heads, ASICs, spindle motors, printed circuit boards, suspension assemblies and NAND flash memory. In light of this small, consolidated supplier base, if our suppliers increased their prices our results of operations would be negatively affected. Also, many of such direct and indirect component suppliers are geographically concentrated, making our supply chain more vulnerable to regional disruptions such as severe weather, the occurrence of local or global health issues or pandemics (such as COVID-19), acts of terrorism and an unpredictable geopolitical climate, which may have a material impact on the production, availability and transportation of many components. We have experienced and continue to experience disruptions in our supply chain due to the impact of the COVID-19 pandemic, which has also impacted and may adversely impact our operations (including, without limitation, logistical and other operational costs) and the operations of some of our key direct and indirect suppliers. If our direct and indirect vendors for these components are unable to meet our cost, quality, supply and transportation requirements, continue to remain financially viable or fulfill their contractual commitments and obligations, we could experience disruption in our supply chain, including shortages in supply or increases in production costs, which would materially adversely affect our results of operations. The current worldwide shortage of semiconductors may exacerbate these risks.

Certain rare earth elements are critical in the manufacture of our products. We purchase components that contain rare earth elements from a number of countries, including China. We cannot predict whether any nation will impose regulations or trade barriers including tariffs, duties, quotas or embargoes upon the rare earth elements incorporated into our products that would restrict the worldwide supply of such metals or increase their cost. We have experienced increased costs and production delays when we were unable to obtain the necessary equipment or sufficient quantities of some components, and/or have been forced to pay higher prices or make volume purchase commitments or advance deposits for some components, equipment or raw materials that were in short supply in the industry in general. Further, if our customers experience shortages of components or materials used in their products it could result in a decrease in demand for our products and have an adverse effect on our results of operations. If any major supplier were to restrict the supply available to us or increase the cost of the rare earth elements used in our products, we could experience a shortage in supply or an increase in production costs, which would adversely affect our results of operations.

Shortages or delays in critical components, as well as reliance on single-source suppliers, can affect our production and development of products and may harm our operating results.

We are dependent on a limited number of qualified suppliers who provide critical materials or components. If there is a shortage of, or delay in supplying us with, critical components, equipment or raw materials, then:

•	it is likely that our suppliers would raise their prices and, if we could not pass these price increases to our customers, our operating margin would decline;
•

we may have to reengineer some products, which would likely cause production and shipment delays, make the reengineered products more costly and provide us with a lower rate of return on these products;

•

we would likely have to allocate the components we receive to certain of our products and ship less of others, which could reduce our revenues and could cause us to lose sales to customers who could purchase more of their required products from manufacturers that either did not experience these shortages or delays or that made different allocations; and

•	we may be late in shipping products, causing potential customers to make purchases from our competitors, thus causing our revenue and operating margin to decline.

We cannot assure you that we will be able to obtain critical components in a timely and economic manner. The industry is currently experiencing a global shortage of semiconductors. In addition, many of our suppliers’ manufacturing facilities are fully utilized. If they fail to invest in additional capacity or deliver components in the required timeframe, such failure would have an impact on our ability to ramp new products, and may result in a loss of revenue or market share if our competitors did not utilize the same components and were not affected.

We often aim to lead the market in new technology deployments and leverage unique and customized technology from single source suppliers who are early adopters in the emerging market. Our options in supplier selection in these cases are limited and the supplier based technology has been and may continue to be single sourced until wider adoption of the technology occurs and any necessary licenses become available. In such cases, any technical issues in the supplier’s technology may cause us to delay shipments of our new technology deployments and harm our financial position.

We have a long and unpredictable sales cycle for nearline and mission critical storage solutions, which impairs our ability to accurately predict our financial and operating results in any period and may adversely affect our ability to forecast the need for investments and expenditures.

Our nearline and mission critical storage solutions are technically complex and we typically supply them in high quantities to a small number of customers. Many of our products are also tailored to meet the specific requirements of individual customers, and are often integrated by our customers into the systems and products that they sell. Factors that affect the length of our sales cycle include:

•	the time required for developing, testing and evaluating our products before they are deployed;
•	the size of the deployment; and
•	the complexity of system configuration necessary to deploy our products.

As a result, our sales cycle for nearline and mission critical storage solutions is often in excess of one year and frequently unpredictable. Given the length of development and qualification programs and unpredictability of the sales cycle, we may be unable to accurately forecast product demand, which may result in lost sales or excess inventory and associated inventory reserves or write-downs, each of which could harm our business, financial condition and results of operations.

If revenues fall or customer demand decreases significantly, we may not meet all of our purchase commitments to certain suppliers.

From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers in order to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. If our actual revenues in the future are lower than our projections or if customer demand decreases significantly below our projections, we may not meet all of our purchase commitments with these suppliers. As a result, it is possible that our revenues will not be sufficient to recoup our up-front investments, in which case we will have to shift output from our internal manufacturing facilities to these suppliers or make penalty-type payments under the terms of these contracts. Additionally, because our markets are volatile, competitive and subject to rapid technology and price changes, we face inventory and other asset risks in the event we do not fully utilize purchase commitments. If we are unable to fully utilize our purchase commitments or if we shift output from our internal manufacturing facilities in order to meet the commitments, our gross profit and operating earnings could be materially adversely impacted.

Due to the complexity of our products, some defects may only become detectable after deployment.

Our products are highly complex and are designed to operate in and form part of larger complex networks and storage systems. Our products may contain a defect or be perceived as containing a defect by our customers as a result of improper use or maintenance. Lead times required to manufacture certain components are significant, and a quality excursion may take significant time and resources to remediate. Defects in our products, third-party components or in the networks and systems of which they form a part, directly or indirectly, have resulted in and may in the future result in:

•	increased costs and product delays until complex solution level interoperability issues are resolved;
•	costs associated with the remediation of any problems attributable to our products;
•	loss of or delays in revenues;
•	loss of customers;
•	failure to achieve market acceptance and loss of market share;
•	increased service and warranty costs; and
•	increased insurance costs.

Defects in our products could also result in legal actions by our customers for property damage, injury or death. Such legal actions, including but not limited to product liability claims could exceed the level of insurance coverage that we have obtained. Any significant uninsured claims could significantly harm our financial condition.

RISKS RELATED TO HUMAN CAPITAL

The loss of or inability to attract key executive officers and employees could negatively impact our business prospects.

Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We have experienced intense competition for qualified and capable personnel, including in the US, Thailand, China, Singapore and Northern Ireland, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future. Additionally, because a portion of our key personnel’s compensation is contingent upon the performance of our business, including through cash bonuses and equity compensation, when the market price of our ordinary shares fluctuates or our results of operations or financial condition are negatively impacted, we may be at a competitive disadvantage for retaining and hiring employees. The reductions in workforce that result from our historical restructurings have also made and may continue to make it difficult for us to recruit and retain personnel. Increased difficulty in accessing, recruiting or retaining personnel may lead to increased manufacturing and employment compensation costs, which could adversely affect our results of operations. The loss of one or more of our key personnel or the inability to hire and retain key personnel could have a material adverse effect on our business, results of operations and financial condition.

We are subject to risks related to corporate and social responsibility and reputation.

Many factors influence our reputation including the perception held by our customers, suppliers, partners, shareholders, other key stakeholders, and the communities in which we operate. We face increasing scrutiny related to environmental, social and governance activities. We risk damage to our reputation if we fail to act responsibly in a number of areas, such as diversity and inclusion, environmental stewardship, sustainability, supply chain management, climate change, workplace conduct, and human rights. Any harm to our reputation could impact employee engagement and retention, our corporate culture, and the willingness of customers, suppliers, and partners to do business with us, which could have a material adverse effect on our business, results of operations and cash flows. Further, despite our policies to the contrary, we may not be able to control the conduct of every individual actor, and our employees and personnel may violate environmental, social or governance standards or engage in other unethical conduct. These acts, or any accusation of such conduct, even if proven to be false, could adversely impact the reputation of our business.

RISKS RELATED TO FINANCIAL PERFORMANCE OR GENERAL ECONOMIC CONDITIONS

We may not be able to generate sufficient cash flows from operations and our investments to meet our liquidity requirements, including servicing our indebtedness.

Our business may not generate sufficient cash flows to enable us to meet our liquidity requirements, including working capital, capital expenditures, product development efforts, investments, servicing our indebtedness and other general corporate requirements. If we cannot fund our liquidity requirements, we may have to reduce or delay capital expenditures, product development efforts, investments and other general corporate expenditures. We cannot assure you that any of these remedies would, if necessary, be effected on commercially reasonable terms, or at all, or that they would permit us to meet our obligations, which would affect our results of operations.

We are leveraged and require significant amounts of cash to service our debt. Our debt and debt service requirements could adversely affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities and reduce our options for capital allocation. Our high level of debt presents the following risks:

•

we are required to use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements;

•

our substantial leverage increases our vulnerability to economic downturns, decreased availability of capital, and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

•

our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry, and could limit our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategies;

•

our level of debt may restrict us from raising, or make it more costly to raise, additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements; and

•	covenants in our debt instruments limit our ability to pay future dividends or make other restricted payments and investments.

In addition, in the event that we need to refinance all or a portion of our outstanding debt as it matures or incur additional debt to fund our operations, we may not be able to obtain terms as favorable as the terms of our existing debt or refinance our existing debt or incur additional debt to fund our operations at all. If prevailing interest rates or other factors result in higher interest rates upon refinancing, then the interest expense relating to the refinanced debt would increase. Furthermore, if any rating agency changes our credit rating or outlook, our debt and equity securities could be negatively affected, which could adversely affect our ability to refinance existing debt or raise additional capital.

We are subject to counterparty default risks.

We have numerous arrangements with financial institutions that subject us to counterparty default risks, including cash and investment deposits, and foreign currency forward exchange contracts and other derivative instruments. As a result, we are subject to the risk that the counterparty to one or more of these arrangements will, voluntarily or involuntarily, default on its performance obligations. In times of market distress in particular, a counterparty may not comply with its contractual commitments that could then lead to it defaulting on its obligations with little or no notice to us, thereby limiting our ability to take action to lessen or cover our exposure. Additionally, our ability to mitigate our counterparty exposures could be limited by the terms of the relevant agreements or because market conditions prevent us from taking effective action. If one of our counterparties becomes insolvent or files for bankruptcy, our ability to recover any losses suffered as a result of that counterparty’s default may be limited by the liquidity of the counterparty or the applicable laws governing the bankruptcy proceedings. In the event of any such counterparty default, we could incur significant losses, which could have a material adverse effect on our business, results of operations, or financial condition.

Further, our customers could have reduced access to working capital due to global economic conditions, higher interest rates, reduced bank lending resulting from contractions in the money supply or the deterioration in the customer’s, or their bank’s financial condition or the inability to access other financing, which would increase our credit and non-payment risk, and could result in an increase in our operating costs or a reduction in our revenue. Also, our customers outside of the United States are sometimes allowed longer time periods for payment than our U.S. customers. This increases the risk of nonpayment due to the possibility that the financial condition of particular customers may worsen during the course of the payment period. In addition, some of our OEM customers have adopted a subcontractor model that requires us to contract directly with companies, such as original design manufacturers, that provide manufacturing and fulfillment services to our OEM customers. Because these subcontractors are generally not as well capitalized as our direct OEM customers, this subcontractor model exposes us to increased credit risks. Our agreements with our OEM customers may not permit us to increase our product prices to alleviate this increased credit risk.

Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.

Our quarterly revenue and results of operations fluctuate, sometimes significantly, from period to period. These fluctuations, which we expect to continue, have been and may continue to be precipitated by a variety of factors, including:

•	uncertainty in global economic and political conditions, or adverse changes in the level of economic activity in the major regions in which we do business;
•	pandemics, such as COVID-19, or other global health issues that impact our operations as well as those of our customers and suppliers;
•	competitive pressures resulting in lower prices by our competitors which may shift demand away from our products;
•

announcements of new products, services or technological innovations by us or our competitors, and delays or problems in our introduction of new, more cost-effective products, the inability to achieve high production yields or delays in customer qualification or initial product quality issues;

•	changes in customer demand or the purchasing patterns or behavior of our customers;
•	application of new or revised industry standards;
•	disruptions in our supply chain, including increased costs or adverse changes in availability of supplies of raw materials or components;
•	the impact of corporate restructuring activities that we have and may continue to engage in;
•	changes in the demand for the computer systems and data storage products that contain our products;
•	unfavorable supply and demand imbalances;
•	our high proportion of fixed costs, including manufacturing and research and development expenses;

•	any impairments in goodwill or other long-lived assets;
•	changes in tax laws, regulatory requirements, including export regulations or tariffs, or accounting standards; and
•	adverse changes in the performance of our products.

As a result, we believe that quarter-to-quarter and year-over-year comparisons of our revenue and results of operations may not be meaningful, and that these comparisons may not be an accurate indicator of our future performance. Our results of operations in one or more future quarters may fail to meet the expectations of investment research analysts or investors, which could cause an immediate and significant decline in our market value.

Any cost reduction initiatives that we undertake may not deliver the results we expect, and these actions may adversely affect our business.

From time to time, we engage in restructuring plans that have resulted and may continue to result in workforce reduction and consolidation of our real estate facilities and our manufacturing footprint. In addition, management will continue to evaluate our global footprint and cost structure, and additional restructuring plans are expected to be formalized. As a result of our restructurings, we have experienced and may in the future experience a loss of continuity, loss of accumulated knowledge, disruptions to our operations and inefficiency during transitional periods. Additionally, global footprint consolidation and reduction in excess capacity may result in us being unable to respond to increases in forecasted volume of customer demand and loss of revenue opportunity if our competitors have underutilized factories. Any cost-cutting measures could impact employee retention. In addition, we cannot be sure that any future cost reductions or global footprint consolidations will deliver the results we expect, be successful in reducing our overall expenses as we expect or that additional costs will not offset any such reductions or global footprint consolidation. If our operating costs are higher than we expect or if we do not maintain adequate control of our costs and expenses, our results of operations may be adversely affected.

Changes in the macroeconomic environment may in the future negatively impact our results of operations.

Changes in macroeconomic conditions may affect consumer and enterprise spending, and as a result, our customers may postpone or cancel spending in response to volatility in credit and equity markets, negative financial news and/or declines in income or asset values, all of which may have a material adverse effect on the demand for our products and/or result in significant decreases in our product prices. Other factors that could have a material adverse effect on demand for our products and on our financial condition and results of operations include inflation, slower growth or recession, conditions in the labor market, healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer and business spending behavior.

Macroeconomic developments such as the withdrawal of the United Kingdom (“U.K.”) from the European Union (“EU”), slowing economies in parts of Asia and the Americas, increased tariffs between the US and China, Mexico and other countries, or adverse economic conditions worldwide resulting from the COVID-19 pandemic and efforts of governments and private industry to slow the pandemic or efforts of governments to stimulate the economy, which may increase the risk of significant inflation, could negatively affect our business, operating results or financial condition which, in turn, could adversely affect the price of our ordinary shares. A general weakening of, and related declining corporate confidence in, the global economy or the curtailment in government or corporate spending could cause current or potential customers to reduce their information technology (“IT”) budgets or be unable to fund data storage systems, which could cause customers to delay, decrease or cancel purchases of our products or cause customers not to pay us or to delay paying us for previously purchased products and services.

Political events, war, terrorism, natural disasters, public health issues and other circumstances could materially adversely affect our results of operations and financial condition.

War, terrorism, geopolitical uncertainties, natural disasters, public health issues and other business interruptions have caused and could cause damage or disruption to international commerce and the global economy, and thus could have a strong negative effect on our business, our direct and indirect suppliers, logistics providers, manufacturing vendors and customers. Our business operations are subject to interruption by natural disasters such as floods and earthquakes, fires, power or water shortages, terrorist attacks, other hostile acts, labor disputes, public health issues (such as the COVID-19 pandemic), and other events beyond our control. Such events may decrease demand for our products, make it difficult or impossible for us to make and deliver products to our customers or to receive components from our direct and indirect suppliers, and create delays and inefficiencies in our supply chain.

A significant natural disaster, such as an earthquake, fire, flood, or significant power outage could have an adverse impact on our business, results of operations, and financial condition. The impact of climate change may increase these risks due to changes in weather patterns, such as increases in storm intensity, sea-level rise, melting of permafrost and temperature extremes in areas where we or our suppliers and customers conduct business. We have a number of our employees and executive officers located in the San Francisco Bay Area, a region known for seismic activity, wildfires and drought conditions, and in Asia, near major earthquake faults known for seismic activity. To mitigate wildfire risk, electric utilities are deploying public safety power shutoffs, which affects electricity reliability to our facilities and our communities. Many of our suppliers and customers are also located in areas with risks of natural disasters. For example, many of our component suppliers are geographically concentrated in Thailand, which suffered severe flooding in October 2011 resulting in a material impact on the production and availability of many components, which caused significant increases in the cost of components. In the event of a natural disaster, losses and significant recovery time could be required to resume operations and our financial condition and results of operations could be materially adversely affected. Further, governmental regulations related to the environment such as Singapore’s recent adoption of a law restricting data center development may also adversely affect our customers or our introduction of new products or services resulting in adverse effects on our financial condition and results of operations.

Should major public health issues, including pandemics, arise, we could be negatively affected by stringent employee travel restrictions, additional limitations or cost increases in freight and other logistical services, governmental actions limiting the movement of products or employees between regions, increases in or changes to data collection and reporting obligations, delays in production ramps of new products, and disruptions in our operations and those of some of our key direct and indirect suppliers and customers. For example, the recent COVID-19 pandemic resulted in government-imposed travel restrictions, border closures, stay-at-home orders, facility closures or operating constraints in a number of our global locations, disruptions in our operations and those of our suppliers, partners, and customers, increases in air freight rates, limited numbers of employees available to staff manufacturing operations, and shortages of supplies of personal protective equipment required for our manufacturing operations. If any of these circumstances continue for an extended period of time, our manufacturing ability and capacity, or those of our key direct and indirect suppliers or customers, could be impacted, and our results of operations and financial condition could be adversely affected.

LEGAL, REGULATORY AND COMPLIANCE RISKS

Our business is subject to various laws, regulations, governmental policies, litigation, governmental investigations or governmental proceedings that may cause us to incur significant expense or adversely impact our results or operations and financial condition.

Our business is subject to regulation under a wide variety of US federal and state and non-US laws, regulations and policies. There can be no assurance that laws, regulations and policies will not be changed in ways that will require us to modify our business model and objectives or affect our returns on investments by restricting existing activities and products, subjecting them to escalating costs or prohibiting them outright. In particular, governmental focus on antitrust and competition law, improper payments, the environment, data privacy, security and sovereignty, currency exchange controls, conflict minerals, import and export controls, complex economic sanctions, and the enactment of US tax reform and potential further changes to global tax laws have had and may continue to have an effect on our business, corporate structure, operations, sales, liquidity, capital requirements, effective tax rate, results of operations, and financial performance. China, Malaysia, Northern Ireland, Singapore and Thailand, in which we have significant operating assets, and the European Union each have exercised and continue to exercise significant influence over many aspects of their domestic economies including, but not limited to, fair competition, tax practices, anti-corruption, anti-trust, data privacy and sovereignty, price controls and international trade.

Our business is subject to state, federal, and international data privacy and data protection regulations, involving matters including data use, data localization, data transfer, data storage, data retention and deletion, data access, and data security.

Compliance with these laws and regulations can be onerous and have increased and may continue to increase our cost of doing business globally or otherwise adversely impact financial results. Our introduction of new products or services, changes to our existing products or services, or the manner in which our customers utilize our products or services may result in new or enhanced costly compliance requirements or governmental or regulatory scrutiny that could adversely affect our business and financial results. Data privacy and data protection regulations also continue to change and may be inconsistent from jurisdiction to jurisdiction and may adversely affect our business by requiring changes to our business practices, limiting our ability to offer a product or service, or making our products or services less attractive to customers. Laws and regulations related to data transfers, including, data localization, data access, and data storage, also continue to develop and have been subject to regulatory and judicial scrutiny. In many cases, these laws apply to transfers of information between us and our subsidiaries, and among us, our subsidiaries and our customers or other parties with which we have commercial relations. If we are restricted in our sharing of data among countries and regions in which we operate, among our subsidiaries, or with third parties with which we have a commercial relationship, it may increase our compliance costs and adversely impact our operations, the ability to provide our products or services, or the manner in which we provide our product or services. Our business is subject to state, federal, and international laws and regulations that subject us to requirements to notify vendors, customers, or employees of a data security breach. A data security breach or actual or perceived non-compliance with data privacy and data protection laws could result in damage to our brand including decreased customer demand for our products or services, significant financial penalties and liability, governmental investigations and proceedings, ongoing audit requirements, private or class actions, and unanticipated changes to our data handling or processing practices. We cannot be certain that our insurance coverage is adequate for data-handling or data-security liabilities incurred, or that insurance will continue to be available to us on economically reasonable terms or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more claims against us that exceed our insurance coverage, or changes in our insurance policies, could have a material adverse effect on our business, including our financial condition, operating results and reputation. For example, the European General Data Protection Regulation (“GDPR”) took effect in May 2018 and applies to our operations, and our products and services used by individuals in Europe. Failure to comply with the GDPR could result in significant penalties of up to 4% of our worldwide revenue. The California Consumer Privacy Act (“CCPA”), which took effect in January 2020, imposed substantial compliance requirements and new rights for California consumers. Violations of the CCPA carry substantial civil penalties and the law creates a private right of action for certain data breaches. The California Privacy Rights Act, effective 1 January 2023, and the Colorado Privacy Act, effective 1 July 2023, will impose additional privacy-related requirements that may increase our cost of doing business, or adversely affect our business.

Further, the sale and manufacturing of products in certain states and countries has and may continue to subject us and our suppliers to state, federal and international laws and regulations governing protection of the environment, including those governing climate change, discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, restrictions on the presence of certain substances in electronic products and the responsibility for environmentally safe disposal or recycling. We endeavor to ensure that we and our suppliers comply with all applicable environmental laws and regulations, however, compliance has increased and may continue to increase our operating costs and may otherwise impact future financial results. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures. If we fail to comply with applicable environmental laws, regulations, initiatives, or standards of conduct, our customers may refuse to purchase our products and we could be subject to fines, penalties and possible prohibition of sales of our products into one or more states or countries, liability to our customers and damage to our reputation, which could result in a material adverse effect on our financial condition or results of operations.

SEC rules require certain disclosures regarding the use of specified minerals, often referred to as conflict minerals, that are necessary to the functionality or production of products manufactured or contracted to be manufactured. These rules could affect our ability to source, directly or indirectly, certain materials used in our products at competitive prices and could impact the availability of certain minerals used in the manufacture of our products, including gold, tantalum, tin and tungsten. As there may be only a limited number of suppliers of “conflict free” minerals, we cannot be sure that we will be able to obtain necessary conflict free minerals in sufficient quantities or at competitive prices. Our customers, including our OEM customers, may require that our products be free of conflict minerals, and our revenues and margins may be harmed if we are unable to procure conflict free minerals at a reasonable price, or at all, or are unable to pass through any increased costs associated with meeting these demands. We may also face challenges with government regulators and our customers and suppliers if we are unable to sufficiently verify that the metals used in our products are conflict free. Furthermore, our customers and manufacturing stakeholders may place increased demands on our compliance framework which may in turn negatively impact our relationships with our suppliers. If we are unable to comply with requirements regarding the use of conflict and other minerals, our business, financial condition or results of operations may be materially adversely affected.

From time to time, we have been and may continue to be involved in various legal, regulatory or administrative investigations, inquiries, negotiations or proceedings arising in the normal course of business. In the event of litigation, government investigations or governmental proceedings, we are subject to the inherent risks and uncertainties that may result if outcomes differ from our expectations. In the event of adverse outcomes in any litigation, investigation or government proceeding, we could be required to pay substantial damages, fines or penalties and cease certain practices or activities, which could materially harm our business. The costs associated with litigation and government investigations can also be unpredictable depending on the complexity and length of time devoted to such litigation or investigation. Litigation, investigations or government proceedings may also divert the efforts and attention of our key personnel, which could also harm our business.

In addition, regulation or government scrutiny may impact the requirements for marketing our products and slow our ability to introduce new products, resulting in an adverse impact on our business. Although we have implemented policies and procedures designed to ensure compliance, there can be no assurance that our employees, contractors or agents will not violate these or other applicable laws, rules and regulations to which we are and may be subject. Violations of these laws and regulations could lead to significant penalties, restraints on our export or import privileges, monetary fines, government investigations, disruption of our operating activities, damage to our reputation and corporate brand, criminal proceedings and regulatory or other actions that could materially adversely affect our results of operations. The political and media scrutiny surrounding a governmental investigation for the violation of such laws, even if an investigation does not result in a finding of violation, could cause us significant expense and collateral consequences, including reputational harm, that could have an adverse impact on our business, results of operations and financial condition.

Some of our products and services are subject to export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered, and any changes to or violation of these laws could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Due to the global nature of our business, we are subject to import and export restrictions and regulations, including the Export Administration Regulations administered by the US Commerce Department’s Bureau of Industry and Security (“BIS”) and the trade and economic sanctions regulations administered by the US Treasury Department’s Office of Foreign Assets Control (“OFAC”). We incorporate encryption technology into certain of our products and solutions. These encryption products and the underlying technology may be exported outside of the United States only with export authorizations, including by license, a license exception or other appropriate government authorizations, including the filing of an encryption registration. The US, through the BIS and OFAC, places restrictions on the sale or export of certain products and services to certain countries, persons and entities, as well as for certain end-uses, such as military, military-intelligence and weapons of mass destruction end-uses. The U.S. government also imposes sanctions through executive orders restricting U.S. companies from conducting business activities with specified individuals and companies. Although we have controls and procedures to ensure compliance with all applicable regulations and orders, we cannot predict whether changes in laws or regulations by the U.S., China or another country will affect our ability to sell our products and services to existing or new customers. Additionally, we cannot ensure that our interpretation of relevant restrictions and regulations will be accepted in all cases by relevant regulatory and enforcement authorities.

Violators of any U.S. export control and sanctions laws may be subject to significant penalties, which may include monetary fines, criminal proceedings against them and their officers and employees, a denial of export privileges, and suspension or debarment from selling products to the US government. Moreover, the sanctions imposed by the US government could be expanded in the future. Our products could be shipped to those targets or for restricted end-uses by third parties, including potentially our channel partners, despite our precautions. In addition, if our partners fail to obtain appropriate import, export or re-export licenses or permits, we may also be adversely affected, through reputational harm as well as other negative consequences including government investigations and penalties. A significant portion of our sales are to customers which are located in geographies that have been the focus of recent changes in U.S. policies. Any limitation that impedes our ability to export or sell our products and services could materially adversely affect our business, results of operations and financial condition.

Other countries also regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit our ability to sell or distribute our products and services or could limit our partners’ or customers’ ability to sell or use our products and services in those countries, which could materially adversely affect our business, results of operations and financial condition. Violations of these regulations may result in significant penalties and fines. Changes in our products and services or future changes in export and import regulations may create delays in the introduction of our products and services in those countries, prevent our customers from deploying our products and services globally or, in some cases, prevent the export or import or sale of our products and services to certain countries, governments or persons altogether. From time to time, various governmental agencies have proposed additional regulation of encryption technology, including the escrow and government recovery of private encryption keys. Any change in export or import regulations, economic sanctions or related legislation, increased export and import controls, or change in the countries, governments, persons or technologies targeted by such regulations, in the countries where we operate could result in decreased use of our products and services by, or in our decreased ability to export or sell our products and services to, new or existing customers, which could materially adversely affect our business, results of operations and financial condition.

If we were ever found to have violated applicable export control laws, we may be subject to various penalties available under the laws, any of which could have a material and adverse impact on our business, results of operations and financial condition. Even if we were not found to have violated such laws, the political and media scrutiny surrounding any governmental investigation of us could cause us significant expense and reputational harm. Such collateral consequences could have a material adverse impact on our business, results of operations, financial condition and cash flows.

Changes in US trade policy, including the imposition of sanctions or tariffs and the resulting consequences, may have a material adverse impact on our business and results of operations.

We face uncertainty with regard to US government trade policy. Current US government trade policy includes tariffs on certain non-US goods, including information and communication technology products. These measures may materially increase costs for goods imported into the United States. This in turn could require us to materially increase prices to our customers which may reduce demand, or, if we are unable to increase prices to adequately address any tariffs, quotas or duties, could lower our margin on products sold and negatively impact our financial performance. Changes in US trade policy have resulted in, and could result in more, US trading partners adopting responsive trade policies, including imposition of increased tariffs, quotas or duties. Such policies could make it more difficult or costly for us to export our products to those countries, therefore negatively impacting our financial performance.

We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.

We rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements, security measures and licensing arrangements to protect our intellectual property rights. In the past, we have been involved in significant and expensive disputes regarding our intellectual property rights and those of others, including claims that we may be infringing patents, trademarks and other intellectual property rights of third parties. We expect that we will be involved in similar disputes in the future.

There can be no assurance that:

•	any of our existing patents will continue to be held valid, if challenged;
•	patents will be issued for any of our pending applications;
•	any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;
•	our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage;

•	we will be able to protect our trade secrets and other proprietary information through confidentiality agreements with our customers, suppliers and employees and through other security measures; and
•	others will not gain access to our trade secrets.

In addition, our competitors may be able to design their products around our patents and other proprietary rights. Enforcement of our rights often requires litigation. If we bring a patent infringement action and are not successful, our competitors would be able to use similar technology to compete with us. Moreover, the defendant in such an action may successfully countersue us for infringement of their patents or assert a counterclaim that our patents are invalid or unenforceable.

Furthermore, we have significant operations and sales in countries where intellectual property laws and enforcement policies are often less developed, less stringent or more difficult to enforce than in the United States. Therefore, we cannot be certain that we will be able to protect our intellectual property rights in jurisdictions outside the United States.

We are at times subject to intellectual property proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.

We are subject from time-to-time to legal proceedings and claims, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by us, or our customers, in connection with the use of our products. Intellectual property litigation can be expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business. In addition, intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, which may cause actual results to differ materially from our expectations. Some of the actions that we face from time-to-time seek injunctions against the sale of our products and/or substantial monetary damages, which, if granted or awarded, could materially harm our business, financial condition and operating results.

We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. We may not be aware of currently filed patent applications that relate to our products or technology. If patents are later issued on these applications, we may be liable for infringement. If our products were found to infringe the intellectual property rights of others, we could be required to pay substantial damages, cease the manufacture, use and sale of infringing products in one or more geographic locations, expend significant resources to develop non-infringing technology, discontinue the use of specific processes or obtain licenses to the technology infringed. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer our products successfully to avoid infringement. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products, which could adversely affect our results of operations and financial condition. See “Note 14. Legal, Environmental and Other Contingencies” contained in this report for a description of pending intellectual property proceedings.

Our business and certain products and services depend in part on IP and technology licensed from third parties, as well as data centers and infrastructure operated by third parties.

Some of our business and some of our products rely on or include software licensed from third parties, including open source licenses. We may not be able to obtain or continue to obtain licenses from these third parties at all or on reasonable terms, or such third parties may demand cross-licenses to our intellectual property. Third-party components and technology may become obsolete, defective or incompatible with future versions of our products or services, or our relationship with the third party may deteriorate, or our agreements may expire or be terminated. We may face legal or business disputes with licensors that may threaten or lead to the disruption of inbound licensing relationships. In order to remain in compliance with the terms of our licenses, we monitor and manage our use of third-party software, including both proprietary and open source license terms to avoid subjecting our products and services to conditions we do not intend, such as the licensing or public disclosure of our intellectual property without compensation or on undesirable terms. The terms of many open source licenses have not been interpreted by US courts, and these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products or services. Additionally, some of these licenses may not be available to us in the future on terms that are acceptable or that allow our product offerings to remain competitive. Our inability to obtain licenses or rights on favorable terms could have a material effect on our business, financial condition, results of operations and cash flow, including if we are required to take remedial action that may divert resources away from our development efforts.

In addition, we also rely upon third-party hosted infrastructure partners globally to serve customers and operate certain aspects of our business or services. Any disruption of or interference at our hosted infrastructure partners would impact our operations and our business could be adversely impacted.

RISKS RELATED TO INFORMATION TECHNOLOGY, DATA AND INFORMATION SECURITY

We could suffer a loss of revenue and increased costs, exposure to significant liability including legal and regulatory consequences, reputational harm and other serious negative consequences in the event of cyber-attacks, ransomware or other cybersecurity breaches or incidents that disrupt our operations or result in the dissemination of proprietary or confidential information of our customers or about us or our customers or other third parties.

Our operations are dependent upon our ability to protect our computer equipment and the electronic data stored in our databases. We manage and store various proprietary information and sensitive or confidential data relating to our operations, as well as customers and suppliers, and we will store subscribers’ data on our edge-to-cloud mass storage platform. As our operations become more automated and increasingly interdependent and our edge-to-cloud mass storage platform service grows, our exposure to the risks posed by storage, transfer, and maintenance of data, such as corruption, loss or unavailability of, or damage to, and other security risks to, data, will continue to increase. We use third-party vendors to store and otherwise process data for us and they face similar risks. The measures we and our vendors have implemented to secure our computer equipment and our and our customers’ data have been and may continue to be vulnerable to phishing, employee error, hacking, ransomware and other cyberattacks, malfeasance, system error or other irregularities or incidents, including from breaches and incidents or attacks at third party vendors we utilize, and may not be sufficient for all eventualities, including sustained maintenance of remote working requirements. We cannot ensure that any limitation-of-liability provisions in our customer and user agreements, contracts with third-party vendors and service providers or other contracts are enforceable or adequate or would protect us from any liabilities or damages with respect to claims relating to a security breach or other security-related matter. Experienced computer programmers and threat actors may be able to penetrate our network security, misappropriate or compromise our confidential information and other data or that of our customers, suppliers or other third parties, create system disruptions or cause shutdowns. Computer programmers and threat actors also may be able to develop and deploy viruses, worms and other malicious software programs that attack our products and services or otherwise exploit any security vulnerabilities of our products and services. Such attempts are increasing in technical sophistication, number and the ability to evade detection or to obscure such activities. We anticipate that these threats will continue to grow in scope and complexity over time. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Although we take steps to protect against and detect such attempts, our efforts may not be sufficient for all eventualities, including sustained maintenance of remote working requirements. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system or our services. We have been, and will likely continue to be, subject to computer viruses or other malicious code, cyber-attacks or other computer-related attempts to breach the IT systems we use for these purposes. We have been and may also continue to be subject to IT system failures and network disruptions due to these factors. To date, these attacks have not had a material impact on our operations, but we cannot provide assurance that they will not have a material impact in the future. The insurance coverage we maintain that is intended to address certain data security risks may be insufficient to cover all types of claims or losses that may arise, and has been increasing in price over time. We cannot be certain that insurance coverage will continue to be available to us on economically reasonable terms, or at all.

The costs to us to eliminate or address the foregoing security problems and security vulnerabilities before or after a security breach or incident could be significant. System redundancy may be ineffective or inadequate, certain legacy IT systems may not be easily remediated, and our disaster recovery planning may not be sufficient for all eventualities. Our remediation efforts may not be successful and could result in interruptions, delays or cessation of service, and loss of existing or potential customers that may impede our sales, manufacturing, distribution or other critical functions. We could lose existing or potential customers for cloud and outsourcing services or other IT solutions in connection with any actual or perceived security vulnerabilities in our products and services. Some of our products and services contain encryption and other measures implemented in an effort to protect third-party content stored on our products. Such measures may be compromised, breached or circumvented or otherwise fail and losses or unauthorized access to or releases of our, our customers’ or third parties’ confidential information may occur. Security breaches or incidents and unauthorized access to, or loss, corruption, unavailability, or the unapproved dissemination of proprietary information or sensitive or confidential data about us or our customers or other third parties, has exposed us and could expose us, our vendors and customers or other third parties affected to a risk of loss or misuse of this information, and result in litigation or governmental investigations, fines, penalties, indemnity obligations and other potential liability and costs for us, materially damage our brand or otherwise materially harm our business. In addition, we rely in certain capacities on third-party data management providers whose possible security problems and security vulnerabilities may have similar effects on us. Our business, brand and reputation could also be materially adversely affected by media or other reports of perceived security vulnerabilities in our products, services, network or processes, even if unsubstantiated.

We must successfully maintain and upgrade our IT systems, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

From time to time, we expand and improve our IT systems to support our business going forward. Consequently, we are in the process of implementing, and will continue to invest in and implement, modifications and upgrades to our IT systems and procedures, including making changes to legacy systems or acquiring new systems with new functionality, and building new policies, procedures, training programs and monitoring tools, including in connection with the sustained maintenance of remote working requirements. For example, we are currently implementing a new global enterprise resource planning system, which is a multi-year process. These types of activities subject us to inherent costs and risks associated with changing and acquiring these systems, policies, procedures and monitoring tools, including capital expenditures, additional operating expenses, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems policies, procedures or monitoring tools into our current systems. These implementations, modifications and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, difficulties with implementing new technology systems, delays in our timeline for planned improvements, significant system failures or our inability to successfully modify our IT systems, policies, procedures or monitoring tools to respond to changes in our business needs have caused and may continue to cause disruptions in our business operations, increase data security risks, and may have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OWNING OUR ORDINARY SHARES

The price of our ordinary shares may be volatile and could decline significantly.

The market price of our ordinary shares has experienced price fluctuations and could be subject to wide fluctuations in the future. The market price of our ordinary shares has fluctuated and may continue to fluctuate or decline significantly in response to various factors some of which are beyond our control, including:

•

general stock market conditions, or general uncertainty in stock market conditions due to global economic conditions and negative financial news unrelated to our business or industry, including the impact of the COVID-19 pandemic;

•	the timing and amount of or the discontinuance of our share repurchases;
•	actual or anticipated variations in our results of operations;
•

announcements of innovations, new products, significant contracts, acquisitions, or significant price reductions by us or our competitors, including those competitors who offer alternative storage technology solutions;

•	our failure to meet our guidance or the performance estimates of investment research analysts, or changes in financial estimates by investment research analysts;
•	significant announcements by or changes in financial condition of a large customer;
•	actual or perceived security breaches or security vulnerabilities;

•	the occurrence of major catastrophic events , including natural disasters, acts of war or climate change;
•	actual or anticipated changes in the credit ratings of our indebtedness by rating agencies; and
•	the sale of our ordinary shares held by certain equity investors or members of management.

In addition, in the past, following periods of decline in the market price of a company’s securities, class action lawsuits have often been pursued against that company. If similar litigation were pursued against us, it could result in substantial costs and a diversion of management’s attention and resources, which could materially adversely affect our results of operations, financial condition and liquidity.

Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.

Although historically we have announced regular cash dividend payments and a share repurchase program, we are under no obligation to pay cash dividends to our shareholders in the future at historical levels or at all or to repurchase our ordinary shares at any particular price or at all. The declaration and payment of any future dividends is at the discretion of our Board of Directors. Our previously announced share repurchase program may be suspended or discontinued at any time. Our payment of quarterly cash dividends and the repurchase of our ordinary shares pursuant to our share repurchase program are subject to, among other things, our financial position and results of operations, distributable reserves, available cash and cash flow, capital and regulatory requirements, market and economic conditions, our ordinary share price and other factors. Any reduction or discontinuance by us of the payment of quarterly cash dividends or the repurchase of our ordinary shares pursuant to our share repurchase program could cause the market price of our ordinary shares to decline significantly. Moreover, in the event our payment of quarterly cash dividends or repurchases of our ordinary shares are reduced or discontinued, our failure to resume such activities at historical levels could result in a persistent lower market valuation of our ordinary shares.

Liquidity and Capital Resources

The following sections discuss our principal liquidity requirements, as well as our sources and uses of cash and our liquidity and capital resources. Our cash and cash equivalents are maintained in investments with remaining maturities of 90 days or less at the time of purchase. The principal objectives of our investment policy are the preservation of principal and maintenance of liquidity. We believe our cash equivalents are liquid and accessible. We operate in some countries that have restrictive regulations over the movement of cash and/or foreign exchange across their borders. However, we believe that our sources of cash have been and will continue to be sufficient to fund our operations and meet our cash requirements for at least the next 12 months. Although there can be no assurance, we believe that our financial resources, along with controlling our costs, will allow us to manage the potential impacts of the COVID-19 pandemic on our business operations for the foreseeable future. However, the challenges posed by the COVID-19 pandemic to our industry and to our business continue to remain uncertain and cannot be predicted at this time. Consequently, we will continue to evaluate our financial position in light of future developments, particularly those relating to the COVID-19 pandemic.

We are not aware of any downgrades, losses or other significant deterioration in the fair value of our cash equivalents from the values reported as of 2 July 2021.

Cash and Cash Equivalents

	As of
(US Dollars in millions)	2 July 2021	3 July 2020	Change

Cash and cash equivalents	$1,209	$1,722	$(513)

Our cash and cash equivalents decreased by $513 million from 3 July 2020 primarily as a result of repurchases of our ordinary shares of $2,047 million, payment of dividends to our shareholders of $649 million and payments for capital expenditures of $498 million partially offset by net cash of $1,626 million provided by operating activities and net proceeds of

$986 million from issuance of long-term debt. The following table summarizes results from the Consolidated Statement of Cash Flows for the periods indicated:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020

Net cash flow provided by (used in):
Operating activities	$1,626	$1,714
Investing activities	(466)	(635)
Financing activities	(1,673)	(1,605)
Effect of foreign currency exchange rates	—	(1)

Net decrease in cash, cash equivalents and restricted cash	$(513)	$(527)

Cash Provided by Operating Activities

Cash provided by operating activities for fiscal year 2021 was approximately $1.6 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, share-based compensation and:

•	an increase of $58 million in accrued employee compensation, primarily due to an increase in our variable compensation expense; partially offset by

•	an increase of $64 million in inventories, primarily due to an increase in materials purchased for increased production of higher capacity drives and to mitigate supply chain disruptions; and

•	an increase of $42 million in trade debtors, primarily due to an increase in revenue.

Cash provided by operating activities for fiscal year 2020 was approximately $1.7 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, share-based compensation and:

•	an increase of $394 million in trade creditors, primarily due to timing of payments and an increase in materials purchased; partially offset by

•	an increase of $166 million in inventories, primarily due to an increase in materials purchased for new product ramps and the potential for supply chain disruptions due to the COVID-19 pandemic; and

•	an increase of $127 million in trade debtors, primarily due to the timing of shipments.

Cash Used in Investing Activities

In fiscal year 2021, we used $0.5 billion for net cash investing activities, which was primarily due to payments for the purchase of property, equipment and leasehold improvements of approximately $498 million, partially offset by proceeds from the sale of investments of $29 million.

In fiscal year 2020, we used $0.6 billion for net cash investing activities, which was primarily due to payments for the purchase of property, equipment and leasehold improvements of approximately $585 million and payments for the purchase of investments of $58 million.

Cash Used in Financing Activities

Net cash used in financing activities of $1.7 billion for fiscal year 2021 was primarily attributable to the following activities:

•	$2,047 million in payments for repurchases of our ordinary shares;

•	$649 million in dividend payments; partially offset by

•	$986 million from the issuance of Senior Notes; and

•	$108 million in proceeds from the issuance of ordinary shares under employee stock plans.

Net cash used in financing activities of $1.6 billion for fiscal year 2020 was primarily attributable to the following activities:

•	$1,137 million net repurchases of long-term debt;

•	$850 million in payments for repurchases of our ordinary shares;

•	$673 million in dividend payments; partially offset by

•	$498 million in net proceeds from borrowings under the Term Loan;

•	$496 million from the issuance of Senior Notes; and

•	$103 million in proceeds from the issuance of ordinary shares under employee stock plans.

Liquidity Sources and Going Concern

Our primary sources of liquidity as of 2 July 2021, consist of: (1) approximately $1.2 billion in cash and cash equivalents, (2) cash we expect to generate from operations and (3) $1.725 billion available for borrowing under our senior unsecured revolving credit facility (“Revolving Credit Facility”), which is part of our credit agreement (the “Credit Agreement”).

As of 2 July 2021, no borrowings (including swing line loans) were outstanding and no commitments were utilized for letters of credit issued under the Revolving Credit Facility. The Revolving Credit Facility is available for borrowings, subject to compliance with financial covenants and other customary conditions to borrowing.

The Credit Agreement includes three financial covenants: (1) interest coverage ratio, (2) total leverage ratio and (3) a minimum liquidity amount. The term of the Revolving Credit Facility is through 20 February 2024.

As of 2 July 2021, cash and cash equivalents held by non-Irish subsidiaries was $1.2 billion. This amount is potentially subject to taxation in Ireland upon repatriation by means of a dividend into our Irish parent. However, it is our intent to indefinitely reinvest earnings of non-Irish subsidiaries outside of Ireland and our current plans do not demonstrate a need to repatriate such earnings by means of a taxable Irish dividend. Should funds be needed in the Irish parent company and should we be unable to fund parent company activities through means other than a taxable Irish dividend, we would be required to accrue and pay Irish taxes on such dividend.

As of 2 July 2021, the principal amount of our debt outstanding was $5.2 billion. We were in compliance with all covenants as of 2 July 2021. See “Note 4. Debentures and Bank Loans” for further detail.

Given the impact of COVID-19 on our business, operating results, and financial condition, the Directors have placed a particular focus on the appropriateness of adopting the going concern basis in the preparation of the financial statements for the year ended 2 July 2021.

Our going concern assessment considers our Risk Factors, including those specific to the COVID-19 pandemic, and is dependent on a number of factors including financial performance and maintenance of supply chain operations. The going concern assessment has been performed for a period of at least 12 months from the approval of the financial statements. The following factors were considered in our going concern assessment:

•

Based on the results of our forecasting procedures and assessment of its liquidity requirements, including our contractual and debt repayment commitments, we believe our sources of cash, including the undrawn revolving credit facility of $1.725 billion, have been and will continue to be sufficient to meet our cash needs for at least the next 12 months.

•	We believe that our cash equivalents are liquid and accessible.

•	We were in compliance with the covenants as of 2 July 2021 and expect to be in compliance for the next 12 months.

•

While there is a high level of uncertainty concerning the challenges posted by COVID-19 to our industry, we believe that our financial resources, along with controlling our costs, will allow us to manage the potential impacts of the COVID-19 pandemic on our business operations for the foreseeable future

Taking into account the financial resources available to us, it is management’s view, to the best of their current knowledge, that COVID-19 will not have a material adverse impact on our ability to continue as a going concern. Accordingly, the Directors have adopted the going concern basis in preparing the financial statements.

For additional information on factors that could impact our ability to fund our operations and meet our cash requirements, including the COVID-19 pandemic, see the section entitled “Principal Risks and Uncertainties” section of the Directors’ Report.

Cash Requirements and Commitments

Our liquidity requirements are primarily to meet our working capital, product development and capital expenditure needs, to fund scheduled payments of principal and interest on our indebtedness, and to fund our quarterly dividend and any future strategic investments. Our ability to fund these requirements will depend on our future cash flows, which are determined by future operating performance, and therefore, subject to prevailing global macroeconomic conditions and financial, business and other factors, some of which are beyond our control.

From time to time, we may repurchase any of our outstanding senior notes in open market or privately negotiated purchases or otherwise, or we may repurchase outstanding senior notes pursuant to the terms of the applicable indenture.

On 19 July 2021, our Board of Directors declared a quarterly cash dividend of $0.67 per share, which will be payable on 6 October 2021 to shareholders of record as of the close of business on 22 September 2021.

As of 2 July 2021, we were in compliance with all of the covenants under our debt agreements. Based on our current outlook and the information we currently have available to us, we expect to be in compliance with the covenants in our debt agreements over the next 12 months.

The carrying value of our debt as of 2 July 2021 and 3 July 2020 was $5.1 billion and $4.2 billion, respectively. The table below presents the principal amounts of our outstanding debt:

	As of
(US Dollars in millions)	2 July 2021	3 July 2020	Change

4.250% Senior Notes due March 2022	$220	$229	$(9)

4.750% Senior Notes due June 2023	541	546	(5)

4.875% Senior Notes due March 2024	500	500	—

4.750% Senior Notes due January 2025	479	479	—

4.875% Senior Notes due June 2027	505	505	—

4.091% Senior Notes due June 2029	500	500	—

3.125% Senior Notes due July 2029	500	—	500

4.125% Senior Notes due January 2031	500	500	—

3.375% Senior Notes due July 2031	500	—	500

5.75% Senior Notes due December 2034	490	490	—

LIBOR based Term Loan due September 2025	481	500	(19)

	$5,216	$4,249	$967

From time to time, at the Company’s discretion, we may repurchase any of our outstanding ordinary shares through private, open market, or broker assisted purchases, tender offers, or other means, including through the use of derivative transactions. Our Board of Directors increased the authorization for the repurchase of our outstanding ordinary shares by $3.0 billion on 21 October 2020 and $2.0 billion on 22 February 2021. During fiscal year 2021, we repurchased approximately 34 million of our ordinary shares including shares withheld for statutory tax withholdings related to vesting of employee equity awards. As of 2 July 2021, $4.2 billion remained available for repurchase under our existing repurchase authorization limit. We may limit or terminate the repurchase program at any time. All repurchases are effected as redemptions in accordance with our Constitution.

For fiscal year 2022, we expect capital expenditures to be aligned to our updated long-term targeted range of 4% to 6% of revenue. We require substantial amounts of cash to fund any increased working capital requirements, future capital expenditures, scheduled payments of principal and interest on our indebtedness and payments of dividends. We will continue to evaluate and manage the retirement and replacement of existing debt and associated obligations, including evaluating the issuance of new debt securities, exchanging existing debt securities for other debt securities and retiring debt pursuant to privately negotiated transactions, open market purchases, tender offers or other means or otherwise. In addition, we may selectively pursue strategic alliances, acquisitions, joint ventures and investments, which may require additional capital.

Contractual Obligations and Commitments

Our contractual cash obligations and commitments as of 2 July 2021, are summarized in the table below:

		Fiscal Year(s)
(US Dollars in millions)	Total	2022	2023-2024	2025-2026	Thereafter
Contractual Cash Obligations:
Long-term debt	$5,216	$245	$1,091	$885	$2,995
Interest payments on debt	1,486	228	391	291	576
Purchase obligations (1)	1,658	1,497	91	56	14
Operating leases, including imputed interest (2)	65	15	20	9	21
Capital expenditures	269	204	65	—	—

Subtotal	8,694	2,189	1,658	1,241	3,606
Commitments:
Letters of credit or bank guarantees	31	22	—	—	9

Total	$8,725	$2,211	$1,658	$1,241	$3,615

(1)	Purchase obligations are defined as contractual obligations for the purchase of goods or services, which are enforceable and legally binding on us, and that specify all significant terms.
(2)	Includes total future minimum rent expense under non-cancelable leases for both occupied and vacated facilities (rent expense is shown net of sublease income). Refer to Note 6.—Leases for details.

As of 2 July 2021, we had a liability for unrecognized tax benefits and an accrual for the payment of related interest totaling $3 million, none of which is expected to be settled within one year. Outside of one year, we are unable to make a reasonably reliable estimate of when cash settlement with a taxing authority will occur.

Off-Balance Sheet Arrangements

As of 2 July 2021, we did not have any material off-balance sheet arrangements.

Financial Risk Management

We have exposure to market risks due to the volatility of interest rates, foreign currency exchange rates, credit rating changes and equity and bond markets. A portion of these risks may be hedged, but fluctuations could impact our results of operations, financial position and cash flows.

Interest Rate Risk. Our exposure to market risk for changes in interest rates relates primarily to our cash investment portfolio. As of 2 July 2021, we had no available-for-sale debt securities that had been in a continuous unrealized loss position for a period greater than 12 months. We determined no available-for-sale debt securities were other-than-temporarily impaired as of 2 July 2021.

We have fixed rate and variable rate debt obligations. We enter into debt obligations for general corporate purposes including capital expenditures and working capital needs. Our Term Loan bears interest at a variable rate equal to London Interbank Offered Rate (“LIBOR”) plus a variable margin set on 17 June 2021.

In the quarter ended 4 October 2019, we entered into certain interest rate swap agreements with a notional amount of $500 million to convert the variable interest rate on the Term Loan to fixed interest rates. The contracts were effective as of 4 October 2019 and will mature on 16 September 2025. The notional amount of the interest rate swap agreements was $481 million as of 2 July 2021. The objective of the interest rate swap agreements is to eliminate the variability of interest payment cash flows associated with the variable interest rate on the Term Loan. The Company designated the interest rate swaps as cash flow hedges.

The table below presents principal amounts and related fixed or weighted-average interest rates by year of maturity for our investment portfolio and debt obligations as of 2 July 2021.

	Fiscal Years Ended
(US Dollars in millions, except percentages)	2022	2023	2024	2025	2026	Thereafter	Total	Fair Value at 2 July 2021
Assets
Money market funds, time deposits and certificates of deposit
Floating rate	$553	$—	$—	$—	$—	$—	$553	$553
Average interest rate	0.03%						0.03%
Other debt securities
Fixed rate	$10	$—	$—	$—	$—	$8	$18	$18
Fixed interest rate	5.00%						5.00%
Debt
Fixed rate	$220	$541	$500	$479	$—	$2,995	$4,735	$5,009
Average interest rate	4.25%	4.75%	4.88%	4.75%		4.22%	4.40%
Variable rate	$25	$25	$25	$25	$381	$—	$481	$478
Average interest rate	3.29%	3.29%	3.29%	3.29%	3.29%		3.29%

Foreign Currency Exchange Risk. From time to time, we may enter into foreign currency forward exchange contracts to manage exposure related to certain foreign currency commitments and anticipated foreign currency denominated expenditures. Our policy prohibits us from entering into derivative financial instruments for speculative or trading purposes.

We hedge portions of our foreign currency denominated balance sheet positions with foreign currency forward exchange contracts to reduce the risk that our earnings will be adversely affected by changes in currency exchange rates. The change in fair value of these contracts is recognized in earnings in the same period as the gains and losses from the remeasurement of the assets and liabilities. All foreign currency forward exchange contracts mature within 12 months.

We recognized a net gain of $14 million and a net loss of $7 million in Cost of revenue and Interest expense related to the loss of hedge designations on discontinued cash flow hedges during fiscal year 2021, respectively. We recognized $4 million in Other expense, net related to hedge ineffectiveness and discontinued cash flow hedges during fiscal year 2020.

The table below provides information as of 2 July 2021 about our foreign currency forward exchange contracts. The table is provided in US dollar equivalent amounts and presents the notional amounts (at the contract exchange rates) and the weighted-average contractual foreign currency exchange rates.

(Dollars in millions, except average contract rate)	Notional Amount	Average Contract Rate	Estimated Fair Value(1)
Foreign currency forward exchange contracts:
Singapore Dollar	$215	$1.34	$(1)
Thai Baht	177	$31.01	(6)
Chinese Renminbi	94	$6.64	1
British Pound Sterling	70	$0.73	1

Total	$556		$(5)

(1)	Equivalent to the unrealized net gain (loss) on existing contracts.

Other Market Risks. We have exposure to counterparty credit downgrades in the form of credit risk related to our foreign currency forward exchange contracts and our fixed income portfolio. We monitor and limit our credit exposure for our foreign currency forward exchange contracts by performing ongoing credit evaluations. We also manage the notional amount of contracts entered into with any one counterparty, and we maintain limits on maximum tenor of contracts based on the credit rating of the financial institution. Additionally, the investment portfolio is diversified and structured to minimize credit risk.

Changes in our corporate issuer credit ratings have minimal impact on our near term financial results, but downgrades may negatively impact our future ability to raise capital, our ability to execute transactions with various counterparties and may increase the cost of such capital.

We are subject to equity market risks due to changes in the fair value of the notional investments selected by our employees as part of our Non-qualified Deferred Compensation Plan—the Seagate Deferred Compensation Plan (the “SDCP”). The SDCP is a successor plan to the prior Seagate Deferred Compensation Plans, as amended from time to time, under which no additional deferrals may be made after 31 December 2014. In fiscal year 2014, we entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP liabilities. We pay a floating rate, based on the LIBOR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP liabilities due to changes in the value of the investment options made by employees. See Note 8. Derivative Financial Instruments for details.

LIKELY FUTURE DEVELOPMENT

We are committed to developing new component technologies, products, alternative storage technologies inclusive of systems, software and other innovative technology solutions to support emerging applications in data use and storage. Our research and development focus is designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology we believe may lead to new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies for our product development teams as well as to allow us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace.

NON-FINANCIAL STATEMENT

Introduction

The European Union Directive 2014/95/EU (“the 2017 Regulations”) requires the disclosure of non-financial and diversity information by certain large undertakings and groups. This has been transposed into Irish legislation. This legislation requires us to identify and report on our business model and key non-financial matters related to the Company’s activities. Our fiscal year 2020 Global Citizenship Annual Report (“the 2020 GCAR”) provides additional information that may be relevant to investors in assessing the Company’s sustainability commitments and achievements but, except as expressly provided below, the information integrated in the 2020 GCAR is not incorporated by reference into the Irish Directors’ Report. Copies of the 2020 GCAR can be accessed at www.seagate.com, under “Global Citizenship”.

Business Overview

Refer to pages A-5 to A-11 for the ‘Industry Overview’, ‘Our Business’, and ‘Products’ sections of the Directors’ Report.

Corporate Governance and Organization

We have concluded that the manufacture and distribution of storage solutions constitutes one reporting segment. We are governed by a Board of Directors (“the Board”). Our Corporate Governance Guidelines provide a framework for our Board of Directors in exercising their responsibilities toward our stakeholders, and these guidelines entrust the Board with the authority to review our business operations and make decisions independent of the Company’s management. The guidelines also provide a process for shareholders to communicate concerns with the Board. Our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.seagate.com, under “Investors- Governance.”

Principal Risks and Management

Refer to pages A-18 to A-39 for the ‘Principal Risks and Uncertainties’ section of the Directors’ Report.

Environmental Matters

We understand and acknowledge that climate change is contributed to by human activity, and will lead to a number of social, economic and environmental consequences if not properly dealt with. We continue to set sustainability goals, track our progress, and audit our systems to reduce energy consumption, carbon emissions, waste and water usage throughout our global footprint. These efforts are both important to and fully supported by senior management. We also work closely with our suppliers and provide training to key stakeholders to educate them on sustainability best practices, with indicators to gauge performance. These actions comprise the majority of our environmental sustainability efforts. We report our metrics based on the fiscal year 2021 or the calendar year 2020, if fiscal year information is unavailable.

At Seagate, we understand the importance of reducing the impact our products and packaging have on the environment as identified by our Life Cycle Assessments (“LCA”). We take a holistic view of product impacts, considering the environment, our customers, suppliers and communities where our products and operations reside. Each LCA addresses impacts at every stage in the product life cycle, from raw material extraction to end-of-life disposal and recycling. The LCAs include four endpoints judged for particular relevance to the electronics industry: Climate Change, Human Toxicity, Metal Depletion and Water Depletion. In addition to LCAs, we maintain a Material Circularity Indicator for these products to identify opportunities for improvement and to move toward greater material efficiency. Most Seagate products are highly recyclable, containing aluminum, steel, copper and other recoverable materials, and many regions where our products are sold have electronic waste recycling programs. We also help to manage product waste by taking back warranty-returned drives, which then get refurbished or recycled.

We maintain a catalog of restricted substances, and product compliance data as it relates to restricted substances, which are made available to our customers upon request. We adhere to global restricted substance regulations, including the European regulation regarding the Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”), and the Restriction of Hazardous Substances (“RoHS”) “Recast” Directive, as amended by Directive (EU) 2015/863. We regularly participate in industry-wide reviews and discussions to assist in leading the development of industry standards that meet regulatory requirements.

Our environmental management system is shaped by the International Organization of Standardization (“ISO”) standards, the Responsible Business Alliance (“RBA”) Code of Conduct and the United Nations Global Compact (“UNGC”) principles. All of our manufacturing facilities are certified to ISO 14001 Environmental Management System and ISO50001 Energy Management System. We reduce the amount of energy and carbon required to produce HDDs by identifying energy conservation opportunities, auditing management systems, setting targets, creating awareness among employees and reporting on progress throughout our operations. Our Environment, Health, and Safety policy, which is available in our annual Global Citizenship Report published on our website, details our commitment to environmental responsibility and a safe workplace. To achieve our objective of reducing energy use and greenhouse gas emissions, each manufacturing site is required to achieve annual energy saving goals. In calendar year 2020, our total grid electricity consumption was 1,625,912 Megawatt hour (“MWh”), which is approximately a 2% increase compared to calendar year 2019. In fiscal year 2021, we saved approximately 23,424 MWh of electricity, exceeding our conservation goal of 10,000 MWh. Energy savings are calculated using the Metered Baseline Method (“MBM”); since fiscal year 2014, the site-initiated energy conservation projects have saved a cumulative 211,050 MWh.

Carbon emissions are measured using three scopes: Scope 1 emissions are all direct emissions, Scope 2 emissions are indirect emissions from electricity purchased and used by the Company and Scope 3 emissions are all other indirect emissions. For technology products, we find that Scope 3 carbon emissions, particularly those from product use, are much greater than Scope 1 and Scope 2 carbon emissions, highlighting the importance of our continued efforts to reduce the amount of energy used by our products. One way that we achieve improvements in all aspects of our products, including sustainability impacts like energy usage, is to learn from current products and continuously improve upon each new generation. Our LCA results help to inform these improvements in products and packaging. As a result, each generation of products is more energy efficient (EB/ watt) compared to previous generations. In calendar year 2020, our carbon emissions under Greenhouse Gas Protocol for Scope 1 and Scope 2 totaled 311,120 tons and 887,960 tons (market based), which is approximately a 6% increase compared to calendar year 2019. Our Scope 3 emissions totaled approximately 8.7 million metric tons in calendar year 2020, which was lower compared to calendar year 2019.

Our hazardous waste disposition continues to shift away from treatment to recycling due to the new electrowinning process introduced at our Johor, Malaysia manufacturing facility. In fiscal year 2021, in line with our commitment, we kept 100% of our hazardous waste out of landfills. In fiscal year 2021, our hazardous waste disposition was 10,448 tons, with 84% of the waste recycled. Additionally, we maintained the solid waste diversion rate of 88% in fiscal year 2021, leveraging site initiatives as well as the insights of our dedicated teams, to achieve this metric.

Our progress in reducing water consumption has been driven by reducing water use through more efficient processes, and recycling the water we use. We have applied measures to reduce water consumption, improve water recycling, increase awareness among employees, and reduce water intensity over the past several years. In calendar year 2020, our water withdrawal was 7,529 ML and our water recycling was 3,028 ML.

Social and Employee Matters

Diversity, Equity & Inclusion. One of our core values is inclusion. We rely on our diverse workforce to develop, deliver and sustain our business strategy and achieve our goals. One way we embrace our diverse employees and promote a culture of inclusion is through the support of employee resource groups (“ERG”). These voluntary, employee-led communities are built on a shared diversity of identity, experience or thought and provide a number of benefits to employees, including professional and leadership development. Seagate’s ERG community encompasses a wide array of diversity, such as LGBTQ+, women, people of color and interfaith, and includes over 20 chapters across five countries. We also support inclusion through active employee communications, unconscious bias education and ongoing efforts to ensure our employees feel safe, respected and welcomed. During fiscal year 2021, we published our annual Diversity, Equity, and Inclusion (“DEI”) Report, which provides an overview of our DEI efforts and outcomes including demographics on our workforce. The fiscal year 2020 DEI Report is available on our website.

Health & Safety. All our manufacturing sites have health and safety management systems certified to ISO 45001, which was migrated from Occupational Health and Safety Assessment Series 18001 in fiscal year 2021. We work hard to keep our employees safe and healthy, which is why our global health and safety standards, as well as our accompanying management systems, frequently go beyond country or industry-level guidelines. Our recordable incident rate and lost work day rate in fiscal year 2021 was 0.23 and 0.12, respectively. We also hosted health and safety regulatory visits that focused on issues such as safety, radiation, fire codes, food and transportation. Remaining focused on the continuous improvement of employee health and safety, we continued to provide comprehensive health and safety training to our employees in fiscal year 2021. We emphasize e-learning courses as our main vehicle for delivering such training because employees can learn at their own pace. In response to the COVID-19 pandemic and to protect the health and well-being of our employees, customers, suppliers and the communities in which we operate we implemented significant safety protocols over the past 15 months, including employees working from home, restricting the number of employees attending events or meetings in person, limiting the number of people in our buildings and factories at any one time, further restricting access to our facilities, suspending employee travel, refraining from meeting in person with customers and suppliers, health and temperature screenings, contact tracing and enhanced cleaning procedures. We will continue to monitor the impact of the COVID-19 pandemic and will adjust these measures over time as appropriate to protect the health and well-being of our employees, customers, suppliers and communities.

Development, Retention, Compensation, Benefits & Engagement. Our performance management system is a continuous process that helps team members focus on the right priorities. Meaningful conversations between managers and employees are the foundation of performance management at Seagate. We focus on dialogue centered around manager and employee conversations, and ongoing feedback, to align goals. This approach focuses on achieving high-quality productive dialogue between managers and employees. We also encourage our employees to participate in the many learning opportunities that are available at Seagate. The portfolio of learning and training formats include but are not limited to mentoring and coaching, e-learning opportunities, LinkedIn Learning classroom training, on-the-job training and other strategic internal programs that cover topics ranging from leadership and technical skills to health, safety and the environment. In addition, we are investing to re-skill and re-deploy employees as needed to support our future growth and respond to the changing demands of the business. For example, we launched a tool earlier this fiscal year that has already helped Seagate employees to establish networking and mentor connections as well as redeployment opportunities for hundreds of employees.

Our Total Rewards program is designed to attract, motivate and retain talented people in order to successfully meet our business goals. The program includes base pay, annual bonuses, commissions, equity awards, an employee share purchasing plan, retirement savings opportunities and other employee health and wellness benefits. Our compensation programs and guidelines are structured to align pay with performance and aim to provide internally and externally competitive total compensation.

Employee engagement is the psychological commitment and passion that drives discretionary effort. It predicts individual performance and is the measure of the relationship between employees and the Company. This year we expanded our engagement survey to include additional facets of the employee experience throughout the employee life cycle. Employee experience is what employees encounter and observe over the course of their career at Seagate. A positive employee experience can have an impact on everything from recruiting to Seagate’s bottom line.

In our fiscal year 2021 survey, 92% of our global employees shared their feedback on their experience at Seagate. Following the conclusion of the survey, people managers were provided access to a dashboard with results that shared the key drivers of engagement specific to their own department. Managers were asked to follow our “Understand, Share and Take Action!” process to analyze their results, share and discuss with their teams, and create customized action plans designed to have the greatest impact to engagement for their particular department.

Giving Back. Our community engagement program is designed to provide support to our local communities, with an emphasis on science, technology, engineering and mathematics (“STEM”) and also addressing health and human services, and environmental opportunities. The program is reflective of Seagate’s vertically integrated model, with multiple large facilities across EMEA, Asia and the United States. Accordingly, the program is highly localized, involving a cross-functional process to identify and execute on opportunities that are meaningful locally.

In general, we maintain an emphasis on STEM, targeting K-12 students, supporting STEM efforts in a way that is age-appropriate and allows for fun as well as learning. In fiscal year 2021, due to COVID-19, Seagate pivoted to virtual engagements and funding of STEM partners as they worked to deliver their programs online or in a socially distanced manner.

Seagate also increased support of health & human services partnerships due to the pandemic, such as support of food banks, clinics, and non-profit organizations providing COVID-19 health care and relief, while sustaining many of our ongoing community partnerships.

Respect for Human Rights

As part of our commitment to respect and protect human rights, we seek to uphold the highest standards in our labor practices. Our company policies adhere to applicable local labor laws, are consistent with both the UNGC and the International Labor Organization (“ILO”) core labor principles, and conform to the RBA Code of Conduct. We conduct annual assessments in our manufacturing sites to identify and mitigate labor and human rights risks that could arise. We also participate in internal labor audits to ensure policies and practices are aligned with local legislation and the RBA code. Our internal Human Rights Policy is reviewed annually and includes clear statements about our commitment to labor and human rights. According to the policy, we do not tolerate harassment in the workplace, involuntary labor, child labor and excessive working hours. We also look to foster open communication and employees have access to the Seagate Global Ethics Helpline to report complaints. The policy is communicated to new hires during orientation and onboarding, and annually to all employees to build awareness and drive transparency within our organization.

Supply Chain

To ensure integrity throughout our supply chain, we require all of our direct materials suppliers with whom we spend at least $1 million annually, as well as selected indirect suppliers, to undergo the RBA Validated Assessment Program (“VAP”) audit process. RBA VAP audit reports are valid for two years, and our suppliers are on a two-year audit cycle. We completed 71 full supplier audits and 20 closure audits through the RBA VAP process in fiscal year 2021, up from 42 full supplier audits and 22 closure audits in fiscal year 2020, primarily due to the impact of the COVID-19 pandemic in fiscal year 2020. Our RBA VAP audit closure rate in fiscal year 2021 was 63% for working hour related findings and 75% for other findings. Our top findings include Working Hours, Emergency Preparedness and Occupational Safety. We remain vigilant to the risk of child labor, forced labor and threats to the freedom of association within our supply chain. The highest risk of forced labor in our supply chain is where foreign labor is utilized; suppliers in Malaysia, Thailand and Singapore pose the highest risk. This is why our training on forced labor has been focused on suppliers in these countries over the past three years. Based on our supplier VAP audits, child labor has not been identified as a concern in our supply chain.

Anti-bribery and Corruption

We pursue our business objectives with integrity and in compliance with the law in every country in which we operate. We comply with applicable laws in the United States and other countries in which we do business, including the US Foreign Corrupt Practices Act, the UK Bribery Act, and other laws designed to prevent bribery and corruption. Violation of these laws may also result in fines and imprisonment for employees. Seagate prohibits offering or accepting all forms of bribes, kickbacks, facilitation payments and other forms of corruption.

We have a Business Conduct Policy which serves as our guide for legal and ethical conduct at all times and outlines the values we exemplify and the applicable laws and regulations. We also have a Code of Ethics for senior financial officers, which promotes honest and ethical conduct and compliance with the law as it relates to the maintenance of Seagate’s accounting records and the preparation of the financial statements. Both policies are made available publicly on our website and are reviewed annually by the Board.

Conflict Minerals

Our hardware products in the aggregate contain each of the 3TG (tin, tantalum, tungsten, and gold), which are necessary to the functionality or production of the products. We have implemented due diligence measures to conform to the Organization for Economic Co-operation and Development Due Diligence (“OECD”) Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We have established strong management systems for 3TG supply chain due diligence, identified and assessed 3TG risks in its supply chain, designed and implemented strategies to respond to identified risks, supported independent third-party audits of the due diligence practices and reported on 3TG supply chain due diligence activities.

In response to our planned due diligence measures, we posted the Seagate Corporate Policy on Responsible Sourcing of Minerals to our external corporate website and communicated to Seagate’s direct suppliers. We updated our internal Corporate Standard Operating Procedures for Responsible Sourcing of Mineral Management to satisfy the OECD guidance. We also have an internal team to implement the procedure, including establishing requirements in supplier contracts to define our expectations of suppliers’ sourcing of 3TG, conducting a review to identify direct suppliers of products containing 3TG, requesting all 3TG suppliers provide information to us regarding their 3TG using the template developed by the RBA and validating the information provided by our 3TG direct suppliers.

DIRECTORS AND SECRETARY

The directors and secretary are as listed on page A-3. Mr. Shankar Arumugavelu was appointed as director on 19 March 2021. Mr. Prat Bhatt was appointed as director on 24 December 2020. Mr. William T. Coleman is no longer a director as a result of his death in November 2020.

DIRECTORS’ AND SECRETARY’S INTERESTS IN SHARES

Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology Holdings plc as at 2 July 2021 were as follows:

	Interests held as at 2 July 2021(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares
Mark W. Adams	15,543	—	—	5,847	—
Shankar Arumugavelu (2)	—	—	—	2,896	—
Prat Bhatt (3)	—	—	—	4,838	—
Judy Bruner	10,245	—	—	5,847	—
Michael R. Cannon	27,060	—	—	5,847	—
Jay L. Geldmacher	3,283	—	—	5,847	—
Dylan Haggart (4)	—	—	—	5,847	—
Stephen J. Luczo	122,199	—	—	5,847	—
Dr. William D. Mosley (5)	492,410	632,726	314,054	—	—
Stephanie Tilenius	16,468	—	—	5,847	—
Edward J. Zander	49,658	—	—	5,847	—
Secretary
Katherine E. Schuelke (6)	19,503	108,374	2,306	35,545	—

(1)	All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology Holdings plc.
(2)	Mr. Arumugavelu’s interests held at the date of appointment consisted of 2,896 restricted share units.
(3)	Mr. Bhatt’s interests held at the date of appointment consisted of 4,838 restricted share units.
(4)	Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all cash and equity compensation received for service on the board to ValueAct Capital.
(5)	Dr. Mosley’s interests held as at 2 July 2021 excludes 430,742 unvested awards that contain certain performance and market conditions.
(6)	Ms. Schuelke’s interests held as at 2 July 2021 excludes 22,954 unvested awards that contain certain performance and market conditions.

Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology Holdings plc as at 3 July 2020 or subsequent date of appointment, were as follows:

	Interests held as at 3 July 2020(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares

Stephen J. Luczo	551,666	321,984	—	75,587	—
Mark W. Adams	11,973	—	—	5,579	—
Judy Bruner	6,675	—	—	5,579	—
Michael R. Cannon	30,592	—	—	5,579	—
William T. Coleman	10,913	—	—	5,579	—
Jay L. Geldmacher	7,213	—	—	5,579	—
Dylan Haggart (2)	3,293	—	—	5,579	—
Dr. William D. Mosley (3)	335,290	531,781	325,653	—	—
Stephanie Tilenius	19,898	—	—	5,579	—
Edward J. Zander	62,786	—	—	5,579	—
Secretary
Katherine E. Schuelke(4)	26,718	80,704	29,976	32,786	—

(1)	All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology Holdings plc.
(2)	Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all cash and equity compensation received for service on the board to ValueAct Capital.
(3)	Dr. Mosley’s interests held as at 3 July 2020 excludes 449,953 unvested awards that contain certain performance and market conditions.
(4)	Ms. Schuelke’s interests held as at 3 July 2020 excludes 16,354 unvested awards that contain certain performance and market conditions.

The directors and the company secretary had no interests in shares and debentures in any other group company as required to be disclosed in accordance with Section 329 of the Companies Act 2014.

REPURCHASES OF SHARES

The following table sets forth information with respect to repurchases of the Company’s ordinary shares during fiscal years 2021 and 2020 pursuant to the share repurchase program. Shares repurchased are redeemed and cancelled immediately by the Company and no shares were held by the Company at 2 July 2021 and 3 July 2020.

(US Dollars and shares in millions)	Number of Shares Repurchased	Nominal Value	Consideration Paid
Repurchased, redeemed and cancelled in fiscal year 2020	18	$—	$890
Repurchased, redeemed and cancelled in fiscal year 2021	34	$—	$2,080

IMPORTANT EVENTS SINCE THE PERIOD END

Distributable Reserves and Dividends

On 15 July 2021, the High Court of Ireland approved the creation of distributable reserves.

On 19 July 2021, our Board of Directors declared a quarterly cash dividend of $0.67 per share, which will be payable on 6 October 2021 to shareholders of record as of the close of business on 22 September 2021.

POLITICAL DONATIONS

During the years ended 2 July 2021 and 3 July 2020 the Company made no political donations.

BRANCHES OUTSIDE THE STATE

As required to be disclosed in accordance with Section 326 of the Companies Act 2014, the group has established branches, within the meaning of European Communities Council Directive 89/666/EEC in Brazil, China, France, Germany, Ireland, India, Russia, Singapore, Sweden and Northern Ireland.

ACCOUNTING RECORDS

The directors are responsible for ensuring that adequate accounting records, as outlined in Sections 281 to 285 of the Companies Act 2014, are kept by the Company. To achieve this, the directors have appointed experienced bookkeepers who are professionally qualified, who report to the Chief Financial Officer and ensure that the requirements of Sections 281 to 285 of the Companies Act 2014 are complied with.

The books and accounting records are maintained at the Company’s principal accounting offices at 47488 Kato Rd, Fremont, California, United States of America, and are open at all reasonable times to inspection by the directors. Accounts and returns relating to the business dealt with in the accounting records are kept in order to disclose with reasonable accuracy the assets, liabilities, financial position and profit or loss of the Company. These records are returned to the Company’s registered office at intervals not exceeding six months.

DISCLOSURE OF INFORMATION TO THE AUDITOR

The directors believe that they have taken all steps necessary to make themselves aware of any “relevant audit information” (as defined in Section 330(2) of the Companies Act 2014) and have established that the group’s statutory auditor are aware of that information. In so far as they are aware, there is no relevant audit information of which the group’s statutory auditor are unaware.

AUDIT COMMITTEE

In accordance with Section 167(3) of the Companies Act 2014, the group has established an Audit Committee with responsibility for oversight of the financial reporting process, the audit process, the system of internal controls and compliance with laws and regulations.

STATEMENT OF DIRECTORS’ RESPONSIBILITIES

Company law in the Republic of Ireland requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of the assets, liabilities and financial position of the Parent Company and of the group and of the profit or loss of the group for that period.

In preparing the financial statements of the group, the Directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgments and estimates that are reasonable and prudent;

•

comply with applicable US generally accepted accounting principles to the extent that the use of US generally accepted accounting principles does not contravene any provision of the Companies Act 2014, subject to any material departures disclosed and explained in the financial statements; and

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business

The considerations set out above for the group are also required to be addressed by the Directors in preparing the financial statements of the Parent Company (which are set out on pages A-103 to A-105), in respect of which the applicable Irish law and accounting standards are those which are generally accepted in the Republic of Ireland.

The Directors have elected to prepare the Parent Company’s financial statements in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland.

The Directors are responsible for keeping accounting records which disclose with reasonable accuracy the assets, liabilities, financial position and profit and loss of the Parent Company and which enable them to ensure that the financial statements of the group are prepared in accordance with applicable US generally accepted accounting principles and comply with the provisions of the Companies Acts 2014. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Under company law, the Directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the assets, liabilities and financial position, of the group and Parent Company as at the end of the financial year, and the profit or loss for the group for the financial year, and otherwise comply with the Companies Act 2014.

DIRECTORS’ COMPLIANCE STATEMENT

As required by Section 225 (2) of the Companies Act 2014, the directors acknowledge that they are responsible for securing the Company’s compliance with its “relevant obligations” (as defined in Section 225 of Companies Act 2014). The directors further confirm that a compliance policy statement has been drawn up in accordance with Section 225(3)(a) of the Companies Act 2014, and that appropriate arrangements and structures have been put in place that are, in the directors’ opinion, designed to secure material compliance with the relevant obligations. A review of those arrangements and structures has been conducted in the financial year to which this report relates.

AUDITOR

Ernst & Young, Chartered Accountants, were appointed auditors to Seagate Technology Holdings plc during the year further to their existing appointment as auditors to Seagate Technology plc, and have expressed their willingness to continue in office in accordance with Section 383(2) of the Companies Act 2014.

Approved by the Board of Directors and signed on its behalf on 20 August 2021.

/s/ William D. Mosley	/s/ Judy Bruner
Dr. William D. Mosley	Judy Bruner

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC

Report on the audit of the financial statements

Opinion

We have audited the financial statements of Seagate Technology Holdings plc (the ‘parent company’) and its subsidiaries (the ‘group’) for the year ended 2 July 2021 which comprise the Consolidated Profit and Loss Account, the Consolidated Statement of Comprehensive Income, the Consolidated Balance Sheet, the Consolidated Statement of Cash Flows, the Parent Company Statement of Comprehensive Income, the Parent Company Statement of Financial Position, the Parent Company Statement of Changes in Equity, the related notes 1 to 21 in respect of the consolidated financial statements and the related notes 1 to 9 in respect of the parent company financial statements, including a summary of significant accounting policies set out in note 1. The financial reporting framework that has been applied in the preparation of the consolidated financial statements is Irish law and US Generally Accepted Accounting Principles (US GAAP), as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014. The financial reporting framework that has been applied in the preparation of the parent company financial statements is applicable Irish law and accounting standards, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland issued in the United Kingdom by the Financial Reporting Council.

In our opinion:

•

the consolidated financial statements give a true and fair view of the assets, liabilities and financial position of the group as at 2 July 2021 and of the profit for the group for the year then ended, and have been properly prepared in accordance with US Generally Accepted Accounting Principles (US GAAP), as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014;

•

the parent company statement of financial position gives a true and fair view of the assets, liabilities and financial position of the parent company as at 2 July 2021, and has been properly prepared in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland; and

•	the consolidated financial statements and parent company financial statements have been properly prepared in accordance with the requirements of the Companies Act 2014.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (Ireland) (ISAs (Ireland)) and applicable law. Our responsibilities under those standards are described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the group and the parent company in accordance with ethical requirements that are relevant to our audit of financial statements in Ireland, including the Ethical Standard issued by the Irish Auditing and Accounting Supervisory Authority (IAASA) as applied to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

In auditing the financial statements, we have concluded that the directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate. Our evaluation of the directors’ assessment of the group and parent company’s ability to continue to adopt the going concern basis of accounting included:

•

In conjunction with our walkthrough of the Group’s financial close process, we confirmed our understanding of management’s going concern assessment process and also engaged with management early to ensure all key factors were considered in their assessment;

•	We obtained management’s going concern assessment, including the cash forecast for the going concern period which covers at least a year from the date of signing this audit opinion.

•

We tested the factors and assumptions included in the cash forecast and we have tested the impact of Covid-19 included. We considered the appropriateness of the methods used to calculate the cash forecasts and covenant calculations and determined through inspection and testing of the methodology and calculations that the methods utilised were appropriately sophisticated to be able to make an assessment for the entity.

•

We considered mitigating factors that are within control of the Group. This includes review of the Company’s non-operating cash outflows and evaluating the Company’s ability to control these outflows as mitigating actions if required. We also verified credit facilities available to the Group.

•	We have performed reverse stress testing in order to identify what factors would lead to the Group utilising all liquidity or breaching financial covenants during the going concern period.

•	We reviewed the Group’s going concern disclosures included in the annual report in order to assess that the disclosures were appropriate and in conformity with the reporting standards.

Conclusion

Based on the work we have performed, we have not identified any material uncertainties relating to events or conditions that, individually or collectively, may cast significant doubt on the group and parent company’s ability to continue as a going concern for a period of at least twelve months from when the financial statements are authorised for issue.

Our responsibilities and the responsibilities of the directors with respect to going concern are described in the relevant sections of this report. However, because not all future events or conditions can be predicted, this statement is not a guarantee as to the group’s ability to continue as a going concern.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) that we identified, including those which had the greatest effect on: the overall audit strategy, the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Description of the matter	How we addressed the matter in our opinion	Key observations communicated to the Audit Committee

Revenue recognition—Sales incentive program rebates and discounts

Refer to the Accounting policies (page A-63); and Note 17 of the consolidated financial statements (page A-99).

Reported revenue is a key financial statement metric of higher importance to users of the consolidated financial statements. The group sells its products to original equipment manufacturers, distributors and retailers (collectively, “customers”). Revenue is recognised when the criteria in Accounting Standards Codification Topic 606 (ASC 606) have

We obtained an understanding by performance of walkthrough procedures, evaluated the design and tested the operating effectiveness of controls over the completeness of sales incentive programs, the accuracy and completeness of the underlying data used in the calculations and management’s assumptions of the amount of future reductions to the final selling prices as well as the timing of its channel sales of products through to end customers.

To test the estimated sales incentive programs, our audit procedures included, among others, testing the completeness of sales incentive

Our observations included an outline of the range of audit procedures performed and a summary of the results.

We provided our assessment of the critical accounting estimates used in the sales program accrual, including estimated future price erosion.

Description of the matter	How we addressed the matter in our opinion	Key observations communicated to the Audit Committee

been met, including upon the transfer of control to customers in an amount that reflects the consideration the group expects to receive in exchange for those products, net of sales tax. As disclosed in Note 1 Basis of Presentation and Summary of Significant Accounting Policies, the group reduces revenue for estimated future reductions to the final selling prices for shipped products including sales incentive programs, such as price protection and volume incentives.

Auditing management’s estimates of future reductions to the final selling prices is complex as it requires management to make subjective assumptions including the amount of price adjustments on products as well as the timing of its channel sales of products through to end customers.

programs as well as the accuracy and completeness of the underlying data used in the calculations and evaluating the significant assumptions used by management to estimate its reserves related to remaining channel inventory. To test the completeness of the sales incentive programs, we inspected significant new sales contracts and agreements that include the contractual rights to discounts and rebates to validate they are being properly considered in the incentives reserve calculations, and examined credit memos issued after year end. We also directly confirmed terms and conditions of agreements with a sample of the group’s customers as well as inquired of sales representatives and other members of management to assess whether all contractual terms were provided to the Finance Department. To test the underlying data used in the sales incentive program reserve calculations, we confirmed ending on hand inventory at a sample of distributors and retailers. To test management’s assumptions of the amount of future reductions to the final selling prices as well as the timing of its distributors’ sales of products through to end customers we inquired with operations management and compared estimates with industry and analysts’ forecasts. In addition, we performed a retrospective review comparing prior period assumptions to the actual results in subsequent periods and performed sensitivity analyses to evaluate the potential effect of changes in the group’s significant assumptions.

Deferred income taxes

Refer to the Accounting policies (page A-69 and Note 5 of the consolidated financial statements (pages A-83 to A-86).

As disclosed by the group in Note 5 Income Taxes, at 2 July 2021 and 3 July 2020, the group has gross deferred tax assets of $1,551 million and $1,566 million, partially offset by a valuation allowance of $429 million and $438 million, respectively.

	We obtained an understanding by performance of walkthrough procedures, evaluated the design and tested the operating effectiveness of controls that address the risks of material misstatement relating to the realizability of deferred tax assets. This included controls over management’s determination of sources and amount of future taxable income including income from operations and scheduling of the future reversal of existing taxable temporary differences.	Our observations included our assessment of the valuation allowance in light of current budget and forecasts, open tax authority examinations periods, transfer-pricing and other country matters.

Description of the matter	How we addressed the matter in our opinion	Key observations communicated to the Audit Committee

As discussed in Note 5 to the consolidated financial statements, the group recognizes a valuation allowance to reduce the carrying value of its deferred tax assets to the amount that management believes is more likely than not to be realized.

Auditing the realizability of the deferred tax assets was complex as the assessment process includes forecasting future sources of taxable income and scheduling the use of the applicable deferred tax assets which includes subjective management assumptions, and the amounts involved are material to the financial statements as a whole.

Among other audit procedures performed, we evaluated the assumptions used by the group to develop projections of future taxable income by jurisdiction and tested the completeness and accuracy of the underlying data used in its projections. For example, we compared the projections of future taxable income with the actual results of prior periods, as well as management’s consideration of current industry and economic trends. We also assessed the historical accuracy of management’s projections and compared the projections of future taxable income with other forecasted financial information prepared by the group. In addition, we tested the group’s scheduling of the reversal of existing temporary taxable differences.

In the prior year a further key audit matter was identified “Provisions for product warranties”. In the current year, this is no longer considered a key audit matter as the estimation uncertainty associated with the warranty reserve rate was determined to be lower risk, principally due to improved product return rates.

Our application of materiality

We apply the concept of materiality in planning and performing the audit, in evaluating the effect of identified misstatements on the audit and in forming our audit opinion.

Materiality

The magnitude of an omission or misstatement that, individually or in the aggregate, could reasonably be expected to influence the economic decisions of the users of the financial statements. Materiality provides a basis for determining the nature and extent of our audit procedures.

We determined materiality for the group to be $62 million (2020: $52 million), which is approximately 5% (2020: 5%) of group profit before tax. We believe that profit before tax is a key performance indicator for the group. We therefore considered profit before tax to be the most appropriate performance metric on which to base our materiality calculation as we consider it to be the most relevant performance measure to the stakeholders of the group. During the course of our audit, we reassessed initial materiality and the only change in final materiality was to reflect the actual reported performance of the group in the year.

Performance materiality

Performance materiality is the application of materiality at the individual account or balance level. It is set at an amount to reduce to an appropriately low level the probability that the aggregate of uncorrected and undetected misstatements exceeds materiality.

On the basis of our risk assessments, together with our assessment of the group’s overall control environment, our judgement was that performance materiality should be set at 75% (2020: 75%) of our planning materiality, namely $46 million (2020: $39 million). We have set performance materiality at this percentage due to our past history of a low number of misstatements, our ability to assess the likelihood of misstatements, both corrected and uncorrected, the effectiveness of the control environment and other factors affecting the entity and its financial reporting.

Audit work at component locations for the purpose of obtaining audit coverage over significant financial statement accounts is undertaken based on a percentage of total performance materiality. The performance materiality set for each component is based on the relative scale and risk of the component to the group as a whole and our assessment of the risk of misstatement at that component.

In the current year, the range of performance materiality allocated to components was $8.0 million to $32 million (2020: $7.8 million to $31 million).

Reporting threshold

Reporting threshold is the amount below which identified misstatements are considered as being clearly trivial.

We agreed with the Audit Committee that we would report to them all uncorrected audit differences in excess of $3.1 million (2020: $2.6 million), which is set at approximately 5% of planning materiality, as well as differences below that threshold that, in our view, warranted reporting on qualitative grounds.

We evaluate any uncorrected misstatements against both the quantitative measures of materiality discussed above and in light of other relevant qualitative considerations in forming our opinion.

An overview of the scope of our audit report

Tailoring the scope

Our assessment of audit risk, our evaluation of materiality and our allocation of performance materiality determine our audit scope for each entity within the Group. Taken together, this enables us to form an opinion on the consolidated financial statements. We take into account size, risk profile, the organisation of the group and effectiveness of group wide controls, changes in the business environment and other factors such as recent Internal audit results when assessing the level of work to be performed at each entity.

In assessing the risk of material misstatement to the consolidated financial statements, and to ensure we had adequate quantitative coverage of significant accounts in the financial statements, we selected 9 components covering entities across the Americas, Asia and Europe, which represent the principal business units within the group.

Of the 9 components selected, one was characterised as all US locations for which we performed an audit of the complete financial information (‘full scope component’) which was selected based on its size or risk characteristics. For the remaining 8 components (‘specific scope components’), we performed audit procedures on specific accounts within that component that we considered had the potential for the greatest impact on the significant accounts in the financial statements either because of the size of these accounts or their risk profile.

The reporting components where we performed audit procedures accounted for 97% (2020: 100%) of the group’s profit before tax, 100% (2020: 100%) of the group’s revenue and 98% (2020: 98%) of the group’s total assets.

Revenue recognition, including our procedures to address Sales incentive program rebates and discounts, a key audit matter, was subject to full audit procedures in each of the full and specific scope locations with significant revenue streams. For the current year, the full scope component contributed 64% (2020: 94%) of the group’s profit before tax, 34% (2020: 34%) of the group’s revenue and 65% (2020: 66%) of the group’s total assets. The specific scope components contributed 33% (2020: 6%) of the group’s profit before tax, 66% (2020: 66%) of the group’s revenue and 33% (2020: 32%) of the group’s total assets. The audit scope of these components may not have included testing of all significant accounts of the component but will have contributed to the coverage of significant risks tested for the group.

The remaining components together represent less than 3% (2020: 1%) of the group’s profit before tax and therefore none are individually greater than 5% of profit before tax used to establish materiality. For these components, we performed other procedures, including analytical review, testing of consolidation journals and intercompany eliminations and foreign currency translation recalculations to respond to any potential risks of material misstatement to the consolidated financial statements.

Involvement with component teams

In establishing our overall approach to the group audit, we determined the type of work that needed to be undertaken at each of the components by us, EY Ireland, as the primary audit engagement team, or by component auditors from other EY global network firms operating under our instruction. For all components we determined the appropriate level of involvement to enable us to determine that sufficient audit evidence had been obtained as a basis for our opinion on the group as a whole. The primary team interacted with the principal component team where appropriate during various stages of the audit, reviewed key working papers and were responsible for the scope and direction of the audit process. This, together with the additional procedures performed at a group level, gave us appropriate evidence for our opinion on the consolidated financial statements.

Other information

The directors are responsible for the other information. The other information comprises the information included in the Directors’ Report other than the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.

Our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2014

In our opinion, based solely on work undertaken in the course of the audit, we report that:

•

the information given in the Directors’ Report, other than those parts dealing with the non-financial statement pursuant to the requirements of the European Union (Disclosure of non-financial and diversity information by certain large undertakings and groups) Regulations 2017 (as amended) on which we are not required to report in the current year, is consistent with the statutory financial statements in respect of the financial year concerned; and

•

the Directors’ Report, other than those parts dealing with the non-financial statement pursuant to the requirements of the European Union (Disclosure of non-financial and diversity information by certain large undertakings and groups) Regulations 2017 (as amended) on which we are not required to report in the current year, has been prepared in accordance with the applicable legal requirements.

We have obtained all the information and explanations which, to the best of our knowledge and belief, are necessary for the purposes of our audit.

In our opinion the accounting records of the parent company were sufficient to permit the financial statements to be readily and properly audited and the parent company statement of financial position is in agreement with the accounting records.

Matters on which we are required to report by exception

Based on the knowledge and understanding of the group and its environment obtained in the course of the audit, we have not identified material misstatements in the Directors’ Report.

The Companies Act 2014 requires us to report to you if, in our opinion, the disclosures of Director’s remuneration and transaction required by sections 305 to 312 of the Act, which relate to disclosures of directors’ remuneration and transaction, are not complied with by the Company. We have nothing to report in this regard.

We have nothing to report in respect of section 13 of the European Union (Disclosure of Non-Financial and Diversity Information by certain large undertakings and groups) Regulations 2017 (as amended), which require us to report to you if, in our opinion, the Company has not provided in the non-financial statement the information required by Section 5(2) to (7) of those Regulations, in respect of year ended 3 July 2020.

Respective responsibilities

Responsibilities of directors for the financial statements

As explained more fully in the Directors’ Responsibilities Statement set out on page A-48, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view, and for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the group and parent company’s ability to continue as going concerns, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the group or the parent company or to cease operations, or has no realistic alternative but to do so.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (Ireland) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on the IAASA’s website at: http://www.iaasa.ie/getmedia/b2389013-1cf6-458b-9b8f-a98202dc9c3a/Description_of_auditors_responsiblities_for_audit.pdf. This description forms part of our auditor’s report.

The purpose of our audit work and to whom we owe our responsibilities

Our report is made solely to the parent company’s members, as a body, in accordance with section 391 of the Companies Act 2014. Our audit work has been undertaken so that we might state to the parent company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the parent company and the parent company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Breffni Maguire

For and on behalf of Ernst & Young

Chartered Accountants and Statutory Audit Firm

Dublin

20 August 2021

SEAGATE TECHNOLOGY HOLDINGS PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

		Fiscal Years Ended
(US Dollars in millions except per share data)	Note	2 July 2021	3 July 2020
Revenue	17	$10,681	$10,509
Cost of revenue		7,764	7,667

Gross profit		2,917	2,842

Product development		903	973
Marketing and administrative		502	473
Amortization of intangibles	3	12	14
Restructuring and other, net	7	8	82

		1,425	1,542

Operating earnings		1,492	1,300

Interest income		2	20
Interest expense		(220)	(201)
Other income and charges, net		74	(87)

Income before taxes		1,348	1,032
Income tax expense	5	34	28

Net income		$1,314	$1,004

Net income per share:
Basic	13	$5.43	$3.83
Diluted	13	$5.36	$3.79
Number of shares used in per share calculations (in millions):
Basic	13	242	262
Diluted	13	245	265

SEAGATE TECHNOLOGY HOLDINGS PLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Net income	$1,314	$1,004
Other comprehensive income (loss), net of tax:
Change in net unrealized loss on cash flow hedges:
Net unrealized gains (losses) arising during the period	15	(27)
(Gains) Losses reclassified into earnings	(9)	3

Net change	6	(24)

Change in unrealized components of post-retirement plans:
Net unrealized gains (losses) arising during the period	1	(7)
Losses reclassified into earnings	3	1

Net change	4	(6)

Foreign currency translation adjustments	15	(2)

Total other comprehensive income (loss), net of tax	25	(32)

Comprehensive income	$1,339	$972

SEAGATE TECHNOLOGY HOLDINGS PLC

CONSOLIDATED BALANCE SHEET

(US Dollars in millions)	Note	2 July 2021	3 July 2020

ASSETS
Fixed assets:
Goodwill	3	$1,237	$1,237
Intangible assets	3	29	58
Right of use assets	6	97	103
Tangible assets	2	2,185	2,129
Financial assets	9	213	153

		3,761	3,680
Current assets:
Inventories	2	1,204	1,142
Trade debtors	2	1,158	1,115
Other debtors—amounts falling due within one year	2	204	135
Cash and cash equivalents	2	1,209	1,722

		3,775	4,114
Other debtors—amounts falling due after one year	2	1,139	1,136

Total Assets		$8,675	$8,930

LIABILITIES AND EQUITY
Capital and reserves:
Share capital	10	$—	$—
Share premium	10	23,000	3,991
Other reserves	10	(17,953)	811
Profit and loss account	10	(4,416)	(3,015)

		631	1,787
Provisions for liabilities:
Taxation	5	24	35
Other provisions	2	144	199

		168	234
Creditors—amounts falling due within one year:
Debt	4	245	19
Trade creditors		1,725	1,808
Other creditors	2	876	769

		2,846	2,596
Creditors—amounts falling due after one year:
Debt	4	4,894	4,156
Other creditors		136	157

Total Liabilities		$8,675	$8,930

Approved by the Board of Directors and signed on its behalf on 20 August 2021.

/s/ William D. Mosley	/s/ Judy Bruner
Dr. William D. Mosley	Judy Bruner

SEAGATE TECHNOLOGY HOLDINGS PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
OPERATING ACTIVITIES
Net income	$1,314	$1,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	397	379
Share-based compensation	112	109
Loss on redemption and repurchase of debt	1	58
Deferred income taxes	(4)	(6)
Other non-cash operating activities, net	(50)	52
Changes in operating assets and liabilities:
Trade debtors	(42)	(127)
Inventories	(64)	(166)
Trade creditors	(14)	394
Accrued employee compensation	58	55
Accrued expenses, income taxes and warranty	(38)	(39)
Other assets and liabilities	(44)	1

Net cash provided by operating activities	1,626	1,714

INVESTING ACTIVITIES
Acquisition of tangible assets	(498)	(585)
Proceeds from the sale of assets	4	1
Purchases of investments	(4)	(58)
Proceeds from sale of investments	29	7
Maturities of investments	3	—

Net cash used in by investing activities	(466)	(635)

FINANCING ACTIVITIES
Redemption and repurchase of debt	(33)	(1,137)
Dividends to shareholders	(649)	(673)
Repurchases of ordinary shares	(2,047)	(850)
Taxes paid related to net share settlement of equity awards	(33)	(40)
Proceeds from issuance of long-term debt	1,000	994
Proceeds from issuance of ordinary shares under employee stock plans	108	103
Other financing activities, net	(19)	(2)

Net cash used in financing activities	(1,673)	(1,605)

Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	—	(1)

Decrease in cash, cash equivalents and restricted cash	(513)	(527)
Cash, cash equivalents and restricted cash at the beginning of the year	1,724	2,251

Cash, cash equivalents and restricted cash at the end of the year	$1,211	$1,724

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$184	$226
Cash paid for income taxes, net of refunds	$44	$51

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

Organization

Seagate Technology Holdings plc (“STX”) became the parent company in the Seagate group following a reorganization that took place in May 2021. On 18 May 2021, Seagate Technology plc, now known as Seagate Technology Unlimited Company (“STUC”), and STX completed a scheme of arrangement pursuant to which STUC’s ordinary shares were acquired by STX and the ordinary shareholders of STUC received, on a one-for-one basis, new ordinary shares of STX (the “Scheme”). As a result of the Scheme, STUC is now a direct, wholly-owned subsidiary of STX, which is the successor issuer to STUC. In connection with the Scheme, STX assumed STUC’s existing obligations in connection with awards granted under STUC’s incentive plans and other similar employee awards and amended such plans and awards as necessary to provide for the issuance of STX’s registered shares rather than the ordinary shares of STUC upon the exercise or vesting of awards.

This transaction was accounted for in these consolidated financial statements as a merger between entities under common control; accordingly, the historical consolidated financial statements of STUC for periods prior to this transaction are considered to be the historical consolidated financial statements of STX. No changes in consolidated assets or liabilities resulted from this transaction, other than STX has provided a guarantee of amounts due under certain borrowing arrangements as described in Note 4. See Note 10 for a discussion of the capital structure of STX.

The Company is incorporated in Ireland. The Company’s registration number is 606203 and its registered address is 38/39 Fitzwilliam Square, Dublin 2, Ireland D02 NX53.

Accounting convention and basis of preparation of financial statements

In the Notes to the Consolidated Financial Statements, unless the context indicates otherwise, as used herein, the terms “Seagate” and the “Company” refer to the Seagate group.

The directors have elected to prepare the consolidated financial statements of Seagate Technology Holdings plc (the “Company”) in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of the assets, liabilities, financial position and profit or loss may be given by preparing the financial statements in accordance with US accounting standards, as such term is defined in Section 279(1) of the Companies Act 2014 (“US GAAP”), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of Part 6 of the Companies Act 2014. In producing consolidated financial statements at this level, the Company has taken advantage of the audit exemption for certain of its UK subsidiaries by virtue of s479A of UK Companies Act 2006, see “Note 21. Subsidiary Undertakings” for further detail.

These financial statements therefore are prepared in accordance with Irish Company Law, to present to the shareholders of the Company and file with the Companies Registration Office in Ireland. Accordingly, these consolidated financial statements include presentation and additional disclosures required by the Companies Act 2014 in addition to those disclosures required under US GAAP.

In addition, in these financial statements, terminology typically utilized in a set of US GAAP financial statements has been retained for the benefit of those users of these financial statements who also access the Company’s US GAAP financial statements as filed with the US Securities and Exchange Commission on Form 10-K, rather than utilizing the terminology set out under Irish Company Law. Accordingly, references to revenue, cost of revenue, interest income, interest expense, income tax expense and net income have the same meaning as references to turnover, cost of sales, other interest receivable and similar income, interest payable and similar charges, tax on profit on ordinary activities and profit on ordinary activities after taxation under Irish Company Law. Additionally, references to Other comprehensive income (loss) (OCI) refer to a component of Other reserves.

Going Concern

Given the impact of the COVID-19 pandemic on the Company’s business, operating results, and financial condition, the Directors have placed a particular focus on the appropriateness of adopting the going concern basis in the preparation of the financial statements for the year ended 2 July 2021.

The Company’s going concern assessment considers its Risk Factors, including those specific to the COVID-19 pandemic (Refer to Page A-18 for details.) and is dependent on a number of factors including financial performance and maintenance of supply chain operations. The going concern assessment has been performed for a period of at least 12 months from the approval of the financial statements. The following factors were considered in the Company’s going concern assessment:

•

Based on the results of the Company’s forecasting procedures and assessment of its liquidity requirements, including its contractual and debt repayment commitments, the Company believes its sources of cash, including the undrawn revolving credit facility of $1.725 billion, have been and will continue to be sufficient to meet its cash needs for at least the next 12 months.

•	The Company believes that its cash equivalents are liquid and accessible.
•	The Company was in compliance with the covenants as of 2 July 2021, and expects to be in compliance for the next 12 months.
•

While there is a high level of uncertainty concerning the challenges posted by COVID-19 pandemic to the Company’s industry, the Company believes that its financial resources, along with controlling its costs, will allow the Company to manage the potential impacts of the COVID-19 pandemic on its business operations for the foreseeable future

Taking into account the financial resources available to the Company, it is management’s view, to the best of their current knowledge, that COVID-19 pandemic will not have a material adverse impact on the Company’s ability to continue as a going concern. Accordingly, the Directors have adopted the going concern basis in preparing the financial statements.

Basis of Presentation and Consolidation

The Company’s consolidated financial statements include the accounts of the Company and all its wholly-owned and majority-owned subsidiaries, after elimination of intercompany transactions and balances.

The preparation of financial statements in accordance with the United States (“US”) generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes. These estimates and assumptions include the impact of the COVID-19 pandemic. Actual results could differ materially from those estimates. The methods, estimates and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements.

The Company operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to June 30. Accordingly, fiscal year 2021 was comprised of 52 weeks and ended on 2 July 2021. Fiscal year 2020 was comprised of 53 weeks and ended on 3 July 2020. All references to years in these Notes to Consolidated Financial Statements represent fiscal years unless otherwise noted. Fiscal year 2026 will also be comprised of 53 weeks and will end on 3 July 2026.

Summary of Significant Accounting Policies

Cash and Cash Equivalents. The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. The Company’s highly liquid investments are primarily comprised of money market funds, time deposits and certificates of deposits. The Company has classified its marketable debt securities as available-for-sale and they are stated at fair value with unrealized gains and losses included in Accumulated other comprehensive loss, which is a component of Shareholders’ Equity. The Company evaluates the available-for sale debt securities in an unrealized loss position for other-than-temporary impairment. Realized gains and losses are included in Other income and charges, net on the Company’s Consolidated Profit and Loss Account. The cost of securities sold is based on the specific identification method. Other cash equivalents are carried at cost, which approximates fair value.

Restricted Cash and Cash Equivalents. Restricted cash and cash equivalents represent cash and cash equivalents that are restricted as to withdrawal or use for other than current operations.

Allowance for expected credit loss. The Company maintains an allowance for expected credit loss relating to its accounts receivable based upon expected collectability. This reserve is established based upon historical trends, global macroeconomic conditions, reasonable and supportable forecasts of future conditions and an analysis of specific exposures. The provision for expected credit loss is recorded as a charge to Marketing and administrative expense on the Company’s Consolidated Profit and Loss Account.

Inventories. Inventories are valued at the lower of cost (using the first-in, first-out method) and net realizable value. Net realizable value is based upon the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Adjustments to reduce cost of inventories to its net realizable value are made, if required, for estimated excess or obsolescence determined primarily by future demand forecasts.

Tangible Assets. Tangible assets are stated at cost less accumulated depreciation and amortization. Equipment and buildings are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease. The costs of additions and substantial improvements to tangible assets, which extend the economic life of the underlying assets, are capitalized. The cost of maintenance and repairs to tangible assets are expensed as incurred.

Goodwill. Irish Company law requires that goodwill is written off over a period of time which does not exceed its useful economic life. However, the Company does not believe this gives a true and fair view because not all goodwill declines in value. In addition, since goodwill that does decline in value rarely does so on a straight-line basis, straight-line amortization of goodwill over an arbitrary period does not reflect the economic reality. Consistent with US GAAP, the Company considers goodwill an indefinite-lived intangible asset that is not amortized over an arbitrary period. Rather, the Company accounts for goodwill in accordance with Accounting Standards Codification (“ASC”) Topic 350 (“ASC 350”), Intangibles—Goodwill and Other. Therefore, in order to present a true and fair view of the economic reality under US GAAP, goodwill is considered indefinite-lived and is not amortized. The Company is not able to reliably estimate the impact on the financial statements of the true and fair override on the basis that the useful economic life of goodwill cannot be predicted with a satisfactory level of reliability nor can the pattern in which goodwill diminishes be known. The Company performs a qualitative assessment in the fourth quarter of each year, or more frequently if indicators of potential impairment exist, to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount, including goodwill. If it is determined in the qualitative assessment that the fair value of a reporting unit is more likely than not below its carrying amount, including goodwill, then the Company will perform a quantitative impairment test. The quantitative goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. Any excess in the carrying value of a reporting unit over its fair value is recognized as an impairment loss, limited to the total amount of goodwill allocated to that reporting unit.

Other Long-lived Assets. The Company tests other long-lived assets, including tangible assets and other intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. The Company performs a recoverability test to assess the recoverability of an asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company will estimate the fair value of the asset group and the excess of the carrying value over the fair value is allocated pro rata to derive the adjusted carrying value of assets in the asset group. The adjusted carrying value of each asset in the asset group is not reduced below its fair value.

In accordance with its policy, the Company reviews the estimated useful lives of its fixed assets on an ongoing basis. This review indicated that the actual lives of certain manufacturing equipment at its manufacturing facilities were longer than the estimated useful lives used for depreciation purposes in the Company’s consolidated financial statements. As a result, effective 29 June 2019, the Company changed its estimate of the useful lives of its manufacturing equipment from a range of three to five years to a range of three to seven years. The effect of this change in estimate increased the net income by $134 million for the fiscal year ended 3 July 2020 and increased the diluted earnings per share by $0.51 for the fiscal year ended 3 July 2020.

The Company tests other intangible assets not subject to amortization whenever events occur or circumstances change, such as declining financial performance, deterioration in the environment in which the entity operates or deteriorating macroeconomic conditions that have a negative effect on future expected earnings and cash flows that could affect significant inputs used to determine the fair value of the indefinite-lived intangible asset.

Leases. Effective 29 June 2019, the Company adopted a new accounting policy for leases in accordance with Accounting Standard Codification (“ASC”) 842, Leases, using the modified retrospective approach. Accordingly, the Company applied the new lease accounting standard prospectively to leases existing or commencing on or after 29 June 2019. The Company elected to apply the practical expedients which allow for not reassessing whether existing contracts contain leases, the classification of existing leases and whether the existing initial direct costs meet the new definition. In addition, the Company elected to combine lease and non-lease components for facility leases and to not recognize right-of-use (“ROU”) assets and lease liabilities for leases with an initial term of 12 months or less on the balance sheet.

The Company determines if an arrangement is a lease or contains a lease at inception. ROU assets are presented on the Company’s Consolidated Balance Sheet as Right of use assets. ROU assets represent the Company’s right to use an underlying asset for the lease term and the corresponding lease liabilities represent its obligation to make lease payments arising from the lease.

Lease liabilities are measured at the present value of the remaining lease payments and ROU assets are based on the lease liability, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. For the Company’s leases that do not provide an implicit rate, the net present value of future minimum lease payments is determined using the Company’s estimated incremental borrowing rate based on the information available at the lease commencement date. Additionally, the Company’s lease term may include options to extend or terminate the lease. These options are reflected in the ROU asset and lease liability when it is reasonably certain that the Company will exercise the option. The Company’s lease agreements do not contain any material residual value guarantees.

The Company recognizes lease expense on a straight-line basis over the lease term. Variable lease payments not dependent on an index or a rate primarily consist of common area maintenance charges, are expensed as incurred, and are not included in the ROU asset and lease liability calculation. The total operating and variable lease costs were included in operating expenses in the Company’s Consolidated Profit and Loss Account.

Derivative Financial Instruments. The Company records all derivatives on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company excludes the change in forward points from the assessment of hedge effectiveness and recognizes the excluded component in Other income and charges, net in the Consolidated Profit and Loss Account. Foreign currency forward exchange contracts not designated as hedge instruments are used to economically hedge the foreign currency exposure on forecasted expenditures in currencies other than US dollar. The Company recognizes the unrealized gains and losses due to the changes in the fair value of these contracts, as well as the related costs in Other income and charges, net in the Consolidated Profit and Loss Account.

Warranty. The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally provides warranty on its products for a period of 1 to 5 years. The Company’s warranty provision considers estimated product failure rates and trends (including the timing of product returns during the warranty periods), and estimated repair or replacement costs related to product quality issues, if any. The Company also exercises judgment in estimating its ability to sell refurbished products. The Company’s judgment is subject to a greater degree of subjectivity with respect to newly introduced products because of limited experience with those products upon which to base our warranty estimates.

Revenue Recognition and Sales Incentive Programs. The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue from sales of products is generally recognized upon transfer of control to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products, net of sales taxes. This typically occurs upon shipment from the Company. When applicable, the Company includes shipping charges billed to customers in Revenue and includes the related shipping costs in Cost of revenue on the Company’s Consolidated Profit and Loss Account.

The Company records estimated variable consideration at the time of revenue recognition as a reduction to revenue. Variable consideration generally consists of sales incentive programs, such as price protection and volume incentives aimed at increasing customer demand. For original equipment manufacturers (“OEMs”) sales, rebates are typically established by estimating the most likely amount of consideration expected to be received based on an OEM customer’s volume of purchases from the Company or other agreed upon rebate programs. For the distribution and retail channel, these programs typically involve estimating the most likely amount of rebates related to a customer’s level of sales, order size, advertising or point of sale activity as well as the expected value of price protection adjustments based on historical analysis and forecasted pricing environment. Marketing development program costs are accrued and recorded as a reduction to revenue at the same time that the related revenue is recognized.

The Company expenses sales commissions as incurred because the amortization period would have been one year or less. These costs are recorded as Marketing and administrative on the Company’s Consolidated Profit and Loss Account.

Product Development Costs. Product development costs, which include both research and development costs, are recognized as expense.

Distribution Costs. The Company includes distribution costs, which include shipping and handling, in Cost of revenue in the Consolidated Profit and Loss Account for all periods presented. These costs amount to $227 million and $162 million in fiscal years 2021 and 2020, respectively.

Restructuring Costs. The timing of recognition for severance costs depends on whether employees are required to render service until they are terminated in order to receive the termination benefits. If employees are required to render service until they are terminated in order to receive the termination benefits, a liability is recognized ratably over the future service period. Otherwise, a liability is recognized when management has committed to a restructuring plan and has communicated those actions to employees. Employee termination benefit costs covered by existing benefit arrangements are recognized when management has committed to a restructuring plan and the severance costs are probable and estimable.

Advertising Expense. The cost of advertising is expensed as incurred. Advertising costs were approximately $13 million and $19 million in fiscal years 2021 and 2020, respectively.

Share-Based Compensation. The Company has elected to apply the with-and-without method to assess the realization of related excess tax benefits. The Company also elected to continue to account for share-based compensation expense net of estimated forfeitures. Refer to Note 11. Share-based Compensation for details.

Accounting for Income Taxes. The Company makes certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of tax credits, recognition of income and deductions and calculation of specific tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for income tax and financial statement purposes, as well as tax liabilities associated with uncertain tax positions. The calculation of tax liabilities involves uncertainties in the application of complex tax rules and the potential for future adjustment of the Company’s uncertain tax positions by various taxing authorities. If estimates of these tax liabilities are greater or less than actual results, an additional tax provision or benefit will result. The deferred tax assets the Company records each period depend primarily on the Company’s ability to generate future taxable income in the United States and certain non-US jurisdictions. Each period, the Company evaluates the need for a valuation allowance for its deferred tax assets and, if necessary, adjusts the valuation allowance so that net deferred tax assets are recorded only to the extent the Company concludes it is more likely than not that these deferred tax assets will be realized. If the Company’s outlook for future taxable income changes significantly, the Company’s assessment of the need for, and the amount of, a valuation allowance may also change.

Equity Investments. From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives, which are accounted for either under equity method or the measurement alternative. These investments are included in Other income and charges, net in the Consolidated Profit and Loss Account.

Investments are accounted for under the equity method if the Company has the ability to exercise significant influence, but does not have a controlling financial interest. These investments are measured at cost, less any impairment plus the Company’s portion of investee’s income or loss. The Company uses the financial statements of investees to determine any adjustments, which are received on a one-quarter lag.

For equity investments where the Company does not have the ability to exercise significant influence and there are no readily determinable fair values, the Company has elected to apply the measurement alternative, under which investments are measured at cost, less impairment, and adjusted for qualifying observable price changes on a prospective basis.

The Company’s strategic investments are periodically analyzed to determine whether or not there are indicators of impairment by assessing factors such as deterioration of earnings, adverse change in market/industry conditions, the ability to operate as a going concern, and other factors which indicate that the carrying amount of the investment might not be recoverable. In such a case, the decrease in value is recognized in the period the impairment occurs in the Consolidated Profit and Loss Account.

Comprehensive Income. The Company presents comprehensive income in a separate statement. Comprehensive income is comprised of net income and other gains and losses affecting equity that are excluded from net income.

Foreign Currency Remeasurement and Translation. The US dollar is the functional currency for the majority of the Company’s foreign operations. Monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency of the subsidiary at the balance sheet date. The gains and losses from the remeasurement of foreign currency denominated balances into the functional currency of the subsidiary are included in Other income and charges, net on the Company’s Consolidated Profit and Loss Account. The Company’s subsidiaries that use the US dollar as their functional currency remeasure monetary assets and liabilities at exchange rates in effect at the end of each period, and nonmonetary assets and liabilities at historical rates.

The Company translates the assets and liabilities of its non-US dollar functional currency subsidiaries into US dollars using exchange rates in effect at the end of each period. Revenue and expenses for these subsidiaries are translated using rates that approximate those in effect during the period. Gains and losses from these translations are recognized in foreign currency translation included in Accumulated other comprehensive loss, which is a component of Other reserves.

Concentrations

Concentration of Credit Risk. The Company’s customer base is concentrated with a small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for expected credit losses based upon factors surrounding the credit risk of customers, global macroeconomic conditions and an analysis of specific exposures. One customer accounted for 11% and 11% of the Company’s trade debtors as of 2 July 2021 and 3 July 2020, respectively, and one customer accounted for 15% of the Company’s trade debtors as of 3 July 2020.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, investments and foreign currency forward exchange contracts. The Company mitigates concentrations of credit risk in its financial instruments through diversification, by investing in highly-rated securities and/or major multinational companies.

In entering into foreign currency forward exchange contracts, the Company assumes the risk that might arise from the possible inability of counterparties to meet the terms of their contracts. The counterparties to these contracts are major multinational commercial and investment banks, and the Company has not incurred and does not expect any losses as a result of counterparty defaults.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced direct and indirect vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at all or acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12 (ASC Topic 740), Simplifying the Accounting for Income Taxes. This ASU simplifies accounting for income taxes by removing certain exceptions to the general principles and amending existing guidance to improve consistent application. The Company is required to adopt this guidance in fiscal year 2022. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04 (ASC Topic 848), Reference Rate Reform. This ASU provides optional expedients and exceptions for applying U.S. generally accepted accounting principles to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. Adoption of the expedients and exceptions is permitted upon issuance of this update through 31 December 2022. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

Recently Adopted Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13 (ASC Topic 326), Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments. This ASU amends the requirement on the measurement and recognition of expected credit losses for financial assets held to include future conditions in its estimate of expected credit losses. The Company adopted this new accounting pronouncement in the quarter ended 2 October 2020. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15 (ASC Subtopic 350-40), Intangibles—Goodwill and Other—Internal-Use Software—Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract. This ASU aligns the accounting for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the accounting for implementation costs incurred to develop or obtain internal-use software. The Company adopted this new accounting pronouncement in the quarter ended 2 October 2020. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

2. Balance Sheet Information

Available-for-sale Debt Securities

The following table summarizes, by major type, the fair value and amortized cost of the Company’s investments as of 2 July 2021:

(US Dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(2)
Available-for-sale debt securities:
Money market funds	$552	$—	$552
Time deposits and certificates of deposit	1	—	1
Other debt securities	18	—	18

Total	$571	$—	$571

Included in Cash and cash equivalents(1)			$551
Included in Other debtors—amounts falling due within one year			2
Included in Other debtors—amounts falling due after one year			18

Total			$571

(1)	Amount does not include $658 million of cash held in banks.
(2)	Represents the Company’s investments that are listed with the exception of Time deposits and certificates of deposit.

As of 2 July 2021, the Company’s Other debtors—amounts falling due within one year included $2 million in restricted cash equivalents held as collateral at banks for various performance obligations.

As of 2 July 2021, the Company had no material available-for-sale debt securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no available-for-sale debt securities were other-than-temporarily impaired as of 2 July 2021.

The fair value and amortized cost of the Company’s investments classified as available-for-sale debt securities at 2 July 2021 by remaining contractual maturity were as follows:

(US Dollars in millions)	Amortized Cost	Fair Value
Due in less than 1 year	$553	$553
Due in 1 to 5 years	10	10
Due in 6 to 10 years	—	—
Thereafter	8	8

Total	$571	$571

The following table summarizes, by major type, the fair value and amortized cost of the Company’s investments as of 3 July 2020:

(US Dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(2)
Available-for-sale securities:
Money market funds	$495	$—	$495
Time deposits and certificates of deposits	56	—	56
Other debt securities	18	—	18

Total	$569	$—	$569

Included in Cash and cash equivalents(1)			$549
Included in Other debtors—amounts falling due within one year			2
Included in Other debtors—amounts falling due after one year			18

Total			$569

(1)	Amount does not include $1,173 million of cash held in banks.
(2)	Represents the Company’s investments that are listed with the exception of Time deposits and certificates of deposit.

As of 3 July 2020, the Company’s Other debtors—amounts falling due within one year included $2 million in restricted cash and investments held as collateral at banks for various performance obligations.

As of 3 July 2020, the Company had no available-for-sale debt securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no available-for-sale debt securities were other-than-temporarily impaired as of 3 July 2020.

Cash, Cash Equivalents and Restricted Cash

The following table provides a summary of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheet that reconciles to the corresponding amount in the Consolidated Statements of Cash Flows:

(US Dollars in millions)	2 July 2021	3 July 2020	28 June 2019
Cash and cash equivalents	$1,209	$1,722	$2,220
Restricted cash included in Other debtors—amounts falling due within one year	2	2	31

Total cash, cash equivalents and restricted cash shown in the Statements of Cash Flows	$1,211	$1,724	$2,251

As of 28 June 2019, the Company’s Other debtors—amounts falling due within one year included $31 million in restricted cash and cash equivalents in an escrow account for the sale of certain properties and cash equivalents held as collateral at banks for various performance obligations

Trade Debtors

The following table provides details of the trade debtors balance sheet item:

(US Dollars in millions)	2 July 2021	3 July 2020
Trade Debtors	$1,162	$1,120
Allowance for expected credit losses	(4)	(5)

Trade Debtors, net	$1,158	$1,115

Activity in the allowance for expected credit losses is as follows:

(US Dollars in millions)	Balance at Beginning of Period	Charges to Profit and Loss	Deductions(1)	Balance at End of Period
Fiscal year ended 3 July 2020	$4	1	—	$5
Fiscal year ended 2 July 2021	$5	—	(1)	$4

(1)	Uncollectible accounts written off, net of recoveries.

In connection with an existing factoring agreement, the Company sells trade receivables to a third party for cash proceeds less a discount. During fiscal year 2021, the Company sold trade receivables without recourse for cash proceeds of $183 million of which none remained subject to servicing by the Company as of 2 July 2021. During fiscal year 2020, the Company sold trade receivables without recourse for cash proceeds of $89 million, of which $10 million remained subject to servicing by the Company as of 3 July 2020. The discounts on trade receivables sold were not material for fiscal years 2021 and 2020.

Inventories

The following table provides details of the inventory balance sheet item:

(US Dollars in millions)	2 July 2021	3 July 2020
Raw materials and components	$375	$451
Work-in-process	443	313
Finished goods	386	378

Total inventories	$1,204	$1,142

Other Debtors—amounts falling due within one year

The following table provides details of the other debtors—amounts falling due within one year balance sheet item:

(US Dollars in millions)	2 July 2021	3 July 2020
Vendor non-trade debtors	$84	$33
Prepaid expenses	36	35
Other	84	67

	$204	$135

Other Debtors—amounts falling due after one year

The following table provides details of the other debtors—amounts falling due after one year balance sheet item:

(US Dollars in millions)	2 July 2021	3 July 2020
Deferred income taxes	$1,117	$1,120
Other	22	16

	$1,139	$1,136

Tangible Assets

The following table provides details of the tangible assets balance sheet item:

(US Dollars in millions)	Land(2)	Equipment	Buildings and Leasehold Improvements(2)	Construction in Progress (CIP)	Total
Useful lives (years)(1)		3 –7	Up to 30
Cost:
At 28 June 2019	$48	$7,729	$1,893	$266	$9,936
Additions	—	94	10	481	585
Disposals	—	(207)	(102)	—	(309)
Reclassifications	—	—	1	(1)	—
CIP Reclassifications	—	417	46	(463)	—

At 3 July 2020	$48	$8,033	$1,848	$283	$10,212

Additions	—	110	7	309	426
Disposals	(2)	(242)	(8)	—	(252)
Reclassifications	—	8	(8)	—	—
CIP Reclassifications	2	341	49	(392)	—

At 2 July 2021	$48	$8,250	$1,888	$200	$10,386

Accumulated Depreciation:
At 28 June 2019	$(6)	$(6,931)	$(1,109)	$—	$(8,046)
Additions	(1)	(238)	(86)	—	(325)
Disposals	—	206	82	—	288
Reclassifications	—	1	(1)	—	—

At 3 July 2020	$(7)	$(6,962)	$(1,114)	$—	$(8,083)

Additions	(1)	(278)	(89)	—	(368)
Disposals	—	242	8	—	250
Reclassifications	—	(8)	8	—	—

At 2 July 2021	$(8)	$(7,006)	$(1,187)	$—	$(8,201)

Net Book Value:
At 3 July 2020	$41	$1,071	$734	$283	$2,129

At 2 July 2021	$40	$1,244	$701	$200	$2,185

(1)

Effective 29 June 2019, the Company changed its estimate of the useful lives of its manufacturing equipment from a range of three to five years to a range of three to seven years. Please refer to Note 1. Basis of Presentation and Summary of Significant Accounting Policies for more details.

(2)

The net book value of land and building classified as assets held for sale was $4 million as of 2 July 2021. As of 3 July 2020, the company had no land and buildings classified as assets held for sale.

Interest on borrowings related to eligible capital expenditures is capitalized as part of the cost of the qualified assets and amortized over the estimated useful lives of the assets. During fiscal years 2021 and 2020, the Company capitalized interest of $5 million and $6 million, respectively.

Other Provisions

The following table provides details of the other provisions balance sheet item:

(US Dollars in millions)	Note	2 July 2021	3 July 2020
Accrued warranty	12	$136	$151
Accrued restructuring	7	8	48

Other provisions		$144	$199

Other Creditors—amounts due within one year

The following table provides details of the other creditors—amounts falling due within one year balance sheet item:

(US Dollars in millions)	2 July 2021	3 July 2020
Accrued expenses	$415	$353
Dividend payable	153	167
Lease liabilities	15	14
Deferred income	11	11
Accrued employee compensation	282	224

Other creditors—amounts due within one year	$876	$769

Accumulated Other Comprehensive Loss (“AOCL”), a component of Other Reserves

The components of AOCL, net of tax, were as follows:

(US Dollars in millions)	Unrealized Gains (Losses) on Cash Flow Hedges	Unrealized Gains (Losses) on Post- Retirement Plans	Foreign Currency Translation Adjustments	Total
Balance at 28 June 2019	$—	$(20)	$(14)	$(34)
Other comprehensive loss before reclassifications	(27)	(7)	(2)	(36)
Amounts reclassified from AOCL to Consolidated Profit and Loss Account	3	1	—	4
Other comprehensive loss	(24)	(6)	(2)	(32)

Balance at 3 July 2020	(24)	(26)	(16)	(66)
Other comprehensive gain before reclassifications	15	1	15	31
Amounts reclassified from AOCL to Consolidated Profit and Loss Account	(9)	3	—	(6)
Other comprehensive income	6	4	15	25

Balance at 2 July 2021	$(18)	$(22)	$(1)	$(41)

3. Goodwill and Other Long-lived Assets

Goodwill

The carrying amount of goodwill was $1,237 million as of 2 July 2021 and 3 July 2020. There were no additions to, disposals of, impairments of or translation adjustments to goodwill in fiscal years 2021 and 2020.

Other Intangible Assets

Other intangible assets consist primarily of existing technology, customer relationships and trade names acquired in business combinations. Intangibles are amortized on a straight-line basis over the respective estimated useful lives of the assets. Amortization is charged to Operating expenses in the Consolidated Profit and Loss Account.

The carrying value of other intangible assets subject to amortization, excluding fully amortized intangible assets, as of 2 July 2021, is set forth in the following table:

(US Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$43	$(30)	$13	1.8 Years
Customer relationships	71	(58)	13	1.2 Years
Other intangible assets	9	(6)	3	1.7 Years

Total amortizable other intangible assets	$123	$(94)	$29	1.5 Years

The carrying value of other intangible assets subject to amortization, excluding fully amortized intangible assets, as of 3 July 2020 is set forth in the following table:

(US Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$199	$(179)	$20	1.5 Years
Customer relationships	71	(48)	23	2.2 Years
Trade name	2	(2)	—	0.2 Years
Other intangible assets	19	(4)	15	2.9 Years

Total amortizable other intangible assets	$291	$(233)	$58	2.1 Years

As of 2 July 2021, expected amortization expense for other intangible assets for each of the next two years is as follows:

(US Dollars in millions)	Amount
2022	$20
2023	9
Thereafter	—

$29

The carrying values of intangible assets were $29 million and $58 million as of 2 July 2021 and 3 July 2020, respectively. In fiscal year 2021, amortization expense for other intangible assets was $29 million, of which $17 million was included in Cost of revenue and $12 million was included in Amortization of intangibles in the Consolidated Profit and Loss account. In fiscal year 2020, amortization expense for other intangible assets was $53 million, of which $39 million was included in Cost of revenue and $14 million was included in Amortization of intangibles in the Consolidated Profit and Loss account.

(US dollars in millions)	Existing Technology	Customer Relationships	Trade Names	Other Intangible Assets	Total(1)
Cost:
At 28 June 2019	$300	$499	$30	$55	$884
Disposals/Retirements	—	—	—	—	—

At 3 July 2020	$300	$499	$30	$55	$884
Disposals/Retirements	(264)	(428)	(30)	(36)	(758)
Reclassifications	10	—	—	(10)	—

At 2 July 2021	46	71	—	9	126

Accumulated Amortization:
At 28 June 2019	$(242)	$(466)	$(29)	$(36)	$(773)
Additions	(38)	(10)	(1)	(4)	(53)
At 3 July 2020	$(280)	$(476)	$(30)	$(40)	$(826)
Additions	(17)	(10)	—	(2)	(29)
Disposals/Retirements	264	428	30	36	758

At 2 July 2021	(33)	(58)	—	(6)	(97)

Net Book Value:
At 3 July 2020	$20	$23	$—	$15	$58

At 2 July 2021	$13	$13	$—	$3	$29

(1)	The carrying value of intangible assets subject to amortization in the above table includes fully amortized intangible assets as of 3 July 2020 and 28 June 2019.

4. Debentures and Bank Loans

Credit Agreement

The Company’s subsidiary, Seagate HDD Cayman, entered into a credit agreement on 20 February 2019, which was amended on 13 January 2021 and 18 May 2021 (the “Credit Agreement”), increasing the size of the senior unsecured revolving credit facility (“Revolving Credit Facility”), capping the indebtedness guaranteed by certain of Seagate HDD Cayman’s material subsidiaries to an amount $100 million less than the amount that would give rise to a guarantee requirement by such subsidiaries in respect of any series of senior notes and amending certain definitions, covenants, and other provisions to contemplate STX as the parent entity as of the Scheme effective time, respectively. In connection with the 18 May 2021 amendment, STX entered into a joinder agreement pursuant to which, at the Scheme effective time, it became a party to and guarantor of the Credit Agreement. The Credit Agreement provides an up to $1.725 billion senior unsecured revolving credit facility and a term loan facility in an aggregate principal amount of $500 million (“Term Loan”). The Revolving Credit Facility has a final maturity of 20 February 2024 and the Term Loan has a final maturity date of 16 September 2025. The loans made under the Revolving Credit Facility and Term Loan will bear interest at a rate of the London Interbank Offered Rate (“LIBOR”) plus a variable margin for each facility that will be determined based on the corporate credit rating of the Company. STX and certain of its material subsidiaries, including STUC, fully and unconditionally guarantee both the Revolving Credit Facility and Term Loan. The Revolving Credit Facility also allows such facility to increase by an additional $275 million, provided that (i) there has been, and will be after giving effect to such increase, no default, (ii) the increase is at least $25 million and (iii) the existing commitments under the facility receive 0.50% most favored nation protection. An aggregate amount of up to $75 million of the Revolving Credit Facility is available for the issuance of letters of credit, and an aggregate amount of up to $50 million of such facility is also available for swing line loans.

On 17 September 2019, Seagate HDD Cayman borrowed the $500 million principal amount under the Term Loan and the proceeds were used to repurchase a portion of its outstanding senior notes. The Term Loan is repayable in quarterly installments of 1.25% of the original principal amount beginning on 31 December 2020, with the remaining balance payable upon maturity. The Company repaid $19 million principal amount of the Term Loan during fiscal year 2021.

The Credit Agreement includes three financial covenants: (1) interest coverage ratio, (2) total leverage ratio and (3) a minimum liquidity amount. The Company was in compliance with the covenants as of 2 July 2021 and expects to be in compliance for the next 12 months.

As of 2 July 2021, no borrowings (including swing line loans) were outstanding and no commitments were utilized for letters of credit issued under the Revolving Credit Facility.

Long-Term Debt

$750 million Aggregate Principal Amount of 4.25% Senior Notes due March 2022 (the “2022 Notes”). On 3 February, 2017, Seagate HDD Cayman issued, in a private placement, $750 million in aggregate principal amount of 4.25% Senior Notes which will mature on 1 March 2022. The obligations under the 2022 Notes are fully and unconditionally guaranteed on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The interest on the 2022 Notes is payable semi-annually on 1 March and 1 September of each year, commencing on 1 September 2017. At any time before 1 February 2022, Seagate HDD Cayman may redeem some or all of the 2022 Notes at a “make whole” redemption price, plus accrued and unpaid interest, if any. The ‘‘make-whole’’ redemption price will be equal to (1) 100% of the principal amount of the 2022 Notes redeemed, plus (2) the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate (as defined in the relevant Indenture) plus 40 basis points, minus accrued and unpaid interest, if any, on the 2022 Notes being redeemed to, but excluding, the redemption date over (b) the principal amount of the 2022 Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the 2022 Notes being redeemed to, but excluding, the redemption date. During fiscal year 2021, $9 million aggregate principal amount of the 2022 Notes was repurchased for cash at a premium to their principal amount, plus accrued and unpaid interest. During fiscal year 2020, $521 million aggregate principal amount of the 2022 Notes were repurchased for cash at a premium to their principal amount, plus accrued and unpaid interest, $250 million and $248 million principal amount of which were repurchased pursuant to cash tender offers for certain senior notes on 18 September 2019 and 18 June 2020 (the “Tender Offers”), respectively. The Company recorded an immaterial loss and a loss of $29 million on repurchases during fiscal years 2021 and 2020, respectively, which is included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account. At any time on or after 1 February 2022, Seagate HDD Cayman may redeem some or all of the 2022 Notes at a redemption price equal to 100% of the principal amount of the 2022 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

$1 billion Aggregate Principal Amount of 4.75% Senior Notes due June 2023 (the “2023 Notes”). On 22 May 2013, Seagate HDD Cayman issued, in a private placement, $1 billion in aggregate principal amount of 4.75% Senior Notes, which will mature on 1 June 2023. The obligations under the 2023 Notes are fully and unconditionally guaranteed on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The interest on the 2023 Notes is payable semi-annually on 1 June and 1 December of each year. Seagate HDD Cayman may redeem the 2023 Notes in whole or in part, on not less than 30, nor more than 60 days’ notice, at a “make-whole” premium redemption price. The “make-whole” redemption price will be equal to the greater of (1)100% of the principal amount of the 2023 Notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 Notes being redeemed, discounted at the redemption date on a semi-annual basis at a rate equal to the sum of the applicable Treasury Rate plus 50 basis points.

Accrued and unpaid interest, if any, will be paid to, but excluding, the redemption date. During fiscal year 2021, $5 million aggregate principal amount of the 2023 Notes was repurchased for cash at a premium to their principal amount, plus accrued and unpaid interest. During fiscal year 2020, $395 million aggregate principal amount of the 2023 Notes were repurchased for cash at a premium to their principal amount, plus accrued and unpaid interest, $200 million and $178 million principal amount of which was repurchased pursuant to the Tender Offers on 18 September 2019 and 18 June 2020, respectively. The Company recorded a loss of $1 million and $20 million for fiscal years 2021 and 2020, which is included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account.

$500 million Aggregate Principal Amount of 4.875% Senior Notes due March 2024 (the “2024 Notes”). On 3 February 2017, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of 4.875% Senior Notes which will mature on 1 March 2024. The obligations under the 2024 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The interest on the 2024 Notes is payable semi-annually on 1 March and 1 September of each year, commencing on 1 September 2017. At any time before 1 January 2024, Seagate HDD Cayman may redeem some or all of the 2024 Notes at a “make-whole” redemption price, plus accrued and unpaid interest, if any. The ‘‘make-whole’’ redemption price will be equal to (1) 100% of the principal amount of the 2024 Notes redeemed, plus (2) the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 45 basis points, minus accrued and unpaid interest, if any, on the 2024 Notes being redeemed to, but excluding, the redemption date over (b) the principal amount of the 2024 Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the 2024 Notes being redeemed to, but excluding, the redemption date.

$1 billion Aggregate Principal amount of 4.75% Senior Notes due January 2025 (the “2025 Notes”). On 28 May 2014, Seagate HDD Cayman issued, in a private placement, $1 billion in aggregate principal amount of 4.75% Senior Notes due 2025, which will mature on 1 January 2025. The obligations under the 2025 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The interest on the 2025 Notes will be payable in cash semiannually on 1 January and 1 July of each year, commencing on 1 January 2015. At any time, upon not less than 30 nor more than 60 days’ notice, Seagate HDD may redeem some or all of the 2025 Notes at a ‘‘make-whole’’ redemption price. The ‘‘make-whole’’ redemption price will be equal to the greater of (1) 100% of the principal amount of the 2025 Notes redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points. Accrued and unpaid interest, if any, will be paid to, but excluding, the redemption date. On 18 September 2019, $170 million principal amount of the 2025 Notes was repurchased at a premium pursuant to the Tender Offers. During fiscal year 2019, $55 million aggregate principal amount of the 2025 Notes were repurchased for cash at a discount to their principal amount, plus accrued and unpaid interest. For fiscal year 2020 the Company recorded a loss of $8 million on the repurchases which is included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account. On 18 June 2020, Seagate HDD Cayman completed an exchange offer in which the principal amount of $271 million of the 2025 Notes was exchanged for the principal amount of $297 million of the July 2029 Notes (as defined below). The exchange was accounted for as a debt modification with no gain or loss recognized.

$700 million Aggregate Principal Amount of 4.875% Senior Notes due June, 2027 (the “2027 Notes”). On 14 May 2015, Seagate HDD Cayman issued, in a private placement, $700 million in aggregate principal amount of 4.875% Senior Notes, which will mature on 1 June 2027. The obligations under the 2027 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The interest on the 2027 Notes is payable semi-annually on 1 June and 1 December of each year, commencing on 1 December 2015. At any time before 1 March 2027, Seagate HDD Cayman may redeem some or all of the 2027 Notes at a “make-whole” redemption price. The ‘‘make-whole’’ redemption price will be equal to (1) 100% of the principal amount of the 2027 Notes redeemed, plus (2) the excess, if any of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 40 basis points, minus accrued and unpaid interest, if any, on the 2027 Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the 2027 Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the 2027 Notes being redeemed to, but excluding, the redemption date. At any time on or after 1 March 2027, Seagate HDD Cayman may redeem some or all of the 2027 Notes at a redemption price equal to 100% of the principal amount of the 2027 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. During fiscal year 2019, $6 million aggregate principal amount of the 2027 Notes were repurchased for cash at a discount to their principal amount, plus accrued and unpaid interest. For fiscal year 2019, the Company recorded an immaterial gain on the repurchase, which is included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account. On 18 June 2020, Seagate HDD Cayman completed an exchange offer in which the principal amount of $185 million of the 2027 Notes was exchanged for the principal amount of $203 million of the July 2029 Notes (as defined below). The exchange was accounted for as a debt modification with no gain or loss recognized.

$500 million Aggregate Principal Amount of 4.091% Senior Notes due June, 2029 (the “June 2029 Notes”). On 18 June 2020, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of 4.091% Senior Notes in connection with Seagate HDD Cayman’s exchange offers to certain eligible holders of Seagate HDD Cayman’s outstanding 2025 Notes and 2027 Notes (the “Exchange Offers”). The obligations under the June 2029 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The June 2029 Notes will mature on 1 June 2029. Interest on the June 2029 Notes will be payable in cash semiannually on 1 June and 1 December of each year, commencing on 1 December 2020. At any time before 1 March 2029, Seagate HDD Cayman may redeem any or all of the June 2029 Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the June 2029 Notes redeemed, plus (2) the excess, if any, of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the June 2029 Notes being redeemed (as if the 2029 Notes matured on the Notes Par Call Date, as defined below), discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at a rate equal to the sum of the Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the June 2029 Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the June 2029 Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the June 2029 Notes being redeemed to, but excluding, the redemption date. At any time on or after 1 March 2029, (the “Notes Par Call Date”), Seagate HDD Cayman may redeem some or all of the June 2029 Notes at a redemption price equal to 100% of the principal amount of the June 2029 Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

$500 million Aggregate Principal Amount of 3.125% Senior Notes due July, 2029 (the “July 2029 Notes”). On 8 December 2020, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of the July 2029 Notes, which will mature on 15 July 2029. The obligations under the July 2029 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The interest on the July 2029 Notes is payable semi-annually on 15 January and 15 July of each year, commencing on 15 July 2021. At any time before 15 January 2024, Seagate HDD Cayman may redeem some or all of the July 2029 Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the July 2029 Notes redeemed, plus (2) the greater of (a) 1.0% of the principal amount of the July 2029 Notes and (b) the excess, if any, of (i) the present value at such redemption date of (x) the applicable redemption price of such July 2029 Notes that would apply if such July 2029 Notes were redeemed on 15 January 2024, plus (y) all remaining scheduled payments of interest due on such July 2029 Notes to and including January 15, 2024, computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 0.5 basis points; over (ii) the sum of accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the principal amount of such July 2029 Notes, plus (3) accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after 15 January 2024, Seagate HDD Cayman may redeem some or all of such July 2029 Notes at a price of 101.563%, 100.781% and 100.000%, after 15 January 2024, 15 January 2025 and 15 January 2026, respectively, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, Seagate HDD Cayman may redeem with the net cash proceeds from one or more equity offerings up to 40% of the July 2029 Notes before 15 January 2024, at a redemption price of 103.125%, plus accrued and unpaid interest to, but excluding, the redemption date.

$500 million Aggregate Principal Amount of 4.125% Senior Notes due January, 2031 (the “January 2031 Notes”). On 10 June 2020, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of 4.125% Senior Notes, which will mature on 15 January 2031. The obligations under the January 2031 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. Interest on the Notes will be payable in cash semiannually on 15 January and 15 July of each year, commencing on 15 January 2021. At any time before 15 October 2030, Seagate HDD Cayman may redeem any or all of the Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the January 2031 Notes redeemed, plus (2) the excess, if any, of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the January 2031 Notes being redeemed (as if the January 2031 Notes matured on the January 2031 Notes Par Call Date, as defined below), discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at a rate equal to the sum of the Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the January 2031 Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the January 2031 Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the January 2031 Notes being redeemed to, but excluding, the redemption date. At any time on or after 15 October 2030 (the “January 2031 Notes Par Call Date”), Seagate HDD Cayman may redeem some or all of the January 2031 Notes at a redemption price equal to 100% of the principal amount of the January 2031 Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

$500 million Aggregate Principal Amount of 3.375% Senior Notes due July, 2031 (the “July 2031 Notes”). On 8 December 2020, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of the July 2031 Notes, which will mature on 15 July 2031. The obligations under the July 2031 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The interest on the July 2031 Notes is payable semi-annually on 15 January and 15 July of each year, commencing on 15 July 2021. At any time before 15 January 2026, Seagate HDD Cayman may redeem some or all of the July 2031 Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the July 2031 Notes redeemed, plus (2) the greater of (a) 1.0% of the principal amount of the July 2031 Notes and (b) the excess, if any, of (i) the present value at such redemption date of (x) the applicable redemption price of such July 2031 Notes that would apply if such July 2031 Notes were redeemed on 15 January 2026, plus (y) all remaining scheduled payments of interest due on such July 2031 Notes to and including 15 January 2026, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 0.5 basis points; over (ii) the sum of accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the principal amount of such July 2031 Notes, plus (3) accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after 15 January 2026, Seagate HDD Cayman may redeem some or all of such July 2031 Notes at a price of 101.688%, 101.125%, 100.563% and 100.000%, after 15 January 2026, 15 January 2027, 15 January 2028 and 15 January 2029, respectively, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, Seagate HDD Cayman may redeem with the net cash proceeds from one or more equity offerings up to 40% of the July 2031 Notes before 15 January 2024, a redemption price of 103.375%, accrued and unpaid interest to, but excluding, the redemption date.

$500 million Aggregate Principal Amount of 5.75% Senior Notes due December, 2034 (the “2034 Notes”). On 2 December 2014, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of 5.75% Senior Notes, which will mature on 1 December 2034. The obligations under the 2034 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC and, pursuant to a supplemental indenture dated as of May 18, 2021, STX. The interest on the Notes is payable semi-annually on 1 June and 1 December of each year, commencing on 1 June 2015. At any time before 1 June 2034, Seagate HDD Cayman may redeem some or all of the 2034 Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the 2034 Notes redeemed, plus (2) the excess, if any of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the 2034 Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the 2034 Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the 2034 Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the 2034 Notes being redeemed to, but excluding, the redemption date. At any time on or after 1 June 2034, Seagate HDD Cayman may redeem some or all of the 2034 Notes at a redemption price equal to 100% of the principal amount of the 2034 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Interest expense shown in the Consolidated Profit and Loss Account are related to the Company’s debentures.

At 2 July 2021, future principal payments on long-term debt were as follows (in millions):

Fiscal Year	Amount
2022	$245
2023	566
2024	525
2025	504
2026	381
Thereafter	2,995

Total	$5,216

5. Income Taxes

Income before income taxes consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
US	$191	$121
Non-US	1,157	911

	$1,348	$1,032

The provision for liabilities and charges related to taxation as reported in the Consolidated Balance Sheet consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Accrued income taxes falling due within one year	$7	$12
Accrued income taxes falling due after one year	3	2
Deferred income tax liabilities due after one year	14	21

Total	$24	$35

Income tax expense consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Current income tax expense:
US	$—	$—
Non-US	38	36

Total Current	38	36

Deferred income tax benefit:
US	8	(18)
Non-US	(12)	10

Total Deferred	(4)	(8)

Income tax expense	$34	$28

The significant components of the Company’s deferred tax assets and liabilities were as follows:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Deferred tax assets
Accrued warranty	$31	$35
Inventory valuation accounts	39	30
Debtor reserve	15	11
Accrued compensation and benefits	66	55
Depreciation	47	59
Restructuring accruals	1	9
Other accruals and deferred items	25	22
Net operating losses	698	735
Tax credit carryforwards	628	603
Other assets	1	7

Gross: Deferred tax assets	1,551	1,566
Less: Valuation allowance	(429)	(438)

Net: Deferred tax assets	1,122	1,128

Deferred tax liabilities
Unremitted earnings of certain non-US entities	(5)	(16)
Acquisition-related items	(5)	(8)
Other liabilities	(9)	(5)

Net: Deferred tax liabilities	(19)	(29)

Total net deferred tax assets	$1,103	$1,099

At 2 July 2021, the Company recorded $1.1 billion of net deferred tax assets. The realization of most of these deferred tax assets is primarily dependent on the Company’s ability to generate sufficient US and certain non-Irish taxable income in future periods. Although realization is not assured, the Company’s management believes it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when the Company re-evaluates the underlying basis for its estimates of future US and certain non-Irish taxable income.

The deferred tax asset valuation allowance decreased by $9 million in fiscal year 2021.

At 2 July 2021, the Company had US and non-US tax net operating loss carryforwards of approximately $4.6 billion, and $65 million, respectively, which will expire at various dates beginning in fiscal year 2022, if not utilized. Net operating loss carryforwards of approximately $103 million are scheduled to expire in fiscal year 2022. At 2 July 2021, the Company had US tax credit carryforwards of $731 million which will expire at various dates beginning in fiscal year 2022 if not utilized.

As of 2 July 2021, approximately $222 million and $108 million of the Company’s total US net operating loss and tax credit carryforwards, respectively, are subject to annual limitations ranging from $1 million to $45 million pursuant to US tax law.

For purposes of the reconciliation between the income tax expense at the statutory rate and the effective tax rate, the Irish statutory rate of 25% was applied as follows:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Income tax expense at the statutory rate applicable to the Company in Ireland	$337	258
Permanent differences	8	(1)
Change in valuation allowance	(2)	(16)
Earnings taxed at less than statutory rate applicable to the Company in Ireland	(287)	(193)
Research Credit	(27)	(27)
Other individually immaterial items	5	7

Income tax expense	$34	$28

A substantial portion of the Company’s operations in Malaysia, Singapore and Thailand operate under various tax incentive programs, which expire in whole or in part at various dates through 2025. Certain tax incentives may be extended if specific conditions are met. The net impact of these tax incentive programs was to increase the Company’s net income by approximately $226 million in fiscal year 2021 ($0.92 per share, diluted) and to increase the Company’s net income by approximately $206 million in fiscal year 2020 ($0.78 per share, diluted).

The Company consists of an Irish tax resident parent holding company with various US and non-US subsidiaries that operate in multiple non-Irish taxing jurisdictions. The amount of temporary differences (including undistributed earnings) related to outside basis differences in the stock of non-Irish resident subsidiaries considered indefinitely reinvested outside of Ireland for which Irish income taxes have not been provided as of 2 July 2021, was approximately $4.0 billion. If such amounts were remitted to Ireland as a dividend, income tax at 25%, or approximately $1 billion would result.

As of 2 July 2021 and 3 July 2020, the Company had approximately $108 million and $89 million, respectively, of unrecognized tax benefits excluding interest and penalties. These amounts, if recognized, would impact the effective tax rate subject to certain future valuation allowance offsets.

The following table summarizes the activities related to the Company’s gross unrecognized tax benefits:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Balance of unrecognized tax benefits at the beginning of the year	$89	$83
Gross increase for tax positions of prior years	7	—
Gross decrease for tax positions of prior years	(1)	(1)
Gross increase for tax positions of current year	15	8
Gross decrease for tax positions of current year	—	—
Settlements	(1)	(1)
Lapse of statutes of limitation	(1)	—
Non-US exchange gain	—	—

Balance of unrecognized tax benefits at the end of the year	$108	$89

It is the Company’s policy to include interest and penalties related to unrecognized tax benefits in the income tax expense on the Consolidated Profit and Loss Account. During fiscal year 2021 the Company recognized net income tax benefit for interest and penalties of less than $1 million, as compared to net tax benefit of less than $1 million during fiscal year 2020. As of 2 July 2021, the Company’s accrued interest and penalties related to unrecognized tax benefits remains unchanged at less than $1 million compared with fiscal year 2020.

During the 12 months beginning 3 July 2021, the Company expects that its unrecognized tax benefits could be reduced by less than $1 million as a result of the expiration of certain statutes of limitation.

The Company is required to file US and non-US income tax returns. The Company is no longer subject to tax examination for years prior to fiscal year 2009 and prior to fiscal year 2010 for non-US income tax returns.

The following table shows the activity in the deferred tax liability balance for fiscal year 2021:

(US Dollars in millions)	Amount
Balance at 3 July 2020	$21
Unremitted earnings of certain non-US entities	(11)
Other activities	$4

Balance at 2 July 2021	$14

6. Leases

The Company is a lessee in several operating leases related to real estate facilities for warehouse and office space.

The Company’s lease arrangements comprise operating leases with various expiration dates through 2067. The lease term includes the non-cancelable period of the lease, adjusted for options to extend or terminate the lease when it is reasonably certain that an option will be exercised.

Operating lease costs include short-term lease costs and are shown net of immaterial sublease income. The components of lease costs and other information related to leases were as follows:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Operating lease cost	$15	22
Variable lease cost	4	4

Total lease cost	$19	26

Operating cash outflows from operating leases	$19	18

	2 July 2021	3 July 2020
Weighted-average remaining lease term	7.2 years	13.2 years
Weighted-average discount rate	6.02%	6.53%

ROU assets and lease liabilities are included on the Company’s Consolidated Balance Sheet as follows:

(US Dollars in millions)	Balance Sheet Location	2 July 2021	3 July 2020
ROU assets	Right of use assets	$97	103
Current lease liabilities	Other creditors–amounts due within one year	$15	14
Non-current lease liabilities	Other creditors–amounts due after one year	$39	49

The following table provides details of the ROU assets:

(US Dollars in millions)	2 July 2021	3 July 2020
Balance, beginning of period	$103	$115
Assets recognized for new leases	12	2
Amortization	(20)	(19)
Other (interest accretion and other adjustments)	2	5

Balance, end of period	$97	$103

At 2 July 2021, future lease payments included in the measurement of lease liabilities were as follows (in millions):

Fiscal Year	Amount
2022	$15
2023	12
2024	8
2025	5
2026	4
Thereafter	21

Total lease payments	65
Less: imputed interest	(11)

Present value of lease liabilities	$54

7. Restructuring and Exit Costs

During fiscal years 2021 and 2020, the Company recorded restructuring charges of $8 million and $82 million, respectively, comprised primarily of charges related to workforce reduction costs and facilities and other exit costs associated with the restructuring of its workforce. The Company’s significant restructuring plans are described below. All restructuring charges are reported in Restructuring and other, net on the Consolidated Profit and Loss Account.

June 2020 Plan - On 1 June 2020, the Company committed to a restructuring plan (the “June 2020 Plan”) consistent with its long-term strategy to drive operational efficiencies, reduce its cost structure and invest in future opportunities. The June 2020 Plan included consolidating the Company’s Minnesota facilities into one location and reducing its headcount worldwide by approximately 500 employees. The June 2020 Plan was substantially completed during the first quarter of fiscal year 2021.

The following table summarizes the Company’s restructuring activities under all of the Company’s active restructuring plans for fiscal years 2021 and 2020:

	June 2020 Plan		Other Plans
(US Dollars in millions)	Workforce Reduction Costs	Facilities and Other Exit Costs	Workforce Reduction Costs	Facilities and Other Exit Costs	Total
Accrual balances at June 28, 2019	$—	$—	13	17	$30
Lease adoption adjustment	$—	$—	—	(11)	$(11)
Restructuring charges	$56	$2	26	2	$86
Cash payments	$(18)	$—	(30)	(5)	$(53)
Adjustments	$—	$—	(4)	—	$(4)

Accrual balances at July 3, 2020	$38	$2	5	3	$48
Restructuring charges	$—	$—	6	8	$14
Cash payments	$(37)	$(1)	(10)	(5)	$(53)
Adjustments	$—	$—	—	(1)	$(1)

Accrual balances at 2 July 2021	$1	$1	1	5	$8

Total costs incurred to date as of 2 July 2021	$56	$2	51	10	$119

Total expected cost to be incurred as of 2 July 2021	$—	$7	—	—	$7

The accrued restructuring balance is included in Other provisions in the Company’s Consolidated Balance Sheet for fiscal years 2021 and 2020.

During fiscal year 2021, the Company recognized a gain of $3 million from the sale of a certain property and a gain of $2 million from termination of an operating lease, which are reported in Restructuring and other, net on the Company’s Condensed Consolidated Profit and Loss Account.

8. Derivative Financial Instruments

The Company is exposed to foreign currency exchange rate, interest rate and to a lesser extent, equity market risks relating to its ongoing business operations. From time to time, the Company enters into cash flow hedges in the form of foreign currency forward exchange contracts in order to manage the foreign currency exchange rate risk on forecasted expenses and investments denominated in foreign currencies.

In the quarter ended 4 October 2019, the Company entered into certain interest rate swap agreements with a notional amount of $500 million to convert the variable interest rate on its Term Loan to fixed interest rates. The contracts will mature on 16 September 2025. The notional amount of the interest rate swap agreements was $481 million as of 2 July 2021. The objective of the interest rate swap agreements is to eliminate the variability of interest payment cash flows associated with the variable interest rates under the Term Loan. The Company designated the interest rate swaps as cash flow hedges.

The Company’s accounting policies for these instruments are based on whether the instruments are classified as designated or non-designated hedging instruments. The Company records all derivatives on its Consolidated Balance Sheets at fair value. The changes in the fair value of highly effective designated cash flow hedges are recorded in Accumulated other comprehensive loss until the hedged item is recognized in earnings. Derivatives that are not designated as hedging instruments or are not assessed to be highly effective are adjusted to fair value through earnings. The amount of net unrealized loss on cash flow hedges was $18 million and $24 million as of 2 July 2021 and 3 July 2020, respectively. As of 2 July 2021, the amount of existing net losses related to cash flow hedges recorded in Accumulated other comprehensive loss included a net loss of $5 million that is expected to be reclassified to earnings within twelve months.

The Company de-designates its cash flow hedges when the forecasted hedged transactions affects earnings or it is probable the forecasted hedged transactions will not occur in the initially identified time period. At such time, the associated gains and losses deferred in Accumulated other comprehensive loss on the Company’s Consolidated Balance Sheets are reclassified into earnings and any subsequent changes in the fair value of such derivative instruments are immediately reflected in earnings. The Company recognized a net gain of $14 million in Cost of revenue and a net loss of $7 million in Interest expense related to the loss of hedge designation on discontinued cash flow hedges during fiscal year 2021. The Company recognized a net loss of $3 million in Other expense, net related to the loss of hedge designation on discontinued cash flow hedges during fiscal year 2020.

Other derivatives not designated as hedging instruments consist of foreign currency forward exchange contracts that the Company uses to hedge the foreign currency exposure on forecasted expenditures denominated in currencies other than the US dollar. The Company recognizes gains and losses on these contracts, as well as the related costs in Other income and charges, net on its Consolidated Profit and Loss Account.

The following tables show the total notional value of the Company’s outstanding foreign currency forward exchange contracts as of 2 July 2021 and 3 July 2020. All of the foreign currency forward exchange contracts mature within 12 months.

	As of 2 July 2021
(US Dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges
Singapore Dollar	$172	$43
Thai Baht	131	46
Chinese Renminbi	73	21
British Pound Sterling	54	16

	$430	$126

	As of 3 July 2020
(US Dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges
Singapore Dollar	$187	$56
Thai Baht	157	42
Chinese Renminbi	81	25
British Pound Sterling	64	20

	$489	$143

The Company is subject to equity market risks due to changes in the fair value of the notional investments selected by its employees as part of its non-qualified deferred compensation plan: the Seagate Deferred Compensation Plan (the “SDCP”). In

fiscal year 2014, the Company entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP’s liabilities. The Company pays a floating rate, based on LIBOR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP’s liabilities due to changes in the value of the investment options made by employees. As of 2 July 2021, the notional investments underlying the TRS amounted to $126 million. The contract term of the TRS is through January 2022 and is settled on a monthly basis, therefore limiting counterparty performance risk. The Company did not designate the TRS as a hedge. Rather, the Company records all changes in the fair value of the TRS to earnings to offset the market value changes of the SDCP’s liabilities.

The following tables show the Company’s derivative instruments measured at gross fair value as reflected in the Consolidated Balance Sheets as of 2 July 2021 and 3 July 2020:

	As of 2 July 2021
	Derivative Assets		Derivative Liabilities
(US Dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	$1	Other creditors	$(5)
Interest rate swap	Other debtors	$—	Other creditors	$(14)
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	1	Other creditors	(2)
Total return swap	Other debtors	2	Other creditors	—

Total derivatives		$4		$(21)

	As of 3 July 2020
	Derivative Assets		Derivative Liabilities
(US Dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	$3	Other creditors	$—
Interest rate swap	Other debtors	—	Other creditors	(27)
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	2	Other creditors	(2)
Total return swap	Other debtors	1	Other creditors	—

Total derivatives		$6		$(29)

The following tables show the effect of the Company’s derivative instruments on the Consolidated Statement of Comprehensive Income and Consolidated Profit and Loss Account for the fiscal year ended 2 July 2021:

(US Dollars in millions) Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
Foreign currency forward exchange contracts	Other income and charges, net	$10
Total return swap	Operating expenses	30

(US Dollars in millions) Derivatives Designated as Hedging Instruments	Amount of Gain/(Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain/(Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain/(Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Foreign currency forward exchange contracts	$7	Cost of revenue	$14	Other, net	$1
Interest rate swap	8	Interest expense	(7)	Interest expense	—

The following table shows the effect of the Company’s derivative instruments on the Consolidated Statement of Comprehensive Income and Consolidated Profit and Loss Account for the fiscal year ended 3 July 2020:

(US Dollars in millions) Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
Foreign currency forward exchange contracts	Other income and charges, net	$(2)
Total return swap	Operating expenses	2

(US Dollars in millions) Derivatives Designated as Hedging Instruments	Amount of Gain/(Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain/(Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain/(Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Foreign currency forward exchange contracts	$2	Other income and charges, net	$(3)	Other income and charges, net	$(1)
Interest rate swap	(29)	Interest expense	—	Other income and charges, net	—

9. Fair Value

Measurement of Fair Value

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Fair Value Hierarchy

A fair value hierarchy is based on whether the market participant assumptions used in determining fair value are obtained from independent sources (observable inputs) or reflects the Company’s own assumptions of market participant valuation (unobservable inputs). A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are:

Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Quoted prices for identical assets and liabilities in markets that are inactive; quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; or

Level 3 - Prices or valuations that require inputs that are both unobservable and significant to the fair value measurement.

The Company considers an active market to be one in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis, and views an inactive market as one in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers. Where appropriate, the Company’s or the counterparty’s non-performance risk is considered in determining the fair values of liabilities and assets, respectively.

Items Measured at Fair Value on a Recurring Basis

The following tables present the Company’s assets and liabilities, by financial instrument type and balance sheet line item that are measured at fair value on a recurring basis, excluding accrued interest components, as of 2 July 2021:

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	$551	$—	$—	$551
Time deposits and certificates of deposit	—	—	—	—

Total cash equivalents	551	—	—	551

Restricted cash and investments:
Money market funds	1	—	—	1
Time deposits and certificates of deposit	—	1	—	1
Other debt securities	—	—	18	18
Derivative assets	—	4	—	4

Total assets	$552	$5	$18	$575

Liabilities:
Derivative liabilities	$—	$21	$—	$21

Total liabilities	$—	$21	$—	$21

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Cash and cash equivalents	$551	$—	$—	$551
Other debtors—amounts falling due within one year	1	5	—	6
Financial assets	—	—	18	18

Total assets	$552	$5	$18	$575

Liabilities:
Other creditors—amounts falling due within one year	$—	$21	$—	$21

Total liabilities	$—	$21	$—	$21

The following tables present the Company’s assets and liabilities, by financial instrument type and balance sheet line item that are measured at fair value on a recurring basis, excluding accrued interest components, as of 3 July 2020:

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	$494	$—	$—	$494
Time deposits and certificates of deposit	—	55	—	55

Total cash equivalents	494	55	—	549

Restricted cash and investments:
Money market funds	1	—	—	1
Time deposits and certificates of deposit	—	1	—	1
Other debt Securities	—	—	18	18
Derivative assets	—	6	—	6

Total assets	$495	$62	$18	$575

Liabilities:
Derivative liabilities	$—	$29	$—	$29

Total liabilities	$—	$29	$—	$29

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Cash and cash equivalents	$494	$55	$—	$549
Other debtors—amounts falling due within one year	1	7	—	8
Financial assets	—	—	18	18

Total assets	$495	$62	$18	$575

Liabilities:
Other creditors—amounts falling due within one year	$—	$29	$—	$29

Total liabilities	$—	$29	$—	$29

The Company classifies items in Level 1 if the financial assets consist of securities for which quoted prices are available in an active market.

The Company classifies items in Level 2 if the financial asset or liability is valued using observable inputs. The Company uses observable inputs including quoted prices in active markets for similar assets or liabilities. Level 2 assets include: agency bonds, corporate bonds, commercial paper, municipal bonds, US Treasuries, time deposits and certificates of deposit. These debt investments are priced using observable inputs and valuation models which vary by asset class. The Company uses a pricing service to assist in determining the fair value of all of its cash equivalents. For the cash equivalents in the Company’s portfolio, multiple pricing sources are generally available. The pricing service uses inputs from multiple industry standard data providers or other third-party sources and various methodologies, such as weighting and models, to determine the appropriate price at the measurement date. The Company corroborates the prices obtained from the pricing service against other independent sources and, as of 2 July 2021, has not found it necessary to make any adjustments to the prices obtained. The Company’s derivative financial instruments are also classified within Level 2. The Company’s derivative financial instruments consist of foreign currency forward exchange contracts, interest rate swaps and the TRS. The Company recognizes derivative financial instruments in its consolidated financial statements at fair value. The Company determines the fair value of these instruments by considering the estimated amount it would pay or receive to terminate these agreements at the reporting date.

Items Measured at Fair Value on a Non-Recurring Basis

From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives, which are accounted for either under the equity method or the measurement alternative. If measured at fair value in the Consolidated Balance Sheets, these investments would generally be classified in Level 3 of the fair value hierarchy.

For the investments that are accounted for under the equity method, the Company recorded a net gain of $48 million in fiscal year 2021 and a net loss of $2 million in fiscal year 2020. The adjusted carrying value of the investments accounted for under the equity method amounted to $78 million and $29 million as of 2 July 2021 and 3 July 2020, respectively.

For the investments that are accounted for under the measurement alternative, Company recorded $51 million of net gains in fiscal year 2021, of which $27 million is unrealized as of 2 July 2021 related to upward adjustments due to observable price changes. For fiscal year 2021 and 2020, the Company recorded downward adjustments of $12 million and $18 million, respectively, to write down the carrying amount of certain investments to their fair value. As of 2 July 2021 and 3 July 2020, the carrying value of the Company’s strategic investments under the measurement alternative was $117 million and $106 million, respectively.

The following table shows the activity in Financial assets for fiscal years 2021 and 2020, respectively:

(US Dollars in millions)	Total
Balance at 28 June 2019	$121
Additional investments	58
Sales and settlements	(5)
Downward adjustments	(18)
Loss from investments under equity method	(2)
Other adjustments	$(1)

Balance at 3 July 2020	$153
Additional investments	1
Sales and settlements	(28)
Downward adjustments	(12)
Upward adjustments	51
Gain from investments under equity method	48

Balance at 2 July 2021	$213

The Company’s debt is carried at amortized cost. The estimated fair value of the Company’s debt is derived using the closing price of the same debt instruments as of the date of valuation, which takes into account the yield curve, interest rates and other observable inputs. Accordingly, these fair value measurements are categorized as Level 2. The following table presents the fair value and amortized cost of the Company’s debt in order of maturity:

	2 July 2021		3 July 2020
(US Dollars in millions)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
4.250% Senior Notes due March 2022	$220	$224	$229	$237
4.750% Senior Notes due June 2023	541	578	546	576
4.875% Senior Notes due March 2024	499	544	498	541
4.750% Senior Notes due January 2025	479	529	479	517
4.875% Senior Notes due June 2027	504	561	504	549
4.091% Senior Notes due June 2029	461	519	456	523
3.125% Senior Notes due July 2029	500	488	—	—
4.125% Senior Notes due January 2031	499	513	499	524
3.375% Senior Notes due July 2031	500	487	—	—
5.750% Senior Notes due December 2034	489	566	489	543
LIBOR Based Term Loan due September 2025	481	478	500	490

	$5,173	$5,487	$4,200	$4,500
Less: debt issuance costs	(34)	—	(25)	—

Debt, net of debt issuance costs	$5,139	$5,487	$4,175	$4,500
Less: current portion of debt, net of debt issuance costs	(245)	(249)	(19)	(19)

Long-term debt, less current portion, net of debt issuance costs	$4,894	$5,238	$4,156	$4,481

10. Capital and Reserves

Share Capital

The Company’s authorized share capital is €40,000 and $13,500 and consists of 40,000 deferred shares, par value €1, of which 39,994 shares were outstanding as of 2 July 2021, 1,250,000,000 ordinary shares, par value $0.00001, of which 227,382,980 shares were outstanding as of 2 July 2021 and 100,000,000 preferred shares, par value $0.00001, of which none were issued or outstanding as of 2 July 2021.

On 18 May 2021, in connection with a corporate reorganization, a new Irish public limited company, STX, began serving as the publicly traded parent company, and pursuant to a scheme of arrangement under Irish law, each STUC ordinary shareholder received one ordinary share, par value $0.00001, of STX on a one-for-one basis. As of 18 May 2021, there were 227,340,817 ordinary shares of $0.0001 par value per share exchanged in connection with the reorganization.

Ordinary shares - Holders of ordinary shares are entitled to receive dividends when and as declared by the Company’s board of directors (the “Board of Directors”). Upon any liquidation, dissolution, or winding up of the Company, after required payments are made to holders of preferred shares, any remaining assets of the Company will be distributed ratably to holders of the preferred and ordinary shares. Holders of shares are entitled to one vote per share on all matters upon which the ordinary shares are entitled to vote, including the election of directors.

Preferred shares - The Company may issue preferred shares in one or more series, up to the authorized amount, without shareholder approval. The Board of Directors is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. The Board of Directors can also increase or decrease the number of shares of a series, but not below the number of shares of that series then outstanding, without any further vote or action by the shareholders.

The Board of Directors may authorize the issuance of preferred shares with voting or conversion rights that could harm the voting power or other rights of the holders of the ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of its ordinary shares and the voting and other rights of the holders of ordinary shares.

Repurchases of Equity Securities

All repurchases are effected as redemptions in accordance with the Company’s Constitution.

The Company’s Board of Directors increased the authorization for the repurchase of its outstanding ordinary shares by $3.0 billion on 21 October 2020, and $2.0 billion on 22 February 2021. As of 2 July 2021, $4.2 billion remained available for repurchase under the existing repurchase authorization limit.

The following table sets forth information with respect to repurchases of the Company’s ordinary shares during fiscal years 2021 and 2020:

(US Dollars in millions)	Number of Shares Repurchased	Dollar Value of Shares Repurchased
Cumulative repurchased through 28 June 2019	374	$11,499
Repurchased in fiscal year 2020(1)	18	887

Cumulative repurchased through 3 July 2020	392	$12,386
Repurchased in fiscal year 2021(1)	34	2,081

Cumulative repurchased through 2 July 2021	426	$14,467

(1)

For fiscal years 2021 and 2020, includes net share settlements of $33 million and $40 million, for 1 million and 1 million shares in connection with tax withholding related to vesting of restricted share units, respectively.

Reserves

	Number of Ordinary Shares	Share Premium	Profit and Loss Account	Other Reserves	Total Equity
	(In millions)	(US Dollars in millions)
Balance at 28 June 2019	269	$3,888	$(2,460)	$734	$2,162
Impact of adoption of new lease standard	—	—	(2)	—	(2)
Income for the period	—	—	1,004	—	1,004
Repurchase and cancellation of ordinary shares	(17)	—	(847)	—	(847)
Tax withholding related to vesting of restricted stock units	(1)	—	(40)	—	(40)
Issuance of shares in respect of share-based payment plans	6	103	—	—	103
Dividends to shareholders	—	—	(670)	—	(670)
Share-based compensation	—	—	—	109	109
Other comprehensive loss	—	—	—	(32)	(32)

Balance at 3 July 2020	257	$3,991	$(3,015)	$811	$1,787
Income for the period	—	—	1,314	—	1,314
Repurchase and cancellation of ordinary shares	(33)	—	(2,047)	—	(2,047)
Tax withholding related to vesting of restricted stock units	(1)	—	(33)	—	(33)
Issuance of shares in respect of share-based payment plans	4	108		—	108
Dividends to shareholders	—	—	(635)	—	(635)
Share-based compensation	—	—	—	112	112
Other comprehensive income	—	—	—	25	25
Retirement of shares resulting from corporate reorganization	(227)	(4,099)	—	4,099	—
Issuance of shares resulting from corporate reorganization	227	23,000	—	(23,000)	—

Balance at 2 July 2021	227	$23,000	$(4,416)	$(17,953)	$631

On 19 May 2021 the Company issued 1 preference share at a premium of $23.0 billion, by way of a bonus issue. This share was subsequently cancelled. On 14 May 2021, the Company’s shareholders approved a reduction of the Company’s share premium account to create distributable reserves. On 2 June 2021, the Company filed a petition with the High Court of Ireland to approve the creation of distributable reserves through the reduction of the share premium account by approximately $23.0 billion. The High Court of Ireland approved the petition on 15 July 2021.

Capital Redemption Reserve Fund

Other reserves include no amount for fiscal year 2021 and $3,600 for fiscal year 2020, representing a Capital Redemption Reserve Fund.

11. Share-based Compensation

Share-Based Compensation Plans

The Company’s share-based compensation plans have been established to promote the Company’s long-term growth and financial success by providing incentives to its employees, directors and consultants through grants of share-based awards. The provisions of the Company’s share-based benefit plans, which allow for the grant of various types of equity-based awards, are also intended to provide greater flexibility to maintain the Company’s competitive ability to attract, retain and motivate participants for the benefit of the Company and its shareholders.

Seagate Technology Holdings plc 2012 Equity Incentive Plan (the “EIP”). On 26 October 2011, the shareholders approved the EIP and authorized the issuance of up to a total of approximately 27.0 million ordinary shares, par value $0.00001 per share, plus any shares remaining available for grant under the Seagate Technology plc 2004 Share Compensation Plan (the “SCP”) as of the effective date of the EIP (which was equal to approximately 11.0 million ordinary shares as of the effective date of the EIP and which will increase by such additional number of shares as will be returned to the share reserve in respect of awards previously granted under the SCP) (together, the “Share Reserve”). On 22 October 2014, the shareholders authorized the issuance under the EIP of an additional 25.0 million ordinary shares, par value $0.00001 per share. On 19 October 2016, the shareholders authorized the issuance under the EIP of an additional 7.5 million ordinary shares, par value $0.00001 per share. On 29 October 2019, the shareholders authorized the issuance under the EIP of an additional 12.1 million ordinary shares, par value $0.00001 per share. Any shares that are subject to options or share appreciation rights granted under the EIP will be counted against the Share Reserve as one share for every one share granted, and any shares that are subject to restricted share units (“RSUs”) or performance-based share units (“PSU”) (collectively, “Full-Value Share Awards”) will generally be counted, after 29 October 2019, against the Share Reserve as 2.25 shares for every one share granted. As of 2 July 2021, there were approximately 19.0 million ordinary shares available for issuance of Full-Value Share Awards under the EIP.

Dot Hill Systems 2009 Equity Incentive Plan (the “DHEIP”). Effective 18 May 2021, Seagate Technology Holdings plc assumed the Dot Hill Systems 2009 Equity Incentive Plan, which was acquired by STUC effective 6 October 2015. The Company assumed the remaining authorized but unused share reserve of approximately 2.0 million shares, based on the conversion ratio, from the DHEIP on the acquisition date. Effective 24 April 2019, the Company terminated the DHEIP and thus, no further grants will be made under the DHEIP. Outstanding awards granted under the DHEIP will remain subject to the terms of the DHEIP.

Seagate Technology Holdings plc Employee Stock Purchase Plan (the “ESPP”). There are 60.0 million ordinary shares authorized to be issued under the ESPP. The ESPP consists of a six-month offering period with a maximum issuance of 1.5 million ordinary shares per offering period. The ESPP permits eligible employees to purchase ordinary shares through payroll deductions generally at 85% of the fair market value of the ordinary shares. As of 2 July 2021, there were approximately 8.4 million ordinary shares available for issuance under the ESPP.

Equity Awards

RSUs generally vest over a period of four years, with cliff vesting of a portion of each award occurring annually, subject to continuous employment with the Company through the vesting date. Options generally vest as follows: 25% of the options will vest on the first anniversary of the vesting commencement date and the remaining 75% will vest ratably each month thereafter over the next 36 months. Options granted under the EIP and SCP have an exercise price equal to the fair market value of the Company’s ordinary shares on the grant date. Fair market value is defined as the closing price of the Company’s ordinary shares on NASDAQ on the grant date.

The Company granted PSUs to its senior executive officers under the SCP and the EIP where vesting is subject to both the continued employment of the participant by the Company and the achievement of certain financial and operational performance goals established by the Compensation Committee of the Company’s Board of Directors. A single PSU represents the right to receive a single ordinary share of the Company. During fiscal years 2021 and 2020, the Company granted 0.3 million and 0.3 million PSUs, respectively, where performance is measured based on a three-year average return on invested capital (“ROIC”) goal and a relative total shareholder return (“TSR”) goal, which is based on the Company’s ordinary shares measured against a benchmark TSR of a peer group over the same three-year period (the “TSR/ROIC” awards). These awards vest after the end of the performance period of three years from the grant date. A percentage of these units may vest only if at least the minimum ROIC goal is met regardless of whether the TSR goal is met. The number of share units to vest will range from 0% to 200% of the targeted units. In evaluating the fair value of these units, the Company used a Monte Carlo simulation on the grant date, taking the market-based TSR goal into consideration. Compensation expense related to these units is only recorded in a period if it is probable that the ROIC goal will be met, and it is to be recorded at the expected level of achievement.

The Company also granted 0.1 million and 0.1 million PSUs during fiscal years 2021 and 2020, respectively, to its senior executive officers which are subject to a performance goal related to the Company’s adjusted earnings per share (“AEPS”). These awards have a maximum seven-year vesting period, with 25% annual vesting starting on the first anniversary of the grant date. If the AEPS goal is not achieved, vesting is delayed to a following year in which the AEPS goal is achieved. Any unvested awards from prior years may vest cumulatively in a future year within the seven-year vesting period if the annual AEPS goal is achieved during a subsequent year. If the AEPS goal has not been met by the end of the seven-year period, any unvested shares will be forfeited.

Determining Fair Value of Seagate Technology Share Plans

Valuation and amortization method - The Company estimates the fair value of granted share options, RSUs and PSUs subject to an AEPS condition granted using the Black-Scholes-Merton valuation model and a single share award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period or the remaining service (vesting) period.

Expected Term - Expected term represents the period that the Company’s share-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of its share-based awards.

Expected Volatility - The Company uses a combination of the implied volatility of its traded options and historical volatility of its share price.

Expected Dividend - The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. The dividend yield is determined by dividing the expected per share dividend during the coming year by the grant date share price. The expected dividend assumption is based on the Company’s current expectations about its anticipated dividend policy. Also, because the expected dividend yield should reflect marketplace participants’ expectations, the Company does not incorporate changes in dividends anticipated by management unless those changes have been communicated to or otherwise are anticipated by marketplace participants.

Risk-Free Interest Rate - The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation model on the implied yield currently available on US Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s share-based awards do not correspond with the terms for which interest rates are quoted, the Company performed a straight-line interpolation to determine the rate from the available term maturities.

The fair value of the Company’s shares related to options and RSUs granted to employees, shares issued from the ESPP and PSUs subject to TSR/ROIC or AEPS conditions for fiscal years 2021 and 2020, were estimated using the following assumptions:

	Fiscal Years
	2021	2020
Options
Expected term (in years)	4.2	4.2
Volatility	37 - 38%	39%
Weighted-average volatility	38%	39%
Expected dividend rate	3.2 - 5.2%	4.2%
Weighted-average expected dividend rate	4.7%	4.2%
Risk-free interest rate	0.2 - 0.7%	1.4%
Weighted-average fair value	$10.77	$12.41
RSUs
Expected term (in years)	1 - 2.5	1 - 2.5
Expected dividend rate	2.5 - 5.4%	3.9 - 5.8%
Weighted-average expected dividend rate	4.6%	4.3%
Weighted-average fair value	$50.64	$49.49
ESPP
Expected term (in years)	0.5	0.5
Volatility	39 - 44%	32 - 35%
Weighted-average volatility	42%	33%
Expected dividend rate	4.0 - 5.8%	4.3 - 5.4%
Weighted-average expected dividend rate	5.1%	4.9%
Risk-free interest rate	0.1%	1.6 - 2.0%
Weighted-average fair value	$13.77	$12.23
PSUs subject to TSR/ROIC conditions
Expected term (in years)	3.0	3.0
Volatility	38%	37%
Weighted-average volatility	38%	37%
Expected dividend rate	5.6%	4.6%
Weighted-average expected dividend rate	5.6%	4.6%
Risk-free interest rate	0.2%	1.5%
Weighted-average fair value	$43.20	$52.39
PSUs subject to an AEPS condition
Expected term (in years)	2.5	2.5
Expected dividend rate	3.2 - 5.2%	4.2%
Weighted-average expected dividend rate	4.9%	4.2%
Weighted-average fair value	$45.50	$49.27

Share-based Compensation Expense

The Company recorded $112 million and $109 million of share-based compensation during fiscal years 2021 and 2020, respectively. Management has made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest. When estimating forfeitures, the Company considers voluntary termination behavior as well as the historical analysis of actual forfeited awards.

Share Option Activity

The Company issues new ordinary shares upon exercise of share options. The following is a summary of option activities:

Options	Number of Shares (In millions)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In years)	Aggregate Intrinsic Value (US Dollars in millions)
Outstanding at 3 July 2020	2.4	$44.18	3.7	$15
Granted	0.3	$53.06
Exercised	(1.1)	$46.62
Forfeitures	—	$30.95
Expirations	—	$65.68

Outstanding at 2 July 2021	1.6	$44.24	4.0	$69

Vested and expected to vest at 2 July 2021	1.6	$44.09	4.0	$68

Exercisable at 2 July 2021	1.0	$39.94	3.1	$47

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s ordinary shares for the options that were in-the-money at 2 July 2021. During fiscal years 2021 and 2020, the aggregate intrinsic value of options exercised under the Company’s share option plans was $31 million and $22 million, respectively, determined as of the date of option exercise. The aggregate fair value of options vested during fiscal years 2021 and 2020 was approximately $4 million and $6 million, respectively.

At 2 July 2021, the total compensation cost related to options granted to employees but not yet recognized was approximately $6 million, net of an immaterial amount of estimated forfeitures. This cost is being amortized on a straight-line basis over a weighted-average remaining term of approximately 2.4 years and will be adjusted for subsequent changes in estimated forfeitures.

Unvested Awards Activity

The following is a summary of unvested award activities which do not contain a performance condition:

Unvested Awards	Number of Shares (In millions)	Weighted- Average Grant- Date Fair Value
Unvested at 3 July 2020	4.8	$41.77
Granted	3.3	$50.64
Forfeitures	(0.2)	$38.06
Vested	(2.0)	$38.28

Unvested at 2 July 2021	5.9	$47.81

At 2 July 2021, the total compensation cost related to unvested awards granted to employees but not yet recognized was approximately $204 million, net of estimated forfeitures of approximately $16 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 2.5 years and will be adjusted for subsequent changes in estimated forfeitures. The aggregate fair value of unvested awards vested during fiscal years 2021 and 2020, was approximately $75 million and $71 million, respectively.

Performance Awards

The following is a summary of unvested award activities which contain a performance condition:

Performance Awards	Number of Shares (In millions)	Weighted- Average Grant-Date Fair Value
Performance units at 3 July 2020	0.9	$42.77
Granted	0.6	$38.11
Forfeitures	—	$46.93
Vested	(0.5)	$28.20

Performance units at 2 July 2021	1.0	$46.56

At 2 July 2021, the total compensation cost related to performance awards granted to employees but not yet recognized was approximately $23 million, net of estimated forfeitures of approximately $3 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 1.5 years. The aggregate fair value of performance awards vested during fiscal years 2021 and 2020, was approximately $8 million and $12 million, respectively.

ESPP

During fiscal years 2021 and 2020, the aggregate intrinsic value of shares purchased under the Company’s ESPP was approximately $27 million and $19 million, respectively. At 2 July 2021, the total compensation cost related to options to purchase the Company’s ordinary shares under the ESPP but not yet recognized was approximately $1.4 million. This cost will be amortized on a straight-line basis over a weighted-average period of approximately one month. During fiscal year 2021, the Company issued 1.5 million ordinary shares with a weighted-average exercise price of $38.24 per share.

Tax-Deferred Savings Plan

The Company has a tax-deferred savings plan, the Seagate 401(k) Plan (the “401(k) plan”), for the benefit of qualified employees. The 401(k) plan is designed to provide employees with an accumulation of funds at retirement. Qualified employees may elect to make contributions to the 401(k) plan on a bi-weekly basis. Pursuant to the 401(k) plan, the Company matches 50% of employee contributions, up to 6% of compensation, subject to maximum annual contributions of $6,000 per participating employee. During fiscal years 2021 and 2020, the Company made matching contributions of $15 million and $15 million, respectively.

Deferred Compensation Plan

The Company has adopted the SDCP for the benefit of eligible employees. The plan is designed to permit certain discretionary employer contributions, in excess of the tax limits applicable to the 401(k) plan, and to permit employee deferrals in excess of certain tax limits. During fiscal year 2014, the Company entered into a TRS in order to manage the equity market risks associated with the SDCP liabilities. See “Note 8. Derivative Financial Instruments” contained in this report for additional information about the TRS.

Directors’ Emolument

During fiscal year 2021, the Company paid $13.4 million to its directors in respect of duties relating to Seagate Technology Holdings plc, including $8.0 million paid in AEPS and ROIC awards to Dr. Mosley and $3.1 million paid in restricted share units to other directors. Gains on exercise of vested options were approximately $10.3 million in fiscal year 2021.

During fiscal year 2020, the Company paid $13.4 million to its directors in respect of duties relating to Seagate Technology Unlimited Company, including $8.3 million paid in AEPS and ROIC awards to Dr. Mosley and $2.8 million paid in restricted share units to other directors. Gains on exercise of vested options were approximately $1.7 million in fiscal year 2020.

12. Guarantees

Indemnifications of Officers and Directors

Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seagate-Cayman”) and wholly-owned subsidiary of STX, from time to time enters into indemnification agreements with the directors, officers, employees and agents of STX or any of its subsidiaries (each, an “Indemnitee”). The indemnification agreements provide indemnification in addition to any of Indemnitee’s indemnification rights under any relevant Articles of Association (or similar constitutional document), applicable law or otherwise, and indemnifies an Indemnitee for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him or her in any action or proceeding, including any action by or in the right of STX or any of its subsidiaries, arising out of his or her service as a director, officer, employee or agent of STX or any of its subsidiaries or of any other entity to which he or she provides services at the Company’s request. However, Indemnitees are not indemnified under the indemnification agreements for (i) any fraud or dishonesty in the performance of Indemnitee’s duty to STX or the applicable subsidiary or (ii) Indemnitee’s conscious, intentional or willful failure to act honestly, lawfully and in good faith with a view to the best interests of the Company. In addition, the indemnification agreements provide that Seagate-Cayman will advance expenses incurred by an Indemnitee in connection with enforcement of the indemnification agreement or with the investigation, settlement or appeal of any action or proceeding against him or her as to which he or she could be indemnified.

The nature of these indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay on behalf of its officers and directors. Historically, the Company has not made any significant indemnification payments under such indemnification agreements and no amount has been accrued in the Company’s consolidated financial statements with respect to these indemnification obligations.

Indemnification Obligations

The Company from time to time enters into agreements with customers, suppliers, partners and others in the ordinary course of business that provide indemnification for certain matters including, but not limited to, intellectual property infringement claims, environmental claims and breach of agreement claims. The nature of the Company’s indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the Company’s consolidated financial statements with respect to these indemnification obligations.

Product Warranty

The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally warrants its products for a period of 1 to 5 years. The Company uses estimated repair or replacement costs and uses statistical modeling to estimate product return rates in order to determine its warranty obligation. As of 2 July 2021, the Company’s reserve for product warranty was $136 million compared to $151 million as of 3 July 2020. This decrease of $15 million was primarily driven by a continued decline in total number of units under warranty and a decrease in the Company’s warranty return rate as compared to prior year.

Changes in the Company’s product warranty liability during the fiscal years ended 2 July 2021 and 3 July 2020 were as follows:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Balance, beginning of period	$151	$195
Warranties issued	76	86
Repairs and replacements	(81)	(85)
Changes in liability for pre-existing warranties, including expirations	(10)	(45)

Balance, end of period	$136	$151

13. Earnings Per Share

Basic earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period and the number of additional shares that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding options, unvested RSUs and PSUs and shares to be purchased under the ESPP. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in fair market value of the Company’s share price can result in a greater dilutive effect from potentially dilutive securities. The following table sets forth the computation of basic and diluted net income per share attributable to the shareholders of the Company:

	Fiscal Years Ended
(US dollars in millions, except per share data)	2 July 2021	3 July 2020
Numerator:
Net income	$1,314	$1,004

Number of shares used in per share calculations:
Total shares for purposes of calculating basic net income per share	242	262
Weighted-average effect of dilutive securities:
Employee equity award plans	3	3

Total shares for purposes of calculating diluted net income per share	245	265

Net income per share
Basic	$5.43	$3.83
Diluted	5.36	3.79

The potential shares from Employee equity award plans that were excluded from the computation of diluted net income per share as their effect would have been anti-dilutive were immaterial for fiscal years 2021 and 2020.

14. Legal, Environmental and Other Contingencies

The Company assesses the probability of an unfavorable outcome of all its material litigation, claims or assessments to determine whether a liability had been incurred and whether it is probable that one or more future events will occur confirming the fact of the loss. In the event that an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, the Company establishes an accrual for the litigation, claim or assessment. In addition, in the event an unfavorable outcome is determined to be less than probable, but reasonably possible, the Company will disclose an estimate of the possible loss or range of such loss; however, when a reasonable estimate cannot be made, the Company will provide disclosure to that effect. Litigation is inherently uncertain and may result in adverse rulings or decisions. Additionally, the Company may enter into settlements or be subject to judgments that may, individually or in the aggregate, have a material adverse effect on its results of operations. Accordingly, actual results could differ materially.

Litigation

Convolve, Inc. (“Convolve”) and Massachusetts Institute of Technology (“MIT”) v. Seagate Technology LLC, et al. On 13 July 2000, Convolve and MIT filed suit against Compaq Computer Corporation and Seagate Technology LLC in the US District Court for the Southern District of New York, alleging infringement of US Patent No. 4,916,635 (the “‘635 patent”) and US Patent No. 5,638,267 (the “‘267 patent”), misappropriation of trade secrets, breach of contract and other claims. On 16 January 2002, Convolve filed an amended complaint, alleging defendants were infringing US Patent No. 6,314,473 (the “‘473 patent”). The district court ruled in 2010 that the ‘267 patent was out of the case.

On 16 August 2011, the district court granted in part and denied in part the Company’s motion for summary judgment. On 1 July 2013, the US Court of Appeals for the Federal Circuit: 1) affirmed the district court’s summary judgment rulings that the Company did not misappropriate any of the alleged trade secrets and that the asserted claims of the ‘635 patent are invalid; 2) reversed and vacated the district court’s summary judgment of non-infringement with respect to the ‘473 patent; and 3) remanded the case for further proceedings on the ‘473 patent. On 11 July 2014, the district court granted the Company’s further summary judgment motion regarding the ‘473 patent. On 10 February 2016, the US Court of Appeals for the Federal Circuit: 1) affirmed the district court’s summary judgment of no direct infringement by the Company because the Company’s ATA/SCSI disk drives do not meet the “user interface” limitation of the asserted claims of the ‘473 patent; 2) affirmed the district court’s summary judgment of non-infringement by Compaq’s products as to claims 1, 3, and 5 of the ‘473 patent because Compaq’s F10 BIOS interface does not meet the “commands” limitation of those claims; 3) vacated the district court’s summary judgment of non-infringement by Compaq’s accused products as to claims 7-15 of the ‘473 patent; 4) reversed the district court’s summary judgment of non-infringement based on intervening rights; and 5) remanded the case to the district court for further proceedings on the ‘473 patent. In view of the rulings made by the district court and the Court of Appeals and the uncertainty regarding the amount of damages, if any, that could be awarded Convolve in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

Lambeth Magnetic Structures LLC v. Seagate Technology (US) Holdings, Inc., et al. On 29 April 2016, Lambeth Magnetic Structures LLC filed a complaint against Seagate Technology (US) Holdings, Inc. and Seagate Technology LLC in the US District Court for the Western District of Pennsylvania, alleging infringement of US Patent No. 7,128,988, “Magnetic Material Structures, Devices and Methods.” The Company believes the claims asserted in the complaint are without merit and intends to vigorously defend this case. The court issued its claim construction ruling on 18 October 2017. The trial is scheduled to begin on 7 February 2022. While the possible range of loss for this matter remains uncertain, the Company estimates the amount of loss to be immaterial to the financial statements.

Seagate Technology LLC, et al. v. NHK Spring Co. Ltd. and TDK Corporation, et al. On 18 February 2020, Seagate Technology LLC, Seagate Technology (Thailand) Ltd., Seagate Singapore International Headquarters Pte. Ltd., and Seagate Technology International filed a complaint in the United States District Court for the Northern District of California against defendant suppliers of HDD suspension assemblies. Defendants include NHK Spring Co. Ltd., TDK Corporation, Hutchinson Technology Inc., and several of their subsidiaries and affiliates. The complaint includes federal and state antitrust law claims, as well as a breach of contract claim. The complaint alleges that defendants and their co-conspirators knowingly conspired for more than twelve years not to compete in the supply of suspension assemblies; that defendants misused confidential information that the Company had provided pursuant to nondisclosure agreements, in breach of their contractual obligations; and that the Company paid artificially high prices on its purchases of suspension assemblies. The Company seeks to recover the overcharges it paid for suspension assemblies, as well as additional relief permitted by law.

Nidec Corporation v. Seagate Technology LLC, et al. On 18 January 2021, Nidec Corporation filed a complaint against Seagate Technology LLC, Seagate Singapore International Headquarters Pte. Ltd., and Seagate Technology (Netherlands) B.V. in the United States District Court for the District of Delaware, alleging infringement of the following patents: US Patent No. 8,737,017, titled “Spindle Motor and Disk Drive Apparatus,” US Patent No. 9,742,239, titled “Spindle Motor and Disk Drive Apparatus,” US Patent No. 9,935,528, titled “Spindle Motor and Disk Drive Apparatus,” US Patent No. 10,407,775, titled “Base Plate, Hard Disk Drive, and Method of Manufacturing Base Plate,” and US Patent No. 10,460,767, titled “Base Member Including Information Mark and Insulating Coating Layer, and Disk Drive Apparatus Including the Same.” The complaint seeks unspecified compensatory damages and other relief. The Company believes the claims asserted in the complaint are without merit and intends to vigorously defend this case. The Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

Environmental Matters

The Company’s operations are subject to US and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of the Company’s operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

The Company has established environmental management systems and continually updates its environmental policies and standard operating procedures for its operations worldwide. The Company believes that its operations are in material compliance with applicable environmental laws, regulations and permits. The Company budgets for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on the Company in the future, it could incur additional operating costs and capital expenditures.

Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. The Company has been identified as a responsible or potentially responsible party at several sites. At each of these sites, the Company has an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. The Company has fulfilled its responsibilities at some of these sites and remains involved in only a few at this time.

While the Company’s ultimate costs in connection with these sites is difficult to predict with complete accuracy, based on its current estimates of cleanup costs and its expected allocation of these costs, the Company does not expect costs in connection with these sites to be material.

The Company may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”) enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (2011/65/EU), which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the US, Canada, Mexico, Taiwan, China, Japan and others. The EU REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern in products. If the Company or its suppliers fails to comply with the substance restrictions, recycle requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on the Company’s business.

Other Matters

The Company is involved in a number of other judicial, regulatory or administrative proceedings and investigations incidental to its business, and the Company may be involved in such proceedings and investigations arising in the normal course of its business in the future. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position or results of operations.

15. Commitments

Unconditional Long-Term Purchase Obligations. As of 2 July 2021, the Company had unconditional long-term purchase obligations of approximately $161 million, primarily related to purchases of minimum quarterly amounts of inventory components at fixed contractual prices. The Company expects the commitment to total $47 million, $44 million, $32 million, $24 million, and $14 million for fiscal years 2023, 2024, 2025, 2026 and thereafter, respectively.

Unconditional Long-term Capital Expenditures. As of 2 July 2021, the Company had $65 million unconditional long-term commitment primarily related to purchases of equipment.

16. Business Segment and Geographic Information

The Company’s manufacturing operations are based on technology platforms that are used to produce various data storage and systems solutions that serve multiple applications and markets. The Company has determined that its Chief Operating Decision Maker, the Chief Executive Officer, evaluates performance of the Company and makes decisions regarding investments in the Company’s technology platforms and manufacturing infrastructure based on the Company’s consolidated results. As a result, the Company has concluded that its manufacture and distribution of storage solutions constitutes one reporting segment.

In fiscal year 2021, one customer accounted for approximately 11% of consolidated revenue. In fiscal year 2020, no customer accounted for more than 10% of consolidated revenue.

The following table summarizes the Company’s operations by country:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Revenue from external customers(1):
Singapore	$5,180	$5,032
United States	3,656	3,583
The Netherlands	1,825	1,572
Other	20	322

Consolidated	$10,681	$10,509

Long-lived assets:
Thailand	$682	$681
United States	612	567
Singapore	570	601
Other	411	376

Consolidated	$2,275	$2,225

(1)	Revenue is attributed to countries based on the bill from location.

17. Revenue

The following table provides information about disaggregated revenue by sales channel and geographical region for the Company’s single reportable segment:

	Fiscal Years Ended
(US Dollars in million)	2 July 2021	3 July 2020
Revenue by Channel
OEMs	$7,403	$7,504
Distributors	1,854	1,738
Retailers	1,424	1,267

Total	$10,681	$10,509

Revenue by Geography(1)
Asia Pacific	$5,198	$5,060
Americas	3,656	3,583
EMEA	1,827	1,866

Total	$10,681	$10,509

(1)	Revenue is attributed to countries based on the bill from location.

18. Post Balance Sheet Events

Distributable Reserves and Dividend Declared

On 15 July 2021, the High Court of Ireland approved the creation of distributable reserves.

On 19 July 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.67 per share, which will be payable on 6 October 2021 to shareholders of record as of the close of business on 22 September 2021.

19. Employees and Remuneration

The average number of persons employed by the Company during each year was as follows:

	Fiscal Years Ended
	2 July 2021	3 July 2020
	(in thousands)
Manufacturing	33	34
Product development	4	4
Sales, marketing, general & administrative	3	3

	40	41

Employee costs during each year consist of the following:

	Fiscal Years Ended
(US Dollars in millions)	2 July 2021	3 July 2020
Salaries and wages	$1,413	$1,390
Social insurance costs	123	119
Other employee benefits	171	182
Share-based compensation	112	109

	$1,819	$1,800

20. Auditor’s Remuneration

The fees paid to Ernst & Young Ireland in respect of the audit of the group accounts were $0.14 million for both fiscal years ended 2 July 2021 and 3 July 2020. In addition, Ernst & Young Ireland received fees of $0.54 and $0.11 million for other assurance services for fiscal years 2 July 2021 and 3 July 2020, respectively. Ernst & Young Ireland received nil for both tax or other non-audit services for both fiscal years ended 2 July 2021 and 3 July 2020.

For fiscal year ended 2 July 2021, total auditor’s remuneration was $7.1 million, of which $6.2 million, $0.9 million and nil were related to audit fees, audit-related fees and tax and all other fees, respectively. For fiscal year ended 3 July 2020, total auditor’s remuneration was $6.7 million, of which $6.1 million, $0.5 million and $0.1 million were related to audit fees, audit-related fees and tax and all other fees, respectively.

21. Subsidiary Undertakings

The subsidiary undertakings of Seagate Technology Holdings plc which have a substantial effect on the financial position of the Company are listed below. Unless noted herein, all subsidiary undertakings are ultimately wholly owned by Seagate Technology Holdings plc and their financial results are included in the Company’s consolidated financial statements.

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology plc - re-registered as Seagate Technology Unlimited Company on 5 July 2021	Ireland	38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland	Holding Company	100%
Seagate HDD Cayman	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands	Holding Company	100%
Seagate Technology (US) Holdings, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Holding Company	100%

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology International	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands	Holding Company	100%
Seagate Technology (Ireland)	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands	Manufacture equipment for export	100%
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia	170-09-01, Livingston Tower, Janal Argyll, 10050 George Town Pulau Pinang Penang 10050 Malaysia	Manufacture, market and deal in all kinds of electronics data products.	100%
Seagate Technology (Ireland) – Springtown Branch	United Kingdom	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands	Manufacture equipment for export	100%
Seagate Singapore International Headquarters Pte. Ltd	Singapore	90 Woodlands Avenue 7 737911 Singapore	Exports products manufactured in Asia	100%
Seagate Technology International (Wuxi) Co. Ltd	China	Export Processing Zone, B, No. 2, Xing Chuang Er Lu, Wuxi, Jiangsu, Peoples Republic of China	Design, manufacture, service, market data storage products	100%
Seagate Technology LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Dual member limited liability company – HDD operating business	100%
Seagate Technology (Thailand) Limited	Thailand	1627 Moo 7, Teparuk Road, Tambol Teparuk, Amphur Muang, Samutprakarn 10270, Thailand	Manufacturer of disk drives and related peripherals	100%

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate International (Johor) Sdn. Bhd	Malaysia	B-11-8, Level 11 Megan Avenue II Jalan Yap Kwan Seng Kuala Lumpur 50450, Malaysia	Manufacturer of substrates	100%
Seagate Cloud Systems, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Manufacturing, selling, servicing computer peripherals	100%
Seagate Technology Netherlands B.V.	Netherlands	Tupolevlaan 105 1119 PA Schiphol-Rijk Netherlands	Recovery Services; Holding Company	100%

Exemption From Statutory Audit

As detailed in “Note 1. Basis of Presentation and Summary of Significant Accounting Policies”, in producing consolidated financial statements the UK subsidiaries of the Company are eligible to take advantage of the audit exemption available to them under s479A of the UK Companies Act 2006 relating to subsidiary companies. The subsidiaries which have taken an exemption from an audit for the year ended 2 July 2021 by virtue of s479A of the UK Companies Act 2006 are:

•	Seagate Business Centre (UK) Ltd. (registration number 7859662)
•	Seagate Technology UK Ltd. (registration number 3453431)
•	Seagate Systems (UK) Limited (registration number 03134912)
•	LaCie Ltd. (registration number 02475546)
•	EVault UK Ltd. (registration number 6364013)
•	Dot Hill Systems Europe Ltd. (registration number 3123600)

SEAGATE TECHNOLOGY HOLDINGS PLC

PARENT COMPANY STATEMENT OF COMPREHENSIVE INCOME

for the period ended 2 July 2021

(US Dollars in millions)	1 June 2020 to 2 July 2021	1 June 2019 to 31 May 2020
Loss for the period	$1	$—

Total comprehensive loss for the period	$1	$—

SEAGATE TECHNOLOGY HOLDINGS PLC

PARENT COMPANY STATEMENT OF FINANCIAL POSITION

at 2 July 2021

(US Dollars in millions)	Note	2 July 2021	31 May 2020
ASSETS
Fixed assets:
Financial assets—investment in subsidiary	3	$23,146	$—

Current assets:
Debtors		12	—
Cash		—	—

Total Assets		$23,158	$—

LIABILITIES AND EQUITY
Capital and reserves:
Share capital	4	$—	$—
Share premium	4	23,000	—
Other reserves	4	158	—
Profit and loss account		(1)	—

		23,157	—
Creditors – Amounts falling due within one year:
Amounts due to subsidiaries		1	—
Creditors		—	—

		1	—

Total Liabilities and Equity		$23,158	$—

The Company’s loss for the year amounted to $1 million.

Approved by the Board of Directors and signed on its behalf on 20 August 2021.

/s/ William D. Mosley	/s/ Judy Bruner
Dr. William D. Mosley	Judy Bruner

SEAGATE TECHNOLOGY HOLDINGS PLC

PARENT COMPANY STATEMENT OF CHANGES IN EQUITY

at 2 July 2021

(US Dollars in millions)	Share Capital	Share Premium	Merger Reserve	Other Reserves	Profit and Loss Account	Total

Balance at 31 May 2019	$—	$—	$—	$—	$—	$—
Balance at 31 May 2020	$—	$—	$—	$—	$—	$—
Loss for the period					(1)	(1)

Total comprehensive loss for the period	—	—	—	—	(1)	(1)

Transactions with owners recorded directly in equity:
Issuance of shares in exchange for the shares of Seagate Technology Unlimited Company (227,340,817 shares issued at $0.00001 par value)	—	—	23,000	—	—	23,000
Capitalization of merger reserve	—	23,000	(23,000)	—	—	—
Assumption of share-based payment plans	—	—	—	141	—	141
Share-based compensation	—	—	—	17	—	17

Total transactions with owners	—	23,000	—	158	—	23,158

Balance at 2 July 2021	$—	$23,000	$—	$158	$(1)	$23,157

SEAGATE TECHNOLOGY HOLDINGS PLC

NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS

1. Accounting Policies

Accounting Convention and Basis of Preparation of Financial Statements. The financial statements of Seagate Technology Holdings plc present the statement of comprehensive income, statement of financial position and statement of changes in equity on a stand-alone basis, including significant accounting policies. The financial statements have been prepared under the historical cost convention except for share-based payments which are stated at their fair value and in accordance with Irish law and Financial Reporting Standard 102 (“FRS 102”, The Financial Reporting Standard applicable in the UK and Republic of Ireland) issued by the Financial Reporting Council (Generally Accepted Accounting Practice in Ireland). The financial statements are presented in United States dollars, which is the Company’s functional and presentational currency and are rounded to the nearest million.

The Company changed its presentational and functional currency from Euro to US dollars for the period ended 2 July 2021, applied retrospectively to the comparative year.

During the period the Company changed its financial year end to 2 July 2021, to align to that of the Seagate Technology Holdings plc group. Comparative values presented in the financial statements are therefore not directly comparable.

Reduced Disclosure Framework Exemptions Adopted. In accordance with FRS102, the Company has taken advantage of the following disclosure exemptions as equivalent disclosures are available in the publicly filed financial statements of the group, Seagate Technology Holdings plc, which consolidates the results of the Company: 1) requirements of Section 7 Statement of Cash Flows paragraph 3.17; 2) requirements of Section 33 Related Party Disclosures paragraph 33.7 and 3) Section 26 Share based payment paragraph 26.18 (b), 26.19 to 26.21 and 26.23.

In accordance with Sections 304 (1) and 304 (2) of the Companies Act 2014, the Company is availing of the exemption from presenting the individual profit and loss account. For fiscal years 2021, the Company’s net loss was $1 million.

Related Party Transactions. The Company has availed itself of the exemption provided in FRS 102, Related Party Disclosures, which exempts disclosure of transactions entered into between two or more members of a group, provided that any subsidiary undertaking which is a party to the transaction is wholly owned by a member of that group.

Investment in Subsidiary. The Company’s investment in Seagate Technology Unlimited Company (formerly known as Seagate Technology plc), a wholly owned subsidiary, was recorded at cost which equaled fair value on 18 May 2021, the date that the Company became the parent of Seagate Technology Unlimited Company, based on the Company’s market capitalization at that time. This initial valuation is the Company’s cost basis for its investment in Seagate Technology Unlimited Company. The investment is tested for impairment if circumstances or indicators suggest that impairment may exist.

Amounts due to subsidiaries. Intercompany notes payable are repayable on demand and hence are recorded at the transaction price.

Guarantees and Contingencies. The Company has guaranteed certain liabilities and credit arrangements of group entities. The Company reviews the status of these guarantees at each reporting date and considers whether it is required to make a provision for payment on those guarantees based on the probability of the commitment being called.

The Company concluded that as the likelihood of the guarantees being called upon is remote, no provisions for any guarantees have been booked to these financial statements.

Dividend Income. Dividend income is recognized when the right to receive payment is established, the amount of which can be reliably measured and it is probable that collectability is reasonably assured.

Share-based Payments. The Seagate Technology group operates several share-based payment plans. The share-based payment expense associated with the share plans is recognized as an expense by the entity which receives services in exchange for the share-based compensation. On an individual undertaking basis, the statement of comprehensive income is charged with the expense related to the services received by Seagate Technology Holdings plc. The remaining portion of the share-based payments represents a contribution to group entities and is added to the carrying amount of those investments.

Taxation. Corporation tax is provided on taxable profits at the current rates.

Deferred taxation is accounted for in respect of all timing differences at expected tax rates. Timing differences arise from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is recognized only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

Foreign Currency. Transactions denominated in foreign currencies are recorded in the Company’s functional currency by applying the spot rate as at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rate of exchange ruling at the statement of financial position date. All differences are taken to the Statement of Comprehensive Income.

Judgments and key sources of estimation uncertainty. Preparation of the financial statements requires management to make significant judgments and estimates. The following judgments and estimates have the most significant effect on the amounts included in the financial statement. Financial Assets: Investments in subsidiaries, are stated at cost less any accumulated impairment and are reviewed for impairment if there are indicators that the carrying value may not be recoverable. Impairment assessment is considered as part of the group’s overall impairment assessment.

Impact of the COVID-19 Pandemic. The COVID-19 pandemic has resulted in a widespread health crisis and numerous disease control measures being taken to limit its spread; the effects of such measures were not material to the results of the periods ended 2 July 2021 and 31 May 2020. The Company did not incur significant disruptions during the period ended 2 July 2021 and is continuing to actively monitor the impacts and potential impacts of the COVID-19 pandemic on all aspects of its business, liquidity and capital resources.

2. History and Description of the Company

The Company was originally formed as a private company (initially named Sesamerow Limited and then renamed Seagate Technology Holdings Limited) and was later converted to a public company under Section 1291 of the Companies Act 2014, for the purposes of facilitating the acquisition of all the shares of Seagate Technology plc, an Irish company whose shares were listed on the NASDAQ Global Select Market (“NASDAQ”).

On 18 May 2021, Seagate Technology plc received approval from the Irish High Court (“Irish Court”) of a scheme of arrangement under Irish law (the “Scheme of Arrangement”) that, effective as of the Scheme Effective Time (as defined below) effected a transaction (the “Transaction”) that resulted in the ordinary shareholders of Seagate Technology plc becoming ordinary shareholders of Seagate Technology Holdings plc. The court order sanctioning the Scheme of Arrangement was filed by Seagate with the Registrar of Companies in Dublin, Ireland after market close on 18 May 2021 (“Scheme Effective Time”) and the Scheme of Arrangement became effective at that time.

At the Scheme Effective Time, the following steps occurred effectively simultaneously:

•

All issued and outstanding ordinary shares of Seagate Technology plc were acquired by Seagate Technology Holdings plc and Seagate Technology plc became a wholly-owned direct subsidiary of Seagate Technology Holdings plc; and

•

Seagate Technology Holdings plc allotted and issued new ordinary shares of Seagate Technology Holdings plc (the “Holdings Ordinary Shares”) on a one-for-one basis to the shareholders of Seagate Technology plc for each Seagate Technology plc ordinary share that had been transferred to Seagate Technology Holdings plc.

Subsequent to the Scheme of Arrangement, shares of Seagate Technology Holdings plc began trading on NASDAQ under the symbol “STX” on 19 May 2021.

On 5 July 2021, Seagate Technology plc was re-registered as Seagate Technology Unlimited Company.

The principal activity of Seagate Technology Holdings plc is an investment holding company. Seagate Technology Holdings plc is the parent company of subsidiaries that design, manufacture, market and sell data storage products. The company had no employees during the period ended 2 July 2021 or the prior year.

The Company’s registration number is 606203 and it is registered at 38/39 Fitzwilliam Square, Dublin 2, Ireland D02 NX53.

3. Financial Assets—Investment in Subsidiary

(US Dollars in millions)	Amount
At 31 May 2019	$—
At 31 May 2020	$—
Investment in Seagate Technology plc as part of the Scheme of Arrangement	23,000
Additions due to assumption of share-based payment plans	141
Capital contribution in respect of share-based payment plans	16
Share-based compensation charge recharged to subsidiaries	(11)

At 2 July 2021	$23,146

Additions due to the assumption of share-based payment plans relates to the assumption of Seagate Technology Unlimited Company’s share based long-term equity incentive plans. On 19 May 2021, the Company assumed the plans previously administered by Seagate Technology Unlimited Company and Seagate Technology Unlimited Company’s obligation to issue shares. As of 19 May 2021, the expense recognized to date related to a) restricted stock awards not yet fully vested, b) options not fully vested, and c) options fully vested but not exercised was recognized as additional investments in subsidiaries.

At 2 July 2021, the Company had the following subsidiary:

Company name	Registered office	Nature of business
Seagate Technology Unlimited Company (formerly known as Seagate Technology plc)	Ireland	Investment holding

The above subsidiary holding represents 100% of the common shares of the subsidiary, which is unlisted.

4. Equity

Share Capital

	2 July 2021	31 May 2020
(US Dollars in millions)
Authorized:
100 ordinary shares of €1 par value	$—	$—
40,000 deferred shares of €1 par value per share	—	—
1,250,000,000 ordinary shares of $0.00001 par value per share	—	—
100,000,000 undesignated preferred shares of $0.00001 par value per share	—	—

	$—	$—

	2 July 2021	31 May 2020
(US Dollars in millions)
Allotted, Called Up, and Fully Paid:
100 ordinary shares of €1 par value	$—	$—
39,994 deferred shares of €1 par value per share	—	—
227,382,980 (2020: 0) ordinary shares of $0.00001 par value per share	—	—

	$—	$—

During the period the 100 ordinary shares of €1 par value, which were issued and outstanding at 31 May 2020, were cancelled.

During the period the Company issued 39,994 deferred ordinary shares for €39,994. The deferred shares are non-voting shares with no right to a dividend and conferring the right on a return of capital only to repayment of the nominal amount paid up on them, such shares being “non-equity shares” for the purposes of section 72 of the Companies Act 2014.

During the period the Company issued 227,340,817 ordinary shares of $0.00001 par value per share in connection with the Transaction.

On 19 May 2021 the Company issued 1 preference share at a premium of $23.0 billion, by way of a bonus issue, thereby capitalizing the merger reserve. This share was subsequently cancelled.

	Number of Ordinary Shares	Share Capital
	(In millions)	(US Dollars in millions)
Balance at 31 May 2019	—	$—
Repurchase and cancellation of ordinary shares	—	—
Tax withholding related to vesting of restricted share units	—	—
Issuance of ordinary shares in respect of share-based payment plans	—	—

Balance at 31 May 2020	—	$—
Issuance of shares in exchange for the shares of Seagate Technology plc	227	—
Repurchase and cancellation of ordinary shares	—	—
Tax withholding related to vesting of restricted share units	—	—
Issuance of ordinary shares in respect of share-based payment plans	—	—

Balance at 2 July 2021	227	$—

Share Premium

This reserve records the amount above the nominal value received for shares sold, less transaction costs. On 14 May 2021, the Company’s shareholders approved a reduction of the Company’s share premium account to create distributable reserves. On 2 June 2021, the Company filed a petition with the High Court of Ireland to approve the creation of distributable reserves through the reduction of the share premium account by approximately $23.0 billion. The High Court of Ireland approved the petition on 15 July 2021.

Merger Reserves

This reserve records the excess of the fair value of Seagate Technology plc and its subsidiaries above the nominal value of shares issued in exchange for the Seagate Technology plc shares.

5. Share-Based Payments

Total share-based payment expense in respect of share-based payment plans was $17 million for fiscal year ended 2 July 2021, which $16 million was included as a capital contribution in Investment in subsidiary (Note 3). There was no share-based payment expense for the fiscal year ended 31 May 2020. The share-based payment charge in the parent company balance sheet is calculated and recognized on a graded basis as opposed to a straight line basis in the Consolidated Profit and Loss Account. The Company has applied the requirements of Section 26 of FRS 102. Note 11 of the Consolidated Financial Statements contains relevant disclosures on the Company’s share-based payment plans.

6. Auditor’s Remuneration

The fees paid to Ernst & Young Ireland in respect of the audit of the Company individual accounts were $0.04 million for fiscal year ended 2 July 2021 and $nil for fiscal year ended 31 May 2020. In addition, Ernst & Young Ireland received fees of $0.64 million and $nil for other assurance services in those periods, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services in 2021 or 2020. Note 20 to the Consolidated Financial Statements provides additional information regarding auditor’s remuneration.

7. Directors’ Emoluments

Director’s emoluments and interests are presented on page A-50 and page A-104 of this Annual Report.

8. Post Balance Sheet Events

Distributable Reserves and Dividend Declared

On 15 July 2021, the High Court of Ireland approved the creation of distributable reserves.

On 19 July 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.67 per share, which will be payable on 6 October 2021 to shareholders of record as of the close of business on 22 September 2021.

9. Approval of Financial Statements

The directors approved the financial statements and authorized them for issue on 20 August 2021.

Appendix B

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

2022 EQUITY INCENTIVE PLAN

Adopted by Board on July 27, 2021

Initially approved by Shareholders on [October 20], 2021

Termination Date: [October 20], 2031

(continued)

(continued)

(continued)

I.    PURPOSES.

The Company, by means of this Plan, seeks to provide incentives for the group of persons eligible to receive Share Awards to align their long-term interests with those of the Company’s shareholders and to perform in a manner individually and collectively that enhances the success of the Company. The Plan is further intended to provide a means by which eligible recipients of Share Awards may be given an opportunity to benefit from increases in value of the Ordinary Shares through the granting of Share Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Share Options, (iii) Restricted Share Bonuses, (iv) Share Appreciation Rights, (v) Phantom Share Units, (vi) Restricted Share Units, (vii) Performance Share Bonuses, (viii) Performance Share Units, (ix) Deferred Share Units, and (x) Other Share-Based Awards.

II.    DEFINITIONS.

2.1    “Affiliate” means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code. Solely with respect to the granting of any Nonstatutory Share Options or Share Appreciation Rights, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as defined in Treasury Regulation §1.409A-1(b)(5)(iii)(E).

2.2    “Applicable Law” means any applicable law, including, without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder and applicable provisions of the corporate and other laws of Ireland; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3    “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Change of Control” means the consummation or effectiveness of any of the following events:

(i)    The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii)    A merger, reorganization, recapitalization, consolidation or other similar transaction involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction;

(iii)    Any person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Company (including by way of merger, takeover (including an acquisition by means of a scheme of arrangement), consolidation or otherwise);

(iv)    During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(v)    A dissolution or liquidation of the Company other than in connection with a Restructuring Transaction or similar transaction.

In addition, if a Change of Control constitutes a payment event with respect to any Share Award which provides for the deferral of compensation and is subject to Section 409A of the Code, in order to make payment upon such Change of Control, the transaction or event described above with respect to such Share Award must also constitute a “change in the ownership or effective control of the Company or a “change in the ownership of a substantial portion of the assets” of the Company,” as defined in Treasury Regulation §1.409A-3(i)(5), and if it does not, payment of such Share Award will be made on the Share Award’s original payment schedule or, if earlier, upon the death of the Participant.

Notwithstanding the foregoing, a restructuring of the Company (a “Restructuring Transaction”) will not constitute a Change of Control if, immediately after the Restructuring Transaction, the shareholders of the Company immediately prior to such Restructuring Transaction represent, directly or indirectly, more than fifty percent (50%) of the total voting power of the surviving entity.

2.6    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including rules, regulations and guidance promulgated thereunder and successor provisions and rules and regulations thereto (except as otherwise specified herein).

2.7    “Committee” means a committee of one or more Directors (or other individuals who are not members of the Board to the extent allowed by Applicable Law) appointed by the Board in accordance with Section 3.3 of the Plan.

2.8    “Company” means Seagate Technology Holdings plc, a public company incorporated under the laws of the Republic of Ireland with limited liability under registered number 606203, or any successor thereto.

2.9    “Consultant” means any person, including an advisor engaged by the Company or an Affiliate, to render consulting or advisory services and who is compensated for such services.

2.10    “Continuous Service” means that the Participant’s active service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided, that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. Unless otherwise determined by the Board or the chief executive officer of the Company (or their delegate), in such party’s sole discretion, Continuous Service shall not be considered interrupted in the case of a leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or an Affiliate is not guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Share Option.

2.11    “Director” means a member of the Board.

2.12    “Deferred Share Unit” means any Share Award for which a valid deferral election is made.

2.13    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options, or to the extent a Share Award provides for the deferral of compensation and is subject to Section 409A of the Code, a “disability” as defined in Treasury Regulation §1.409A-3(i)(4). For all other Share Awards, “Disability” means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation shall be determined by the Board in its sole discretion.

2.14    “Dividend Equivalent” means a right granted to a Participant pursuant to Sections 7.3(iii), 7.4(iv) and 7.6(iv) of the Plan to receive the equivalent value (in cash or in Shares) of dividends paid on the Ordinary Shares.

2.15    “Effective Date” has the meaning set forth in Section 15.1 of the Plan.

2.16     “Eligible Individual” means any person who is an Employee, Director or Consultant, as determined by the Board.

2.17    “Employee” means any person actively providing services as an employee to the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.18    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.19    “Executive Officer” means an executive officer of the Company within the meaning of Rule 3b-7 of the Exchange Act or an Officer.

2.20    “Fair Market Value” means, as of any date, the value of an Ordinary Share determined as follows:

(i)    Unless otherwise determined by the Board in accordance with Section 409A of the Code, if the Ordinary Shares are listed on any established stock exchange (including the New York Stock Exchange) or traded on the NASDAQ Global Select Market, the Fair Market Value of a Share shall be the closing per-share sales price of such Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading and in either case, if no sale occurred on such date, the Fair Market Value shall be the applicable closing per-share sale price for the Shares on the first trading date immediately prior to such date during which a sale occurred, or; or if the Shares are not listed or admitted to trading on a national securities exchange, then the Fair Market Value of a Share shall be determined in good faith by the Board, and to the extent appropriate, based on the reasonable application of a reasonable valuation method.

(ii)    For any reference to Fair Market Value in the Plan used to establish the price at which the Company shall issue Ordinary Shares to a Participant under the terms and conditions of a Share Award (such as a Share Award of Options or Share Appreciation Rights), the date as of which this definition shall be applied shall be the date of grant of such Share Award.

2.21    “Full-Value Share Award” shall mean any of a Restricted Share Bonus, Restricted Share Unit, Phantom Share Unit, Performance Share Bonus, Performance Share Unit, or other Share-Based Award where the participant receives the entire value of each underlying Ordinary Share without payment (or reduction of such payment by the Company) of an amount at least equal to the Fair Market Value of the Ordinary Shares, determined as of the date of grant.

2.22    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.23    “Nominal Value” means US$0.00001 per Share.

2.24    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.25    “Nonstatutory Share Option” means an Option not intended to qualify as an Incentive Stock Option.

2.26    “Officer” means a person who is an officer of the Company within the meaning of Section  16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.27      “Option” means an Incentive Stock Option or a Nonstatutory Share Option granted pursuant to the Plan.

2.28    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

2.29    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.30    “Ordinary Share” or “Share” means an ordinary share of the Company, nominal value US$0.00001.

2.31    “Other Share-Based Award” means a Share Award (other than an Option, a Restricted Share Bonus, a Share Appreciation Right, a Phantom Share Unit, a Restricted Share Unit, a Performance Share Bonus, a Performance Share Unit or a Deferred Share Unit) subject to the provisions of Section 7.7 of the Plan.

2.32    “Other Share-Based Award Agreement” means a written agreement between the Company and a holder of an Other Share-Based Award setting forth the terms and conditions of an Other Share-Based Award grant. Each Other Share-Based Award Agreement shall be subject to the terms and conditions of the Plan.

2.33     “Participant” means a person to whom a Share Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Share Award.

2.34    “Performance-Based Award” means a Share Award that is subject, in whole or in part, to Performance Goals and is granted to an Executive Officer pursuant to Article VIII.

2.35    “Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured, including annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) pre- and after-tax income; (ii) operating income; (iii) net operating income or profit (before or after taxes); (iv) net earnings; (v) net income (before or after taxes); (vi) operating margin; (vii) gross margin; (viii) cash flow (before or after dividends); (ix) earnings per share; (x) return on equity; (xi) return on assets, net assets, investments or capital employed; (xii) revenue; (xiii) market share; (xiv) cost reductions or savings; (xv) funds from operations; (xvi) total shareholder return; (xvii) share price; (xviii) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (xix) market capitalization; (xx) economic value added; (xxi) operating ratio; (xxii) product development or release schedules; (xxiii) new product innovation; (xxiv) implementation of the Company’s critical processes or projects; (xxv) customer service or customer satisfaction; (xxvi) product quality measures; (xxvii) days sales outstanding or working capital management; (xxviii) inventory or inventory turns; (xxix) pre-tax profit and/or (xxx) cost reductions.

2.36    “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee measured by the achievement of certain results, whether financial, transactional or otherwise. Financial results may be, but are not required to be, based on Performance Criteria.

2.37    “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Share Award.

2.38    “Performance Share Bonus” means a grant of Ordinary Shares subject to the provisions of Section 7.5 of the Plan.

2.39    “Performance Share Bonus Agreement” means a written agreement between the Company and a Participant setting forth the terms and conditions of a Performance Share Bonus grant. Each Performance Share Bonus Agreement shall be subject to the terms and conditions of the Plan.

2.40    “Performance Share Unit” means the right to receive the value of one (1) Ordinary Share subject to the provisions of Section 7.6 of the Plan.

2.41    “Performance Share Unit Agreement” means a written agreement between the Company and a holder of a Performance Share Unit setting forth the terms and conditions of a Performance Share Unit grant. Each Performance Share Unit Agreement shall be subject to the terms and conditions of the Plan.

2.42    “Phantom Share Unit” means the right to receive the value of one (1) Ordinary Share, subject to the provisions of Section 7.3 of the Plan.

2.43    “Phantom Share Unit Agreement” means a written agreement between the Company and a holder of a Phantom Share Unit setting forth the terms and conditions of a Phantom Share Unit grant. Each Phantom Share Unit Agreement shall be subject to the terms and conditions of the Plan.

2.44    “Plan” means this 2022 Equity Incentive Plan of Seagate Technology Holdings plc, as amended from time to time.

2.45    “Predecessor Plan” means the Amended and Restated Seagate Technology Holdings Public Limited Company 2012 Equity Incentive Plan.

2.46    “Restricted Share Bonus” means a grant of Ordinary Shares subject to the provisions of Section 7.1 of the Plan.

2.47    “Restricted Share Bonus Agreement” means a written agreement between the Company and a Participant setting forth the terms and conditions of a Restricted Share Bonus grant. Each Restricted Share Bonus Agreement shall be subject to the terms and conditions of the Plan.

2.48    “Restricted Share Unit” means the right to receive the value of one (1) Ordinary Share, subject to the provisions of Section  7.4 of the Plan.

2.49    “Restricted Share Unit Agreement” means a written agreement between the Company and a holder of a Restricted Share Unit setting forth the terms and conditions of a Restricted Share Unit grant. Each Restricted Share Unit Agreement shall be subject to the terms and conditions of the Plan.

2.50    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.51    “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.52    “Share Appreciation Right” or “SAR” means the right to receive an amount equal to the Fair Market Value of one (1) Ordinary Share on the day the Share Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 7.2 of the Plan.

2.53    “Share Appreciation Right Agreement” means a written agreement between the Company and a holder of a Share Appreciation Right setting forth the terms and conditions of a Share Appreciation Right grant. Each Share Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

2.54    “Share Award” means any Option, Restricted Share Bonus, Share Appreciation Right, Phantom Share Unit, Restricted Share Unit, Performance Share Bonus, Performance Share Unit, Deferred Share Unit, or Other Share-Based Award.

2.55    “Share Award Agreement” means a written agreement between the Company and a holder of a Share Award setting forth the terms and conditions of a Share Award grant. Each Share Award Agreement shall be subject to the terms and conditions of the Plan.

2.56    “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates.

III.    ADMINISTRATION.

3.1    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

3.2    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    to determine (a) which Eligible Individuals shall be granted Share Awards; (b) when each Share Award shall be granted; (c) the type or types of Share Awards to be granted; and (d) the number of Share Awards to be granted and the number of Shares to which a Share Award shall relate;

(ii)    to determine the terms and conditions of any Share Award granted pursuant to the Plan, including, but not limited to, (a) subject to Applicable Law, the purchase price (if any) of Shares to be issued pursuant to any Share Award, (b) any restrictions or limitations on any Share Award or Shares acquired pursuant to a Share Award, (c) any vesting schedule or conditions applicable to a Share Award and accelerations or waivers thereof (including, but not limited to, upon a Change of Control), and (d) any provisions related to recovery of gain on, or forfeiture of, a Share Award or Shares issued pursuant to a Share Award, based on such considerations as the Board in its sole discretion determines;

(iii)    to construe and interpret the Plan and Share Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Share Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(iv)    to amend the Plan or a Share Award as provided in Article XIII of the Plan;

(v)    to suspend or terminate the Plan at any time; provided, that suspension or termination of the Plan shall not materially impair the rights and obligations under any Share Award granted while the Plan is in effect except with the written consent of the affected Participant;

(vi)    to settle all controversies regarding the Plan and Share Awards granted under it;

(vii)    to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan;

(viii)    to establish, adopt or revise any rules and regulations, including adopting sub-plans to the Plan or special terms for Share Award Agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Share Awards granted to Participants outside the United States (as further set forth in Section 5.3 of the Plan) as it may deem necessary or advisable to administer the Plan; and

(ix)    to allot and issue any Shares as necessary in respect of Share Awards under the Plan and, if desired, delegate authority in respect of such allotment and issuance.

3.3    Delegation to Committee.

(i)    General. The Board may delegate administration of the Plan to one or more Committees of one or more individuals, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including, to the extent permitted by Applicable Law, the power to delegate to a subcommittee or such other committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)    Committee Composition. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a Non-Employee Director. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Within the scope of such authority, the Board or the Committee may, to the extent permitted by Applicable Law, delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Share Awards to Eligible Individuals who are either (1) not then subject to Section 16 of the Exchange Act or (2) receiving a Share Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Share Award. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.3(ii).

3.4    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.5    Non-Employee Director Compensation Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Director who is not an Employee, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Share Awards payable in Shares and the maximum cash value of any other Share Award granted under the Plan to an individual who is not an Employee as compensation for services as a Director, together with cash compensation paid to such Director in the form of Board and Committee retainer, meeting or similar fees, during any fiscal year of the Company shall not exceed US$750,000. For avoidance of doubt, compensation shall count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred. The foregoing limit may not be increased without the approval of the shareholders of the Company.

IV.    SHARES SUBJECT TO THE PLAN.

4.1    Share Reserve.

(i)    Number of Shares Available. Subject to the provisions of Article XII of the Plan relating to adjustments upon changes in Ordinary Shares, commencing on the Effective Date, the maximum aggregate number of Shares that may be issued pursuant to Share Awards under the Plan (the “Share Reserve”) is equal to the sum of: (a) [15,700,000] newly authorized Shares, plus (b) the number of Shares subject to any outstanding Share Awards granted under the Predecessor Plan that, on or after the Effective Date, expire, are cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or are settled in cash (collectively, the “Forfeited Predecessor Plan Awards”). For purposes of the foregoing Section 4.1(i)(b), any Shares subject to a Forfeited Predecessor Plan Award that become available for issuance under the Plan will be added to the Share Reserve at a ratio of one (1) Share for every one (1) Share subject to such Forfeited Predecessor Plan Award, regardless of whether such Forfeited Predecessor Plan Award was a Full-Value Share Award (as defined in the Predecessor Plan) that was counted against the share reserve of the Predecessor Plan at a ratio in excess of one (1) Share for every one (1) Share subject to such Forfeited Predecessor Plan Award. Notwithstanding the foregoing, and subject to the provisions of Article XII, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options under the Plan shall not exceed 14,000,000 Shares.

(ii)     Full-Value Award Limit. With respect to the Share Reserve in Section 4.1(i) above, the maximum aggregate number of Shares that may be issued pursuant to Full-Value Share Awards shall not exceed [13,700,000] subject to the provisions of Article XII.

4.2    Adjustments to the Share Reserve. Each Share issued pursuant to the exercise or settlement of a Share Award granted under the Plan shall be counted against the Share Reserve as one (1) Share for every one (1) Share issued. If (i) any Share Award shall for any reason expire, be cancelled or otherwise terminated, in whole or in part, without having been exercised or redeemed in full, or be settled in cash, or (ii) if any Shares subject to Share Awards shall be reacquired by the Company prior to vesting, the Shares subject to such awards shall revert to the Share Reserve and again become available for issuance under the Plan. Notwithstanding the foregoing, the following shall not revert to the Share Reserve: (a) Shares tendered by a Participant or withheld by the Company in payment of the exercise price to the Company or to satisfy any tax withholding obligation or other tax liability of the Participant, (b) Shares repurchased by the Company on the open market or otherwise, in either case using cash proceeds from the exercise of Options, and (c) Shares that are not issued or delivered as a result of the net settlement of an outstanding Option or SAR.

4.3    Source of Shares. The Shares subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

V.    ELIGIBILITY, PARTICIPATION, VESTING AND DIVIDENDS.

5.1    Eligibility. Subject to the provisions of the Plan, each Eligible Individual shall be eligible to receive Share Awards pursuant to the Plan, except that only Employees shall be eligible to receive Incentive Stock Options.

5.2    Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from among Eligible Individuals those to whom Share Awards shall be granted, and shall determine the nature and amount of each Share Award. No Eligible Individual shall have any right to be granted a Share Award pursuant to the Plan.

5.3    Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, to facilitate the administration of the Plan and/or compliance with the laws in countries outside the United States in which the Company and its Affiliates operate or in which Eligible Individuals provide services to the Company or its Affiliates, the Board, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States shall be eligible to participate in the Plan; (iii) modify the terms and conditions of any Share Award granted to Eligible Individuals outside the United States; (iv) establish sub-plans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Participants residing in particular locations; provided, that no such sub-plans and/or modifications shall take precedence over Article IV of the Plan or otherwise require shareholder approval; and

(v) take any action, before or after a Share Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive a Share Award under the Plan or on death, disability, retirement or other termination of Continuous Service, available methods of exercise or settlement of a Share Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Share Awards shall be granted, that would violate the Securities Act, the Exchange Act, any securities law or governing statute or any other Applicable Law.

5.4    Minimum Vesting. Notwithstanding any provision of the Plan to the contrary, all Share Awards granted under the Plan shall have a minimum vesting period of one (1) year measured from the date of grant of the applicable Share Award; provided, however, that up to five percent (5%) of the Shares available for distribution under the Plan may be granted without such minimum vesting period. Nothing in this Section 5.4 shall limit the Company’s ability to grant Share Awards that contain rights to accelerated vesting on a termination of Continuous Service or to otherwise accelerate vesting, including, without limitation, upon a Change of Control. In addition, the minimum vesting requirement set forth in this Section 5.4 shall not apply to: (i) Share Awards issued by the Company in assumption of or substitution for awards previously granted, or the right or obligation to grant future awards, by a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines; or (ii) Share Awards granted to a Director who is not an Employee which vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s shareholders (which is at least fifty (50) weeks after the immediately preceding year’s annual meeting). Further, this Section 5.4 shall not limit the provisions of Article XII of the Plan.

5.5    Dividends. Notwithstanding any provision of the Plan to the contrary, in no event shall any Share Award provide for the Participant’s receipt of dividends or Dividend Equivalents in any form prior to the vesting of such Share Award or applicable portion thereof or otherwise permit the payment of dividends or Dividend Equivalents on a Share Award to the extent that it has not vested.

VI.    OPTION PROVISIONS.

Each Option shall be evidenced by an Option Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated Incentive Stock Options or Nonstatutory Share Options at the time of grant. The terms and conditions of Option Agreements may change from time to time and the terms and conditions of separate Option Agreements need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

6.1    Incentive Stock Option US$100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand U.S. dollars (US$100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Share Options.

6.2    Term. No Option shall be exercisable after the expiration of seven (7) years from the date it was granted. Notwithstanding the foregoing, no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date it was granted.

6.3    Vesting. The Board shall determine the criteria under which Options may vest and become exercisable, subject to Section 5.4 of the Plan; the criteria may include Continuous Service and/or the achievement of Performance Goals and in any event such criteria shall be set forth in the Option Agreement.

6.4    Exercise Price of an Option. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares on the date the Option is granted; provided, that an Option may be granted with an exercise price lower than that set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code and Section 424(a) of the Code. Notwithstanding the foregoing, the exercise price of each Incentive Stock Option granted to a Ten Percent Shareholder shall be at least one hundred ten percent (110%) of the Fair Market Value of the Ordinary Shares on the date the Option is granted.

6.5    Consideration. The purchase price of Ordinary Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Share Option) and pursuant to procedures established by the Company from time to time: (a) by delivery to the Company of other Shares, (b) according to a deferred payment or other similar arrangement with the Optionholder, including use of a promissory note, (c) pursuant to a “same day sale” program, or (d) by some combination of the foregoing.

6.6    Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise set forth in the Option Agreement) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

6.7    Extension of Option Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time because the issuance of Shares would violate either the registration requirements under the Securities Act (or other applicable securities law) or the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of either such registration requirements (or other applicable securities law) or the Company’s insider trading policy.

6.8    Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination due to Disability (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.9    Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.10 or 6.11 of the Plan, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.10    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, if provided in the Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.11    Transferability of a Nonstatutory Share Option. Unless otherwise provided by the Board, a Nonstatutory Share Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, if provided in the Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

VII.    SHARE AWARDS PROVISIONS OTHER THAN OPTIONS.

7.1    Restricted Share Bonus Awards. Each Restricted Share Bonus shall be evidenced by a Restricted Share Bonus Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Share Bonuses shall be paid by the Company in Ordinary Shares. Should Shares be issued pursuant to a Restricted Share Bonus award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Restricted Share Bonus award shall then be allotted as fully paid to the Participant. The terms and conditions of Restricted Share Bonus Agreements may change from time to time, and the terms and conditions of separate Restricted Share Bonus Agreements need not be identical, but each Restricted Share Bonus Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Vesting. Restricted Share Bonus awards shall be subject to a vesting schedule and vesting shall generally be based on the Participant’s Continuous Service and shall be subject to Section 5.4 of the Plan. Upon failure to meet the vesting conditions, Shares awarded under the Restricted Share Bonus Agreement shall be subject to a share reacquisition right in favor of the Company in accordance with the vesting schedule; provided, that any such Shares shall be reacquired without the payment of any consideration to the Participant.

(ii)    Termination of Participant’s Continuous Service. Except as may otherwise be provided in the Restricted Share Bonus Agreement, in the event a Participant’s Continuous Service terminates, the Company shall reacquire (without the payment of any consideration) any of the Shares held by the Participant that have not vested as of the date of termination under the terms of the Restricted Share Bonus Agreement.

(iii)    Transferability. Rights to acquire Shares under the Restricted Share Bonus Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Bonus Agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the Restricted Share Bonus Agreement remain subject to the terms of the Restricted Share Bonus Agreement.

(iv)    Dividends. Any dividends payable with respect to the Ordinary Shares underlying a Restricted Share Bonus award shall be subject to the same vesting conditions as such Shares; dividends, if any, that may become payable upon the vesting of such Shares shall be distributed to the Participant, at the discretion of the Board, in cash or in Ordinary Shares having a Fair Market Value equal to the amount of such dividends; provided, that, if such Shares are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth in the applicable Restricted Share Bonus Agreement, subject to Section 5.5 of the Plan).

7.2    Share Appreciation Rights. Two types of Share Appreciation Rights (or SARs) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs. Each SAR shall be evidenced by a Share Appreciation Right Agreement (or, if applicable, the underlying Option Agreement) which shall be in such form and shall contain such additional terms and conditions not inconsistent with the Plan as the Board shall deem appropriate. Should Shares be issued pursuant to a SAR in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the SAR shall then be allotted as fully paid to the Participant. The additional terms and conditions of Share Appreciation Right Agreements (and/or underlying Option Agreements, as applicable) may change from time to time, and the additional terms and conditions of separate Share Appreciation Right Agreements (and/or underlying Option Agreements) need not be identical.

(i)    Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(a)    The stand-alone SAR shall cover a specified number of underlying Shares and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the Shares underlying the redeemed right over (ii) the aggregate base price in effect for those Shares.

(b)    The number of Shares underlying each stand-alone SAR and the base price in effect for those Shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per Share be less than one hundred percent (100%) of the Fair Market Value per underlying Share on the date of grant.

(c)    The distribution with respect to any redeemed stand-alone SAR may be made in Shares valued at Fair Market Value on the redemption date, in cash, or partly in Shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii)    Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(a)    Stapled SARs may only be granted concurrently with an Option to acquire the same number of Shares as the number of such Shares underlying the stapled SARs.

(b)    Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (1) the exercise of the concurrently granted Option for Shares, whereupon the number of Shares subject to the stapled SARs shall be reduced by an equivalent number, (2) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested Shares which the holder redeems over the aggregate base price for such vested Shares, whereupon the number of Shares subject to the concurrently granted Option shall be reduced by any equivalent number, or (3) a combination of (1) and (2).

(c)    The distribution to which the holder of stapled SARs shall become entitled under this Section 7.2 upon the redemption of stapled SARs as described in Section 7.2(ii)(B) above may be made in Shares valued at Fair Market Value on the redemption date, in cash, or partly in Shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

7.3    Phantom Share Units. Each Phantom Share Unit shall be evidenced by a Phantom Share Unit Agreement which shall be in such form and shall contain such additional terms and conditions not inconsistent with the Plan as the Board shall deem appropriate. Should Shares be issued pursuant to a Phantom Share Unit award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Phantom Share Unit award shall then be allotted as fully paid to the Participant. The additional terms and conditions of Phantom Share Unit Agreements may change from time to time, and the additional terms and conditions of separate Phantom Share Unit Agreements need not be identical. The following terms and conditions shall govern the grant and redeemability of Phantom Share Units:

(i)    Phantom Share Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Board may establish. The value of a single Phantom Share Unit shall be equal to the Fair Market Value of a Share, unless the Board otherwise provides in the terms of the Phantom Share Unit Agreement.

(ii)    The distribution with respect to any Phantom Share Unit award may be made in Shares valued at Fair Market Value on the redemption date, in cash, or partly in Shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(iii)    Dividend Equivalents may be credited in respect of Shares covered by Phantom Share Units, as determined by the Board and set forth in the Phantom Share Unit Agreement. At the sole discretion of the Board, such Dividend Equivalents may be paid in cash or converted into additional Shares covered by the Phantom Share Units in such manner as determined by the Board. Any cash payment or additional Shares covered by the Phantom Share Units credited by reason of such Dividend Equivalents will be subject to all the terms and conditions, including vesting, of the Phantom Share Units to which they relate.

7.4    Restricted Share Units. Each Restricted Share Unit shall be evidenced by a Restricted Share Unit Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. A Restricted Share Unit is the right to receive the value of one (1) Ordinary Share at the time the Restricted Share Unit vests. Should Shares be issued pursuant to a Restricted Share Unit award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Restricted Share Unit award shall then be allotted as fully paid to the Participant.

To the extent permitted by the Board in the terms of his or her Restricted Share Unit agreement, a Participant may elect to defer receipt of the value of the Shares otherwise deliverable upon the vesting of Restricted Share Units, so long as such deferral election complies with Applicable Law, including Section 409A of the Code. Such deferred Restricted Share Units will be treated as Deferred Share Units hereunder. When the Participant vests in such Restricted Share Units, the Participant will be credited with a number of Deferred Share Units equal to the number of Shares for which delivery is deferred.

Restricted Share Units and Deferred Share Units may be paid by the Company by delivery of Shares, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Share Units.

The terms and conditions of Restricted Share Unit Agreements may change from time to time, and the terms and conditions of separate Restricted Share Unit Agreements need not be identical, but each Restricted Share Unit Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Vesting. Restricted Share Units shall be subject to a vesting schedule and vesting shall generally be based on the Participant’s Continuous Service and shall be subject to Section 5.4 of the Plan.

(ii)    Termination of Participant’s Continuous Service. Except as may otherwise be provided in the Restricted Share Unit Agreement, in the event a Participant’s Continuous Service terminates, any of the Restricted Share Units held by the Participant that have not vested as of the date of termination under the terms of the Restricted Share Unit agreement shall be forfeited.

(iii)    Transferability. Rights to acquire the value of Shares under the Restricted Share Unit Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Unit Agreement, as the Board shall determine in its discretion, so long as any Ordinary Shares awarded under the Restricted Share Unit Agreement remain subject to the terms of the Restricted Share Unit Agreement.

(iv)    Dividend Equivalents. Dividend Equivalents may be credited in respect of Shares covered by Restricted Share Units, as determined by the Board and set forth in the Restricted Share Unit Agreement. At the sole discretion of the Board, such Dividend Equivalents may be paid in cash or converted into additional Shares covered by the Restricted Share Units in such manner as determined by the Board. Any cash payment or additional Shares covered by the Restricted Share Units credited by reason of such Dividend Equivalents will be subject to all the terms and conditions, including vesting, of the Restricted Share Units to which they relate.

7.5    Performance Share Bonus Awards. Each Performance Share Bonus shall be evidenced by a Performance Share Bonus Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in Ordinary Shares. Should Shares be issued pursuant to a Performance Share Bonus award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Performance Share Bonus award shall then be allotted as fully paid to the Participant. The terms and conditions of Performance Share Bonus Agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus Agreements need not be identical, but each Performance Share Bonus Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Vesting. Performance Share Bonus awards shall be subject to a vesting schedule and vesting shall be based on the achievement of certain Performance Goals or on a combination of the achievement of certain Performance Goals and the Participant’s Continuous Service, as set forth in the Performance Share Bonus Agreement and subject to Section 5.4 of the Plan. Upon failure to meet Performance Goals or other vesting conditions, Shares awarded under the Performance Share Bonus Agreement shall be subject to a share reacquisition right in favor of the Company in accordance with the vesting schedule; provided, that any such Shares shall be reacquired without the payment of any consideration to the Participant.

(ii)    Termination of Participant’s Continuous Service. Except as may otherwise be provided in the Performance Share Bonus Agreement, in the event a Participant’s Continuous Service terminates, the Company may reacquire (without the payment of any consideration) any of the Shares held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus Agreement.

(iii)    Transferability. Rights to acquire Shares under the Performance Share Bonus Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus Agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the Performance Share Bonus Agreement remain subject to the terms of the Performance Share Bonus Agreement.

(iv)    Dividends. Any dividends payable with respect to the Ordinary Shares underlying a Performance Share Bonus award shall be subject to the same vesting conditions as such Shares; dividends, if any, that may become payable upon vesting of such Shares shall be distributed to the Participant, at the discretion of the Board, in cash or in Ordinary Shares having a Fair Market Value equal to the amount of such dividends; provided, that, if such Shares are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth in the applicable Performance Share Bonus Agreement, subject to Section 5.5 of the Plan).

7.6    Performance Share Units. Each Performance Share Unit shall be evidenced by a Performance Share Unit Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. A Performance Share Unit is the right to receive the value of one (1) Ordinary Share at the time the Performance Share Unit vests. Should Shares be issued pursuant to a Performance Share Unit award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Performance Share Unit award shall then be allotted as fully paid to the Participant.

To the extent permitted by the Board in the terms of his or her Performance Unit Share Agreement, a Participant may elect to defer receipt of the value of Shares otherwise deliverable upon the vesting of an award of Performance Share Units, so long as such deferral election complies with Applicable Law, including Section 409A of the Code. Such deferred Performance Share Units will be treated as Deferred Share Units hereunder. When the Participant vests in such Performance Share Units, the Participant will be credited with a number of Deferred Share Units equal to the number of Shares for which delivery is deferred. Performance Share Units and Deferred Share Units may be paid by the Company by delivery of Shares, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Units.

The terms and conditions of Performance Share Unit Agreements may change from time to time, and the terms and conditions of separate Performance Share Unit Agreements need not be identical, but each Performance Share Unit Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Vesting. Performance Share Units shall be subject to a vesting schedule and vesting shall be based on the achievement of certain Performance Goals or on a combination of the achievement of certain Performance Goals and the Participant’s Continuous Service, as set forth in the Performance Share Unit Agreement and subject to Section 5.4 of the Plan.

(ii)    Termination of Participant’s Continuous Service. Except as may otherwise be provided in the Performance Share Unit Agreement, in the event a Participant’s Continuous Service terminates, any of the Performance Share Units held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Unit Agreement will be forfeited.

(iii)    Transferability. Rights to acquire the value of Shares under the Performance Share Unit Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit Agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the Performance Share Unit Agreement remain subject to the terms of the Performance Share Unit Agreement.

(iv)    Dividend Equivalents. Dividend Equivalents may be credited in respect of Shares covered by Performance Share Units, as determined by the Board and set forth in the Performance Share Unit Agreement. At the sole discretion of the Board, such Dividend Equivalents may be paid in cash or converted into additional Shares covered by the Performance Share Units in such manner as determined by the Board. Any cash payment or additional Shares covered by the Performance Share Units credited by reason of such Dividend Equivalents will be subject to all the terms and conditions, including vesting, of the Performance Share Units to which they relate.

7.7    Other Share-Based Awards. The Board is authorized under the Plan to grant Other Share-Based Awards to Participants subject to the terms and conditions set forth in the applicable Share Award Agreement and such other terms and conditions as may be specified by the Board that are not inconsistent with the provisions of the Plan, and that by their terms involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. The Board may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Other Share-Based Awards to one or more classes of Participants on such terms and conditions as determined by the Board from time to time.

VIII.    PERFORMANCE-BASED AWARDS

8.1    General. Notwithstanding any other provision of the Plan, if the Committee grants a Share Award that is subject to a Performance Goal to a Participant who is an Executive Officer, such Performance-Based Award will be subject to the terms of this Article VIII, unless otherwise expressly determined by the Committee with respect to any provision in this Article VIII other than Section 8.4. Under this Article VIII, the Committee will establish Performance Goals and the level of achievement versus such Performance Goals that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to a Share Award (including a Restricted Share Bonus, Restricted Share Unit, Performance Share Bonus or Performance Share Unit), which criteria may be based on Performance Criteria or other standards of financial performance and/or personal performance evaluations. Such Performance Goals shall be established by the Committee no later than the earlier of (i) the date that is ninety (90) days after the commencement of the applicable Performance Period or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. The Committee shall certify the extent to which the Performance Goals have been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Share Award.

8.2    Adjustments. The Committee may determine to adjust Performance Criteria or such other standards of financial and/or personal performance criteria as determined in writing, including, without limitation, the following adjustments:

(i)    to exclude restructuring and/or other nonrecurring charges;

(ii)    to exclude share-based compensation costs;

(iii)    to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

(iv)    to exclude the effects of changes to generally accepted accounting principles required by the U.S. Financial Accounting Standards Board, as well as changes in accounting standards promulgated by other accounting standards setters to the extent applicable (for example, resulting from future potential voluntary or mandatory adoption of International Financial Reporting Standards);

(v)    to exclude the effects of any statutory adjustments to corporate tax rates;

(vi)    to exclude the effects of any “unusual or nonrecurring items” as determined under generally accepted accounting principles;

(vii)    to exclude any other unusual, non-recurring gain or loss or other extraordinary item;

(viii)    to respond to any unusual or extraordinary transaction, event or development;

(ix)    to respond to changes in Applicable Law, regulations, and/or accounting principles;

(x)    to exclude the dilutive or accretive effects of dispositions, acquisitions or joint ventures;

(xi)    to exclude the effect of any change in the outstanding shares by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders other than regular cash dividends;

(xii)    to reflect the effect of a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such terms of Section 368 of the Code); and

(xiii)    to reflect the effect of any partial or completed corporate liquidation.

8.3    Discretionary Adjustments and Limits. For Share Awards that are granted under this Article VIII, notwithstanding the satisfaction of any Performance Goals, the number of Shares granted, issued, retainable and/or vested under a Performance Share Bonus award or Performance Share Unit may, to the extent specified in the Share Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

8.4    Annual Limitation. The following limits shall apply to the grant of any Share Award under the Plan.

(i)    Full-Value Share Awards. Subject to the provisions of Article XII of the Plan relating to adjustments upon changes in Ordinary Shares, no Employee shall be eligible to be granted Full-Value Share Awards covering more than 5,000,000 Shares during any fiscal year of the Company.

(ii)    Options and SARs. Subject to the provisions of Article XII of the Plan relating to adjustments upon changes in Ordinary Shares, no Employee shall be eligible to be granted Options and/or SARs covering more than 4,000,000 Shares during any fiscal year of the Company.

IX.    USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of Ordinary Shares pursuant to Share Awards shall constitute general funds of the Company.

X.    CANCELLATION AND RE-GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS.

10.1     Subject to the provisions of the Plan, the Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and SARs under the Plan and/or (ii) with the consent of the affected Participants, the cancellation of any outstanding Options and SARs under the Plan in exchange for a cash payment and/or the grant in substitution therefor of new Options and SARs under the Plan covering the same or different number of Shares, but having an exercise or redemption price per Share not less than one hundred percent (100%) of the Fair Market Value (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, not less than one hundred ten percent (110%) of the Fair Market Value) per Share on the new date of grant. Notwithstanding the foregoing, without shareholder approval the Board may exercise its powers under Article XII of the Plan and may, subject to Applicable Law, grant a Share Award with an exercise or redemption price lower than that set forth above if such Share Award is granted pursuant to an assumption or substitution for another award in a manner satisfying the provisions of Section 409A of the Code and/or Section 424(a) of the Code, as applicable.

10.2     Prior to the implementation of any such repricing or cancellation of one or more outstanding Options or SARs, the Board shall obtain the approval of the shareholders of the Company.

XI.    MISCELLANEOUS.

11.1    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to a Share Award except to the extent that the Company has issued the Shares relating to such Share Award.

11.2    No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Share Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Share Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause to the extent permitted under local law, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the constitution of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

11.3    Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Share Award or acquiring Shares under any Share Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Shares; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Shares subject to the Share Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with Applicable Law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares under the Share Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with Applicable Law. The Company may, upon advice of counsel to the Company, place legends on Share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with Applicable Law, including, but not limited to, legends restricting the transfer of the Shares.

11.4    Withholding Obligations. The Company or any Affiliate shall have the authority and the right to deduct or withhold from any payment of any kind otherwise due to a Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, local and non-U.S. taxes (including the Participant’s FICA, employment tax or other social security contribution obligation including non-US tax and contributions) required or permitted by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan or any Share Award. To the extent provided by the terms of a Share Award Agreement, the Participant may satisfy any federal, state, local, or non-US tax withholding obligation or employer tax liability assumed by the Participant in connection with a Share Award or the acquisition, vesting, distribution or transfer of Ordinary Shares under a Share Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company or an Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) subject to approval from the Board, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant; or (iii) subject to approval from the Board, delivering to the Company owned and unencumbered Shares. The Participant may also satisfy such tax withholding obligation or employer tax liability assumed by the Participant by any other means set forth in the applicable Share Award Agreement.

11.5    Forfeiture and Recoupment Provisions. Pursuant to its general authority to determine terms and conditions of Share Awards under the Plan, the Board may specify in a Share Award Agreement that the Participant’s rights, payments and/or benefits with respect to the Share Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to any otherwise applicable vesting or performance conditions of such Share Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of any applicable Company policy or code of conduct (including without limitation, engaging in “Fraud” or “Misconduct” within the meaning of the Company’s Compensation Recovery for Fraud or Misconduct Policy), breach of any agreement between the Participant and the Company or any Affiliate, or any other conduct by the Participant that is detrimental to the business interests or reputation of the Company or any Affiliate. Furthermore, all Share Awards (including Share Awards that have vested in accordance with the Share Award Agreement) shall be subject to any recoupment requirement imposed under Applicable Law, rules, regulations or stock exchange listing standards, including, without limitation, recoupment requirements imposed pursuant to Section 954 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any regulations promulgated thereunder, or recoupment requirements under the laws of any other jurisdiction, as well as to the terms and conditions of any recoupment policy adopted by the Company from time to time to implement such requirements or to facilitate corporate governance, or for such other purpose as may be set forth in a Share Award Agreement.

11.6    Compliance with Laws. The Plan, the granting and vesting of Share Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Share Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall have no obligation to issue or deliver Shares prior to obtaining any approvals from listing, regulatory or governmental authority that the Company determines are necessary or advisable. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. To the extent permitted by Applicable Law, the Plan and Share Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.7    Section 409A. Except as provided in Section 11.8 hereof, to the extent that the Board determines that any Share Award granted under the Plan is subject to Section 409A of the Code, the Share Award Agreement evidencing such Share Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Share Award Agreements shall be interpreted in accordance with Section 409A of the Code and interpretive guidance issued thereunder, including without limitation any regulations or other guidance that may be issued after the date the Plan became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date a Share Award is granted the Board determines that the Share Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan became effective), the Board may adopt such amendments to the Plan and the applicable Share Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under a Share Award, in each case, without the consent of the Participant, that the Board determines are necessary or appropriate to (i) exempt the Share Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Share Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical. Further, to the extent necessary to comply with Section 409A of the Code, no payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or a Share Award Agreement upon a Participant’s termination of employment will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding anything elsewhere in the Plan or Share Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of such a separation from service with respect to a Share Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Share Award shall be delayed to the extent required by Code Section 409A(a)(2)(B)(i).

11.8    No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (i) qualify a Share Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 11.7 hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Share Awards under the Plan. Nothing in this Plan or in a Share Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Share Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if a Share Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Board with respect thereto.

XII.    ADJUSTMENTS UPON CHANGES IN SHARES.

12.1    Capitalization Adjustments. If any change is made in the Ordinary Shares subject to the Plan, or subject to any Share Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, spinoff, dividend in property other than cash, share split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es), kind and maximum number of securities subject to the Plan and the maximum number of securities that may be made subject to Full-Value Share Awards pursuant to Section 4.1(ii) or that may be made subject to award to any person pursuant to Section 8.4 above, and the outstanding Share Awards shall be appropriately adjusted in the class(es), kind and number of securities and price per share of the securities subject to such outstanding Share Awards. The Board’s determination regarding such adjustments shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

An adjustment under this provision may have the effect of reducing the price at which Ordinary Shares may be acquired to less than their Nominal Value (the “Shortfall”), but only if and to the extent that the Board shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Ordinary Shares.

12.2    Adjustments Upon a Change of Control.

(i)    In the event of a Change of Control as defined in Sections 2.5(i) through 2.5(iv) hereof, then any surviving entity or acquiring entity shall assume or continue any Share Awards outstanding under the Plan or shall substitute similar share awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Share Awards or to substitute similar share awards for those outstanding under the Plan, then with respect to any or all outstanding Share Awards held by Participants, the Board in its sole discretion and without liability to any person may (a) provide for the payment of a cash amount in exchange for the cancellation of a Share Award which, in the case of Options and SARs, may be equal to the product of (x) the excess, if any, of the Fair Market Value per Share at such time over the exercise or redemption price, if any, times (y) the total number of Shares then subject to such Share Award (and otherwise, the Board may cancel such Share Awards for no consideration if the aggregate Fair Market Value of the Shares subject to the Share Awards is less than or equal to the aggregate exercise or redemption price of such Share Awards), (b) continue the Share Awards, or (c) notify Participants holding an Option, Share Appreciation Right or Phantom Share Unit that they must exercise or redeem any portion of such Share Award (including, at the discretion of the Board, any unvested portion of such Share Award) at or prior to the closing of the transaction by which the Change of Control occurs, and that the Share Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Share Awards outstanding under the Plan, such Share Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Share Awards, even those that are of the same type, in the same manner.

(ii)    In the event of a Change of Control as defined in Section 2.5(v) hereof, all outstanding Share Awards shall terminate immediately prior to such event.

XIII.    AMENDMENT OF THE PLAN AND SHARE AWARDS.

13.1    Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Article XII of the Plan relating to adjustments upon changes in the Ordinary Shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, NASDAQ Global Select Market or other securities exchange listing requirements, or other Applicable Law or regulation; provided, that unless otherwise required or advisable under Applicable Law (as determined by the Board), rights under any Share Award granted before an amendment to the Plan shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii)  the Participant consents in writing.

13.2    Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

13.3    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

13.4    Amendment of Share Awards. The Board at any time, and from time to time, may amend the terms of any one or more Share Awards; provided, that, unless otherwise required or advisable under Applicable Law (as determined by the Board), the rights under any Share Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii)  the Participant consents in writing.

XIV.    TERMINATION OR SUSPENSION OF THE PLAN.

14.1    Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Share Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.2    No Material Impairment of Rights. Unless otherwise required or advisable under Applicable Law (as determined by the Board), suspension or termination of the Plan shall not materially impair rights and obligations under any Share Award granted while the Plan is in effect except with the written consent of the Participant.

XV.    EFFECTIVE AND EXPIRATION DATE OF PLAN.

15.1    Effective Date. The Plan shall become effective on the date that it is first approved by the shareholders of the Company (the “Effective Date”). As of and subject to the Effective Date, no new awards may be granted under the Predecessor Plan and any Shares remaining available for issuance under the Predecessor Plan shall be retired and shall not become available for issuance under the Plan. Awards granted under the Predecessor Plan shall continue to be governed by the terms of the Predecessor Plan in effect on the date of grant of such award. Except as set forth in this Section 15.1, the approval or disapproval of the Plan by the shareholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates.

15.2    Expiration Date. The Plan shall expire, and no Share Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date, except that no Incentive Stock Option shall be granted under the Plan after the earlier of the tenth (10th) anniversary of (i) adoption of the Plan by the Board or (ii) the Effective Date. Any Share Awards that are outstanding on the Plan’s expiration date shall remain in force according to the terms of the Plan and the applicable Share Award Agreement.

XVI.    CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 6:59 p.m. Eastern Time (11:59 p.m. Irish Standard Time) on October 19, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/STX2021
You may join the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 6:59 p.m. Eastern Time (11:59 p.m. Irish Standard Time) on October 19, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717. The proxy card must be received by 6:59 p.m. Eastern Time (11:59 p.m. Irish Standard Time) on October 19, 2021.
SEAGATE TECHNOLOGY HOLDINGS PLC 38/39 FITZWILLIAM SQUARE
DUBLIN 2, D02 NX53, IRELAND
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D59410-P59590 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
Seagate Technology Holdings plc (the “Company”)
Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person and online at www.virtualshareholdermeeting.com/STX2021.
THE BOARD OF DIRECTORS RECOMMEND YOU VOTE FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.
1. Election of Directors
Nominees: For Against Abstain
1a. Mark W. Adams
1b. Shankar Arumugavelu
1c. Pratik (“Prat”) Bhatt
1d. Judy Bruner
1e. Michael R. Cannon
1f. Jay L. Geldmacher
1g. Dylan Haggart
1h. William D. Mosley
1i. Stephanie Tilenius
1j. Edward J. Zander
For Against Abstain
2. Approve, in an advisory, non-binding vote, the compensation of the Company’s named executive of?cers (Say-on-Pay).
3. Ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company for the ?scal year ending July 1, 2022, and authorize, in a binding vote, the Audit and Finance Committee of the Company’s Board of Directors to set the auditors’ remuneration.
4. Approve the Seagate Technology Holdings plc 2022 Equity
Incentive Plan.
In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.
This proxy card when properly executed will be voted as directed herein for the undersigned shareholder. Where this proxy card is properly executed and returned and no such direction is made, this proxy will be voted FOR the proposals. You can instruct your proxy not to vote on a resolution by inserting an “x” in the box under “Abstain”. Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. It will however be counted towards the determination of a quorum at the Annual General Meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders:
The Notice, Proxy Statement, Form 10-K and Irish Statutory Financial Statements are available at www.proxyvote.com.
D59411-P59590
SEAGATE TECHNOLOGY HOLDINGS PLC Annual General Meeting of Shareholders October 20, 2021 5:00 PM Irish Standard Time
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Michael R. Cannon and Katherine E. Schuelke, or each of them, as proxies, each with full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology Holdings plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders duly convened in accordance with the Company’s constitution, to be held in Dublin, Ireland and online at www.virtualshareholdermeeting.com/STX2021, and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual General Meeting of Seagate Technology Holdings plc and the accompanying Proxy Statement. The undersigned hereby further authorize(s) such proxies to vote the undersigned’s shares in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
The signer hereby acknowledge(s) receipt of the Notice of the 2021 Annual General Meeting of Shareholders and accompanying Proxy Statement.
Continued and to be signed on reverse side